Filed Pursuant to Rule 424(B)(5)
                                                     Registration No. 333-123741


Prospectus Supplement dated February 24, 2006 (to Prospectus dated June 23,
2005)

$2,453,286,000 (APPROXIMATE)

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-HE1

ASSET BACKED PASS-THROUGH CERTIFICATES

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-HE1

Issuer

DB STRUCTURED PRODUCTS, INC.

Sponsor

ACE SECURITIES CORP.

Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION
OCWEN LOAN SERVICING, LLC

Servicers

WELLS FARGO BANK, NATIONAL ASSOCIATION

Master Servicer

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-12 IN THIS PROSPECTUS SUPPLEMENT.

This prospectus supplement may be used to offer and sell the Offered Certificates only if accompanied by the prospectus. The Offered Certificates represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the Sponsor, the Depositor, or any of their affiliates.

Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in March 2006.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES The trust created for the Series 2006-HE1 certificates will hold a pool of first and second lien fixed-rate and adjustable-rate, one- to four-family, residential mortgage loans. The trust will issue seventeen classes of Offered Certificates. You can find a list of these classes, together with their initial certificate principal balances and pass-through rates, in the table below. Credit enhancement for all of the Offered Certificates will be provided in the form of excess interest, overcollateralization, subordination and an interest rate swap agreement. In addition, the Class A-1B2 Certificates will have the benefit of a certificate guaranty insurance policy issued by CIFG Assurance North America, Inc..

    CLASS        INITIAL CERTIFICATE PRINCIPAL BALANCE(1)         PASS-THROUGH RATE         SCHEDULED FINAL MATURITY DATE
--------------   ----------------------------------------   -----------------------------   -----------------------------
A-1A .........                 $ 757,819,000                One-Month LIBOR + 0.20%(2)(3)         February 25, 2036
A-1B1 ........                 $ 417,082,000                One-Month LIBOR + 0.19%(2)(3)         February 25, 2036
A-1B2 ........                 $ 104,270,000                One-Month LIBOR + 0.19%(2)(3)         February 25, 2036
A-2A .........                 $ 356,980,000                One-Month LIBOR + 0.08%(2)(3)         February 25, 2036
A-2B .........                 $ 127,685,000                One-Month LIBOR + 0.13%(2)(3)         February 25, 2036
A-2C .........                 $  88,606,000                One-Month LIBOR + 0.19%(2)(3)         February 25, 2036
A-2D .........                 $  78,490,000                One-Month LIBOR + 0.30%(2)(3)         February 25, 2036
M-1 ..........                 $ 101,428,000                One-Month LIBOR + 0.39%(2)(3)         February 25, 2036
M-2 ..........                 $  92,553,000                One-Month LIBOR + 0.40%(2)(3)         February 25, 2036
M-3 ..........                 $  57,053,000                One-Month LIBOR + 0.42%(2)(3)         February 25, 2036
M-4 ..........                 $  48,178,000                One-Month LIBOR + 0.53%(2)(3)         February 25, 2036
M-5 ..........                 $  45,643,000                One-Month LIBOR + 0.56%(2)(3)         February 25, 2036
M-6 ..........                 $  41,839,000                One-Month LIBOR + 0.67%(2)(3)         February 25, 2036
M-7 ..........                 $  40,571,000                One-Month LIBOR + 1.33%(2)(3)         February 25, 2036
M-8 ..........                 $  36,768,000                One-Month LIBOR + 1.57%(2)(3)         February 25, 2036
M-9 ..........                 $  26,625,000                One-Month LIBOR + 2.45%(2)(3)         February 25, 2036
M-10 .........                 $  31,696,000                One-Month LIBOR + 3.00%(2)(3)         February 25, 2036

----------
(1)   Approximate.

(2) The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in this prospectus supplement under "Description of the Certificates-Pass-Through Rates."

(3) After the optional termination date, the margins applicable to the Class A-1A, Class A-1B1, Class A-1B2, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 99.81% of their initial Certificate Principal Balance before deducting expenses.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            DEUTSCHE BANK SECURITIES

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the Offered Certificates in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

      o this prospectus supplement, which describes the specific terms of this series of certificates.

ACE Securities Corp.'s principal offices are located at 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, and its telephone number is 704-365-0569.

                                Table of Contents

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT .......................................     S-1
RISK FACTORS ...........................................................    S-12
USE OF PROCEEDS ........................................................    S-23
THE MORTGAGE POOL ......................................................    S-23
YIELD ON THE CERTIFICATES ..............................................    S-78
DESCRIPTION OF THE CERTIFICATES ........................................   S-113
THE ORIGINATOR .........................................................   S-156
STATIC POOL INFORMATION ................................................   S-156
ISSUING ENTITY .........................................................   S-157
THE DEPOSITOR ..........................................................   S-157
THE SPONSOR ............................................................   S-158
SERVICING OF THE MORTGAGE LOANS ........................................   S-158
THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS ...   S-180
THE TRUSTEE ............................................................   S-183
THE CREDIT RISK MANAGER ................................................   S-185
THE POLICY .............................................................   S-185
THE INSURER ............................................................   S-188
POOLING AND SERVICING AGREEMENT ........................................   S-190
FEDERAL INCOME TAX CONSEQUENCES ........................................   S-199
METHOD OF DISTRIBUTION .................................................   S-203
SECONDARY MARKET .......................................................   S-203
EXPERTS ................................................................   S-204
LEGAL MATTERS ..........................................................   S-204
RATINGS ................................................................   S-204
LEGAL PROCEEDINGS ......................................................   S-205
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS ...................   S-205
LEGAL INVESTMENT .......................................................   S-206
CONSIDERATIONS FOR BENEFIT PLAN INVESTORS ..............................   S-207
AVAILABLE INFORMATION ..................................................   S-209
REPORTS TO CERTIFICATEHOLDERS ..........................................   S-210
INCORPORATION OF INFORMATION BY REFERENCE ..............................   S-210
ANNEX I ................................................................     I-1

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a brief discussion of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the Offered Certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus.

Issuing Entity ...............   ACE Securities Corp. Home Equity Loan Trust,
                                 Series 2006-HE1.

Title of Series ..............   ACE Securities Corp. Home Equity Loan Trust,
                                 Series 2006-HE1 Asset Backed Pass-Through
                                 Certificates.

Cut-off Date .................   February 1, 2006.

Closing Date .................   On or about February 28, 2006.

Depositor ....................   ACE Securities Corp., a Delaware corporation.
                                 SEE "THE DEPOSITOR" IN THE PROSPECTUS.

Originators ..................   Fremont Investment & Loan, a California
                                 industrial bank, with respect to approximately
                                 75.71% of the mortgage loans and Ownit Mortgage
                                 Solutions, Inc., a California corporation, with respect to approximately 10.91% of the mortgage loans, in each case, by aggregate principal balance as of the Cut-off Date. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 5% of the mortgage loans.
                                 SEE "THE ORIGINATORS" IN THIS PROSPECTUS
                                 SUPPLEMENT.

Sponsor ......................   DB Structured Products, Inc., a Delaware
                                 corporation.

Master Servicer ..............   Wells Fargo Bank, National Association, a
                                 national banking association. SEE "THE
                                 SECURITIES ADMINISTRATOR, THE MASTER SERVICER
                                 AND THE CUSTODIANS" IN THIS PROSPECTUS
                                 SUPPLEMENT.

Servicers ....................   For the period commencing with the Closing Date
                                 and ending on or about May 15, 2006, Fremont
                                 Investment & Loan (the "Interim Servicer") will service approximately 75.71% of the mortgage loans (the "Fremont Mortgage Loans"), by aggregate principal balance as of the Cut-off
                                 Date. On or about May 15, 2006 the servicing of the Fremont Mortgage Loans will be transferred to Wells Fargo Bank, National Association.
                                 Ocwen Loan Servicing, LLC will service
                                 approximately 15.98% of the mortgage loans, by aggregate principal balance as of the Cut-off
                                 Date. SEE "SERVICING OF THE MORTGAGE LOANS" IN
                                 THIS PROSPECTUS SUPPLEMENT.

Trustee ......................   HSBC Bank USA, National Association, a national
                                 banking association, will be the trustee of the trust and the supplemental interest trust. SEE
                                 "THE TRUSTEE" IN THIS PROSPECTUS SUPPLEMENT.

Securities Administrator .....   Wells Fargo Bank, National Association. SEE
                                 "THE SECURITIES ADMINISTRATOR, THE MASTER
                                 SERVICER AND THE CUSTODIANS" IN THIS PROSPECTUS
                                 SUPPLEMENT.

Custodians ...................   Wells Fargo Bank, National Association and
                                 Deutsche Bank National Trust Company. SEE "THE
                                 SECURITIES ADMINISTRATOR, THE MASTER SERVICER
                                 AND THE CUSTODIANS" IN THIS PROSPECTUS
                                 SUPPLEMENT.

Distribution Dates ...........   Distributions on the Offered Certificates will
                                 be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in March
                                 2006.

Credit Risk Manager ..........   Clayton Fixed Income Services Inc. (formerly
                                 known as The MurrayHill Company). SEE "THE
                                 CREDIT RISK MANAGER" IN THIS PROSPECTUS
                                 SUPPLEMENT.

Insurer of the Class A-1B2       CIFG Assurance North America, Inc. SEE "THE
  Certificates ...............   INSURER" IN THIS PROSPECTUS SUPPLEMENT.

Offered Certificates .........   Only the certificates listed on the cover of
                                 this prospectus supplement are being offered by this prospectus supplement. Each class of Offered Certificates will have the initial certificate principal balance and pass-through rate set forth or described in the table appearing on the cover of this prospectus supplement.

THE TRUST

The Depositor will establish a trust with respect to the certificates under the pooling and servicing agreement dated as of the Cut-off Date among the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee. There are twenty-one classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. In general, distributions of interest and principal, if applicable, on the Offered Certificates will be made only from payments received in connection with the mortgage loans and the interest rate swap agreement. In addition, the Class A-1B2 Certificates will have the benefit of a certificate guaranty insurance policy.

THE MORTGAGE LOANS

References to percentages of the mortgage loans under this section are calculated based on the aggregate principal balance of the mortgage loans as of the Cut-off Date.

The trust will contain 12,415 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans on residential real properties (the "Mortgage Loans").

For purposes of calculating interest and principal distributions on the Class A-1A, Class A-1B1 and Class A-1B2 Certificates (collectively, the Class A-1 Certificates") and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the "Class A-2 Certificates"; and together with the Class A-1 Certificates, the "Class A Certificates"), the Mortgage Loans have been divided into three loan groups, designated as the "Group IA Mortgage Loans", the "Group IB Mortgage Loans" and the "Group II Mortgage Loans." The Group IA Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Freddie Mac loan limits. The Group IB Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that conformed to Fannie Mae loan limits. The Group II Mortgage Loans consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with principal balances at origination that may or may not have conformed to Freddie Mac or Fannie Mae loan limits.

The Class A-1A Certificates represent interests in the Group IA Mortgage Loans. The Class A-1B1 Certificates and Class A-1B2 Certificates represent interests in the Group IB Mortgage Loans. The Class A-2 Certificates represent interests in the Group II Mortgage Loans. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the "Mezzanine Certificates") represent interests in all of the Mortgage Loans.

The Group IA Mortgage Loans consist of 6,036 mortgage loans and have an aggregate principal balance of approximately $995,166,149 as of the Cut-off Date. The Group IA Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:                      4.990% to 13.250%.

Weighted average mortgage rate:                          7.731%.

Range of gross margins:                        2.750% to 8.990%.

Weighted average gross margin:                           5.915%.

Range of minimum mortgage rates:              4.750% to 12.850%.

Weighted average minimum mortgage rate:                  7.621%.

Range of maximum mortgage rates:             10.625% to 18.850%.

Weighted average maximum mortgage rate:                 13.676%.

Weighted average remaining term
  to stated maturity:                                354 months.

Range of principal balances:                $ 9,860 to $615,074.

Average principal balance:                             $164,872.

Range of original combined
  loan-to-value ratios:                       10.57% to 100.00%.

Weighted average original combined
  loan-to value ratio:                                   79.94%.

Weighted average next adjustment date: November 29, 2007.

The Group IB Mortgage Loans consist of 3,526 mortgage loans and have an aggregate principal balance of approximately $684,638,173 as of the Cut-off Date. The Group IB Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:                      5.450% to 12.650%.

Weighted average mortgage rate:                          7.779%.

Range of gross margins:                        3.750% to 6.990%.

Weighted average gross margin:                           5.742%.

Range of minimum mortgage rates:              5.450% to 12.050%.

Weighted average minimum mortgage rate:                  7.631%.

Range of maximum mortgage rates:             11.450% to 18.050%.

Weighted average maximum mortgage rate:                 13.633%.

Weighted average remaining term
   to stated maturity:                               356 months.

Range of principal balances:                $ 9,631 to $622,363.

Average principal balance:                            $ 194,169.

Range of original combined
   loan-to-value ratios:                      18.18% to 100.00%.

Weighted average original combined
   loan-to value ratio:                                  81.75%.

Weighted average next adjustment date: November 21, 2007.

The Group II Mortgage Loans consist of 2,853 mortgage loans and have an aggregate principal balance of approximately $855,897,581 as of the Cut-off Date. The Group II Mortgage Loans have original terms to maturity of not greater than approximately 30 years and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:                      5.000% to 13.400%.

Weighted average mortgage rate:                          7.510%.

Range of gross margins:                        2.750% to 8.940%.

Weighted average gross margin:                           5.570%.

Range of minimum mortgage rates:              5.000% to 12.250%.

Weighted average minimum mortgage rate:                  7.164%.

Range of maximum mortgage rates:             11.000% to 18.250%.

Weighted average maximum mortgage rate:                 13.219%.

Weighted average remaining term
   to stated maturity:                               350 months.

Range of principal balances:             $ 12,693 to $1,400,000.

Average principal balance:                            $ 299,999.

Range of original combined
   loan-to-value ratios:                      36.52% to 100.00%.

Weighted average original combined
   loan-to value ratio:                                  82.87%.

Weighted average next adjustment date: November 13, 2007.

The Mortgage Loans consist of 12,415 mortgage loans and in the aggregate have a principal balance of approximately $2,535,701,903 as of the Cut-off Date and have the following characteristics as of the Cut-off Date:

Range of mortgage rates:                      4.990% to 13.400%.

Weighted average mortgage rate:                          7.669%.

Range of gross margins:                        2.750% to 8.990%.

Weighted average gross margin:                           5.753%.

Range of minimum mortgage rates:              4.750% to 12.850%.

Weighted average minimum mortgage rate:                  7.473%.

Range of maximum mortgage rates:             10.625% to 18.850%.

Weighted average maximum mortgage rate:                 13.513%.

Weighted average remaining term
   to stated maturity:                               353 months.

Range of principal balances:              $ 9,631 to $1,400,000.

Average principal balance:                            $ 204,245.

Range of original combined
   loan-to-value ratios:                      10.57% to 100.00%.

Weighted average original combined
   loan-to value ratio:                                  81.42%.

Weighted average next adjustment date: November 21, 2007.

The mortgage rate on each adjustable-rate Mortgage Loan will adjust semi-annually on each adjustment date to equal the sum of (A) Six-Month LIBOR (as defined in this prospectus supplement) and (B) the related gross margin, subject to periodic and lifetime limitations, as described under "The Mortgage Pool" in this prospectus supplement. SEE ALSO "THE MORTGAGE POOL-THE INDEX" IN THIS PROSPECTUS SUPPLEMENT.

The first adjustment date on the adjustable-rate Mortgage Loans will occur after an initial period of approximately six months, two, three, four or five years from the date of origination, as more fully described under "The Mortgage Pool" in this prospectus supplement.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that Mortgage Loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the pooling and servicing agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

THE CERTIFICATES

OFFERED CERTIFICATES. The Class A Certificates and the Mezzanine Certificates are the only classes of certificates offered by this prospectus supplement and are referred to herein as the "Offered Certificates". The Offered Certificates will have the characteristics shown in the table on the cover of this prospectus supplement and as described in this prospectus supplement.

The pass-through rate on each class of Offered Certificates is variable and will be calculated for each Distribution Date as described below and under "Description of the Certificates- Pass-Through Rates" in this prospectus supplement. The pass-through rate on each class of Offered Certificates is a rate per annum based on one-month LIBOR plus an applicable spread, subject to a rate cap calculated based on the weighted average mortgage rate of the Mortgage Loans in the related loan group, less the fee rates payable to the Servicer, the Interim Servicer and the Credit Risk Manager (collectively, the "Administration Costs") and an amount, expressed as a per annum rate, equal to the net swap payment payable to the swap provider or any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event allocable to the related loan group and, with respect to the Class A-1B2 Certificates, the premium payable to the Insurer for providing the Policy and, in addition in the case of the Mezzanine Certificates, based on both loan groups, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the certificate principal balance of the related Class A Certificates, and in each case, adjusted for the actual number of days which have elapsed in the related interest accrual period. The initial spread relating to the Class A-1A Certificates is 0.20% per annum. The initial spread relating to the Class A-1B1 Certificates is 0.19% per annum. The initial spread relating to the Class A-1B2 Certificates is 0.19% per annum. The initial spread relating to the Class A-2A Certificates is 0.08% per annum. The initial spread relating to the Class A-2B Certificates is 0.13% per annum. The initial spread relating to the Class A-2C Certificates is 0.19% per annum. The initial spread relating to the Class A-2D Certificates is 0.30% per annum. The initial spread relating to the Class M-1 Certificates is 0.39% per annum. The initial spread relating to the Class M-2 Certificates is 0.40% per annum. The initial spread relating to the Class M-3 Certificates is 0.42% per annum. The initial spread relating to the Class M-4 Certificates is 0.53% per annum. The initial spread relating to the Class M-5 Certificates is 0.56% per annum. The initial spread relating to the Class M-6 Certificates is 0.67% per annum. The initial spread relating to the Class M-7 Certificates is 1.33% per annum. The initial spread relating to the Class M-8 Certificates is 1.57% per annum. The initial spread relating to the Class M-9 Certificates is 2.45% per annum. The initial spread relating to the Class M-10 Certificates is 3.00% per annum. Each spread is subject to increase as more fully described under "Description of the Certificates-Pass-Through Rates" in this prospectus supplement.

The Offered Certificates will be sold by the Depositor to Deutsche Bank Securities Inc. (the "Underwriter") on the Closing Date.

The Offered Certificates will be represented initially by one or more global certificates registered in the name of a nominee of the Depository Trust Company in the United States, or of Clearstream and the Euroclear System (each, as defined in this prospectus supplement) in Europe and will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. SEE "DESCRIPTION OF THE CERTIFICATES-BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS CE-1 CERTIFICATES AND CLASS CE-2 CERTIFICATES. The Class CE-1 Certificates and Class CE-2 Certificates are not offered by this prospectus supplement. The Class CE-1 Certificates will have an initial certificate principal balance of approximately $82,415,803, which represents approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Class CE-2 Certificates will not have a certificate principal balance but will be entitled to amounts described under "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

CLASS P CERTIFICATES. The Class P Certificates are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Mortgage Loans.

RESIDUAL CERTIFICATES. The Class R Certificates (the "Residual Certificates") which are not offered by this prospectus supplement, represent the residual interests in the trust.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of excess interest, overcollateralization, subordination and an interest rate swap agreement, each as described in this section and under "Description of the Certificates-Credit Enhancement", "-The Swap Agreement and the Swap Provider" and "-Overcollateralization Provisions" in this prospectus supplement. In addition, the Class A-1B2 Certificates have the benefit of a certificate guaranty insurance policy provided by the Insurer as described under "The Policy" in this prospectus supplement.

EXCESS INTEREST. The Mortgage Loans bear interest each month in an amount that in the aggregate is expected to exceed the amount needed to distribute monthly interest on the Offered Certificates and to pay certain fees and expenses of the trust and the supplemental interest trust (including any net swap payment payable to the swap provider and any swap termination payment payable to the swap provider which is not payable as a result of the occurrence of a swap provider trigger event). Any excess interest from the Mortgage Loans each month will be available to absorb realized losses on the Mortgage Loans and to maintain or restore overcollateralization at required levels.

SUBORDINATION. The rights of the holders of the Mezzanine Certificates and the Class CE-1 Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Certificates.

In addition, to the extent described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement,

o the rights of the holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-1 Certificates;

o the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-2 Certificates;

o the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-3 Certificates;

o the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-4 Certificates;

o the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-5 Certificates;

o the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-6 Certificates;

o the rights of the holders of the Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-7 Certificates;

o the rights of the holders of the Class M-9, Class M-10 and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-8 Certificates;

o the rights of the holders of the Class M-10 Certificates and Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-9 Certificates; and

o the rights of the holders of the Class CE-1 Certificates will be subordinated to the rights of the holders of the Class M-10 Certificates.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the more senior certificates protection against realized losses on the Mortgage Loans, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

OVERCOLLATERALIZATION. The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate certificate principal balance of the Class A, Mezzanine and Class P Certificates on the Closing Date by approximately $82,415,803, which is equal to the initial Certificate Principal Balance of the Class CE-1 Certificates. This amount represents approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES-OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

INTEREST RATE SWAP AGREEMENT. The Offered Certificates will have the benefit of an Interest Rate Swap Agreement (the "Interest Rate Swap Agreement") provided by The Royal Bank of Scotland plc (the "Swap Provider") for each Distribution Date commencing in March 2006 and terminating on the Distribution Date in October 2009, unless terminated earlier in accordance with the provisions of the Interest Rate Swap Agreement.

Pursuant to the Interest Rate Swap Agreement, on each Distribution Date, (i) the Securities Administrator (on behalf of the supplemental interest trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) 4.76%, (y) the Swap Notional Amount for that Distribution Date set forth in this prospectus supplement under "Description of the Certificates --The Interest Rate Swap Agreement and the Swap Provider" and
(z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the "Securities Administrator Swap Payment"); and (ii) the Swap Provider will be obligated to pay to the supplemental interest trust for the benefit of the holders of the Offered Certificates (the "Swap Provider Payment"), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in this prospectus supplement under "Description of the Certificates -- The Interest Rate Swap Agreement and the Swap Provider", and
(z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

On each Distribution Date, the net positive difference between the Swap Provider Payment and the Securities Administrator Payment, if any (a "Net Swap Payment"), will be deposited into a reserve fund and will be available for distribution to the Offered Certificates in respect of any interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates as described in this prospectus supplement. If, on any Distribution Date, the Net Swap Payment with respect to the Offered Certificates exceeds the amount of the interest and principal shortfall amounts and any realized losses allocated to the Offered Certificates for such Distribution Date, after making the distributions set forth under "The Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement, any remaining amounts will be distributed to the Class CE-1 Certificates. SEE "DESCRIPTION OF THE CERTIFICATES--THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER" IN THIS PROSPECTUS SUPPLEMENT.

Upon early termination of the Interest Rate Swap Agreement, the Securities Administrator (on behalf of a supplemental interest trust and from funds of such trust) or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap Termination Payment that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distribution to certificateholders. SEE "DESCRIPTION OF THE CERTIFICATES--THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER" IN THIS PROSPECTUS SUPPLEMENT.

Amounts payable by the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments which are not payable as a result of the occurrence of a Swap Provider trigger event will be paid to the Swap Provider on each Distribution Date before distributions to certificateholders and will first be deposited to the supplemental interest trust before payment to the Swap Provider.

THE POLICY. The Class A-1B2 Certificates have the benefit of a certificate guaranty insurance policy pursuant to which the Insurer will unconditionally and irrevocably guarantee certain interest shortfalls allocable to the Class A-1B2 Certificates on each Distribution Date and the certificate principal balance of the Class A-1B2 Certificates to the extent unpaid on the Distribution Date in February 2036. As set forth in this prospectus supplement, the Policy does not cover any Net WAC Rate Carryover Amounts, Prepayment Interest Shortfalls or shortfalls resulting from the Relief Act or any increase in the Pass-Through Rate applicable to the Class A-1B2 Certificates as a result of the failure to exercise the optional termination right on the first possible distribution date on which such right is exercisable. SEE "THE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATION OF LOSSES. If, on any Distribution Date, there is not sufficient excess interest, overcollateralization (represented by the Class CE-1 Certificates) or Net Swap Payments to absorb realized losses on the Mortgage Loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the Mortgage Loans will be allocated to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the certificate principal balance of each such class has been reduced to zero. The pooling and servicing agreement does not permit the allocation of realized losses on the Mortgage Loans to the Class A Certificates; however, investors in the Class A Certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which these certificates are then entitled. SEE "DESCRIPTION OF THE CERTIFICATES--ALLOCATION OF LOSSES; SUBORDINATION" IN THIS PROSPECTUS SUPPLEMENT.

Unless the Servicers collect subsequent recoveries on Mortgage Loans for which realized losses were allocated to the Mezzanine Certificates, once realized losses are allocated to the Mezzanine Certificates, their certificate principal balances will be permanently reduced by the amount so allocated. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

RETENTION OF CERTAIN SERVICING RIGHTS

The Sponsor, as owner of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of the Mortgage Loans, including the right to sell the servicing rights with respect to the Mortgage Loans serviced by Ocwen Loan Servicing, LLC at any time to a successor servicer as further specified in the pooling and servicing agreement. See "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

P&I ADVANCES

Each Servicer and the Interim Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by such Servicer or Interim Servicer, subject to the limitations described under "Description of the Certificates--P&I Advances" in this prospectus supplement. A successor servicer will be obligated to make any required delinquency advance if the related Servicer or Interim Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. Each Servicer, Interim Servicer or any successor servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "SERVICING OF THE MORTGAGE LOANS--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the annual servicing fee that shall be paid to the related Servicer or the Interim Servicer is, for a period of one full month, equal to one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan; provided, however, that for so long as Ocwen Loan Servicing, LLC is the Servicer of the related Mortgage Loans, a portion of the servicing fee representing the excess of 0.50% over the amount paid to Ocwen Loan Servicing LLC, will be paid to the holder of the Class CE-2 Certificates as described under "DESCRIPTION OF THE CERTIFICATES--TABLE OF FEES" in this prospectus supplement. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on such Mortgage Loan is computed. The obligation to pay the servicing fee is limited to, and the servicing fee is payable from the interest portion of such monthly payments collected; provided, however, that accrued and unpaid servicing fees applicable to liquidated mortgage loans may be payable out of amounts on deposit in the related collection account as further described in the interim servicing agreement and the pooling and servicing agreement.

OPTIONAL TERMINATION

At its option and subject to certain conditions, the Master Servicer may purchase all of the Mortgage Loans in the mortgage pool, together with any properties in respect of the Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans), remaining in the trust has been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the Master Servicer does not exercise such optional termination, each Servicer may have the right, subject to certain conditions, to exercise such optional termination. Unless the Insurer consents to such optional termination, the purchase price in connection with the optional termination of the trust must be sufficient to prevent any additional draws under the Policy and shall include all reimbursement amounts payable to the Insurer under the pooling and servicing agreement and the insurance agreement (including with respect to any draws resulting from such optional termination), which amounts shall be payable directly to the Insurer. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Multiple elections will be made to treat designated portions of the trust (exclusive of the reserve fund, payments from the supplemental interest trust or the obligation to make payments to the supplemental interest trust) as real estate mortgage investment conduits (each a "REMIC") for federal income tax purposes. SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS--REMICS
--CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES" IN THE PROSPECTUS.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch"):

               Offered
             Certificates     S&P     Moody's    Fitch
            -------------   -------   -------   -------
               Class A-1A     AAA       Aaa       AAA
              Class A-1B1     AAA       Aaa       AAA
              Class A-1B2     AAA       Aaa       AAA
               Class A-2A     AAA       Aaa       AAA
               Class A-2B     AAA       Aaa       AAA
               Class A-2C     AAA       Aaa       AAA
               Class A-2D     AAA       Aaa       AAA
               Class M-1      AA+       Aa1       AA+
               Class M-2      AA+       Aa2       AA+
               Class M-3      AA        Aa3       AA
               Class M-4      AA        A1        AA
               Class M-5      AA-       A2        AA-
               Class M-6      A+        A3        A+
               Class M-7       A       Baa1        A
               Class M-8      A-       Baa2       A-
               Class M-9     BBB+      Baa3      BBB+
               Class M-10     BBB       Ba1       BBB

A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plans or arrangements (each, a "Plan") subject to section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). Prior to the termination of the supplemental interest trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors are encouraged consult with their counsel with respect to the consequences under ERISA and the Code of a Plan's acquisition and ownership of such certificates. SEE "CONSIDERATIONS FOR BENEFIT PLAN INVESTORS" IN THIS PROSPECTUS SUPPLEMENT AND "ERISA CONSIDERATIONS" IN THE PROSPECTUS.

                                 TRANSACTION STRUCTURE

                                 ---------------------       loan
                     originate   |                   |     payments
                       loans     |     MORTGAGORS    |------------------|
                   |------------ |                   |                  |
                   |             ---------------------                  |
                   |             |                                      |
         --------------------    |                        --------------------------------
         |                  |   amount                    |  Wells Fargo Bank, National  |
         |                  |  financed                   |  Association and Ocwen Loan  |
         |   ORIGINATORS    |                             |         Servicing, LLC       |--------------------------
         |                  |                             |           SERVICERS          |                         |
         --------------------                             |  Collect loan payments and   |                         |
               |     |                                    |      make P&I Advances       |                         |
               |     |                                    --------------------------------                         |
     purchase  |     |    loan                                                                                     |
      loans    |     |  purchase                                                                                   |
               |     |                                                                                             |
   -------------------------------                                                                                 |
   | DB Structured Products, Inc.|                                                                                 |
   |          SPONSOR            |                                                                                 |
   |       Purchases loans       |                                                                                 |
   |         Forms pool          |                                                                                 |
   -------------------------------                                                                                 |
               |     |                                                                                             |
               |     |                                                                                             |
      assest   |     | net offering                                                                                |
       pool    |     |   proceeds                                                                                  |
               |     |                                                                                             |
   -------------------------------      net offering      -----------------------------------                      |
   |                             |        proceeds        |                                 |                      |
   |     ACE Securities Corp.    |<-----------------------|  Deutsche Bank Securities Inc.  |-----------           |
   |         DEPOSITOR           |                        |        UNDERWRITER              |          |           |
   |   Creates issuing entity    |----------------------->| Sells certificates to investors |<------|  |           |
   |                             |      certificates      |                                 |       |  |           |
   -------------------------------                        -----------------------------------       |  |           |
               |     |                                                                    offering  |  |           |
               |     |                                                                    proceeds  |  |           |
      assest   |     | certificate                                                                  |  |           |
       pool    |     |                                  -----------------------------------         |  |           |
               |     |                                  |   Wells Fargo Bank National     |         |  |           |
----------------------------------------                |           Association           |         |              |
|   ACE Securities Corp. Home Equity   |                |  MASTER SERVICER AND SECURITIES |<------------------------
|     Loan Trust, Series 2006-HE1      |<---------------|         ADMINISTRATOR           |         |  |  monthly
|             ISSUING ENTITY           |                |     Aggregates collections      |         |  |distribution
|               Holds pool             |         |----- |      Calculates cashflows       |         |  |
|          Issues certificates         |         |      |       Remits to investors       |         |  |
----------------------------------------         |      -----------------------------------         |  |
                                                 |       |                                          |  |
                                Monthly report   |       |    Monthly distributions/ Certain        |  |
                            |--------------------        |    proceeds payable under the Interest   |  |
                            |                            |    Rate Swap Agreement/Payments under    |  |
---------------------------------                        |    the Policy                            |  |
|                               |      --------------------                                         |  |
|    HSBC Bank USA, National    |      |                  |<----------------------------------------|---
|    Association Trustee and    |----->|     INVESTORS    |           certificates                  |
| Supplemental Interest Trustee |      |                  |------------------------------------------
|                               |      --------------------
---------------------------------
               |
               |
               |--------Represents investors
                             Interests

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CONSIDER CAREFULLY, IDENTIFIES SIGNIFICANT RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC.

      The underwriting standards of the originators are intended to assess the ability and willingness of the mortgagor to repay the debt and to evaluate the adequacy of the property as collateral for the mortgage loan. The originators consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property. As further described in this prospectus supplement, the underwriting standards of the originators do not conform to Fannie Mae and Freddie Mac guidelines.

      In addition, mortgage loans originated by the originators generally bear higher rates of interest than mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines and may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac guidelines.

      Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae and Freddie Mac guidelines. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS" IN THIS PROSPECTUS SUPPLEMENT.

MORTGAGE LOANS WITH HIGH COMBINED LOAN-TO-VALUE RATIOS LEAVE THE RELATED MORTGAGOR WITH LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY.

      Approximately 35.62% of the Group IA Mortgage Loans, approximately 30.48% of the Group IB Mortgage Loans and approximately 32.45% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, had a combined loan-to-value ratio at origination in excess of 80.00%.

      An overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the Mortgage Loan was originated. If there is a reduction in the value of the mortgaged property, the combined loan-to-value ratio may increase over what it was at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the Mortgage Loan, and any losses to the extent not covered by the credit enhancement may affect the yield to maturity of your certificates. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review. Investors should note that the values of the mortgaged properties may be insufficient to cover the outstanding principal balance of the Mortgage Loans. There can be no assurance that the combined loan-to-value ratio of any Mortgage Loan determined at any time after origination will be less than or equal to its combined loan-to-value ratio at origination.

DEVELOPMENTS IN SPECIFIED STATES COULD HAVE A DISPROPORTIONATE EFFECT ON THE MORTGAGE LOANS DUE TO THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES.

      Approximately 22.05% of the Group IA Mortgage Loans, approximately 21.53% of the Group IB Mortgage Loans and approximately 57.52% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of California. Approximately 0.28% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, are located in a single California zip code. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially. In addition, properties located in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, hurricanes, as well as floods, mudslides and other natural disasters.

SECOND LIEN MORTGAGE LOANS RISK.

      Approximately 3.83% of the Group IA Mortgage Loans, approximately 6.24% of the Group IB Mortgage Loans and approximately 11.19% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Mortgage Loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such Mortgage Loan as a bad debt. The foregoing considerations will be particularly applicable to Mortgage Loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such Mortgage Loans. The rate of default of second lien Mortgage Loans may be greater than that of mortgage loans secured by first liens on comparable properties.

BALLOON MORTGAGE LOAN RISK.

      Mortgage Loans that are balloon loans pose a risk because a borrower must make a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, the related servicer will not be obligated to advance the principal portion of that lump sum payment, you may suffer a loss. Approximately 13.30% of the Group IA Mortgage Loans, approximately 17.98% of the Group IB Mortgage Loans and approximately 19.27% of the Group II Mortgage Loans, in each case, by related aggregate principal balance as of the Cut-off Date, are balloon loans.

INTEREST ONLY MORTGAGE LOAN RISK.

      Approximately 26.45% of the Group IA Mortgage Loans, approximately 20.89% of the Group IB Mortgage Loans and approximately 43.10% of the Group II Mortgage Loans, in each case, by the related aggregate principal balance as of the Cut-off Date, require the borrowers to make monthly payments only of accrued interest for the first two, five, seven or ten years following origination. After such interest-only period, the borrower's monthly payment will be recalculated to cover both interest and principal so that the Mortgage Loan will amortize fully prior to its final payment date. If the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the related Mortgage Loan to avoid the higher payment. Because no principal payments may be made or advanced on such Mortgage Loans for two, five, seven or ten years following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on an investment in the Offered Certificates that are purchased at a discount.

THE MEZZANINE CERTIFICATES WILL BE MORE SENSITIVE TO LOSSES ON THE MORTGAGE LOANS THAN THE CLASS A CERTIFICATES BECAUSE THEY ARE SUBORDINATE TO THE CLASS A CERTIFICATES.

      The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by an investor in these certificates, the actual yield to maturity of these certificates may be lower than the yield anticipated by the investor based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the Mortgage Loans, to the extent they exceed the amount of excess interest, overcollateralization and net swap payments received from the swap provider in respect of the interest rate swap agreement, will reduce the certificate principal balances of the Mezzanine Certificates beginning with the class of Mezzanine Certificates then outstanding with the lowest payment priority. As a result of such reductions, less interest will accrue on each such class of Mezzanine Certificates than would otherwise be the case. However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

THE MEZZANINE CERTIFICATES GENERALLY WILL NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL MARCH 2009 WHICH MAY RESULT IN A GREATER RISK OF LOSS RELATING TO THESE CERTIFICATES.

      Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least March 2009 or a later date as provided in this prospectus supplement or during any period in which delinquencies on the Mortgage Loans exceed the levels set forth under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of these certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if the delinquency levels set forth under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement are exceeded, it is possible for such certificates to receive no principal distributions on a particular Distribution Date even if no losses have occurred on the mortgage pool.

THE OFFERED CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

      The Offered Certificates will not represent an interest in or obligation of the depositor, the servicers, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicers, the master servicer, the securities administrator, the originators, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the depositor, the servicers, the originators, the master servicer, the securities administrator, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

THE DIFFERENCE BETWEEN THE PASS-THROUGH RATES ON THE CLASS A CERTIFICATES AND MEZZANINE CERTIFICATES AND THE MORTGAGE RATES ON THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ON SUCH CERTIFICATES.

      The yield to maturity on the Class A Certificates and the Mezzanine Certificates may be affected by the resetting of the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool on their related adjustment dates. In addition, because the mortgage rate for approximately 87.03% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjusts based on Six-Month LIBOR plus a fixed percentage amount, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on such Mortgage Loans after their adjustments. Finally, the mortgage rates on such adjustable-rate Mortgage Loans are based on Six-Month LIBOR while the pass-through rates on the Class A Certificates and the Mezzanine Certificates are based on one-month LIBOR. Consequently, the application to such certificates of the rate cap, which is generally equal to the weighted average coupon on the Mortgage Loans, net of certain fees of the trust (including, in the case of the Class A-1B2 Certificates, the premium payable to the Insurer) and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event), could adversely affect the yield to maturity on such certificates. In addition, the rate cap will decrease if Mortgage Loans with relatively high mortgage rates prepay at a faster rate than Mortgage Loans with relatively low mortgage rates.

      If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any Distribution Date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same Distribution Date or on future Distribution Dates on a subordinated basis to the extent that on such Distribution Date or future Distribution Dates there are available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust (including amounts payable to the Insurer under the Policy) and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). The ratings on the Offered Certificates will not address the likelihood of any recovery of interest shortfalls by holders of the Offered Certificates from amounts collected on the Mortgage Loans. SEE "YIELD ON THE CERTIFICATES--SPECIAL YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

      Amounts used to pay such interest shortfalls on the Offered Certificates may be supplemented by the Interest Rate Swap Agreement to the extent that the floating payment required to be made by the Swap Provider exceeds the fixed payment required to be made by the Securities Administrator (on behalf of the supplemental interest trust) on any Distribution Date and such amount is available in the priority described in this prospectus supplement. However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the Offered Certificates the full amount of interest which they would have received absent the limitations of the rate cap.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS AND BY THE PRIORITY OF PAYMENT ON SUCH CERTIFICATES.

      The rate and timing of distributions allocable to principal on the Class A Certificates and the Mezzanine Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as described in "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement. As is the case with mortgage backed pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. However, with respect to approximately 65.03% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. A prepayment charge may or may not act as a deterrent to prepayment of the related Mortgage Loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

      Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates and the Mezzanine Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates and Mezzanine Certificates at a time when reinvestment at comparable yields may not be possible.

      Distributions of principal will be made to the holders of the Mezzanine Certificates according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLES ENTITLED "PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION."

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

      The yield to maturity on the Offered Certificates will depend on:

      o     the applicable pass-through rate thereon;

      o     the applicable purchase price;

      o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of the Offered Certificates;

      o the rate, timing and severity of realized losses on the Mortgage Loans, adjustments to the mortgage rates on the adjustable-rate Mortgage Loans included in the mortgage pool, the amount of excess interest generated by the Mortgage Loans and the allocation to the Offered Certificates of certain interest shortfalls; and

      o payments due from the supplemental interest trust in respect of payments received from the Swap Provider under the Interest Rate Swap Agreement.

      In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

      The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under "Yield on the Certificates--Weighted Average Lives" in this prospectus supplement) with respect to the adjustable-rate Mortgage Loans and a prepayment assumption of 100% PPC (based on the assumed prepayment rates set forth under "Yield on the Certificates--Weighted Average Lives" in this prospectus supplement) with respect to the fixed-rate Mortgage Loans, and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

THE YIELD TO MATURITY ON THE MEZZANINE CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS.

      The multiple class structure of the Mezzanine Certificates causes the yield of these classes to be particularly sensitive to changes in the rates of prepayment of the Mortgage Loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the Mortgage Loans (and the timing thereof), to the extent these losses are not covered by excess cashflow otherwise payable to the Class CE-1 Certificates, net swap payments received under the interest rate swap agreement or allocated to a class of Mezzanine Certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if these classes of certificates do not ultimately bear such loss.

VIOLATION OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND YOUR CERTIFICATES.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans.

      The Mortgage Loans are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the Mortgage Loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience; and

      o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

      Violations of certain provisions of these federal and state laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related Mortgage Loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the Mortgage Loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in Mortgage Loans that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the Mortgage Loans and restrict the related servicer's ability to foreclose in response to mortgagor defaults. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the Mortgage Loans against the trust and/or limit the servicer's ability to foreclose upon the related mortgaged properties in the event of mortgagor defaults.

      Under the anti-predatory lending laws of some states, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a Mortgage Loan included in the trust fund does not meet the test will result in a violation of the state anti-predatory lending law, in which case the Sponsor will be required to purchase that Mortgage Loan from the trust fund.

      The sponsor will represent that, as of the Closing Date, each Mortgage Loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan in the manner described in the prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the Offered Certificates may be materially and adversely affected.

YOUR DISTRIBUTIONS COULD BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY OF CERTAIN PARTIES.

      The Sponsor will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans. However, if the Sponsor becomes bankrupt, the trustee in bankruptcy may argue that the Mortgage Loans were not sold but were only pledged to secure a loan to the Sponsor. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the Mortgage Loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

      In addition, if the Master Servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the Mortgage Loans.

THE TRANSFER OF SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

      Although Wells Fargo Bank, National Association has agreed to act as primary servicer of the Fremont Mortgage Loans pursuant to the terms and provisions of the Pooling and Servicing Agreement, the transfer of the primary servicing obligations with respect to the Fremont Mortgage Loans was not completed as of the Cut-off Date. The primary servicing obligations with respect to the Fremont Mortgage Loans is expected to transfer from Fremont Investment & Loan to Wells Fargo Bank, National Association no later than May 15, 2006.

      The Sponsor owns the servicing rights with respect to the Mortgage Loans serviced by Ocwen Loan Servicing, LLC and may elect to transfer the servicing of such Mortgage Loans to a successor servicer as further described under "SERVICING OF THE MORTGAGE LOANS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in this prospectus supplement.

      All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN OR RESTORE OVERCOLLATERALIZATION.

      The Mortgage Loans are expected to generate more interest than is needed to pay interest owed on the Offered Certificates and to pay certain fees and expenses of the trust (including amounts payable to the Insurer under the Policy) and the supplemental interest trust (including any net swap payment payable to the Swap Provider and any swap termination payment payable to the Swap Provider which is not payable as a result of the occurrence of a Swap Provider trigger event). Any remaining interest generated by the Mortgage Loans will then be used to absorb losses that occur on the Mortgage Loans. After these financial obligations of the trust are covered, available excess interest generated by the Mortgage Loans will be used to maintain or restore the overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain or restore the required level of overcollateralization. The factors described below will affect the amount of excess interest that the Mortgage Loans will generate:

      o Every time a Mortgage Loan is prepaid in full, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

      o Every time a Mortgage Loan is liquidated or written off, excess interest may be reduced because such Mortgage Loan will no longer be outstanding and generating interest.

      o If the rates of delinquencies, defaults or losses on the Mortgage Loans are higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Offered Certificates.

      o The adjustable-rate Mortgage Loans have mortgage rates that adjust less frequently than, and on the basis of an index that is different from, the index used to determine the pass-through rates on the Offered Certificates, and the fixed-rate Mortgage Loans have mortgage rates that do not adjust. As a result, the pass-through rates on the Offered Certificates may increase relative to mortgage rates on the Mortgage Loans, requiring that a greater portion of the interest generated by the Mortgage Loans be applied to cover interest on such certificates.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE INSUFFICIENT TO PAY INTEREST ON YOUR CERTIFICATES.

      When a Mortgage Loan is prepaid in full, the mortgagor is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next Distribution Date. Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to voluntary prepayments in full on the Mortgage Loans serviced by such servicer, but only up the servicing fee payable to such servicer for the related interest accrual period. In addition, if the related servicer fails to pay all or a portion of these amounts, the master servicer is required to pay such amounts up to the compensation payable to the master servicer for the related interest accrual period. If the credit enhancement is insufficient to cover this shortfall in excess of the amount the servicer or the master servicer covers, you may incur a loss. In addition, the servicers will not be required to cover shortfalls in interest collections due to bankruptcy proceedings or the application of the Servicemembers Civil Relief Act (the "Relief Act") or similar state or local laws.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act or similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicers, the interim servicer or the master servicer will be allocated, FIRST, to the Class CE-1 Certificates, SECOND, to the Class M-10 Certificates, THIRD, to the Class M-9 Certificates, FOURTH, to the Class M-8 Certificates, FIFTH, to the Class M-7 Certificates, SIXTH, to the Class M-6 Certificates, SEVENTH, to the Class M-5 Certificates, EIGHTH, to the Class M-4 Certificates, NINTH, to the Class M-3 Certificates, TENTH, to the Class M-2 Certificates, ELEVENTH, to the Class M-1 Certificates and TWELFTH, to the Class A Certificates, on a PRO RATA basis, based on their respective senior interest distribution amounts for such Distribution Date before such reduction. The holders of the Offered Certificates will be entitled to reimbursement for any such interest shortfalls but only to the extent of available funds and in the order of priority set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement. If these shortfalls are allocated to the Offered Certificates the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

THE LIQUIDITY OF YOUR CERTIFICATES MAY BE LIMITED.

      The Underwriter has no obligation to make a secondary market in the classes of Offered Certificates. There is therefore no assurance that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE YIELD ON THE OFFERED CERTIFICATES MAY BE AFFECTED BY VARIOUS RIGHTS OF THE INSURER.

      The yield to investors on the Offered Certificates, other than the Class A-1B2, may be adversely affected to the extent the Insurer is entitled to reimbursement for payments, including interest thereon, made under the certificate guaranty insurance policy and any other amounts due to the Insurer pursuant to the certificate guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the Mortgage Loans such as certain expenses of the Insurer to the extent not previously paid or reimbursed. In addition, the holders of the Offered Certificates, other than the Class A-1B2 Certificates, may be adversely affected by the ability of the Insurer to exercise the rights of the Class A-1B2 Certificates under the pooling and servicing agreement and any additional rights which they hold in connection with any default by a servicer or otherwise as provided in this prospectus supplement.

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER.

      Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in this prospectus supplement to pay interest shortfalls, maintain overcollateralization and cover realized losses on the Mortgage Loans allocated to the Offered Certificates. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a Distribution Date exceeds the fixed amount owed to the Swap Provider on such Distribution Date. This will generally not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) exceeds 4.76%. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain or restore required overcollateralization or to cover interest shortfalls and realized losses on the Mortgage Loans. Any net swap payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the Mortgage Loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the Mortgage Loans, thereby increasing the relative proportion of interest collections on the Mortgage Loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates. In addition, any swap termination payment payable to the Swap Provider in the event of early termination of the Interest Rate Swap Agreement which was not caused by the occurrence of a Swap Provider trigger event will reduce amounts available for distribution to certificateholders.

      Upon early termination of the Interest Rate Swap Agreement, the securities administrator (on behalf of the supplemental interest trust) or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the securities administrator (on behalf of the supplemental interest trust) is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the application of the Available Distribution Amount, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the securities administrator before such effects are borne by the Class A Certificates and therefore, one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

      To the extent that distributions on the Offered Certificates depend in part on payments to be received by the securities administrator (on behalf of the supplemental interest trust) under the

Interest Rate Swap Agreement, the ability of the securities administrator to make such distributions on the Offered Certificates will be subject to the credit risk of the Swap Provider. Although there is a mechanism in place to facilitate replacement of the Interest Rate Swap Agreement upon the default or credit impairment of the Swap Provider, there can be no assurance that any such mechanism will result in the ability of the securities administrator (on behalf of the supplemental interest trust) to obtain a suitable replacement Interest Rate Swap Agreement. The credit ratings of the Swap Provider as of the date of this prospectus supplement are lower than the ratings assigned to the Class A Certificates. See "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE RELIEF ACT.

      The Relief Act and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because the master servicer and the related servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent Distribution Dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law. The Policy does not cover shortfalls resulting from the Relief Act or similar state or local law.

POSSIBLE REDUCTION OR WITHDRAWAL OF RATINGS ON THE OFFERED CERTIFICATES.

      Each rating agency rating the Offered Certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the Offered Certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS.

      The Offered Certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The Offered Certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FICO SCORES ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF MORTGAGORS.

      Investors are encouraged to be aware that FICO scores are based on past payment history of the mortgagor. Investors are encouraged not to rely on FICO scores as an indicator of future borrower performance. See "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

      ALL CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT WILL HAVE THE MEANINGS ASSIGNED TO THEM UNDER "DESCRIPTION OF THE CERTIFICATES--GLOSSARY" OR IN THE PROSPECTUS UNDER "INDEX OF DEFINED TERMS."

                                 USE OF PROCEEDS

      DB Structured Products, Inc. (the "Sponsor"), will sell the Mortgage Loans to ACE Securities Corp. (the "Depositor") and the Depositor will convey the Mortgage Loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the Offered Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Sponsor. Such net proceeds together with certain classes of certificates not offered by this prospectus supplement will represent the purchase price to be paid by the Depositor to the Sponsor for the Mortgage Loans. The Mortgage Loans were previously purchased by the Sponsor directly from the originators.

                                THE MORTGAGE POOL

GENERAL

      The pool of mortgage loans (the "Mortgage Pool") will consist of 12,415 conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate mortgage loans (the "Mortgage Loans") on residential real properties (the "Mortgaged Properties") having an aggregate principal balance as of the Cut-off Date of approximately $2,535,701,903 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The Mortgage Loans have original terms to maturity of not greater than 30 years. For purposes of calculating interest and principal distributions on the Class A Certificates, the Mortgage Loans have been divided into three loan groups, designated as the "Group IA Mortgage Loans", the "Group IB Mortgage Loans" and the "Group II Mortgage Loans." The Group IA Mortgage Loans consist of 6,036 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $995,166,149 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group IA Mortgage Loans at origination conformed to Freddie Mac loan limits. The Group IB Mortgage Loans consist of 3,526 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $684,638,173 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group IB Mortgage Loans at origination conformed to Fannie Mae loan limits. The Group II Mortgage Loans consist of 2,853 fixed-rate and adjustable-rate mortgage loans having an aggregate principal balance as of the Cut-off Date of approximately $855,897,581 after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The principal balances of the Group II Mortgage Loans at origination may or may not have conformed to Freddie Mac or Fannie Mae loan limits.

      Approximately 52.85% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, provide for level monthly payments in an amount sufficient fully to amortize the Mortgage Loans over their terms or, in the case of adjustable rate Mortgage Loans, monthly payments that will be adjusted to an amount that will amortize such Mortgage Loans fully over their terms. Approximately 16.58% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are balloon loans (the "Balloon Loans"), which require the related mortgagors to make balloon payments on the maturity date of such Balloon Loans that are larger than the monthly payments made by such mortgagors on prior due dates in order to amortize such Balloon Loans fully over their terms. Approximately 30.57% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are interest only loans (the "Interest Only Loans") which require the related mortgagors to make monthly payments of only accrued interest for the first two, five, seven or ten years following origination. After such interest-only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date.

      Approximately 93.04% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties ("First Lien Mortgage Loans"). Approximately 6.96% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by second mortgages or deeds of trust or other similar security instruments creating second liens on residential properties ("Second Lien Mortgage Loans"). The Mortgaged Properties generally consist of attached, detached or semi detached, one to four family dwelling units, individual condominium units, individual units in planned unit developments and townhouses.

      References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      The mortgage rate (the "Mortgage Rate") on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note as reduced by application of the Relief Act or similar state or local laws and bankruptcy adjustments. Approximately 12.97% of the Mortgage Loans are fixed-rate mortgage loans and approximately 87.03% of the Mortgage Loans are adjustable-rate mortgage loans. The adjustable-rate mortgage loans are referred to in this prospectus supplement as "ARM Loans". All of the ARM Loans provide for semi-annual adjustment to the Mortgage Rates applicable thereto based on Six-Month LIBOR (as described below). The first adjustment with respect to each ARM Loan will not occur until after an initial period of six months or two, three, four, or five years from the date of origination thereof (each, a "Delayed First Adjustment Mortgage Loan"). In connection with each Mortgage Rate adjustment, the ARM Loans have corresponding adjustments to their monthly payment amount, in each case on each applicable adjustment date (each such date, an "Adjustment Date"). As to each Mortgage Loan, the Servicer will be responsible for calculating and implementing Mortgage Rate adjustments. On each Adjustment Date, the Mortgage Rate on each ARM Loan will be adjusted generally to equal the sum of Six-Month LIBOR and a fixed percentage amount (the "Gross Margin") for that ARM Loan specified in the related mortgage note. The Mortgage Rate on each ARM Loan, however, including each Delayed First Adjustment Mortgage Loan, will not increase or decrease by more than the initial periodic rate cap (the "Initial Periodic Rate Cap") specified in the related mortgage note on the initial Adjustment Date or increase or decrease by more than the subsequent periodic rate cap (the "Subsequent Periodic Rate Cap") specified in the related mortgage note on any subsequent Adjustment Date and will not exceed a specified maximum mortgage rate (the "Maximum Mortgage Rate") over the life of the ARM Loan or be less than a specified minimum mortgage rate (the "Minimum Mortgage Rate") over the life of the ARM Loan. The weighted average Initial Periodic Rate Cap and Subsequent Periodic Rate Cap for the ARM Loans is approximately 2.218% per annum and 1.388% per annum, respectively. Effective with the first monthly payment due on each ARM Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will fully amortize the outstanding principal balance of the related ARM Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each ARM Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index, calculated as described in this prospectus supplement, and the related Gross Margin. See "--The Index" in this prospectus supplement. None of the ARM Loans permit the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

      Substantially all of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, the "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause which provides that the Mortgage Loan must be repaid at the time of a sale of the related Mortgaged Property or assumed by a creditworthy purchaser of the related Mortgaged Property.

      Approximately 65.03% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and these amounts will not be available for distribution on the other classes of certificates. Under the limited instances described under the terms of the pooling and servicing agreement and the interim servicing agreement, the related servicer or the interim servicer, as applicable, may waive the payment of any otherwise applicable Prepayment Charge with respect to the related Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the servicers and the interim servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the servicers and the interim servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

      In addition, the related servicer or the interim servicer, as applicable, may waive the collection of any otherwise applicable Prepayment Charge, but only if: (1) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of such servicer or the interim servicer, as applicable, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

      No Mortgage Loan will be more than 60 days delinquent as of the Cut-off Date. A Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.

      For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pool -- Underwriting Standards" and "The Sponsor" in this prospectus supplement.

MORTGAGE LOAN CHARACTERISTICS

      The average principal balance of the Mortgage Loans at origination was approximately $204,556. No Mortgage Loan had a principal balance at origination greater than approximately $1,400,000 or less than approximately $10,000. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $204,245. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,400,000 or less than approximately $9,631.

      The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.990% per annum to approximately 13.400% per annum, and the weighted average Mortgage Rate was approximately 7.669% per annum. As of the Cut-off Date, the ARM Loans had Gross Margins ranging from approximately 2.750% per annum to approximately 8.990% per annum, Minimum Mortgage Rates ranging from approximately 4.750% per annum to approximately 12.850% per annum and Maximum Mortgage Rates ranging from approximately 10.625% per annum to approximately 18.850% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.753% the weighted average Minimum Mortgage Rate was approximately 7.473% per annum and the weighted average Maximum Mortgage Rate was approximately 13.513% per annum. The latest first Adjustment Date following the Cut-off Date on any ARM Loan occurs on December 1, 2010 and the weighted average next Adjustment Date for all of the ARM Loans following the Cut-off Date is November 21, 2007.

      The weighted average combined loan-to-value ratio of the Mortgage Loans at origination was approximately 81.42%. At origination, no Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 10.57%.

      The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 353 months as of the Cut-off Date. None of the Mortgage Loans will have a first due date prior to November 1, 2004 or after February 1, 2006 or will have a remaining term to stated maturity of less than 57 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Mortgage Loan is January 1, 2036.

      As of the Cut-off Date, the weighted average FICO Score for the Mortgage Loans that were scored is approximately 629. No Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 815 or less than 500.

      The Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                      COLLATERAL TYPE OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              COLLATERAL TYPE                LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Fixed - 5 Year .........................          5     $        68,731            0.00%
Fixed - 10 Year ........................         80           1,174,956            0.05
Fixed - 15 Year ........................        186           6,436,151            0.25
Fixed - 20 Year ........................         33           2,308,983            0.09
Fixed - 30 Year ........................      2,656         263,696,673           10.40
Fixed - 30 Year IO .....................         16           3,992,671            0.16
Balloon - 15/30 ........................        594          36,918,023            1.46
Balloon - 30/40 ........................         48          14,376,884            0.57
ARM - 6 Month ..........................          1             547,895            0.02
ARM - 2 Year/6 Month ...................      4,728       1,017,352,069           40.12
ARM - 2 Year/6 Month IO ................      2,353         694,364,564           27.38
ARM - 2 Year/6 Month 30/40 Balloon .....      1,140         360,230,289           14.21
ARM - 3 Year/6 Month ...................        180          35,324,959            1.39
ARM - 3 Year/6 Month IO ................        242          60,290,106            2.38
ARM - 3 Year/6 Month 30/40 Balloon .....         20           6,079,189            0.24
ARM - 4 Year/6 Month ...................          3             290,430            0.01
ARM - 4 Year/6 Month IO ................          7           1,788,996            0.07
ARM - 5 Year/6 Month ...................         54          12,952,422            0.51
ARM - 5 Year/6 Month IO ................         57          14,753,918            0.58
ARM - 5 Year/6 Month 30/40 Balloon .....         12           2,753,996            0.11
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                       LIEN PRIORITY OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              LIEN PRIORITY                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
First Lien .............................      9,484     $ 2,359,130,240           93.04%
Second Lien ............................      2,931         176,571,663            6.96
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
         PRINCIPAL BALANCE                  MORTGAGE      OUTSTANDING         OUTSTANDING
        AT ORIGINATION ($)                   LOANS       AT ORIGINATION      AT ORIGINATION
----------------------------------------   ---------   -----------------   -----------------
      0.01 -    50,000.00 ..............      1,465     $    47,572,082            1.87%
 50,000.01 -   100,000.00 ..............      2,166         164,562,233            6.48
100,000.01 -   150,000.00 ..............      2,042         253,014,344            9.96
150,000.01 -   200,000.00 ..............      1,769         309,499,394           12.19
200,000.01 -   250,000.00 ..............      1,167         262,742,727           10.35
250,000.01 -   300,000.00 ..............        931         256,085,230           10.08
300,000.01 -   350,000.00 ..............        780         252,807,671            9.95
350,000.01 -   400,000.00 ..............        662         248,261,972            9.78
400,000.01 -   450,000.00 ..............        445         190,015,994            7.48
450,000.01 -   500,000.00 ..............        341         161,958,689            6.38
500,000.01 -   550,000.00 ..............        235         123,324,273            4.86
550,000.01 -   600,000.00 ..............        153          88,115,365            3.47
600,000.01 -   650,000.00 ..............         76          47,762,256            1.88
650,000.01 -   700,000.00 ..............         70          47,398,654            1.87
700,000.01 -   750,000.00 ..............         95          69,912,850            2.75
750,000.01 -   800,000.00 ..............          5           3,927,786            0.15
800,000.01 -   850,000.00 ..............          1             840,000            0.03
850,000.01 -   900,000.00 ..............          3           2,652,000            0.10
900,000.01 -   950,000.00 ..............          3           2,774,000            0.11
950,000.01 - 1,000,000.00 ..............          5           4,935,000            0.19
Greater than or equal to 1,000,000.01 ..          1           1,400,000            0.06
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,539,562,521          100.00%
                                            =======     ===============         =======

                    PRINCIPAL BALANCES OF THE MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
           PRINCIPAL BALANCE                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
      AS OF THE CUT-OFF DATE ($)             LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
      0.01 -    50,000.00 ..............      1,467     $    47,545,107            1.88%
 50,000.01 -   100,000.00 ..............      2,166         164,304,048            6.48
100,000.01 -   150,000.00 ..............      2,043         252,769,551            9.97
150,000.01 -   200,000.00 ..............      1,769         309,138,853           12.19
200,000.01 -   250,000.00 ..............      1,170         263,265,528           10.38
250,000.01 -   300,000.00 ..............        929         255,436,107           10.07
300,000.01 -   350,000.00 ..............        780         252,671,451            9.96
350,000.01 -   400,000.00 ..............        660         247,351,357            9.75
400,000.01 -   450,000.00 ..............        445         189,897,402            7.49
450,000.01 -   500,000.00 ..............        339         160,895,692            6.35
500,000.01 -   550,000.00 ..............        236         123,748,475            4.88
550,000.01 -   600,000.00 ..............        152          87,459,168            3.45
600,000.01 -   650,000.00 ..............         76          47,710,708            1.88
650,000.01 -   700,000.00 ..............         70          47,331,040            1.87
700,000.01 -   750,000.00 ..............         96          70,557,399            2.78
750,000.01 -   800,000.00 ..............          5           3,922,467            0.15
800,000.01 -   850,000.00 ..............          1             837,839            0.03
850,000.01 -   900,000.00 ..............          2           1,752,000            0.07
900,000.01 -   950,000.00 ..............          3           2,774,000            0.11
950,000.01 - 1,000,000.00 ..............          5           4,933,709            0.19
Greater than or equal to 1,000,000.01 ..          1           1,400,000            0.06
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

   GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
                 LOCATION                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
California .............................      3,034     $   859,123,526           33.88%
Florida ................................      1,383         242,529,178            9.56
New York ...............................        751         223,744,778            8.82
Maryland ...............................        728         157,375,345            6.21
New Jersey .............................        520         127,928,086            5.05
Illinois ...............................        632         111,553,920            4.40
Massachusetts ..........................        335          77,539,535            3.06
Virginia ...............................        340          75,650,876            2.98
Georgia ................................        565          75,599,997            2.98
Arizona ................................        322          56,846,238            2.24
Washington .............................        347          55,268,629            2.18
Colorado ...............................        381          52,121,381            2.06
Nevada .................................        230          48,904,077            1.93
Ohio ...................................        321          32,342,813            1.28
Hawaii .................................        118          31,826,937            1.26
Connecticut ............................        163          29,303,604            1.16
Oregon .................................        174          27,417,681            1.08
Texas ..................................        232          24,924,100            0.98
Minnesota ..............................        160          24,919,851            0.98
Michigan ...............................        220          23,604,546            0.93
Pennsylvania ...........................        161          21,331,219            0.84
North Carolina .........................        159          19,544,159            0.77
Wisconsin ..............................        150          17,605,186            0.69
District of Columbia ...................         58          13,696,236            0.54
Utah ...................................         95          12,311,082            0.49
Missouri ...............................        108          10,398,551            0.41
Tennessee ..............................        106          10,119,770            0.40
Rhode Island ...........................         46           9,155,091            0.36
Kentucky ...............................         84           7,999,942            0.32
South Carolina .........................         56           7,491,167            0.30
Indiana ................................         71           6,341,800            0.25
Idaho ..................................         66           6,255,985            0.25
New Mexico .............................         35           5,203,891            0.21
New Hampshire ..........................         29           4,491,219            0.18
Delaware ...............................         32           4,242,006            0.17
Kansas .................................         50           3,995,098            0.16
Maine ..................................         27           3,849,245            0.15
Iowa ...................................         26           2,806,705            0.11
Vermont ................................         13           2,048,418            0.08
Oklahoma ...............................         31           1,858,218            0.07
Arkansas ...............................         12           1,739,614            0.07
West Virginia ..........................          7           1,433,361            0.06
Nebraska ...............................         15           1,239,213            0.05
Wyoming ................................          6             576,213            0.02
Montana ................................          3             410,797            0.02
Mississippi ............................          5             379,252            0.01
Louisiana ..............................          3             243,674            0.01
Alabama ................................          3             195,617            0.01
Alaska .................................          1             149,959            0.01
South Dakota ...........................          1              64,121            0.00
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

          MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
               MORTGAGE RATE (%)             LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
 4.500 - 4.999 .........................          1     $       221,559            0.01%
 5.000 - 5.499 .........................         28          10,705,421            0.42
 5.500 - 5.999 .........................        659         185,968,405            7.33
 6.000 - 6.499 .........................        629         190,195,309            7.50
 6.500 - 6.999 .........................      1,544         451,040,061           17.79
 7.000 - 7.499 .........................      1,349         361,784,313           14.27
 7.500 - 7.999 .........................      2,151         530,980,378           20.94
 8.000 - 8.499 .........................      1,220         260,858,859           10.29
 8.500 - 8.999 .........................      1,276         227,787,069            8.98
 9.000 - 9.499 .........................        753          94,877,382            3.74
 9.500 - 9.999 .........................        787          81,073,266            3.20
10.000 - 0.499 .........................        530          45,728,443            1.80
10.500 - 0.999 .........................        700          49,991,675            1.97
11.000 - 1.499 .........................        438          26,000,865            1.03
11.500 - 1.999 .........................        200          12,908,735            0.51
12.000 - 2.499 .........................        112           4,037,010            0.16
12.500 - 2.999 .........................         31           1,416,558            0.06
13.000 - 3.499 .........................          7             126,594            0.00
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                      ORIGINAL TERM OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              ORIGINAL TERM                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
 60 months .............................          5     $        68,731            0.00%
120 months .............................         80           1,174,956            0.05
180 months .............................        780          43,354,174            1.71
240 months .............................         33           2,308,983            0.09
360 months .............................     11,517       2,488,795,060           98.15
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                      REMAINING TERM TO STATED MATURITY OF
                   THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
   REMAINING TERM TO STATED MATURITY         LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
  1 - 60 months ........................          5     $        68,731            0.00%
 61 - 120 months .......................         80           1,174,956            0.05
121 - 180 months .......................        780          43,354,174            1.71
181 - 240 months .......................         33           2,308,983            0.09
301 - 360 months .......................     11,517       2,488,795,060           98.15
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
             PROPERTY TYPE                   LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Single Family Residence ................      9,991     $ 2,027,457,808           79.96%
2-4 Family .............................        990         255,709,204           10.08
Condominium ............................        960         166,305,498            6.56
PUD ....................................        469          84,908,658            3.35
Townhouse ..............................          5           1,320,735            0.05
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

          ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
    ORIGINAL COMBINED LOAN-TO-VALUE        MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
              RATIO (%)                     LOANS       THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Less than or equal to 50.00 ............        211     $    35,519,079            1.40%
50.01 -  55.00 .........................        103          21,578,385            0.85
55.01 -  60.00 .........................        183          41,323,999            1.63
60.01 -  65.00 .........................        301          70,726,978            2.79
65.01 -  70.00 .........................        399          96,097,210            3.79
70.01 -  75.00 .........................        519         130,160,563            5.13
75.01 -  80.00 .........................      4,925       1,299,315,228           51.24
80.01 -  85.00 .........................        742         183,372,122            7.23
85.01 -  90.00 .........................      1,695         394,345,691           15.55
90.01 -  95.00 .........................        424          56,704,916            2.24
95.01 - 100.00 .........................      2,913         206,557,732            8.15
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                    DOCUMENTATION TYPE OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
          DOCUMENTATION TYPE                 LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Full Documentation .....................      7,693     $ 1,448,590,099           57.13%
Stated Documentation ...................      4,448       1,028,423,514           40.56
Limited Documentation ..................        264          56,173,221            2.22
No Documentation .......................         10           2,515,069            0.10
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                       FICO SCORE FOR THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              FICO SCORE                     LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
500 - 524 ..............................        451     $    97,091,430            3.83%
525 - 549 ..............................        649         144,238,937            5.69
550 - 574 ..............................        967         206,970,420            8.16
575 - 599 ..............................      1,478         282,736,760           11.15
600 - 624 ..............................      2,054         383,013,080           15.10
625 - 649 ..............................      2,552         510,358,515           20.13
650 - 674 ..............................      2,020         415,671,669           16.39
675 - 699 ..............................      1,086         234,373,138            9.24
700 - 724 ..............................        533         118,496,753            4.67
725 - 749 ..............................        342          79,026,542            3.12
750 - 774 ..............................        190          41,353,535            1.63
775 - 799 ..............................         69          17,565,850            0.69
800 - 824 ..............................         24           4,805,274            0.19
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              LOAN PURPOSE                   LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Purchase ...............................      7,482     $ 1,375,577,121           54.25%
Refinance - Cashout ....................      4,739       1,118,631,554           44.12
Refinance - Rate Term ..................        194          41,493,229            1.64
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                     OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
             OCCUPANCY STATUS                LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Primary ................................     11,497     $ 2,359,651,738           93.06%
Investment .............................        809         150,430,627            5.93
Second Home ............................        109          25,619,539            1.01
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

     NEXT ADJUSTMENT DATES FOR THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                              ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
        NEXT ADJUSTMENT DATE                 LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
March 2006 .............................          1     $       547,895            0.02%
February 2007 ..........................          1             204,914            0.01
March 2007 .............................          2             191,090            0.01
April 2007 .............................          3             372,306            0.02
May 2007 ...............................         16           3,056,311            0.14
June 2007 ..............................         89          19,970,120            0.90
July 2007 ..............................        299          72,858,902            3.30
August 2007 ............................        725         138,632,645            6.28
September 2007 .........................        261          66,144,536            3.00
October 2007 ...........................      1,541         390,614,545           17.70
November 2007 ..........................      2,663         683,179,314           30.96
December 2007 ..........................      2,618         695,736,643           31.53
January 2008 ...........................          3             985,596            0.04
April 2008 .............................          1             170,900            0.01
May 2008 ...............................          7           1,677,912            0.08
June 2008 ..............................          8           1,938,987            0.09
July 2008 ..............................         73          14,032,122            0.64
August 2008 ............................         94          16,203,552            0.73
September 2008 .........................         22           6,323,757            0.29
October 2008 ...........................        111          26,317,913            1.19
November 2008 ..........................         61          16,102,767            0.73
December 2008 ..........................         65          18,926,344            0.86
June 2009 ..............................          1             360,000            0.02
July 2009 ..............................          2             687,996            0.03
August 2009 ............................          7           1,031,430            0.05
June 2010 ..............................          3           1,181,500            0.05
July 2010 ..............................         32           7,052,780            0.32
August 2010 ............................         18           3,350,685            0.15
September 2010 .........................          4           1,139,277            0.05
October 2010 ...........................         21           5,474,107            0.25
November 2010 ..........................         24           5,946,191            0.27
December 2010 ..........................         21           6,315,795            0.29
                                            -------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                            =======     ===============         =======

          GROSS MARGINS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                              ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
            GROSS MARGIN (%)                 LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
2.500 - 2.999 ..........................          3     $       895,971            0.04%
3.000 - 3.499 ..........................          9           3,602,032            0.16
3.500 - 3.999 ..........................         54          19,282,687            0.87
4.000 - 4.499 ..........................        303         104,241,184            4.72
4.500 - 4.999 ..........................      1,140         330,034,745           14.96
5.000 - 5.499 ..........................      1,254         370,168,738           16.77
5.500 - 5.999 ..........................      2,064         542,126,732           24.57
6.000 - 6.499 ..........................      1,561         374,340,915           16.96
6.500 - 6.999 ..........................      2,104         414,494,405           18.78
7.000 - 7.499 ..........................        159          25,620,526            1.16
7.500 - 7.999 ..........................        109          17,533,904            0.79
8.000 - 8.499 ..........................         27           3,432,357            0.16
8.500 - 8.999 ..........................         10             954,636            0.04
                                             ------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                             ======     ===============         =======

     MAXIMUM MORTGAGE RATES OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
             MAXIMUM MORTGAGE                 ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
                 RATE (%)                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
10.500 - 10.999 ........................          2     $       482,559            0.02%
11.000 - 11.499 ........................         31          11,654,021            0.53
11.500 - 11.999 ........................        645         181,118,909            8.21
12.000 - 12.499 ........................        557         168,499,563            7.64
12.500 - 12.999 ........................      1,319         385,710,360           17.48
13.000 - 13.499 ........................      1,200         329,886,771           14.95
13.500 - 13.999 ........................      1,975         505,947,752           22.93
14.000 - 14.499 ........................      1,132         252,850,848           11.46
14.500 - 14.999 ........................      1,027         209,366,887            9.49
15.000 - 15.499 ........................        402          73,068,646            3.31
15.500 - 15.999 ........................        262          47,784,156            2.17
16.000 - 16.499 ........................         97          16,215,033            0.73
16.500 - 16.999 ........................         71          12,612,649            0.57
17.000 - 17.499 ........................         35           5,461,664            0.25
17.500 - 17.999 ........................         33           4,430,751            0.20
18.000 - 18.499 ........................          6           1,115,485            0.05
18.500 - 18.999 ........................          3             522,779            0.02
                                            -------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                            =======     ===============         =======

     MINIMUM MORTGAGE RATES OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                          AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
            MINIMUM MORTGAGE                  ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
                 RATE (%)                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
 4.500 -  4.999 ........................          3     $       479,237            0.02%
 5.000 -  5.499 ........................         30          10,627,250            0.48
 5.500 -  5.999 ........................        719         193,850,865            8.78
 6.000 -  6.499 ........................        564         171,206,307            7.76
 6.500 -  6.999 ........................      1,369         400,400,861           18.14
 7.000 -  7.499 ........................      1,238         338,456,696           15.34
 7.500 -  7.999 ........................      1,954         499,256,156           22.62
 8.000 -  8.499 ........................      1,094         244,043,737           11.06
 8.500 -  8.999 ........................        990         200,523,410            9.09
 9.000 -  9.499 ........................        369          66,933,996            3.03
 9.500 -  9.999 ........................        239          43,555,897            1.97
10.000 - 10.499 ........................         88          14,621,543            0.66
10.500 - 10.999 ........................         68          11,921,250            0.54
11.000 - 11.499 ........................         33           5,121,167            0.23
11.500 - 11.999 ........................         31           4,190,124            0.19
12.000 - 12.499 ........................          6           1,115,485            0.05
12.500 - 12.999 ........................          2             424,852            0.02
                                            -------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                            =======     ===============         =======

   INITIAL PERIODIC RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                              ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
     INITIAL PERIODIC RATE CAP (%)           LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
1.000 ..................................          1     $       547,895            0.02%
1.500 ..................................        136          29,362,057            1.33
2.000 ..................................      6,434       1,684,078,267           76.32
3.000 ..................................      2,221         491,385,443           22.27
5.000 ..................................          5           1,355,171            0.06
                                            -------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                            =======     ===============         =======

  SUBSEQUENT PERIODIC RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                              ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
    SUBSEQUENT PERIODIC RATE CAP (%)         LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
1.000 ..................................      2,222     $   492,383,092           22.31%
1.500 ..................................      6,575       1,714,345,740           77.69
                                            -------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                            =======     ===============         =======

        LIFETIME RATE CAPS OF THE ARM LOANS INCLUDED IN THE MORTGAGE POOL

                                                            AGGREGATE        % OF AGGREGATE
                                            NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               ARM      OUTSTANDING AS OF   OUTSTANDING AS OF
          LIFETIME RATE CAP (%)               LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------    ---------   -----------------   -----------------
5.000 - 5.499 ..........................        119     $    26,929,335            1.22%
6.000 - 6.499 ..........................      8,315       2,097,847,353           95.07
6.500 - 6.999 ..........................          8           1,962,734            0.09
7.000 - 7.499 ..........................        355          79,989,410            3.62
                                            -------     ---------------         -------
Total: .................................      8,797     $ 2,206,728,832          100.00%
                                            =======     ===============         =======

         PREPAYMENT PENALTY MONTHS OF THE MORTGAGE LOANS AT ORIGINATION

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
        PREPAYMENT PENALTY MONTHS           MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              AT ORIGINATION                 LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
 0 .....................................      4,550     $   886,841,087           34.97%
 6 .....................................         25           2,404,842            0.09
12 .....................................        563         150,704,968            5.94
24 .....................................      5,834       1,206,546,737           47.58
30 .....................................          3             879,888            0.03
36 .....................................      1,436         287,093,082           11.32
60 .....................................          4           1,231,299            0.05
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

                        ORIGINATORS OF THE MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              ORIGINATORS                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Fremont ................................      8,759     $ 1,919,813,424           75.71%
Ownit ..................................      1,792         276,606,067           10.91
Other ..................................      1,864         339,282,413           13.38
                                            -------     ---------------         -------
Total: .................................     12,415     $ 2,535,701,903          100.00%
                                            =======     ===============         =======

GROUP IA MORTGAGE LOAN CHARACTERISTICS

      Approximately 12.17% of the Group IA Mortgage Loans are fixed-rate mortgage loans and approximately 87.83% of the Group IA Mortgage Loans are ARM Loans (the "Group IA ARM Loans"), in each case, by aggregate principal balance of the Group IA Mortgage Loans as of the Cut-off Date.

      Approximately 96.17% of the Group IA Mortgage Loans are First Lien Mortgage Loans and approximately 3.83% of the Group IA Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group IA Mortgage Loans as of the Cut-off Date.

Approximately 13.30% of the Group IA Mortgage Loans are Balloon Loans and approximately 26.45% of the Group IA Mortgage Loans are Interest Only Loans, in each case, by aggregate principal balance of the Group IA Mortgage Loans as of the Cut-off Date.

      The average principal balance of the Group IA Mortgage Loans at origination was approximately $165,151. No Group IA Mortgage Loan had a principal balance at origination greater than approximately $616,000 or less than approximately $10,000. The average principal balance of the Group IA Mortgage Loans as of the Cut-off Date was approximately $164,872. No Group IA Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $615,074 or less than approximately $9,860.

      The Group IA Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 4.990% per annum to approximately 13.250% per annum, and the weighted average Mortgage Rate was approximately 7.731% per annum. As of the Cut-off Date, the Group IA ARM Loans had Gross Margins ranging from approximately 2.750% per annum to approximately 8.990% per annum, Minimum Mortgage Rates ranging from approximately 4.750% per annum to approximately 12.850% per annum and Maximum Mortgage Rates ranging from approximately 10.625% per annum to approximately 18.850% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.915%, the weighted average Minimum Mortgage Rate was approximately 7.621% per annum and the weighted average Maximum Mortgage Rate was approximately 13.676% per annum. The latest first Adjustment Date following the Cut-off Date on any Group IA ARM Loan occurs on December 1, 2010 and the weighted average next Adjustment Date for all of the Group IA Mortgage Loans following the Cut-off Date is November 29, 2007.

      The weighted average combined loan-to-value ratio of the Group IA Mortgage Loans at origination was approximately 79.94%. At origination, no Group IA Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 10.57%.

      The weighted average remaining term to stated maturity of the Group IA Mortgage Loans was approximately 354 months as of the Cut-off Date. None of the Group IA Mortgage Loans will have a first due date prior to November 1, 2004 or after February 1, 2006, or will have a remaining term to stated maturity of less than 116 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group IA Mortgage Loan is January 1, 2036.

      As of the Cut-off Date, the weighted average FICO Score for the Group IA Mortgage Loans that were scored is approximately 616. No Group IA Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 814 or less than 500.

      The Group IA Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                 COLLATERAL TYPE OF THE GROUP IA MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
            COLLATERAL TYPE                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Fixed - 10 Year ........................         23     $       366,895            0.04%
Fixed - 15 Year ........................         81           3,098,247            0.31
Fixed - 20 Year ........................         17           1,134,606            0.11
Fixed - 30 Year ........................      1,049          99,773,532           10.03
Fixed - 30 Year IO .....................          9           1,571,766            0.16
Balloon - 15/30 ........................        226           8,109,597            0.81
Balloon - 30/40 ........................         28           7,050,611            0.71
ARM - 2 Year/6 Month ...................      2,733         468,369,106           47.06
ARM - 2 Year/6 Month IO ................      1,034         219,836,561           22.09
ARM - 2 Year/6 Month 30/40 Balloon .....        459         113,978,601           11.45
ARM - 3 Year/6 Month ...................        121          19,321,121            1.94
ARM - 3 Year/6 Month IO ................        159          32,562,104            3.27
ARM - 3 Year/6 Month 30/40 Balloon .....          7           1,520,819            0.15
ARM - 4 Year/6 Month ...................          3             290,430            0.03
ARM - 4 Year/6 Month IO ................          6           1,428,996            0.14
ARM - 5 Year/6 Month ...................         36           7,201,288            0.72
ARM - 5 Year/6 Month IO ................         37           7,861,716            0.79
ARM - 5 Year/6 Month 30/40 Balloon .....          8           1,690,153            0.17
                                            -------     ---------------         -------
Total: .................................      6,036     $   995,166,149          100.00%
                                            =======     ===============         =======

                  LIEN PRIORITY OF THE GROUP IA MORTGAGE LOANS

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                            MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              LIEN PRIORITY                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
First Lien .............................      5,043     $   957,058,515           96.17%
Second Lien ............................        993          38,107,634            3.83
                                            -------     ---------------         -------
Total: .................................      6,036     $   995,166,149          100.00%
                                            =======     ===============         =======

        PRINCIPAL BALANCES OF THE GROUP IA MORTGAGE LOANS AT ORIGINATION

                                                 AGGREGATE        % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
       PRINCIPAL BALANCE          MORTGAGE    OUTSTANDING AT      OUTSTANDING AT
      AT ORIGINATION ($)           LOANS        ORIGINATION         ORIGINATION
------------------------------   ---------   -----------------   -----------------
      0.01 -  50,000.00 ......       804     $      25,616,428          2.57%
 50,000.01 - 100,000.00 ......     1,104            83,744,953          8.40
100,000.01 - 150,000.00 ......     1,195           148,147,959         14.86
150,000.01 - 200,000.00 ......     1,065           185,702,192         18.63
200,000.01 - 250,000.00 ......       627           140,805,154         14.12
250,000.01 - 300,000.00 ......       467           128,226,498         12.86
300,000.01 - 350,000.00 ......       332           107,906,992         10.82
350,000.01 - 400,000.00 ......       300           112,516,726         11.29
400,000.01 - 450,000.00 ......        85            35,589,145          3.57
450,000.01 - 500,000.00 ......        38            18,124,768          1.82
500,000.01 - 550,000.00 ......        10             5,210,450          0.52
550,000.01 - 600,000.00 ......         8             4,644,000          0.47
600,000.01 - 650,000.00 ......         1               616,000          0.06
                                   -----     -----------------        ------
Total: .......................     6,036     $     996,851,265        100.00%
                                   =====     =================        ======

                PRINCIPAL BALANCES OF THE GROUP IA MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE


                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
 PRINCIPAL BALANCE AS OF THE     MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
      CUT-OFF DATE ($)             LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
      0.01 -  50,000.00 ......       805     $      25,600,917          2.57%
 50,000.01 - 100,000.00 ......     1,104            83,582,639          8.40
100,000.01 - 150,000.00 ......     1,195           147,885,774         14.86
150,000.01 - 200,000.00 ......     1,066           185,631,852         18.65
200,000.01 - 250,000.00 ......       628           140,941,283         14.16
250,000.01 - 300,000.00 ......       465           127,592,331         12.82
300,000.01 - 350,000.00 ......       332           107,812,091         10.83
350,000.01 - 400,000.00 ......       300           112,425,890         11.30
400,000.01 - 450,000.00 ......        85            35,589,921          3.58
450,000.01 - 500,000.00 ......        37            17,649,553          1.77
500,000.01 - 550,000.00 ......        10             5,205,444          0.52
550,000.01 - 600,000.00 ......         8             4,633,381          0.47
600,000.01 - 650,000.00 ......         1               615,074          0.06
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP IA MORTGAGE
                                     LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
           LOCATION                LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
California ...................       874     $     219,404,678         22.05%
Florida ......................       673           103,425,219         10.39
Maryland .....................       400            74,173,405          7.45
New York .....................       204            56,111,540          5.64
Illinois .....................       335            52,925,369          5.32
New Jersey ...................       207            46,417,931          4.66
Massachusetts ................       164            35,890,845          3.61
Georgia ......................       304            35,100,197          3.53
Washington ...................       238            34,798,771          3.50
Arizona ......................       213            34,035,873          3.42
Virginia .....................       158            30,278,906          3.04
Colorado .....................       247            29,157,820          2.93
Ohio .........................       252            23,709,896          2.38
Oregon .......................       131            18,556,285          1.86
Nevada .......................        98            17,686,398          1.78
Hawaii .......................        57            17,121,283          1.72
Michigan .....................       166            16,763,942          1.68
Connecticut ..................        95            15,531,075          1.56
Minnesota ....................        99            14,442,160          1.45
Pennsylvania .................       107            14,206,319          1.43
Texas ........................       109            10,839,355          1.09
Wisconsin ....................       103            10,211,664          1.03
North Carolina ...............        91             9,916,620          1.00
Missouri .....................        97             8,769,217          0.88
Utah .........................        67             7,233,437          0.73
District of Columbia .........        32             6,846,651          0.69
Kentucky .....................        68             6,099,204          0.61
Tennessee ....................        75             5,970,118          0.60
Indiana ......................        52             4,806,704          0.48
Rhode Island .................        21             4,245,770          0.43
South Carolina ...............        35             3,709,641          0.37
New Hampshire ................        22             3,367,711          0.34
New Mexico ...................        22             3,135,588          0.32
Kansas .......................        43             3,099,916          0.31
Idaho ........................        39             2,921,611          0.29
Delaware .....................        25             2,861,052          0.29
Maine ........................        18             2,286,172          0.23
Iowa .........................        22             1,878,081          0.19
Vermont ......................        10             1,720,624          0.17
Oklahoma .....................        21             1,346,189          0.14
Nebraska .....................        15             1,239,213          0.12
West Virginia ................         5               920,361          0.09
Arkansas .....................         6               781,084          0.08
Wyoming ......................         5               408,213          0.04
Louisiana ....................         3               243,674          0.02
Mississippi ..................         3               220,644          0.02
Montana ......................         2               194,284          0.02
Alabama ......................         2                91,319          0.01
South Dakota .................         1                64,121          0.01
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

      MORTGAGE RATES OF THE GROUP IA MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
       MORTGAGE RATE (%)           LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
 4.500 -  4.999 ..............         1     $         221,559          0.02%
 5.000 -  5.499 ..............        11             2,829,477          0.28
 5.500 -  5.999 ..............       344            71,098,498          7.14
 6.000 -  6.499 ..............       298            68,783,005          6.91
 6.500 -  6.999 ..............       725           160,723,107         16.15
 7.000 -  7.499 ..............       623           126,354,336         12.70
 7.500 -  7.999 ..............     1,092           206,307,627         20.73
 8.000 -  8.499 ..............       686           118,693,495         11.93
 8.500 -  8.999 ..............       726           111,709,315         11.23
 9.000 -  9.499 ..............       398            48,498,493          4.87
 9.500 -  9.999 ..............       354            34,007,521          3.42
10.000 - 10.499 ..............       178            12,565,193          1.26
10.500 - 10.999 ..............       276            16,547,260          1.66
11.000 - 11.499 ..............       196            10,021,603          1.01
11.500 - 11.999 ..............        78             4,546,982          0.46
12.000 - 12.499 ..............        34             1,427,495          0.14
12.500 - 12.999 ..............        13               784,031          0.08
13.000 - 13.499 ..............         3                47,155          0.00
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                  ORIGINAL TERM OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
       ORIGINAL TERM               LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
120 months ...................        23     $         366,895          0.04%
180 months ...................       307            11,207,844          1.13
240 months ...................        17             1,134,606          0.11
360 months ...................     5,689           982,456,804         98.72
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                      REMAINING TERM TO STATED MATURITY OF
               THE GROUP IA MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
   REMAINING TERM TO STATED      MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
           MATURITY                LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
 61 - 120 months .............        23     $         366,895          0.04%
121 - 180 months .............       307            11,207,844          1.13
181 - 240 months .............        17             1,134,606          0.11
301 - 360 months .............     5,689           982,456,804         98.72
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                  PROPERTY TYPES OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
        PROPERTY TYPE              LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
Single Family Residence ......     4,870     $     780,436,813         78.42%
2-4 Family ...................       451           105,795,998         10.63
Condominium ..................       448            69,161,171          6.95
PUD ..........................       263            39,062,275          3.93
Townhouse ....................         4               709,892          0.07
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
      ORIGINAL COMBINED          MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
   LOAN-TO-VALUE RATIO (%)         LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
Less than or equal to 50.00 ..       152     $      22,403,436          2.25%
50.01 -  55.00 ...............        73            14,381,334          1.45
55.01 -  60.00 ...............       136            27,438,193          2.76
60.01 -  65.00 ...............       210            43,553,521          4.38
65.01 -  70.00 ...............       286            59,950,901          6.02
70.01 -  75.00 ...............       343            70,391,058          7.07
75.01 -  80.00 ...............     2,121           402,525,547         40.45
80.01 -  85.00 ...............       454            90,108,995          9.05
85.01 -  90.00 ...............       967           182,458,548         18.33
90.01 -  95.00 ...............       175            23,490,904          2.36
95.01 - 100.00 ...............     1,119            58,463,713          5.87
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                DOCUMENTATION TYPE OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
      DOCUMENTATION TYPE           LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
Full Documentation ..............  4,213     $     647,973,312         65.11%
Stated Documentation ............  1,680           321,895,047         32.35
Limited Documentation ...........    135            23,460,222          2.36
No Documentation ................      8             1,837,568          0.18
                                   -----     -----------------        ------
Total: ..........................  6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                   FICO SCORE FOR THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
          FICO SCORE               LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
500 - 524 ....................       317     $      59,432,920          5.97%
525 - 549 ....................       434            81,811,418          8.22
550 - 574 ....................       590           108,786,646         10.93
575 - 599 ....................       851           135,981,021         13.66
600 - 624 ....................     1,102           164,578,441         16.54
625 - 649 ....................     1,083           170,276,681         17.11
650 - 674 ....................       808           129,774,509         13.04
675 - 699 ....................       417            73,104,503          7.35
700 - 724 ....................       196            31,625,836          3.18
725 - 749 ....................       119            20,515,724          2.06
750 - 774 ....................        80            11,840,145          1.19
775 - 799 ....................        30             6,190,881          0.62
800 - 824 ....................         9             1,247,426          0.13
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                   LOAN PURPOSE OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
         LOAN PURPOSE              LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
Refinance - Cashout .........      3,101     $     620,049,903         62.31%
Purchase ....................      2,775           346,653,819         34.83
Refinance - Rate Term .......        160            28,462,428          2.86
                                   -----     -----------------        ------
Total: ......................      6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                 OCCUPANCY STATUS OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
       OCCUPANCY STATUS            LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
Primary ......................     5,387     $     878,152,022         88.24%
Investment ...................       583           103,344,599         10.38
Second Home ..................        66            13,669,528          1.37
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                NEXT ADJUSTMENT DATES FOR THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
     NEXT ADJUSTMENT DATE        ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
February 2007 ................         1     $         204,914          0.02%
March 2007 ...................         1               115,771          0.01
April 2007 ...................         3               372,306          0.04
May 2007 .....................        10             1,337,505          0.15
June 2007 ....................        61             9,237,629          1.06
July 2007 ....................       179            29,838,600          3.41
August 2007 ..................       486            70,269,975          8.04
September 2007 ...............       150            29,628,829          3.39
October 2007 .................       806           153,882,693         17.61
November 2007 ................     1,324           258,017,274         29.52
December 2007 ................     1,204           248,896,389         28.48
January 2008 .................         1               382,384          0.04
April 2008 ...................         1               170,900          0.02
May 2008 .....................         3               377,612          0.04
June 2008 ....................         6             1,452,132          0.17
July 2008 ....................        54             9,017,352          1.03
August 2008 ..................        77            10,909,554          1.25
September 2008 ...............        17             4,168,557          0.48
October 2008 .................        67            13,659,664          1.56
November 2008 ................        30             5,588,595          0.64
December 2008 ................        32             8,059,678          0.92
June 2009 ....................         1               360,000          0.04
July 2009 ....................         1               327,996          0.04
August 2009 ..................         7             1,031,430          0.12
June 2010 ....................         2               481,500          0.06
July 2010 ....................        23             4,274,605          0.49
August 2010 ..................        15             2,682,432          0.31
September 2010 ...............         4             1,139,277          0.13
October 2010 .................        11             2,426,654          0.28
November 2010 ................        13             2,289,675          0.26
December 2010 ................        13             3,459,015          0.40
                                   -----     -----------------        ------
Total: .......................     4,603     $     874,060,895        100.00%
                                   =====     =================        ======

                     GROSS MARGINS OF THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
       GROSS MARGIN (%)          ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
2.500 - 2.999 ...................      1     $         211,971          0.02%
3.000 - 3.499 ...................      4             1,027,737          0.12
3.500 - 3.999 ...................     21             5,797,630          0.66
4.000 - 4.499 ...................    113            29,832,702          3.41
4.500 - 4.999 ...................    542           115,297,633         13.19
5.000 - 5.499 ...................    536           120,350,558         13.77
5.500 - 5.999 ...................    981           194,016,326         22.20
6.000 - 6.499 ...................    828           159,657,150         18.27
6.500 - 6.999 ...................  1,332           213,397,500         24.41
7.000 - 7.499 ...................    127            18,574,404          2.13
7.500 - 7.999 ...................     87            12,423,792          1.42
8.000 - 8.499 ...................     23             2,794,332          0.32
8.500 - 8.999 ...................      8               679,159          0.08
                                   -----     -----------------        ------
Total: ..........................  4,603     $     874,060,895        100.00%
                                   =====     =================        ======

                MAXIMUM MORTGAGE RATES OF THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
       MAXIMUM MORTGAGE          NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
            RATE (%)             ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
10.500 - 10.999 ..............         2     $         482,559          0.06%
11.000 - 11.499 ..............        12             3,180,477          0.36
11.500 - 11.999 ..............       341            70,357,212          8.05
12.000 - 12.499 ..............       256            57,098,093          6.53
12.500 - 12.999 ..............       595           129,504,646         14.82
13.000 - 13.499 ..............       545           112,588,053         12.88
13.500 - 13.999 ..............       972           189,343,662         21.66
14.000 - 14.499 ..............       627           111,481,676         12.75
14.500 - 14.999 ..............       614           103,678,594         11.86
15.000 - 15.499 ..............       273            43,967,139          5.03
15.500 - 15.999 ..............       188            27,867,467          3.19
16.000 - 16.499 ..............        70             8,104,381          0.93
16.500 - 16.999 ..............        51             8,335,037          0.95
17.000 - 17.499 ..............        27             4,182,235          0.48
17.500 - 17.999 ..............        23             2,785,711          0.32
18.000 - 18.499 ..............         4               581,176          0.07
18.500 - 18.999 ..............         3               522,779          0.06
                                   -----     -----------------        ------
Total: .......................     4,603     $     874,060,895        100.00%
                                   =====     =================        ======

                MINIMUM MORTGAGE RATES OF THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
       MINIMUM MORTGAGE          NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
           RATE (%)              ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
 4.500 -  4.999 ..............         3     $         479,237          0.05%
 5.000 -  5.499 ..............        13             2,751,306          0.31
 5.500 -  5.999 ..............       384            76,260,745          8.72
 6.000 -  6.499 ..............       264            60,604,384          6.93
 6.500 -  6.999 ..............       626           136,589,615         15.63
 7.000 -  7.499 ..............       560           113,398,283         12.97
 7.500 -  7.999 ..............       961           187,269,234         21.43
 8.000 -  8.499 ..............       612           109,304,927         12.51
 8.500 -  8.999 ..............       599           100,460,408         11.49
 9.000 -  9.499 ..............       244            38,949,474          4.46
 9.500 -  9.999 ..............       170            25,300,701          2.89
10.000 - 10.499 ..............        65             7,329,123          0.84
10.500 - 10.999 ..............        50             7,970,608          0.91
11.000 - 11.499 ..............        25             3,841,738          0.44
11.500 - 11.999 ..............        21             2,545,084          0.29
12.000 - 12.499 ..............         4               581,176          0.07
12.500 - 12.999 ..............         2               424,852          0.05
                                   -----     -----------------        ------
Total: .......................     4,603     $     874,060,895        100.00%
                                   =====     =================        ======

              INITIAL PERIODIC RATE CAPS OF THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
INITIAL PERIODIC RATE CAP (%)    ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
1.500 ........................        91     $      17,281,624          1.98%
2.000 ........................     3,036           601,708,059         68.84
3.000 ........................     1,474           254,596,041         29.13
5.000 ........................         2               475,171          0.05
                                   -----     -----------------        ------
Total: .......................     4,603     $     874,060,895        100.00%
                                   =====     =================        ======

             SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
  SUBSEQUENT PERIODIC RATE       NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
           CAP (%)               ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
1.000 ........................     1,473     $     254,548,581         29.12%
1.500 ........................     3,130           619,512,314         70.88
                                   -----     -----------------        ------
Total: .......................     4,603     $     874,060,895        100.00%
                                   =====     =================        ======

                  LIFETIME RATE CAPS OF THE GROUP IA ARM LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                             PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
    LIFETIME RATE CAP (%)        ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
5.000 - 5.499 ................        88     $      17,496,784          2.00%
6.000 - 6.499 ................     4,284           812,691,540         92.98
6.500 - 6.999 ................         7             1,565,424          0.18
7.000 - 7.499 ................       224            42,307,147          4.84
                                   -----     -----------------        ------
Total: .......................     4,603     $     874,060,895        100.00%
                                   =====     =================        ======

     PREPAYMENT PENALTY MONTHS OF THE GROUP IA MORTGAGE LOANS AT ORIGINATION

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
  PREPAYMENT PENALTY MONTHS      MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
        AT ORIGINATION             LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
 0 ...........................     2,173     $     341,204,818         34.29%
 6 ...........................        22             1,937,542          0.19
12 ...........................       200            43,926,745          4.41
24 ...........................     2,762           460,650,297         46.29
30 ...........................         1               204,914          0.02
36 ...........................       878           147,241,834         14.80
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

                   ORIGINATORS OF THE GROUP IA MORTGAGE LOANS

                                                 AGGREGATE         % OF AGGREGATE
                                 NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                 MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
         ORIGINATORS               LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
------------------------------   ---------   -----------------   -----------------
Fremont ......................     3,821     $     683,331,499         68.67%
Ownit ........................     1,164           138,666,167         13.93
Other ........................     1,051           173,168,483         17.40
                                   -----     -----------------        ------
Total: .......................     6,036     $     995,166,149        100.00%
                                   =====     =================        ======

GROUP IB MORTGAGE LOAN CHARACTERISTICS

      Approximately 11.68% of the Group IB Mortgage Loans are fixed-rate mortgage loans and approximately 88.32% of the Group IB Mortgage Loans are ARM Loans (the "Group IB ARM Loans"), in each case, by aggregate principal balance of the Group IB Mortgage Loans as of the Cut-off Date.

      Approximately 93.76% of the Group IB Mortgage Loans are First Lien Mortgage Loans and approximately 6.24% of the Group IB Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group IB Mortgage Loans as of the Cut-off Date.

      Approximately 17.98% of the Group IB Mortgage Loans are Balloon Loans and approximately 20.89% of the Group IB Mortgage Loans are Interest Only Loans, in each case, by aggregate principal balance of the Group IB Mortgage Loans as of the Cut-off Date.

      The average principal balance of the Group IB Mortgage Loans at origination was approximately $194,450. No Group IB Mortgage Loan had a principal balance at origination greater than approximately $624,000 or less than approximately $10,000. The average principal balance of the Group IB Mortgage Loans as of the Cut-off Date was approximately $194,169. No Group IB Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $622,363 or less than approximately $9,631.

      The Group IB Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.450% per annum to approximately 12.650% per annum, and the weighted average Mortgage Rate was approximately 7.779% per annum. As of the Cut-off Date, the Group IB Mortgage Loans had Gross Margins ranging from approximately 3.750% per annum to approximately 6.990% per annum, Minimum Mortgage Rates ranging from approximately 5.450% per annum to approximately 12.050% per annum and Maximum Mortgage Rates ranging from approximately 11.450% per annum to approximately 18.050% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.742% the weighted average Minimum Mortgage Rate was approximately 7.631% per annum and the weighted average Maximum Mortgage Rate was approximately 13.633% per annum. The latest first Adjustment Date following the Cut-off Date on any Group IB Mortgage Loan occurs on December 1, 2010 and the weighted average next Adjustment Date for all of the Group IB Mortgage Loans following the Cut-off Date is November 21, 2007.

      The weighted average combined loan-to-value ratio of the Group IB Mortgage Loans at origination was approximately 81.75%. At origination, no Group IB Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 18.18%.

      The weighted average remaining term to stated maturity of the Group IB Mortgage Loans was approximately 356 months as of the Cut-off Date. None of the Group IB Mortgage Loans will have a first due date prior to September 1, 2005 or after February 1, 2006 or will have a remaining term to stated maturity of less than 57 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group IB Mortgage Loan is January 1, 2036.

      As of the Cut-off Date, the weighted average FICO Score for the Group IB Mortgage Loans that were scored is approximately 633. No Group IB Mortgage Loan which was scored had a FICO Score as of the Cut-off Date greater than 815 or less than 500.

      The Group IB Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                 COLLATERAL TYPE OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
            COLLATERAL TYPE                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Fixed - 5 Year .........................         5     $          68,731          0.01%
Fixed - 10 Year ........................        56               795,368          0.12
Fixed - 15 Year ........................        90             2,316,786          0.34
Fixed - 20 Year ........................        14             1,098,068          0.16
Fixed - 30 Year ........................       843            70,519,282         10.30
Balloon - 15/30 ........................        19             1,450,341          0.21
Balloon - 30/40 ........................        13             3,714,268          0.54
ARM - 2 Year/6 Month ...................     1,467           332,670,438         48.59
ARM - 2 Year/6 Month IO ................       521           138,515,131         20.23
ARM - 2 Year/6 Month 30/40 Balloon .....       427           115,383,371         16.85
ARM - 3 Year/6 Month ...................        34             8,745,664          1.28
ARM - 3 Year/6 Month IO ................        15             4,501,496          0.66
ARM - 3 Year/6 Month 30/40 Balloon .....         9             2,047,017          0.30
ARM - 5 Year/6 Month ...................        10             2,288,012          0.33
ARM - 5 Year/6 Month 30/40 Balloon .....         3               524,201          0.08
                                             -----     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

                  LIEN PRIORITY OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
            LIEN PRIORITY                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
First Lien .............................     2,653     $     641,926,144         93.76%
Second Lien ............................       873            42,712,028          6.24
                                             -----     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

        PRINCIPAL BALANCES OF THE GROUP IB MORTGAGE LOANS AT ORIGINATION

                                                           AGGREGATE        % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
            PRINCIPAL BALANCE               MORTGAGE    OUTSTANDING AT      OUTSTANDING AT
           AT ORIGINATION ($)                LOANS        ORIGINATION         ORIGINATION
----------------------------------------   ---------   -----------------   -----------------
      0.01 -  50,000.00 ................       476     $      15,216,831          2.22%
 50,000.01 - 100,000.00 ................       533            38,683,112          5.64
100,000.01 - 150,000.00 ................       431            54,474,490          7.95
150,000.01 - 200,000.00 ................       505            88,953,793         12.97
200,000.01 - 250,000.00 ................       416            93,928,448         13.70
250,000.01 - 300,000.00 ................       366           100,852,667         14.71
300,000.01 - 350,000.00 ................       343           110,790,289         16.16
350,000.01 - 400,000.00 ................       296           111,046,284         16.20
400,000.01 - 450,000.00 ................       103            43,191,133          6.30
450,000.01 - 500,000.00 ................        30            14,221,550          2.07
500,000.01 - 550,000.00 ................        24            12,476,520          1.82
550,000.01 - 600,000.00 ................         2             1,171,600          0.17
600,000.01 - 650,000.00 ................         1               624,000          0.09
                                             -----     -----------------        ------
Total: .................................     3,526     $     685,630,718        100.00%
                                             =====     =================        ======

                PRINCIPAL BALANCES OF THE GROUP IB MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
      PRINCIPAL BALANCE AS OF THE          MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
           CUT-OFF DATE ($)                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
      0.01 -  50,000.00 ................       477     $      15,224,148          2.22%
 50,000.01 - 100,000.00 ................       533            38,677,261          5.65
100,000.01 - 150,000.00 ................       431            54,436,473          7.95
150,000.01 - 200,000.00 ................       504            88,668,229         12.95
200,000.01 - 250,000.00 ................       418            94,300,499         13.77
250,000.01 - 300,000.00 ................       367           101,114,734         14.77
300,000.01 - 350,000.00 ................       342           110,434,868         16.13
350,000.01 - 400,000.00 ................       295           110,600,296         16.15
400,000.01 - 450,000.00 ................       102            42,725,920          6.24
450,000.01 - 500,000.00 ................        30            14,202,077          2.07
500,000.01 - 550,000.00 ................        24            12,460,665          1.82
550,000.01 - 600,000.00 ................         2             1,170,640          0.17
600,000.01 - 650,000.00 ................         1               622,363          0.09
                                             -----     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP IB MORTGAGE
                                     LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
               LOCATION                      LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
California .............................       612     $     147,372,264         21.53%
New York ...............................       374           105,435,967         15.40
Florida ................................       458            76,646,789         11.20
New Jersey .............................       258            57,245,036          8.36
Maryland ...............................       232            43,269,947          6.32
Illinois ...............................       244            37,118,055          5.42
Massachusetts ..........................       146            32,600,865          4.76
Georgia ................................       219            30,026,635          4.39
Virginia ...............................       106            22,225,390          3.25
Nevada .................................        77            14,844,549          2.17
Arizona ................................        70            11,867,702          1.73
Hawaii .................................        50            11,593,540          1.69
Colorado ...............................        71            10,356,268          1.51
Connecticut ............................        58             9,892,149          1.44
Washington .............................        56             9,211,243          1.35
Minnesota ..............................        55             8,877,968          1.30
Texas ..................................        61             7,270,299          1.06
North Carolina .........................        56             6,512,350          0.95
Pennsylvania ...........................        46             5,857,375          0.86
Wisconsin ..............................        38             5,074,489          0.74
District of Columbia ...................        20             4,628,086          0.68
Michigan ...............................        37             3,815,715          0.56
Rhode Island ...........................        19             3,345,925          0.49
Ohio ...................................        25             3,091,806          0.45
Oregon .................................        16             2,554,094          0.37
South Carolina .........................        16             1,795,008          0.26
Delaware ...............................         7             1,380,954          0.20
Tennessee ..............................        12             1,378,910          0.20
Idaho ..................................        11             1,257,082          0.18
New Mexico .............................         9             1,082,124          0.16
Indiana ................................        14             1,025,116          0.15
Utah ...................................        11               964,924          0.14
Missouri ...............................         8               889,844          0.13
New Hampshire ..........................         5               831,131          0.12
Maine ..................................         7               750,075          0.11
West Virginia ..........................         2               513,000          0.07
Arkansas ...............................         4               406,057          0.06
Kansas .................................         3               359,594          0.05
Kentucky ...............................         4               339,561          0.05
Vermont ................................         3               327,793          0.05
Iowa ...................................         2               263,490          0.04
Alaska .................................         1               149,959          0.02
Alabama ................................         1               104,298          0.02
Oklahoma ...............................         2                84,747          0.01
                                             -----     -----------------        ------
Total:..................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

      MORTGAGE RATES OF THE GROUP IB MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
            MORTGAGE RATE (%)                LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
 5.000 -  5.499 ........................         1     $         496,000          0.07%
 5.500 -  5.999 ........................        58            17,180,301          2.51
 6.000 -  6.499 ........................       146            40,282,016          5.88
 6.500 -  6.999 ........................       445           123,676,572         18.06
 7.000 -  7.499 ........................       450           112,995,146         16.50
 7.500 -  7.999 ........................       693           171,228,060         25.01
 8.000 -  8.499 ........................       355            74,095,088         10.82
 8.500 -  8.999 ........................       344            63,230,521          9.24
 9.000 -  9.499 ........................       221            26,863,452          3.92
 9.500 -  9.999 ........................       173            17,130,697          2.50
10.000 - 10.499 ........................       180            13,608,981          1.99
10.500 - 10.999 ........................       198            12,239,182          1.79
11.000 - 11.499 ........................       141             7,276,203          1.06
11.500 - 11.999 ........................        57             3,213,609          0.47
12.000 - 12.499 ........................        55               928,232          0.14
12.500 - 12.999 ........................         9               194,113          0.03
                                             -----     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

                  ORIGINAL TERM OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
            ORIGINAL TERM                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
 60 months .............................         5     $          68,731          0.01%
120 months .............................        56               795,368          0.12
180 months .............................       109             3,767,127          0.55
240 months .............................        14             1,098,068          0.16
360 months .............................     3,342           678,908,878         99.16
                                             -----     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

                      REMAINING TERM TO STATED MATURITY OF
               THE GROUP IB MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
   REMAINING TERM TO STATED MATURITY         LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
1 - 60 months ..........................         5     $          68,731          0.01%
61 - 120 months ........................        56               795,368          0.12
121 - 180 months .......................       109             3,767,127          0.55
181 - 240 months .......................        14             1,098,068          0.16
301 - 360 months .......................     3,342           678,908,878         99.16
                                             -----     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                             =====     =================        ======

                  PROPERTY TYPES OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
             PROPERTY TYPE                   LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Single Family Residence ................     2,801     $     522,364,510         76.30%
2-4 Family .............................       401           109,072,842         15.93
Condominium ............................       315            52,489,006          7.67
PUD ....................................         9               711,815          0.10
                                            ------     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                            ======     =================        ======

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
    ORIGINAL COMBINED LOAN-TO-VALUE        MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
               RATIO (%)                     LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Less than or equal to 50.00 ............        51     $       7,725,673          1.13%
50.01 - 55.00 ..........................        27             6,075,088          0.89
55.01 - 60.00 ..........................        35             6,950,354          1.02
60.01 - 65.00 ..........................        66            14,219,479          2.08
65.01 - 70.00 ..........................        75            15,464,325          2.26
70.01 - 75.00 ..........................       106            23,606,527          3.45
75.01 - 80.00 ..........................     1,562           401,886,284         58.70
80.01 - 85.00 ..........................       179            40,414,361          5.90
85.01 - 90.00 ..........................       492           107,460,716         15.70
90.01 - 95.00 ..........................       138            10,066,510          1.47
95.01 - 100.00 .........................       795            50,768,856          7.42
                                            ------     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                            ======     =================        ======

                DOCUMENTATION TYPE OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
           DOCUMENTATION TYPE                LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Full Documentation .....................     2,028     $     353,607,767         51.65%
Stated Documentation ...................     1,451           321,107,696         46.90
Limited Documentation ..................        47             9,922,710          1.45
                                            ------     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                            ======     =================        ======

                   FICO SCORE FOR THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
               FICO SCORE                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
500 - 524 ..............................        99     $      20,865,822          3.05%
525 - 549 ..............................       147            29,812,273          4.35
550 - 574 ..............................       269            52,797,219          7.71
575 - 599 ..............................       393            71,403,346         10.43
600 - 624 ..............................       555           101,543,445         14.83
625 - 649 ..............................       822           153,047,948         22.35
650 - 674 ..............................       618           119,473,453         17.45
675 - 699 ..............................       308            62,867,925          9.18
700 - 724 ..............................       144            30,826,920          4.50
725 - 749 ..............................        89            21,810,586          3.19
750 - 774 ..............................        57            14,734,871          2.15
775 - 799 ..............................        18             4,024,633          0.59
800 - 824 ..............................         7             1,429,732          0.21
                                            ------     -----------------        ------
Total: .................................     3,526     $     684,638,173        100.00%
                                            ======     =================        ======

                   LOAN PURPOSE OF THE GROUP IB MORTGAGE LOANS

                                                           AGGREGATE         % OF AGGREGATE
                                           NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                           MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
              LOAN PURPOSE                   LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
----------------------------------------   ---------   -----------------   -----------------
Purchase .................................   2,514     $     471,785,146         68.91%
Refinance - Cashout ......................   1,001           210,652,659         30.77
Refinance - Rate Term ....................      11             2,200,368          0.32
                                            ------     -----------------        ------
Total: ...................................   3,526     $     684,638,173        100.00%
                                            ======     =================        ======

                 OCCUPANCY STATUS OF THE GROUP IB MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              OCCUPANCY STATUS                   LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Primary.....................................      3,329     $   654,967,214          95.67%
Investment..................................        177          25,846,032           3.78
Second Home.................................         20           3,824,927           0.56
                                                -------     ---------------       --------
Total:......................................      3,526     $   684,638,173         100.00%
                                                =======     ===============       ========

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                NEXT ADJUSTMENT DATES FOR THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
            NEXT ADJUSTMENT DATE               ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
August 2007.................................         23     $     5,736,429           0.95%
September 2007..............................         48          11,421,247           1.89
October 2007................................        426         100,587,064          16.63
November 2007...............................        899         220,103,658          36.40
December 2007...............................      1,018         248,635,093          41.12
January 2008................................          1              85,450           0.01
October 2008................................         11           2,982,535           0.49
November 2008...............................         20           4,685,998           0.77
December 2008...............................         27           7,625,643           1.26
October 2010................................          3             627,510           0.10
November 2010...............................          5           1,147,012           0.19
December 2010...............................          5           1,037,690           0.17
                                                -------     ---------------       --------
Total:......................................      2,486     $   604,675,329         100.00%
                                                =======     ===============       ========

                     GROSS MARGINS OF THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
               GROSS MARGIN (%)                ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
3.500 - 3.999...............................        17       $    5,058,910           0.84%
4.000 - 4.499...............................       109           31,387,565           5.19
4.500 - 4.999...............................       276           76,971,112          12.73
5.000 - 5.499...............................       445          118,322,279          19.57
5.500 - 5.999...............................       574          145,052,943          23.99
6.000 - 6.499...............................       495          112,281,446          18.57
6.500 - 6.999...............................       570          115,601,075          19.12
                                                ------       --------------       --------
Total:......................................     2,486       $  604,675,329         100.00%
                                                ======       ==============       ========

                MAXIMUM MORTGAGE RATES OF THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
               MAXIMUM MORTGAGE                NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
                   RATE (%)                    ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
11.000 - 11.499.............................          1      $      496,000           0.08%
11.500 - 11.999.............................         48          14,522,463           2.40
12.000 - 12.499.............................        132          36,410,979           6.02
12.500 - 12.999.............................        406         112,281,533          18.57
13.000 - 13.499.............................        415         106,116,057          17.55
13.500 - 13.999.............................        663         165,806,521          27.42
14.000 - 14.499.............................        337          71,221,859          11.78
14.500 - 14.999.............................        283          57,552,901           9.52
15.000 - 15.499.............................         98          19,987,543           3.31
15.500 - 15.999.............................         52          10,377,327           1.72
16.000 - 16.499.............................         17           4,028,004           0.67
16.500 - 16.999.............................         16           3,103,512           0.51
17.000 - 17.499.............................          7           1,055,651           0.17
17.500 - 17.999.............................         10           1,645,040           0.27
18.000 - 18.499.............................          1              69,940           0.01
                                                -------      --------------        -------
Total:......................................      2,486      $  604,675,329         100.00%
                                                =======      ==============        =======

                MINIMUM MORTGAGE RATES OF THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
              MINIMUM MORTGAGE                 NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
                  RATE (%)                     ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
5.000 - 5.499...............................          1      $      496,000           0.08%
5.500 - 5.999...............................         48          14,522,463           2.40
6.000 - 6.499...............................        132          36,410,979           6.02
6.500 - 6.999...............................        406         112,281,533          18.57
7.000 - 7.499...............................        417         106,487,568          17.61
7.500 - 7.999...............................        663         165,806,521          27.42
8.000 - 8.499...............................        336          71,100,534          11.76
8.500 - 8.999...............................        286          57,911,861           9.58
9.000 - 9.499...............................         97          19,737,358           3.26
9.500 - 9.999...............................         49          10,018,367           1.66
10.000 - 10.499.............................         17           4,028,004           0.67
10.500 - 10.999.............................         16           3,103,512           0.51
11.000 - 11.499.............................          7           1,055,651           0.17
11.500 - 11.999.............................         10           1,645,040           0.27
12.000 - 12.499.............................          1              69,940           0.01
                                                -------      --------------        -------
Total:......................................      2,486      $  604,675,329         100.00%
                                                =======      ==============        =======

              INITIAL PERIODIC RATE CAPS OF THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
        INITIAL PERIODIC RATE CAP (%)          ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
1.500.......................................          4      $      597,870           0.10%
2.000.......................................      2,480         603,694,674          99.84
3.000.......................................          2             382,785           0.06
                                                -------      --------------       --------
Total:......................................      2,486      $  604,675,329         100.00%
                                                =======      ==============       ========

             SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
      SUBSEQUENT PERIODIC RATE CAP (%)         ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
1.500.......................................      2,486     $   604,675,329         100.00%
                                               --------     ---------------       --------
Total:......................................      2,486     $   604,675,329         100.00%
                                               ========     ===============       ========

                  LIFETIME RATE CAPS OF THE GROUP IB ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
            LIFETIME RATE CAP (%)              ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
6.000 - 6.499...............................      2,480      $  603,694,674          99.84%
7.000 - 7.499...............................          6             980,655           0.16
                                                -------      --------------       --------
Total:......................................      2,486      $  604,675,329         100.00%
                                                =======      ==============       ========

     PREPAYMENT PENALTY MONTHS OF THE GROUP IB MORTGAGE LOANS AT ORIGINATION

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
          PREPAYMENT PENALTY MONTHS             MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
               AT ORIGINATION                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
  0.........................................      1,694     $   329,512,768          48.13%
 12.........................................        136          27,244,376           3.98
 24.........................................      1,436         277,628,281          40.55
 30.........................................          1             151,713           0.02
 36.........................................        259          50,101,034           7.32
                                                -------     ---------------       --------
Total:......................................      3,526     $   684,638,173         100.00%
                                                =======     ===============       ========

                   ORIGINATORS OF THE GROUP IB MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
                 ORIGINATORS                     LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Fremont.....................................       3,501     $  682,400,847          99.67%
Other.......................................          25          2,237,326           0.33
                                                --------     --------------       --------
Total:......................................       3,526     $  684,638,173         100.00%
                                                ========     ==============       ========

GROUP II MORTGAGE LOAN CHARACTERISTICS

      Approximately 14.94% of the Group II Mortgage Loans are fixed-rate mortgage loans and approximately 85.06% of the Group II Mortgage Loans are ARM Loans (the "Group II ARM Loans"), in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

      Approximately 88.81% of the Group II Mortgage Loans are First Lien Mortgage Loans and approximately 11.19% of the Group II Mortgage Loans are Second Lien Mortgage Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

      Approximately 19.27% of the Group II Mortgage Loans are Balloon Loans and approximately 43.10% of the Group II Mortgage Loans are Interest Only Loans, in each case, by aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

      The average principal balance of the Group II Mortgage Loans at origination was approximately $300,414. No Group II Mortgage Loan had a principal balance at origination greater than approximately $1,400,000 or less than approximately $12,850. The average principal balance of the Group II Mortgage Loans as of the Cut-off Date was approximately $299,999. No Group II Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $1,400,000 or less than approximately $12,693.

      The Group II Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately 5.000% per annum to approximately 13.400% per annum, and the weighted average Mortgage Rate was approximately 7.510% per annum. As of the Cut-off Date, the Group II ARM Loans had Gross Margins ranging from approximately 2.750% per annum to approximately 8.940% per annum, Minimum Mortgage Rates ranging from approximately 5.000% per annum to approximately 12.250% per annum and Maximum Mortgage Rates ranging from approximately 11.000% per annum to approximately 18.250% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.570% the weighted average Minimum Mortgage Rate was approximately 7.164% per annum and the weighted average Maximum Mortgage Rate was approximately 13.219% per annum. The latest first Adjustment Date following the Cut-off Date on any Group II ARM Loan occurs on December 1, 2010 and the weighted average next Adjustment Date for all of the Group II ARM Loans following the Cut-off Date is November 13, 2007.

      The weighted average combined loan-to-value ratio of the Group II Mortgage Loans at origination was approximately 82.87%. At origination, no Group II Mortgage Loan had a combined loan-to-value ratio greater than approximately 100.00% or less than approximately 36.52%.

      The weighted average remaining term to stated maturity of the Group II Mortgage Loans was approximately 350 months as of the Cut-off Date. None of the Group II Mortgage Loans will have a first due date prior to April 1, 2005 or after February 1, 2006 or will have a remaining term to stated maturity of less than 117 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any Group II Mortgage Loan is January 1, 2036.

      As of the Cut-off Date, the weighted average FICO Score for the Group II Mortgage Loans that were scored is approximately 642. No Group II Mortgage Loan had a FICO Score as of the Cut-off Date greater than 814 or less than 500.

      The Group II Mortgage Loans are expected to have the following additional characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                 COLLATERAL TYPE OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE        % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              COLLATERAL TYPE                    LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Fixed - 10 Year.............................          1     $        12,693           0.00%
Fixed - 15 Year.............................         15           1,021,118           0.12
Fixed - 20 Year.............................          2              76,308           0.01
Fixed - 30 Year.............................        764          93,403,860          10.91
Fixed - 30 Year IO..........................          7           2,420,905           0.28
Balloon - 15/30.............................        349          27,358,085           3.20
Balloon - 30/40.............................          7           3,612,005           0.42
ARM - 6 Month...............................          1             547,895           0.06
ARM - 2 Year/6 Month........................        528         216,312,525          25.27
ARM - 2 Year/6 Month IO.....................        798         336,012,872          39.26
ARM - 2 Year/6 Month 30/40 Balloon..........        254         130,868,317          15.29
ARM - 3 Year/6 Month........................         25           7,258,174           0.85
ARM - 3 Year/6 Month IO.....................         68          23,226,507           2.71
ARM - 3 Year/6 Month 30/40 Balloon..........          4           2,511,353           0.29
ARM - 4 Year/6 Month IO.....................          1             360,000           0.04
ARM - 5 Year/6 Month........................          8           3,463,122           0.40
ARM - 5 Year/6 Month IO.....................         20           6,892,201           0.81
ARM - 5 Year/6 Month 30/40 Balloon..........          1             539,642           0.06
                                                -------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============       ========

                  LIEN PRIORITY OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE        % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
               LIEN PRIORITY                     LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
First Lien..................................      1,788     $   760,145,581          88.81%
Second Lien.................................      1,065          95,752,001          11.19
                                                -------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============       ========

        PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION

                                                               AGGREGATE        % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
            PRINCIPAL BALANCE                   MORTGAGE    OUTSTANDING AT      OUTSTANDING AT
            AT ORIGINATION ($)                   LOANS        ORIGINATION         ORIGINATION
--------------------------------------------   ---------   -----------------   -----------------
      0.01 -    50,000.00...................        185     $     6,738,823           0.79%
 50,000.01 -   100,000.00...................        529          42,134,169           4.92
100,000.01 -   150,000.00...................        416          50,391,895           5.88
150,000.01 -   200,000.00...................        199          34,843,409           4.07
200,000.01 -   250,000.00...................        124          28,009,125           3.27
250,000.01 -   300,000.00...................         98          27,006,065           3.15
300,000.01 -   350,000.00...................        105          34,110,390           3.98
350,000.01 -   400,000.00...................         66          24,698,962           2.88
400,000.01 -   450,000.00...................        257         111,235,716          12.98
450,000.01 -   500,000.00...................        273         129,612,371          15.12
500,000.01 -   550,000.00...................        201         105,637,303          12.33
550,000.01 -   600,000.00...................        143          82,299,765           9.60
600,000.01 -   650,000.00...................         74          46,522,256           5.43
650,000.01 -   700,000.00...................         70          47,398,654           5.53
700,000.01 -   750,000.00...................         95          69,912,850           8.16
750,000.01 -   800,000.00...................          5           3,927,786           0.46
800,000.01 -   850,000.00...................          1             840,000           0.10
850,000.01 -   900,000.00...................          3           2,652,000           0.31
900,000.01 -   950,000.00...................          3           2,774,000           0.32
950,000.01 - 1,000,000.00...................          5           4,935,000           0.58
Greater than or equal to 1,000,000.01.......          1           1,400,000           0.16
                                                -------     ---------------       --------
Total:......................................      2,853     $   857,080,539         100.00%
                                                =======     ===============       ========

                PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS
                             AS OF THE CUT-OFF DATE

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
        PRINCIPAL BALANCE AS OF THE             MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
             CUT-OFF DATE ($)                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
        0.01 -   50,000.00..................        185     $     6,720,043           0.79%
   50,000.01 -  100,000.00..................        529          42,044,148           4.91
  100,000.01 -  150,000.00..................        417          50,447,304           5.89
  150,000.01 -  200,000.00..................        199          34,838,773           4.07
  200,000.01 -  250,000.00..................        124          28,023,745           3.27
  250,000.01 -  300,000.00..................         97          26,729,042           3.12
  300,000.01 -  350,000.00..................        106          34,424,493           4.02
  350,000.01 -  400,000.00..................         65          24,325,171           2.84
  400,000.01 -  450,000.00..................        258         111,581,561          13.04
  450,000.01 -  500,000.00..................        272         129,044,062          15.08
  500,000.01 -  550,000.00..................        202         106,082,367          12.39
  550,000.01 -  600,000.00..................        142          81,655,147           9.54
  600,000.01 -  650,000.00..................         74          46,473,271           5.43
  650,000.01 -  700,000.00..................         70          47,331,040           5.53
  700,000.01 -  750,000.00..................         96          70,557,399           8.24
  750,000.01 -  800,000.00..................          5           3,922,467           0.46
  800,000.01 -  850,000.00..................          1             837,839           0.10
  850,000.01 -  900,000.00..................          2           1,752,000           0.20
  900,000.01 -  950,000.00..................          3           2,774,000           0.32
  950,000.01 -1,000,000.00..................          5           4,933,709           0.58
Greater than or equal to 1,000,000.01.......          1           1,400,000           0.16
                                                -------     ---------------      ---------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============      =========

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP II MORTGAGE
                                      LOANS

                                                               AGGREGATE        % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
                   LOCATION                      LOANS     THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
California..................................      1,548     $   492,346,584          57.52%
Florida.....................................        252          62,457,169           7.30
New York....................................        173          62,197,271           7.27
Maryland....................................         96          39,931,993           4.67
New Jersey..................................         55          24,265,119           2.84
Virginia....................................         76          23,146,580           2.70
Illinois....................................         53          21,510,496           2.51
Nevada......................................         55          16,373,129           1.91
Colorado....................................         63          12,607,293           1.47
Washington..................................         53          11,258,614           1.32
Arizona.....................................         39          10,942,663           1.28
Georgia.....................................         42          10,473,165           1.22
Massachusetts...............................         25           9,047,824           1.06
Texas.......................................         62           6,814,446           0.80
Oregon......................................         27           6,307,302           0.74
Ohio........................................         44           5,541,111           0.65
Utah........................................         17           4,112,722           0.48
Connecticut.................................         10           3,880,381           0.45
North Carolina..............................         12           3,115,188           0.36
Hawaii......................................         11           3,112,114           0.36
Michigan....................................         17           3,024,889           0.35
Tennessee...................................         19           2,770,742           0.32
Wisconsin...................................          9           2,319,033           0.27
District of Columbia........................          6           2,221,499           0.26
Idaho.......................................         16           2,077,291           0.24
South Carolina..............................          5           1,986,518           0.23
Minnesota...................................          6           1,599,723           0.19
Rhode Island................................          6           1,563,396           0.18
Kentucky....................................         12           1,561,177           0.18
Pennsylvania................................          8           1,267,524           0.15
New Mexico..................................          4             986,179           0.12
Maine.......................................          2             812,998           0.09
Missouri....................................          3             739,491           0.09
Iowa........................................          2             665,134           0.08
Arkansas....................................          2             552,473           0.06
Kansas......................................          4             535,588           0.06
Indiana.....................................          5             509,980           0.06
Oklahoma....................................          8             427,282           0.05
New Hampshire...............................          2             292,378           0.03
Montana.....................................          1             216,513           0.03
Wyoming.....................................          1             168,000           0.02
Mississippi.................................          2             158,608           0.02
                                               --------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                               ========     ===============       ========

      MORTGAGE RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
               MORTGAGE RATE (%)                 LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
  5.000 -  5.499............................         16     $     7,379,944           0.86%
  5.500 -  5.999............................        257          97,689,606          11.41
  6.000 -  6.499............................        185          81,130,289           9.48
  6.500 -  6.999............................        374         166,640,383          19.47
  7.000 -  7.499............................        276         122,434,831          14.30
  7.500 -  7.999............................        366         153,444,690          17.93
  8.000 -  8.499............................        179          68,070,277           7.95
  8.500 -  8.999............................        206          52,847,233           6.17
  9.000 -  9.499............................        134          19,515,437           2.28
  9.500 -  9.999............................        260          29,935,048           3.50
 10.000 - 10.499............................        172          19,554,269           2.28
 10.500 - 10.999............................        226          21,205,233           2.48
 11.000 - 11.499............................        101           8,703,059           1.02
 11.500 - 11.999............................         65           5,148,144           0.60
 12.000 - 12.499............................         23           1,681,284           0.20
 12.500 - 12.999............................          9             438,414           0.05
 13.000 - 13.499............................          4              79,440           0.01
                                                -------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============       ========

                  ORIGINAL TERM OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              ORIGINAL TERM                      LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
120 months..................................          1     $        12,693           0.00%
180 months..................................        364          28,379,203           3.32
240 months..................................          2              76,308           0.01
360 months..................................      2,486         827,429,377          96.67
                                                -------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============       ========

                      REMAINING TERM TO STATED MATURITY OF
               THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                               AGGREGATE        % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
       REMAINING TERM TO STATED MATURITY         LOANS      THE CUT-OFF DATE   THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
61 - 120 months.............................          1      $       12,693           0.00%
121 - 180 months............................        364          28,379,203           3.32
181 - 240 months............................          2              76,308           0.01
301 - 360 months............................      2,486         827,429,377          96.67
                                                -------      --------------        -------
Total:......................................      2,853      $  855,897,581         100.00%
                                                =======      ==============        =======

                  PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
             PROPERTY TYPE                       LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Single Family Residence.....................      2,320      $  724,656,485          84.67%
PUD.........................................        197          45,134,568           5.27
Condominium.................................        197          44,655,321           5.22
2-4 Family..................................        138          40,840,364           4.77
Townhouse...................................          1             610,843           0.07
                                                -------      --------------       --------
Total:......................................      2,853      $  855,897,581         100.00%
                                                =======      ==============       ========

      ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
       ORIGINAL COMBINED LOAN-TO-VALUE         MORTGAGE    OUTSTANDING AS OF   OUTSTANDING AS OF
                  RATIO (%)                      LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Less than or equal to 50.00.................          8     $     5,389,971           0.63%
50.01 -   55.00.............................          3           1,121,964           0.13
55.01 -   60.00.............................         12           6,935,452           0.81
60.01 -   65.00.............................         25          12,953,978           1.51
65.01 -   70.00.............................         38          20,681,983           2.42
70.01 -   75.00.............................         70          36,162,978           4.23
75.01 -   80.00.............................      1,242         494,903,396          57.82
80.01 -   85.00.............................        109          52,848,766           6.17
85.01 -   90.00.............................        236         104,426,427          12.20
90.01 -   95.00.............................        111          23,147,501           2.70
95.01 -  100.00.............................        999          97,325,164          11.37
                                                -------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============       ========

                DOCUMENTATION TYPE OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
             DOCUMENTATION TYPE                  LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Full Documentation..........................      1,452      $  447,009,020          52.23%
Stated Documentation........................      1,317         385,420,771          45.03
Limited Documentation.......................         82          22,790,289           2.66
No Documentation............................          2             677,502           0.08
                                                -------      --------------       --------
Total:......................................      2,853      $  855,897,581         100.00%
                                                =======      ==============       ========

                   FICO SCORE FOR THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
                 FICO SCORE                      LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
500 - 524...................................         35     $    16,792,689           1.96%
525 - 549...................................         68          32,615,246           3.81
550 - 574...................................        108          45,386,555           5.30
575 - 599...................................        234          75,352,394           8.80
600 - 624...................................        397         116,891,194          13.66
625 - 649...................................        647         187,033,886          21.85
650 - 674...................................        594         166,423,707          19.44
675 - 699...................................        361          98,400,710          11.50
700 - 724...................................        193          56,043,996           6.55
725 - 749...................................        134          36,700,232           4.29
750 - 774...................................         53          14,778,518           1.73
775 - 799...................................         21           7,350,336           0.86
800 - 824...................................          8           2,128,117           0.25
                                                -------     ---------------        -------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============        =======

                   LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
                LOAN PURPOSE                     LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Purchase....................................      2,193    $    557,138,156          65.09%
Refinance - Cashout.........................        637         287,928,992          33.64
Refinance - Rate Term.......................         23          10,830,433           1.27
                                                -------    ----------------       --------
Total:......................................      2,853    $    855,897,581         100.00%
                                                =======    ================       ========

                 OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
              OCCUPANCY STATUS                   LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Primary.....................................      2,781      $  826,532,502          96.57%
Investment..................................         49          21,239,995           2.48
Second Home.................................         23           8,125,084           0.95
                                                -------      --------------       --------
Total:......................................      2,853      $  855,897,581         100.00%
                                                =======      ==============       ========

The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                NEXT ADJUSTMENT DATES FOR THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
            NEXT ADJUSTMENT DATE               ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
March 2006..................................          1     $        547,895          0.08%
March 2007..................................          1               75,319          0.01
May 2007....................................          6            1,718,807          0.24
June 2007...................................         28           10,732,492          1.47
July 2007...................................        120           43,020,303          5.91
August 2007.................................        216           62,626,241          8.60
September 2007..............................         63           25,094,460          3.45
October 2007................................        309          136,144,788         18.70
November 2007...............................        440          205,058,382         28.17
December 2007...............................        396          198,205,161         27.23
January 2008................................          1              517,762          0.07
May 2008....................................          4            1,300,300          0.18
June 2008...................................          2              486,855          0.07
July 2008...................................         19            5,014,770          0.69
August 2008.................................         17            5,293,998          0.73
September 2008..............................          5            2,155,200          0.30
October 2008................................         33            9,675,714          1.33
November 2008...............................         11            5,828,174          0.80
December 2008...............................          6            3,241,023          0.45
July 2009...................................          1              360,000          0.05
June 2010...................................          1              700,000          0.10
July 2010...................................          9            2,778,176          0.38
August 2010.................................          3              668,253          0.09
October 2010................................          7            2,419,943          0.33
November 2010...............................          6            2,509,504          0.34
December 2010...............................          3            1,819,089          0.25
                                                -------     ----------------      --------
Total:......................................      1,708     $    727,992,608        100.00%
                                                =======     ================      ========

                     GROSS MARGINS OF THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
              GROSS MARGIN (%)                 ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
2.500 - 2.999...............................         2      $       684,000           0.09%
3.000 - 3.499...............................         5            2,574,295           0.35
3.500 - 3.999...............................        16            8,426,147           1.16
4.000 - 4.499...............................        81           43,020,918           5.91
4.500 - 4.999...............................       322          137,766,000          18.92
5.000 - 5.499...............................       273          131,495,901          18.06
5.500 - 5.999...............................       509          203,057,464          27.89
6.000 - 6.499...............................       238          102,402,319          14.07
6.500 - 6.999...............................       202           85,495,829          11.74
7.000 - 7.499...............................        32            7,046,122           0.97
7.500 - 7.999...............................        22            5,110,112           0.70
8.000 - 8.499...............................         4              638,025           0.09
8.500 - 8.999...............................         2              275,477           0.04
                                                ------      ---------------       --------
Total:......................................     1,708      $   727,992,608         100.00%
                                                ======      ===============       ========

                MAXIMUM MORTGAGE RATES OF THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
               MAXIMUM MORTGAGE                NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
                   RATE (%)                    ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
11.000 - 11.499.............................         18     $     7,977,544            1.10%
11.500 - 11.999.............................        256          96,239,234           13.22
12.000 - 12.499.............................        169          74,990,491           10.30
12.500 - 12.999.............................        318         143,924,181           19.77
13.000 - 13.499.............................        240         111,182,661           15.27
13.500 - 13.999.............................        340         150,797,569           20.71
14.000 - 14.499.............................        168          70,147,313            9.64
14.500 - 14.999.............................        130          48,135,392            6.61
15.000 - 15.499.............................         31           9,113,964            1.25
15.500 - 15.999.............................         22           9,539,362            1.31
16.000 - 16.499.............................         10           4,082,648            0.56
16.500 - 16.999.............................          4           1,174,100            0.16
17.000 - 17.499.............................          1             223,778            0.03
18.000 - 18.499.............................          1             464,369            0.06
                                                -------     ---------------        --------
Total:......................................      1,708     $   727,992,608          100.00%
                                                =======     ===============        ========

                MINIMUM MORTGAGE RATES OF THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
               MINIMUM MORTGAGE                NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
                   RATE (%)                    ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
  5.000  -  5.499...........................         16     $      7,379,944          1.01%
  5.500  -  5.999...........................        287          103,067,657         14.16
  6.000  -  6.499...........................        168           74,190,944         10.19
  6.500  -  6.999...........................        337          151,529,713         20.81
  7.000  -  7.499...........................        261          118,570,846         16.29
  7.500  -  7.999...........................        330          146,180,401         20.08
  8.000  -  8.499...........................        146           63,638,276          8.74
  8.500  -  8.999...........................        105           42,151,141          5.79
  9.000  -  9.499...........................         28            8,247,163          1.13
  9.500  -  9.999...........................         20            8,236,829          1.13
 10.000  - 10.499...........................          6            3,264,416          0.45
 10.500  - 10.999...........................          2              847,130          0.12
 11.000  - 11.499...........................          1              223,778          0.03
 12.000  - 12.499...........................          1              464,369          0.06
                                                -------     ----------------     ---------
Total:......................................      1,708     $    727,992,608        100.00%
                                                =======     ================     =========

              INITIAL PERIODIC RATE CAPS OF THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
        INITIAL PERIODIC RATE CAP (%)          ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
1.000.......................................          1      $      547,895           0.08%
1.500.......................................         41          11,482,563           1.58
2.000.......................................        918         478,675,534          65.75
3.000.......................................        745         236,406,617          32.47
5.000.......................................          3             880,000           0.12
                                                -------      --------------       --------
Total:......................................      1,708      $  727,992,608         100.00%
                                                =======      ==============       ========

             SUBSEQUENT PERIODIC RATE CAPS OF THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
      SUBSEQUENT PERIODIC RATE CAP (%)         ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
1.000.......................................        749     $   237,834,511          32.67%
1.500.......................................        959         490,158,096          67.33
                                                 ------     ---------------       --------
Total:......................................      1,708     $   727,992,608         100.00%
                                                 ======     ===============       ========

                  LIFETIME RATE CAPS OF THE GROUP II ARM LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                                           PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                               NUMBER OF   OUTSTANDING AS OF   OUTSTANDING AS OF
            LIFETIME RATE CAP (%)              ARM LOANS    THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
5.000 - 5.499...............................         31     $      9,432,552          1.30%
6.000 - 6.499...............................      1,551          681,461,138         93.61
6.500 - 6.999...............................          1              397,310          0.05
7.000 - 7.499...............................        125           36,701,608          5.04
                                                -------     ----------------      --------
Total:......................................      1,708     $    727,992,608        100.00%
                                                =======     ================     =========

     PREPAYMENT PENALTY MONTHS OF THE GROUP II MORTGAGE LOANS AT ORIGINATION

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
          PREPAYMENT PENALTY MONTHS             MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
               AT ORIGINATION                    LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
  0.........................................        683     $   216,123,501          25.25%
  6.........................................          3             467,301           0.05
 12.........................................        227          79,533,847           9.29
 24.........................................      1,636         468,268,159          54.71
 30.........................................          1             523,260           0.06
 36.........................................        299          89,750,215          10.49
 60.........................................          4           1,231,299           0.14
                                               --------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                               ========     ===============       ========

                   ORIGINATORS OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE         % OF AGGREGATE
                                               NUMBER OF   PRINCIPAL BALANCE   PRINCIPAL BALANCE
                                                MORTGAGE   OUTSTANDING AS OF   OUTSTANDING AS OF
                 ORIGINATORS                     LOANS      THE CUT-OFF DATE    THE CUT-OFF DATE
--------------------------------------------   ---------   -----------------   -----------------
Fremont.....................................      1,437     $   554,081,077          64.74%
Ownit.......................................        628         137,939,900          16.12
Other.......................................        788         163,876,604          19.15
                                                -------     ---------------       --------
Total:......................................      2,853     $   855,897,581         100.00%
                                                =======     ===============       ========

THE INDEX

      As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each ARM Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available either (i) as of the first business day 45 days prior to that Adjustment Date or (ii) as of the first business day of the month preceding the month of the Adjustment Date, as specified in the related mortgage note ("Six-Month LIBOR" or the "Index"). In the event that the Index becomes unavailable or otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

UNDERWRITING STANDARDS

      FREMONT INVESTMENT & LOAN. The information set forth in this section (other than the immediately following paragraph) with regard to the underwriting standards of Fremont Investment & Loan ("Fremont" or an "Originator") has been provided to the Depositor by Fremont. None of the Depositor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator, the Sponsor, the Credit Risk Manager, the Underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

      Approximately 75.71% of the Mortgage Loans (the "Fremont Mortgage Loans"), which will be acquired on the Closing Date by the Depositor from the Sponsor, were acquired by the Sponsor from Fremont prior to the Closing Date.

      All of the Fremont Mortgage Loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the Depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting guidelines of Fremont.

      Substantially all of the Fremont Mortgage Loans are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state license (in good standing), signed broker application and agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.

      Mortgage loans are underwritten in accordance with Fremont's current underwriting programs, referred to as the Scored Programs ("SCORED PROGRAMS"), subject to various exceptions as described in this section. Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Fremont's underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter's judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.

      The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e.,

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mortgage and other credit delinquencies, the Scored Programs rely upon a borrower's Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower's likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont's Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.

      Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,

      o if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

      o if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

      o if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $750,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.

      Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.

      All of the Fremont Mortgage Loans were underwritten by Fremont's underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.

      There are three documentation types, Full Documentation ("FULL DOCUMENTATION"), Easy Documentation ("EASY DOCUMENTATION") and Stated Income ("STATED INCOME"). Fremont's underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant's line of work.

      Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont's underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged

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property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgaged premises.

      Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.

      Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month's originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont's senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.

      BALLOON LOANS. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Beginning in September 2005, Fremont began originating certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years ("40/30 LOANS").

      SECOND LIEN MORTGAGE LOANS. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of 95%. This program is limited to borrowers with Credit Scores in excess of 580, credit grades of at least "C" and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $15,000 to $37,500. The maximum term on these loans is 10 to 30 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $15,000. Terms over 15 years are available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $25,000. Loans under this program are available for "owner occupied" or "non-owner occupied" properties.

      The second program is for borrowers with Credit Scores in excess of 580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $187,500. Combined loan balances (first and second lien mortgage loans) of up to $937,500 are allowed to borrowers under Full

                                      S-75

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Documentation or Stated Documentation loans that have Credit Scores of 620 and greater. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for an amortization term of 20 years or longer. Rural properties and properties in Alaska are not allowed under this program.

      Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of
580. This program allowed for loans of 20% loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of "A+" and "A" and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than
620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.

RISK CATEGORIES

      Fremont's underwriting guidelines under the Scored Programs with respect to each rating category generally require:

      o debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 90% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 90%;

      o     applicants have a Credit Score of at least 500;

      o that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

      o that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.

      In addition, the various risk categories generally have the following criteria for borrower eligibility:

      "A+." Under the "A+" category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "A." Under the "A" category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced

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for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "A-." Under the "A-" category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "B." Under the "B" category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 18 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "C." Under the "C" category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 12 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 85% with a minimum Credit Score of 580. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "C-." Under the "C-" category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

      "D." Under the "D" category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

      The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities and other characteristics of the Mortgage Loans may vary. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus

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supplement, revised disclosure will be provided either in the prospectus supplement or in a Current Report on Form 8-K.

                            YIELD ON THE CERTIFICATES

GENERAL PREPAYMENT CONSIDERATIONS

      The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on such certificates and the yield to maturity of such certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Servicers or the Sponsor). The Mortgage Loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 65.03% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to the investor that is lower than the anticipated yield. In the case of any Offered Certificate purchased at a premium, there is a risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier prepayments of principal are made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investors' yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

      It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. The prepayment experience of the

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Delayed First Adjustment Mortgage Loans may differ from that of the other
Mortgage Loans. The Delayed First Adjustment Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the Mortgage Rates on the Delayed First Adjustment Mortgage Loans as mortgagors seek to avoid changes in their monthly payments. In addition, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See "Yield Considerations" in the prospectus.

      Because principal distributions are paid to certain classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having a later priority of payment will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. As described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement, prior to the Stepdown Date, all principal payments on the Mortgage Loans will be allocated to the Class A Certificates. Thereafter, as further described in this prospectus supplement, during certain periods, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the Mortgage Loans will be allocated among the Class A Certificates and all classes of the Mezzanine Certificates in the priorities described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement.

      In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

      The Mortgage Rates on approximately 12.97% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are fixed and will not vary with any index. The Mortgage Rates on approximately 87.03% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, adjust semi-annually based upon Six-Month LIBOR subject to periodic and lifetime limitations and after an initial period of six months or two, three, four or five years with respect to Delayed First Adjustment Mortgage Loans. The Pass-Through Rate on the Offered Certificates adjusts monthly based upon One-Month LIBOR, subject to the applicable Net WAC Pass-Through Rate, with the result that increases in the Pass-Through Rates on such certificates may be limited for extended periods in a rising interest rate environment. Investors should note that all of the ARM Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period, net of the expenses of the trust and the supplemental interest trust (including any Net Swap Payment and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event), may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Offered Certificates during the related Interest Accrual Period; however, any shortfall of this kind will be payable to the holders of such certificates, but only to the extent and in the priority described under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement. In addition, Six-Month LIBOR and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and Six-Month LIBOR rise during the same period, one-month LIBOR may rise

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more rapidly than Six-Month LIBOR, potentially resulting in the application of the applicable Net WAC Pass-Through Rate on the Offered Certificates, which would adversely affect the yield to maturity on such certificates.

      If the pass-through rates on the Offered Certificates are limited by the applicable Net WAC Pass-Through Rate for any Distribution Date, the resulting interest shortfalls, which are referred to herein as "Net WAC Rate Carryover Amounts", may be recovered by the holders of such certificates on such Distribution Date or on future Distribution Dates, to the extent that on such Distribution Date or future Distribution Dates there are any available funds remaining after certain other distributions on the Offered Certificates and the payment of certain fees and expenses of the trust and the supplemental interest trust (including any Net Swap Payment payable to the Swap Provider and any Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event). The ratings on the Offered Certificates will not address the likelihood of any such recovery of such interest shortfalls by holders of those certificates from amounts received or advanced on the Mortgage Loans. In addition, any Net Swap Payment payable by the Swap Provider on any given Distribution Date will be available to pay any Net WAC Rate Carryover Amounts remaining unpaid on such Distribution Date after taking into account any amounts paid in respect thereof from collections, advances and other recoveries on the Mortgage Loans.

      As described under "Description of the Certificates--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the Mezzanine Certificates and the Class CE-1 Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors in the Mezzanine Certificates and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates. In addition, the rate of delinquencies or losses will affect the rate of principal payments on the Mezzanine Certificates. See "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement.

WEIGHTED AVERAGE LIVES

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing of these payments. The "Assumed Final Distribution Date" for each class of the Offered Certificates is the Distribution Date occurring in February 2036. The Assumed Final Distribution Date is the Distribution Date in the month following the latest scheduled maturity date of all of the Mortgage Loans. Since the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan may be earlier, and could be substantially earlier, than the Assumed Final Distribution Date.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption used in this prospectus supplement with respect to the adjustable-rate Mortgage Loans assumes a prepayment rate for the mortgage loans of 100% PPC. To assume 100% PPC is to assume (i) a per annum prepayment rate of 5% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 2% per annum in each month thereafter through the eleventh month, (iii) building to a constant prepayment rate of 27% per annum beginning in the twelfth month and

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remaining constant until the twenty-third month, (iv) increasing to and remaining constant at a prepayment rate of 60% per annum beginning in the twenty-fourth month until the twenty-seventh month and (v) decreasing and remaining constant at a prepayment rate of 30% per annum from the twenty-eighth month and thereafter; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. The prepayment assumption used in this prospectus supplement with respect to the fixed-rate Mortgage Loans assumes a prepayment rate of 100% PPC. To assume 100% PPC is to assume (i) a per annum prepayment rate of 4% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, (ii) an additional approximate 1.72727% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 23% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. No representation is made that the Mortgage Loans will prepay in accordance with such prepayment models or any other rate. We refer to each such prepayment model herein as a "Prepayment Assumption".

      The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption" indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of PPC, and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of 332 assumed mortgage loans with the characteristics set forth below, (ii) distributions on the certificates are received, in cash, on the 25th day of each month, commencing in March 2006;
(iii) the Mortgage Loans prepay at the percentages of PPC indicated; (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act or similar state or local laws are incurred; (v) none of the Depositor, the Servicers, the Master Servicer or any other person purchases from the trust fund any Mortgage Loan under any obligation or option under the pooling and servicing agreement, except as indicated in footnote two in the tables; (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in March 2006, and are computed prior to giving effect to any prepayments received in the prior month; (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in February 2006, and include 30 days' interest thereon; (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on the assumed mortgage loan characteristics stated below; (ix) the certificates are purchased on February 28, 2006; (x) Six-Month LIBOR remains constant at 4.93% per annum and the gross mortgage rate on each ARM Loan is adjusted according to the assumed mortgage loan characteristics; (xi) One-Month LIBOR remains constant at 4.57% per annum; (xii) the Class P Certificates have a Certificate Principal Balance equal to zero; (xiii) the fee payable to the Servicers and the Interim Servicer is assumed to be equal to 0.50% per annum and the Credit Risk Manager's fee is assumed to be equal to 0.0135% per annum; (xiv) the fixed swap payment is calculated based on a per annum rate of 4.76% and (xv) the premium payable to the Insurer in connection with the Class A-1B2 Certificates is 0.06%.

                 ASSUMED GROUP IA MORTGAGE LOAN CHARACTERISTICS

                 Remaining
                   Term       Remaining
  Principal         to      Amortization            Mortgage          Gross
   Balance       Maturity       Term         Age     Rate     Index  Margin
     ($)          (Months)    (Months)    (Months)    (%)     Type*    (%)
--------------  ----------  ------------  --------  --------  -----  ------
    561,005.62      197         197           3        7.830    FR     N/A
  1,407,842.65      177         177           2       10.566    FR     N/A
  3,659,306.41      175         355           5       10.697    FR     N/A
 18,428,975.29      356         356           4        7.656    FR     N/A
    417,624.24      353         353           7        7.525    FR     N/A
 14,641,149.07      357         357           3       10.168    FR     N/A
     24,426.01      117         117           3       12.859    FR     N/A
    211,592.22      176         356           4       10.050    FR     N/A
    379,194.19      177         177           3        6.500    FR     N/A
    658,677.80      211         211           4        7.073    FR     N/A
     37,904.29      178         178           2       10.057    FR     N/A
     19,862.72      234         234           6       11.250    FR     N/A
    531,060.53      173         173           3       10.823    FR     N/A
     60,840.22      173         353           7       10.586    FR     N/A
    202,322.62      174         354           6       10.294    FR     N/A
    204,759.30      174         354           6       10.537    FR     N/A
     25,528.57      172         352           8       11.250    FR     N/A
  3,017,881.42      175         355           5       10.715    FR     N/A
    313,018.71      175         175           5        8.332    FR     N/A
    589,921.77      199         199           4        8.140    FR     N/A
     35,200.20      178         178           2       10.250    FR     N/A
     41,634.07      236         236           4       12.250    FR     N/A
     27,711.07      174         354           6       10.990    FR     N/A
     55,546.55      174         354           6        9.995    FR     N/A
    644,108.49      175         355           5       10.220    FR     N/A
    144,821.82      357         357           3       10.400    FR     N/A
  7,818,254.36      357         357           3        7.653    FR     N/A
     31,857.22      357         357           3        9.990    FR     N/A
     45,555.42      358         358           2        9.550    FR     N/A
    966,434.57      358         358           2       10.036    FR     N/A
    603,575.63      358         358           2        7.161    FR     N/A
    183,329.21      356         356           4        6.500    FR     N/A
  2,082,861.90      356         356           4        8.359    FR     N/A

                                                                                  Remaining
                Maximum   Minimum   Initial   Subsequent                Rate      Interest
  Principal     Mortgage  Mortgage  Periodic   Periodic    Months to  Adjustment    Only
   Balance        Rate      Rate    Rate Cap   Rate Cap    Next Rate  Frequency     Term
     ($)          (%)       (%)       (%)        (%)      Adjustment   (Months)    (Months)
--------------  --------  --------  --------  ----------  ----------  ----------  ---------
    561,005.62    N/A        N/A       N/A       N/A          N/A        N/A          0
  1,407,842.65    N/A        N/A       N/A       N/A          N/A        N/A          0
  3,659,306.41    N/A        N/A       N/A       N/A          N/A        N/A          0
 18,428,975.29    N/A        N/A       N/A       N/A          N/A        N/A          0
    417,624.24    N/A        N/A       N/A       N/A          N/A        N/A        113
 14,641,149.07    N/A        N/A       N/A       N/A          N/A        N/A          0
     24,426.01    N/A        N/A       N/A       N/A          N/A        N/A          0
    211,592.22    N/A        N/A       N/A       N/A          N/A        N/A          0
    379,194.19    N/A        N/A       N/A       N/A          N/A        N/A          0
    658,677.80    N/A        N/A       N/A       N/A          N/A        N/A          0
     37,904.29    N/A        N/A       N/A       N/A          N/A        N/A          0
     19,862.72    N/A        N/A       N/A       N/A          N/A        N/A          0
    531,060.53    N/A        N/A       N/A       N/A          N/A        N/A          0
     60,840.22    N/A        N/A       N/A       N/A          N/A        N/A          0
    202,322.62    N/A        N/A       N/A       N/A          N/A        N/A          0
    204,759.30    N/A        N/A       N/A       N/A          N/A        N/A          0
     25,528.57    N/A        N/A       N/A       N/A          N/A        N/A          0
  3,017,881.42    N/A        N/A       N/A       N/A          N/A        N/A          0
    313,018.71    N/A        N/A       N/A       N/A          N/A        N/A          0
    589,921.77    N/A        N/A       N/A       N/A          N/A        N/A          0
     35,200.20    N/A        N/A       N/A       N/A          N/A        N/A          0
     41,634.07    N/A        N/A       N/A       N/A          N/A        N/A          0
     27,711.07    N/A        N/A       N/A       N/A          N/A        N/A          0
     55,546.55    N/A        N/A       N/A       N/A          N/A        N/A          0
    644,108.49    N/A        N/A       N/A       N/A          N/A        N/A          0
    144,821.82    N/A        N/A       N/A       N/A          N/A        N/A          0
  7,818,254.36    N/A        N/A       N/A       N/A          N/A        N/A          0
     31,857.22    N/A        N/A       N/A       N/A          N/A        N/A          0
     45,555.42    N/A        N/A       N/A       N/A          N/A        N/A          0
    966,434.57    N/A        N/A       N/A       N/A          N/A        N/A          0
    603,575.63    N/A        N/A       N/A       N/A          N/A        N/A          0
    183,329.21    N/A        N/A       N/A       N/A          N/A        N/A          0
  2,082,861.90    N/A        N/A       N/A       N/A          N/A        N/A          0

                 ASSUMED GROUP IA MORTGAGE LOAN CHARACTERISTICS

                 Remaining
                   Term       Remaining
    Principal       to      Amortization            Mortgage          Gross
     Balance     Maturity       Term         Age      Rate    Index  Margin
       ($)        (Months)    (Months)    (Months)      (%)   Type*    (%)
--------------  ----------  ------------  --------  --------  -----  ------
    300,000.00      358         358           2        6.999   FR      N/A
    180,631.03      357         357           3       10.321   FR      N/A
    193,946.08      357         357           3        9.939   FR      N/A
     20,955.21      354         354           6       11.125   FR      N/A
    139,384.75      357         357           3        9.877   FR      N/A
    339,246.09      354         354           6       10.549   FR      N/A
     95,258.32      354         354           6       10.519   FR      N/A
     19,945.66      354         354           6        9.990   FR      N/A
  9,015,463.30      357         357           3       10.029   FR      N/A
  1,852,422.79      354         354           6        8.236   FR      N/A
     55,759.75      352         352           8        9.375   FR      N/A
    181,636.02      358         358           2        5.990   FR      N/A
    204,662.27      358         358           2        6.990   FR      N/A
    280,096.39      354         354           6        7.990   FR      N/A
    859,436.31      357         357           3        7.716   FR      N/A
    663,414.96      353         353           7        8.214   FR      N/A
 38,569,938.45      357         357           3        7.197   FR      N/A
    559,181.59      356         356           4        6.644   FR      N/A
    239,200.00      357         357           3        9.375   FR      N/A
    299,811.76      357         357           3       10.154   FR      N/A
    299,543.90      358         358           2       10.295   FR      N/A
    146,654.83      354         354           6        9.480   FR      N/A
    115,362.82      355         355           5       10.742   FR      N/A
  1,348,906.72      356         356           4        9.855   FR      N/A
197,883,668.07      357         357           3        7.921  LIB6M   6.010
 46,494,604.11      356         356           4        7.224  LIB6M   5.497
    768,399.98      357         357           3        7.385  LIB6M   6.885
  8,883,633.90      357         357           3        7.459  LIB6M   5.688
  6,444,573.69      355         355           5        7.263  LIB6M   5.514
    114,485.11      354         354           6        8.625  LIB6M   7.625
    563,909.99      358         358           2        9.804  LIB6M   6.433
    304,949.41      354         354           6        7.250  LIB6M   6.250
  1,083,912.46      356         356           4        8.948  LIB6M   6.872
    410,400.00      358         358           2        7.183  LIB6M   5.274

                                                                                  Remaining
                Maximum   Minimum   Initial   Subsequent                Rate      Interest
    Principal   Mortgage  Mortgage  Periodic   Periodic    Months to  Adjustment    Only
     Balance      Rate      Rate    Rate Cap   Rate Cap    Next Rate  Frequency     Term
       ($)        (%)       (%)       (%)        (%)      Adjustment   (Months)    (Months)
--------------  --------  --------  --------  ----------  ----------  ----------  ---------
    300,000.00     N/A        N/A     N/A        N/A          N/A          N/A          58
    180,631.03     N/A        N/A     N/A        N/A          N/A          N/A           0
    193,946.08     N/A        N/A     N/A        N/A          N/A          N/A           0
     20,955.21     N/A        N/A     N/A        N/A          N/A          N/A           0
    139,384.75     N/A        N/A     N/A        N/A          N/A          N/A           0
    339,246.09     N/A        N/A     N/A        N/A          N/A          N/A           0
     95,258.32     N/A        N/A     N/A        N/A          N/A          N/A           0
     19,945.66     N/A        N/A     N/A        N/A          N/A          N/A           0
  9,015,463.30     N/A        N/A     N/A        N/A          N/A          N/A           0
  1,852,422.79     N/A        N/A     N/A        N/A          N/A          N/A           0
     55,759.75     N/A        N/A     N/A        N/A          N/A          N/A         112
    181,636.02     N/A        N/A     N/A        N/A          N/A          N/A           0
    204,662.27     N/A        N/A     N/A        N/A          N/A          N/A           0
    280,096.39     N/A        N/A     N/A        N/A          N/A          N/A           0
    859,436.31     N/A        N/A     N/A        N/A          N/A          N/A           0
    663,414.96     N/A        N/A     N/A        N/A          N/A          N/A           0
 38,569,938.45     N/A        N/A     N/A        N/A          N/A          N/A           0
    559,181.59     N/A        N/A     N/A        N/A          N/A          N/A          56
    239,200.00     N/A        N/A     N/A        N/A          N/A          N/A         117
    299,811.76     N/A        N/A     N/A        N/A          N/A          N/A           0
    299,543.90     N/A        N/A     N/A        N/A          N/A          N/A           0
    146,654.83     N/A        N/A     N/A        N/A          N/A          N/A           0
    115,362.82     N/A        N/A     N/A        N/A          N/A          N/A           0
  1,348,906.72     N/A        N/A     N/A        N/A          N/A          N/A           0
197,883,668.07   13.929      7.883   2.062      1.468          21           6            0
 46,494,604.11   13.228      7.208   2.235      1.383          20           6           56
    768,399.98   12.385      7.385   3.000      1.000          21           6          117
  8,883,633.90   13.511      7.407   2.308      1.333          33           6            0
  6,444,573.69   13.408      7.263   2.361      1.283          31           6           55
    114,485.11   14.625      8.625   3.000      1.000          42           6            0
    563,909.99   15.804      9.804   2.374      1.313          22           6            0
    304,949.41   13.250      7.250   3.000      1.000          18           6           54
  1,083,912.46   14.948      8.948   2.000      1.500          20           6            0
    410,400.00   13.183      7.183   2.000      1.500          22           6           58

                 ASSUMED GROUP IA MORTGAGE LOAN CHARACTERISTICS

                 Remaining
                   Term       Remaining
  Principal         to      Amortization            Mortgage          Gross
   Balance       Maturity       Term         Age      Rate    Index  Margin
     ($)         (Months)     (Months)    (Months)     (%)    Type*    (%)
--------------  ----------  ------------  --------  --------  -----  ------
    180,000.00      353          353         7        6.240   LIB6M   3.750
  1,242,026.56      354          354         6        7.735   LIB6M   6.614
 15,127,532.18      356          356         4        8.382   LIB6M   6.420
  7,326,213.17      355          355         5        7.004   LIB6M   5.580
    355,000.00      357          357         3        8.125   LIB6M   7.625
 14,759,808.96      356          356         4        8.435   LIB6M   6.637
  3,507,124.21      355          355         5        7.229   LIB6M   5.867
    169,955.65      358          358         2        8.871   LIB6M   6.434
  2,509,643.14      357          357         3        8.391   LIB6M   6.332
    881,997.74      357          357         3        7.213   LIB6M   5.388
  3,566,195.71      355          355         5        7.933   LIB6M   6.211
  2,729,385.85      355          355         5        7.215   LIB6M   5.780
  4,610,379.32      357          357         3        7.509   LIB6M   5.706
  2,202,244.58      357          357         3        6.901   LIB6M   5.592
    106,022.40      356          356         4        9.150   LIB6M   6.250
    257,633.99      356          356         4        7.661   LIB6M   5.805
    241,600.00      356          356         4        7.800   LIB6M   6.024
  2,055,442.53      354          354         6        7.766   LIB6M   6.756
    170,200.00      354          354         6        8.231   LIB6M   7.231
    111,596.08      354          354         6        8.625   LIB6M   7.625
204,684,721.66      357          357         3        8.158   LIB6M   6.265
    560,000.00      355          355         5        7.407   LIB6M   6.916
126,918,381.01      356          356         4        6.803   LIB6M   5.457
  8,338,539.00      357          357         3        7.253   LIB6M   6.753
  8,819,441.65      355          355         5        7.776   LIB6M   6.445
  4,687,307.85      354          354         6        7.290   LIB6M   6.102
  1,611,520.46      358          358         2        8.241   LIB6M   6.208
  1,476,999.05      357          357         3        6.911   LIB6M   5.235
    809,640.67      354          354         6        6.916   LIB6M   5.916
  1,764,816.15      353          353         7        6.289   LIB6M   5.289
    305,265.17      357          357         3        7.150   LIB6M   5.550
    186,106.86      353          353         7        7.000   LIB6M   6.000
    239,500.00      354          354         6        7.806   LIB6M   6.806
    204,914.32      348          348        12        7.150   LIB6M   5.500

                                                                                  Remaining
                Maximum   Minimum   Initial   Subsequent                Rate      Interest
  Principal     Mortgage  Mortgage  Periodic   Periodic    Months to  Adjustment    Only
   Balance        Rate       Rate   Rate Cap   Rate Cap    Next Rate  Frequency     Term
     ($)          (%)        (%)       (%)       (%)      Adjustment   (Months)    (Months)
--------------  --------  --------  --------  ----------  ----------  ----------  ---------
    180,000.00   12.240     6.240     3.000      1.000        17           6          53
  1,242,026.56   13.735     7.735     3.000      1.000        18           6           0
 15,127,532.18   14.451     8.382     2.226      1.387        20           6           0
  7,326,213.17   13.066     7.004     2.695      1.152        19           6          55
    355,000.00   13.125     8.125     3.000      1.000        21           6         117
 14,759,808.96   14.440     8.435     2.310      1.348        20           6           0
  3,507,124.21   13.229     7.229     2.519      1.241        19           6          55
    169,955.65   14.871     8.871     2.000      1.500        22           6           0
  2,509,643.14   14.391     8.391     2.000      1.500        21           6           0
    881,997.74   13.213     7.213     2.000      1.500        21           6          57
  3,566,195.71   13.933     7.933     2.805      1.098        19           6           0
  2,729,385.85   13.215     7.215     2.893      1.054        19           6          55
  4,610,379.32   13.509     5.744     3.000      1.000        21           6           0
  2,202,244.58   12.901     5.601     3.000      1.000        21           6          57
    106,022.40   15.150     9.150     3.000      1.000        20           6           0
    257,633.99   13.661     7.661     2.000      1.500        20           6           0
    241,600.00   13.800     7.800     2.000      1.500        20           6          56
  2,055,442.53   13.766     7.766     3.000      1.000        18           6           0
    170,200.00   14.231     8.231     3.000      1.000        18           6          54
    111,596.08   14.625     8.625     3.000      1.000        18           6           0
204,684,721.66   14.212     8.160     2.228      1.382        21           6           0
    560,000.00   14.407     7.407     2.089      1.304        19           6          19
126,918,381.01   12.902     6.803     2.568      1.206        20           6          56
  8,338,539.00   12.253     7.253     3.000      1.000        21           6         117
  8,819,441.65   13.776     7.776     2.622      1.189        19           6           0
  4,687,307.85   13.290     7.290     2.734      1.133        18           6          54
  1,611,520.46   14.241     8.241     2.000      1.500        22           6           0
  1,476,999.05   12.911     6.911     2.000      1.500        21           6          57
    809,640.67   12.916     6.916     3.000      1.000        18           6           0
  1,764,816.15   12.289     6.289     3.000      1.000        17           6          53
    305,265.17   13.150     5.550     3.000      1.000        21           6           0
    186,106.86   13.000     7.000     3.000      1.000        17           6           0
    239,500.00   13.806     7.806     3.000      1.000        18           6          54
    204,914.32   13.150     7.150     3.000      1.000        12           6          48

                 ASSUMED GROUP IN MORTGAGE LOAN CHARACTERISTICS

                Remaining
                   Term     Remaining
   Principal        to     Amortization            Mortgage         Gross
    Balance      Maturity     Term         Age       Rate    Index  Margin
      ($)        (Months)   (Months)     (Months)    (%)     Type*    (%)
--------------  ---------  ------------  --------  --------  -----  ------
  7,904,682.35     357         357          3        7.583   LIB6M   5.782
 10,073,984.64     355         355          5        6.436   LIB6M   5.054
    513,843.12     355         355          5        7.524   LIB6M   6.370
    181,671.85     353         353          7        5.875   LIB6M   4.875
    412,339.40     356         356          4        7.698   LIB6M   6.058
    593,773.96     356         356          4        7.992   LIB6M   6.011
     91,506.19     354         354          6        6.625   LIB6M   5.625
     89,561.16     354         354          6        7.250   LIB6M   6.250
    791,034.85     357         357          3        7.457   LIB6M   5.818
  1,387,722.88     354         354          6        6.572   LIB6M   5.692
    365,000.00     354         354          6        5.999   LIB6M   4.999
  1,170,162.93     354         354          6        7.991   LIB6M   6.784
    847,599.35     355         355          5        6.507   LIB6M   5.170
    213,625.36     353         353          7        5.852   LIB6M   5.180
    764,660.00     354         354          6        6.594   LIB6M   5.192
    289,543.07     357         357          3        6.600   LIB6M   5.550
    357,923.00     352         352          8        7.484   LIB6M   6.484
    117,550.00     354         354          6        7.999   LIB6M   6.999
  6,797,490.93     355         355          5        7.041   LIB6M   5.685
 21,403,781.65     355         355          5        6.468   LIB6M   5.326
    531,227.49     357         357          3        7.345   LIB6M   6.845
    110,400.00     354         354          6        7.240   LIB6M   6.240
    175,944.73     354         354          6        7.321   LIB6M   6.321
    953,595.82     353         353          7        6.148   LIB6M   5.195
  1,612,208.48     357         357          3        8.294   LIB6M   6.366
    248,000.00     357         357          3        7.450   LIB6M   5.950
    388,053.12     358         358          2        6.200   LIB6M   4.100
    263,200.00     357         357          3        7.000   LIB6M   6.500
    423,993.38     355         355          5        7.037   LIB6M   5.849
    600,964.45     353         353          7        5.687   LIB6M   4.687
    105,762.11     356         356          4        7.681   LIB6M   6.305
    192,390.57     353         353          7        6.798   LIB6M   5.798
  4,671,271.10     355         355          5        7.049   LIB6M   5.531
  5,729,940.72     354         354          6        6.424   LIB6M   5.290

                                                                                  Remaining
                Maximum   Minimum   Initial   Subsequent                 Rate      Interest
   Principal    Mortgage  Mortgage  Periodic   Periodic   Months to   Adjustment     Only
    Balance       Rate      Rate    Rate Cap   Rate Cap   Next Rate   Frequency      Term
      ($)         (%)       (%)       (%)        (%)      Adjustment   (Months)    (Months)
--------------  --------  --------  --------  ----------  ----------  ----------  ---------
  7,904,682.35   13.603     7.583     2.143      1.428        21           6          0
 10,073,984.64   12.475     6.436     2.493      1.254        19           6         55
    513,843.12   13.524     7.524     3.000      1.000        31           6          0
    181,671.85   11.875     5.875     3.000      1.000        29           6         53
    412,339.40   13.698     7.698     2.419      1.291        32           6          0
    593,773.96   14.992     7.992     1.500      1.500        32           6         56
     91,506.19   12.625     6.625     3.000      1.000        30           6          0
     89,561.16   13.250     7.250     3.000      1.000        30           6          0
    791,034.85   13.457     7.457     2.000      1.500        33           6          0
  1,387,722.88   12.572     6.572     3.000      1.000        30           6         54
    365,000.00   11.999     5.999     3.000      1.000        42           6         54
  1,170,162.93   13.991     7.991     2.826      1.087        30           6          0
    847,599.35   12.507     6.507     2.694      1.153        31           6         55
    213,625.36   11.852     5.852     3.000      1.000        29           6          0
    764,660.00   12.594     6.594     3.000      1.000        30           6         54
    289,543.07   12.600     5.550     3.000      1.000        33           6         57
    357,923.00   13.484     7.484     3.000      1.000        28           6          0
    117,550.00   13.999     7.999     3.000      1.000        30           6         54
  6,797,490.93   13.165     7.041     2.572      1.179        31           6          0
 21,403,781.65   12.601     6.427     2.609      1.156        31           6         55
    531,227.49   12.345     7.345     3.000      1.000        33           6        117
    110,400.00   13.240     7.240     3.000      1.000        42           6         54
    175,944.73   13.321     7.321     3.000      1.000        42           6          0
    953,595.82   12.148     6.148     3.000      1.000        41           6         53
  1,612,208.48   14.294     8.294     2.106      1.447        57           6          0
    248,000.00   14.450     7.450     1.500      1.500        57           6         81
    388,053.12   12.200     6.200     2.000      1.500        58           6          0
    263,200.00   12.000     7.000     5.000      1.000        57           6        117
    423,993.38   13.037     7.037     2.752      1.124        55           6          0
    600,964.45   11.687     5.687     3.000      1.000        53           6         53
    105,762.11   13.681     7.681     2.504      1.248        56           6          0
    192,390.57   12.798     6.798     3.000      1.000        53           6         53
  4,671,271.10   13.100     7.049     2.545      1.227        55           6          0
  5,729,940.72   12.424     6.424     3.000      1.000        54           6         54

                 ASSUMED GROUP IN MORTGAGE LOAN CHARACTERISTICS

                Remaining
                   Term     Remaining
    Principal       to     Amortization            Mortgage         Gross
     Balance     Maturity     Term         Age       Rate    Index  Margin
       ($)       (Months)   (Months)     (Months)    (%)     Type*    (%)
--------------  ---------  ------------  --------  --------  -----  ------
    615,250.00     356         356          4        7.072   LIB6M   6.121
    211,970.58     353         353          7        6.625   LIB6M   2.750
  1,260,448.74     357         477          3        7.514    FR      N/A
  2,465,551.95     357         477          3        7.446    FR      N/A
  3,324,610.66     357         477          3        7.444    FR      N/A
 38,265,998.70     357         477          3        7.910   LIB6M   5.885
    112,893.86     358         478          2        8.500   LIB6M   6.400
  1,185,068.74     357         477          3        8.127   LIB6M   5.961
  4,023,899.20     357         477          3        8.511   LIB6M   6.317
    256,334.95     358         478          2        8.726   LIB6M   6.721
    344,346.04     357         477          3        7.886   LIB6M   6.120
    514,730.87     358         478          2        9.478   LIB6M   6.990
    999,959.91     357         477          3        7.764   LIB6M   5.873
 58,091,641.49     357         477          3        7.704   LIB6M   5.757
    239,028.30     358         478          2        7.416   LIB6M   5.356
    672,457.32     358         478          2        8.529   LIB6M   6.326
  9,385,135.41     357         477          3        7.849   LIB6M   5.747
  1,407,925.05     356         476          4        7.591   LIB6M   6.055
  1,690,153.23     358         478          2        7.528   LIB6M   5.517

                                                                                  Remaining
                Maximum   Minimum   Initial   Subsequent                 Rate      Interest
    Principal   Mortgage  Mortgage  Periodic   Periodic   Months to   Adjustment    Only
     Balance      Rate      Rate    Rate Cap   Rate Cap   Next Rate   Frequency     Term
       ($)        (%)       (%)       (%)        (%)      Adjustment   (Months)    (Months)
--------------  --------  --------  --------  ----------  ----------  ----------  ---------
    615,250.00   14.072     7.072     1.500      1.500        56           6         80
    211,970.58   11.625     6.625     5.000      1.000        53           6        113
  1,260,448.74    N/A        N/A       N/A        N/A         N/A         N/A         0
  2,465,551.95    N/A        N/A       N/A        N/A         N/A         N/A         0
  3,324,610.66    N/A        N/A       N/A        N/A         N/A         N/A         0
 38,265,998.70   13.910     7.900     2.010      1.495        21           6          0
    112,893.86   14.500     8.500     2.000      1.500        34           6          0
  1,185,068.74   14.127     8.127     2.000      1.500        21           6          0
  4,023,899.20   14.537     8.511     2.198      1.401        21           6          0
    256,334.95   14.726     8.726     2.000      1.500        22           6          0
    344,346.04   13.886     7.886     2.000      1.500        21           6          0
    514,730.87   15.478     9.478     2.000      1.500        22           6          0
    999,959.91   13.764     5.873     3.000      1.000        21           6          0
 58,091,641.49   13.710     7.719     2.047      1.476        21           6          0
    239,028.30   13.416     7.416     2.000      1.500        22           6          0
    672,457.32   14.529     8.529     2.000      1.500        22           6          0
  9,385,135.41   13.849     7.849     2.000      1.500        21           6          0
  1,407,925.05   13.748     7.591     2.509      1.245        32           6          0
  1,690,153.23   13.528     7.528     2.000      1.500        58           6          0

*     LIB6M means Six-Month LIBOR. FR means Fixed Rate.

                 ASSUMED GROUP IN MORTGAGE LOAN CHARACTERISTICS

                Remaining
                   Term     Remaining
   Principal        to     Amortization            Mortgage         Gross
    Balance      Maturity     Term         Age       Rate    Index  Margin
      ($)        (Months)   (Months)     (Months)    (%)     Type*    (%)
--------------  ---------  ------------  --------  --------  -----  ------
    292,527.67     177         177          3         8.926   FR      N/A
  1,735,034.99     167         167          3        11.033   FR      N/A
    531,058.44     175         355          5         9.674   FR      N/A
  7,672,688.52     357         357          3         7.598   FR      N/A
 19,141,162.47     358         358          2        10.288   FR      N/A
     80,935.54     159         159          3        11.673   FR      N/A
     73,428.77     175         355          5         8.750   FR      N/A
    352,166.50     236         236          4         6.750   FR      N/A
     38,877.61     155         155          3        11.080   FR      N/A
     67,794.41     149         149          3        11.350   FR      N/A
  1,027,225.91     174         174          2        11.475   FR      N/A
    146,069.99     175         355          5         9.990   FR      N/A
    699,783.48     175         355          5         9.573   FR      N/A
    453,229.22     213         213          3         8.033   FR      N/A
    100,203.92     177         177          3        10.761   FR      N/A
    130,957.88     165         165          3        11.280   FR      N/A
    149,537.20     357         357          3         5.990   FR      N/A
  8,103,251.90     357         357          3         7.072   FR      N/A
    243,026.02     358         358          2        11.097   FR      N/A
  1,854,584.45     357         357          3        10.279   FR      N/A
  1,457,015.82     358         358          2         7.708   FR      N/A
    191,737.20     358         358          2        10.160   FR      N/A
    245,812.79     358         358          2        10.494   FR      N/A
 14,592,290.57     358         358          2        10.197   FR      N/A
 15,056,130.69     357         357          3         7.207   FR      N/A
     28,334.01     357         357          3        11.750   FR      N/A
    246,268.87     358         358          2         9.883   FR      N/A
  1,537,441.01     358         358          2        10.223   FR      N/A
213,903,663.51     357         357          3         7.758  LIB6M   5.891
 35,052,252.89     357         357          3         7.172  LIB6M   5.369
  7,310,460.81     357         357          3         7.556  LIB6M   5.677
  2,123,096.00     357         357          3         6.725  LIB6M   4.911
    232,750.00     357         357          3         8.350  LIB6M   6.990

                                                                                  Remaining
                Maximum   Minimum   Initial   Subsequent                 Rate      Interest
   Principal    Mortgage  Mortgage  Periodic   Periodic   Months to   Adjustment    Only
    Balance       Rate      Rate    Rate Cap   Rate Cap   Next Rate   Frequency     Term
      ($)         (%)       (%)       (%)        (%)      Adjustment   (Months)    (Months)
--------------  --------  --------  --------  ----------  ----------  ----------  ---------
    292,527.67   N/A        N/A       N/A        N/A         N/A         N/A         0
  1,735,034.99   N/A        N/A       N/A        N/A         N/A         N/A         0
    531,058.44   N/A        N/A       N/A        N/A         N/A         N/A         0
  7,672,688.52   N/A        N/A       N/A        N/A         N/A         N/A         0
 19,141,162.47   N/A        N/A       N/A        N/A         N/A         N/A         0
     80,935.54   N/A        N/A       N/A        N/A         N/A         N/A         0
     73,428.77   N/A        N/A       N/A        N/A         N/A         N/A         0
    352,166.50   N/A        N/A       N/A        N/A         N/A         N/A         0
     38,877.61   N/A        N/A       N/A        N/A         N/A         N/A         0
     67,794.41   N/A        N/A       N/A        N/A         N/A         N/A         0
  1,027,225.91   N/A        N/A       N/A        N/A         N/A         N/A         0
    146,069.99   N/A        N/A       N/A        N/A         N/A         N/A         0
    699,783.48   N/A        N/A       N/A        N/A         N/A         N/A         0
    453,229.22   N/A        N/A       N/A        N/A         N/A         N/A         0
    100,203.92   N/A        N/A       N/A        N/A         N/A         N/A         0
    130,957.88   N/A        N/A       N/A        N/A         N/A         N/A         0
    149,537.20   N/A        N/A       N/A        N/A         N/A         N/A         0
  8,103,251.90   N/A        N/A       N/A        N/A         N/A         N/A         0
    243,026.02   N/A        N/A       N/A        N/A         N/A         N/A         0
  1,854,584.45   N/A        N/A       N/A        N/A         N/A         N/A         0
  1,457,015.82   N/A        N/A       N/A        N/A         N/A         N/A         0
    191,737.20   N/A        N/A       N/A        N/A         N/A         N/A         0
    245,812.79   N/A        N/A       N/A        N/A         N/A         N/A         0
 14,592,290.57   N/A        N/A       N/A        N/A         N/A         N/A         0
 15,056,130.69   N/A        N/A       N/A        N/A         N/A         N/A         0
     28,334.01   N/A        N/A       N/A        N/A         N/A         N/A         0
    246,268.87   N/A        N/A       N/A        N/A         N/A         N/A         0
  1,537,441.01   N/A        N/A       N/A        N/A         N/A         N/A         0
213,903,663.51  13.759     7.758     2.000      1.500        21           6          0
 35,052,252.89  13.172     7.172     2.000      1.500        21           6         57
  7,310,460.81  13.556     7.556     2.000      1.500        33           6          0
  2,123,096.00  12.725     6.725     2.000      1.500        33           6         57
    232,750.00  14.350     8.350     2.000      1.500        21           6         57

                 ASSUMED GROUP IB MORTGAGE LOAN CHARACTERISTICS

                Remaining
                  Term        Remaining
  Principal        to       Amortization             Mortgage           Gross
   Balance       Maturity       Term          Age      Rate     Index   Margin
     ($)         (Months)     (Months)     (Months)     (%)     Type*    (%)
 ------------   ---------   ------------   --------  --------   -----   ------
    65,416.65      356          356           4        7.850    LIB6M    6.074
   672,621.69      358          358           2        8.298    LIB6M    6.541
   600,000.00      355          355           5        6.977    LIB6M    5.692
 5,569,654.93      357          357           3        8.508    LIB6M    6.465
 3,090,823.60      357          357           3        7.374    LIB6M    5.677
 4,316,042.64      357          357           3        8.263    LIB6M    6.296
   850,670.00      357          357           3        7.218    LIB6M    5.373
    88,796.26      358          358           2        8.700    LIB6M    6.600
 1,928,598.44      357          357           3        7.826    LIB6M    5.953
 2,184,365.00      357          357           3        7.162    LIB6M    5.272
   412,330.91      356          356           4       10.877    LIB6M    6.990
   258,700.00      356          356           4        6.700    LIB6M    5.424
   273,667.20      358          358           2        8.614    LIB6M    6.615
   132,390.00      357          357           3        8.600    LIB6M    6.843
   250,184.52      356          356           4        8.490    LIB6M    6.150
95,765,080.15      357          357           3        8.083    LIB6M    6.121
86,971,148.57      357          357           3        6.954    LIB6M    5.141
 1,402,897.08      357          357           3        7.506    LIB6M    5.758
   591,940.00      357          357           3        6.817    LIB6M    4.982
 1,248,052.66      357          357           3        7.710    LIB6M    5.974
 1,178,940.00      357          357           3        6.844    LIB6M    4.910
 6,773,431.47      357          357           3        8.202    LIB6M    5.961
 7,371,151.00      357          357           3        6.713    LIB6M    4.899
   188,000.00      357          357           3        7.550    LIB6M    5.774
   767,190.00      357          357           3        7.867    LIB6M    6.073
   151,713.13      357          357           3        8.350    LIB6M    6.593
   190,991.96      358          358           2        7.990    LIB6M    6.233
   325,307.94      358          358           2        7.919    LIB6M    5.877
 2,190,399.55      357          357           3        7.036    LIB6M    5.138
 1,306,314.18      357          357           3        7.855    LIB6M    5.899
   235,227.01      356          356           4        7.050    LIB6M    5.970
   602,590.74      357          357           3        8.272    LIB6M    6.515
   143,879.99      358          358           2       10.300    LIB6M    6.990
   303,534.84      357          477           3        6.650     FR       N/A

                                                                                                  Remaining
                   Maximum       Minimum       Initial     Subsequent                   Rate        Only
  Principal        Mortgage      Mortgage     Periodic      Periodic     Months to   Adjustment    Interest
   Balance          Rate          Rate        Rate Cap      Rate Cap     Next Rate    Frequency      Term
     ($)             (%)           (%)           (%)           (%)      Adjustment    (Months)     (Months)
 ------------    ------------   ---------   ------------   ----------   ----------   ----------   ---------
    65,416.65       13.850        7.850        2.000          1.500         20          6             0
   672,621.69       14.298        8.298        2.000          1.500         22          6             0
   600,000.00       12.977        6.977        2.000          1.500         19          6            55
 5,569,654.93       14.508        8.508        2.000          1.500         21          6             0
 3,090,823.60       13.374        7.374        2.000          1.500         21          6            57
 4,316,042.64       14.263        8.263        2.000          1.500         21          6             0
   850,670.00       13.218        7.218        2.000          1.500         21          6            57
    88,796.26       14.700        8.700        2.000          1.500         22          6             0
 1,928,598.44       13.826        7.826        2.000          1.500         21          6             0
 2,184,365.00       13.162        7.162        2.000          1.500         21          6            57
   412,330.91       16.877       10.877        2.000          1.500         20          6             0
   258,700.00       12.700        6.700        2.000          1.500         20          6            56
   273,667.20       14.614        8.614        2.000          1.500         22          6             0
   132,390.00       14.600        8.600        2.000          1.500         21          6            57
   250,184.52       15.490        8.490        1.500          1.500         20          6             0
95,765,080.15       14.087        8.083        2.000          1.500         21          6             0
86,971,148.57       12.957        6.954        2.003          1.500         21          6            57
 1,402,897.08       13.506        7.506        2.000          1.500         21          6             0
   591,940.00       12.817        6.817        2.000          1.500         21          6            57
 1,248,052.66       13.710        7.710        2.000          1.500         21          6             0
 1,178,940.00       12.844        6.844        2.000          1.500         21          6            57
 6,773,431.47       14.202        8.202        2.000          1.500         21          6             0
 7,371,151.00       12.713        6.713        2.000          1.500         21          6            57
   188,000.00       13.550        7.550        2.000          1.500         33          6            57
   767,190.00       13.867        7.867        2.000          1.500         33          6             0
   151,713.13       14.350        8.350        2.000          1.500         33          6             0
   190,991.96       13.990        7.990        2.000          1.500         34          6             0
   325,307.94       13.919        7.919        2.000          1.500         34          6             0
 2,190,399.55       13.036        7.036        2.000          1.500         33          6            57
 1,306,314.18       13.855        7.855        2.000          1.500         57          6             0
   235,227.01       13.050        7.050        2.000          1.500         56          6             0
   602,590.74       14.272        8.272        2.000          1.500         57          6             0
   143,879.99       16.300       10.300        2.000          1.500         58          6             0
   303,534.84         N/A          N/A          N/A            N/A         N/A         N/A            0

                 ASSUMED GROUP IB MORTGAGE LOAN CHARACTERISTICS

                Remaining
                  Term        Remaining
  Principal        to       Amortization             Mortgage           Gross
   Balance       Maturity       Term          Age      Rate     Index   Margin
     ($)         (Months)     (Months)     (Months)     (%)     Type*    (%)
 ------------   ---------   ------------   -------   --------   -----   ------
   507,873.21      357          477           3        6.750     FR       N/A
 2,902,859.62      357          477           3        7.157     FR       N/A
38,596,711.68      357          477           3        7.786    LIB6M    5.798
 1,020,061.61      358          478           2        7.869    LIB6M    5.769
   509,926.84      357          477           3        8.479    LIB6M    6.298
 4,652,727.72      357          477           3        8.239    LIB6M    6.221
   626,433.78      357          477           3        8.314    LIB6M    6.413
   717,410.57      357          477           3        7.991    LIB6M    6.118
   544,546.40      357          477           3        8.134    LIB6M    6.377
62,533,952.67      357          477           3        7.570    LIB6M    5.669
   790,931.97      358          478           2        7.507    LIB6M    5.570
 6,410,729.46      357          477           3        7.197    LIB6M    5.247
   269,793.08      358          478           2        6.990    LIB6M    4.890
   757,162.22      357          477           3        7.565    LIB6M    5.795
   524,200.79      357          477           3        7.873    LIB6M    6.110

                                                                                                 Remaining
                   Maximum       Minimum       Initial     Subsequent                   Rate       Only
  Principal        Mortgage      Mortgage     Periodic      Periodic     Months to   Adjustment   Interest
   Balance          Rate          Rate        Rate Cap      Rate Cap     Next Rate    Frequency     Term
     ($)             (%)           (%)           (%)           (%)      Adjustment    (Months)    (Months)
 ------------   ------------   ----------     --------     ----------   ----------   ----------  ----------
   507,873.21         N/A         N/A           N/A            N/A          N/A         N/A           0
 2,902,859.62         N/A         N/A           N/A            N/A          N/A         N/A           0
38,596,711.68       13.786       7.786         2.000          1.500         21           6            0
 1,020,061.61       13.869       7.869         2.000          1.500         34           6            0
   509,926.84       14.479       8.479         2.000          1.500         21           6            0
 4,652,727.72       14.239       8.239         2.000          1.500         21           6            0
   626,433.78       14.314       8.314         2.000          1.500         21           6            0
   717,410.57       13.991       7.991         2.000          1.500         21           6            0
   544,546.40       14.134       8.134         2.000          1.500         21           6            0
62,533,952.67       13.570       7.570         2.000          1.500         21           6            0
   790,931.97       13.507       7.507         2.000          1.500         22           6            0
 6,410,729.46       13.197       7.197         2.000          1.500         21           6            0
   269,793.08       12.990       6.990         2.000          1.500         34           6            0
   757,162.22       13.565       7.565         2.000          1.500         33           6            0
   524,200.79       13.873       7.873         2.000          1.500         57           6            0

*    LIB6M means Six-Month LIBOR. FR means Fixed Rate.

                 ASSUMED GROUP II MORTGAGE LOAN CHARACTERISTICS

                Remaining
                  Term       Remaining
  Principal        to       Amortization              Mortgage           Gross
  Balance        Maturity       Term         Age        Rate     Index   Margin
   ($)          (Months)     (Months)     (Months)     (%)      Type*    (%)
-------------   ---------   ------------  --------    --------  ------   ------
   103,018.12      170          170           3        12.264     FR       N/A
 5,236,902.80      175          355           5        10.391     FR       N/A
 3,694,639.18      357          357           3         7.228     FR       N/A
19,530,503.98      357          357           3        10.292     FR       N/A
    66,498.04      211          211           2        12.271     FR       N/A
    68,798.61      175          355           5         8.750     FR       N/A
 2,477,749.94      176          356           4        10.463     FR       N/A
    98,653.99      177          177           3         9.990     FR       N/A
    39,628.09      234          234           6         8.875     FR       N/A
   261,233.54      176          176           4        10.539     FR       N/A
    40,996.08      175          355           5        10.250     FR       N/A
   391,961.00      175          355           5        10.325     FR       N/A
    83,835.85      174          354           6        10.294     FR       N/A
   137,876.23      175          355           5        10.342     FR       N/A
17,058,781.60      175          355           5        10.196     FR       N/A
   479,981.79      176          176           4         6.400     FR       N/A
    61,104.94      177          177           3        11.400     FR       N/A
   152,238.20      175          355           5         9.750     FR       N/A
 1,708,945.18      175          355           5         9.968     FR       N/A
 8,541,446.04      357          357           3         7.136     FR       N/A
 5,637,388.43      357          357           3        10.146     FR       N/A
   115,314.83      354          354           6         6.125     FR       N/A
    19,906.20      351          351           9         9.375     FR       N/A
   537,686.16      357          357           3        10.199     FR       N/A
   369,897.46      355          355           5         9.654     FR       N/A
    56,475.88      354          354           6        10.990     FR       N/A
36,732,087.11      357          357           3        10.033     FR       N/A
   279,144.57      353          353           7         8.132     FR       N/A
   131,612.44      357          357           3         7.300     FR       N/A
   680,504.90      357          357           3         7.558     FR       N/A
   523,260.10      356          356           4         6.990     FR       N/A
10,442,860.05      357          357           3         7.023     FR       N/A
 1,175,845.14      355          355           5         6.896     FR       N/A

                                                                                      Remaining
               Maximum    Minimum    Initial    Subsequent                   Rate      Interest
  Principal    Mortgage   Mortgage   Periodic    Periodic     Months to   Adjustment     Only
  Balance        Rate       Rate     Rate Cap    Rate Cap     Next Rate    Frequency     Term
   ($)           (%)        (%)        (%)         (%)       Adjustment    (Months)    (Months)
-------------  --------   --------   --------   ----------   ----------   ----------  ---------
   103,018.12    N/A        N/A        N/A         N/A          N/A          N/A           0
 5,236,902.80    N/A        N/A        N/A         N/A          N/A          N/A           0
 3,694,639.18    N/A        N/A        N/A         N/A          N/A          N/A           0
19,530,503.98    N/A        N/A        N/A         N/A          N/A          N/A           0
    66,498.04    N/A        N/A        N/A         N/A          N/A          N/A           0
    68,798.61    N/A        N/A        N/A         N/A          N/A          N/A           0
 2,477,749.94    N/A        N/A        N/A         N/A          N/A          N/A           0
    98,653.99    N/A        N/A        N/A         N/A          N/A          N/A           0
    39,628.09    N/A        N/A        N/A         N/A          N/A          N/A           0
   261,233.54    N/A        N/A        N/A         N/A          N/A          N/A           0
    40,996.08    N/A        N/A        N/A         N/A          N/A          N/A           0
   391,961.00    N/A        N/A        N/A         N/A          N/A          N/A           0
    83,835.85    N/A        N/A        N/A         N/A          N/A          N/A           0
   137,876.23    N/A        N/A        N/A         N/A          N/A          N/A           0
17,058,781.60    N/A        N/A        N/A         N/A          N/A          N/A           0
   479,981.79    N/A        N/A        N/A         N/A          N/A          N/A           0
    61,104.94    N/A        N/A        N/A         N/A          N/A          N/A           0
   152,238.20    N/A        N/A        N/A         N/A          N/A          N/A           0
 1,708,945.18    N/A        N/A        N/A         N/A          N/A          N/A           0
 8,541,446.04    N/A        N/A        N/A         N/A          N/A          N/A           0
 5,637,388.43    N/A        N/A        N/A         N/A          N/A          N/A           0
   115,314.83    N/A        N/A        N/A         N/A          N/A          N/A           0
    19,906.20    N/A        N/A        N/A         N/A          N/A          N/A           0
   537,686.16    N/A        N/A        N/A         N/A          N/A          N/A           0
   369,897.46    N/A        N/A        N/A         N/A          N/A          N/A           0
    56,475.88    N/A        N/A        N/A         N/A          N/A          N/A           0
36,732,087.11    N/A        N/A        N/A         N/A          N/A          N/A           0
   279,144.57    N/A        N/A        N/A         N/A          N/A          N/A           0
   131,612.44    N/A        N/A        N/A         N/A          N/A          N/A           0
   680,504.90    N/A        N/A        N/A         N/A          N/A          N/A           0
   523,260.10    N/A        N/A        N/A         N/A          N/A          N/A           0
10,442,860.05    N/A        N/A        N/A         N/A          N/A          N/A           0
 1,175,845.14    N/A        N/A        N/A         N/A          N/A          N/A          55

                 ASSUMED GROUP II MORTGAGE LOAN CHARACTERISTICS

                 Remaining
                   Term       Remaining
  Principal         to       Amortization              Mortgage           Gross
  Balance         Maturity       Term          Age       Rate     Index   Margin
    ($)           (Months)     (Months)     (Months)      (%)     Type*    (%)
--------------   ---------   ------------   --------   --------   -----   ------
  1,245,060.00      355           355           5       6.674      FR       N/A
     73,940.92      358           358           2      10.500      FR       N/A
    281,066.99      355           355           5      10.862      FR       N/A
  4,524,825.29      357           357           3       9.920      FR       N/A
  1,231,299.09      356           356           4       6.205      FR       N/A
 90,986,612.43      357           357           3       7.710     LIB6M    5.919
 56,825,681.26      357           357           3       7.275     LIB6M    5.560
  3,244,241.21      356           356           4       7.122     LIB6M    5.270
  2,159,649.98      357           357           3       7.766     LIB6M    5.786
    426,664.63      357           357           3       8.281     LIB6M    5.550
    382,907.33      355           355           5       7.032     LIB6M    5.719
     79,220.50      354           354           6       8.750     LIB6M    7.750
    398,597.64      355           355           5       7.419     LIB6M    6.449
 19,796,815.72      356           356           4       7.900     LIB6M    6.262
 28,143,471.73      356           356           4       6.796     LIB6M    5.304
    860,000.00      356           356           4       7.218     LIB6M    6.718
  4,207,077.83      356           356           4       8.223     LIB6M    6.603
  1,257,599.92      354           354           6       7.756     LIB6M    6.756
    216,513.28      357           357           3       7.150     LIB6M    5.500
    164,523.62      352           352           8       7.728     LIB6M    6.362
    574,966.95      356           356           4       8.250     LIB6M    5.900
  2,094,589.52      357           357           3       7.240     LIB6M    5.561
  1,820,000.00      357           357           3       6.808     LIB6M    5.643
    466,233.76      354           354           6       7.423     LIB6M    6.044
    261,000.00      354           354           6       8.990     LIB6M    7.650
 92,452,282.36      357           357           3       7.682     LIB6M    5.946
    876,400.00      354           354           6       7.049     LIB6M    7.049
222,024,346.06      356           356           4       6.639     LIB6M    5.237
  4,280,316.73      357           357           3       7.099     LIB6M    6.599
    439,702.43      354           354           6       7.983     LIB6M    6.983
    491,850.00      354           354           6       6.550     LIB6M    5.550
    664,988.39      358           358           2       7.400     LIB6M    5.300
    576,000.00      357           357           3       7.500     LIB6M    5.743
  4,466,597.78      357           357           3       7.428     LIB6M    5.670

                                                                                        Remaining
                Maximum    Minimum    Initial     Subsequent                   Rate     Interest
  Principal     Mortgage   Mortgage   Periodic     Periodic    Months to    Adjustment     Only
  Balance         Rate       Rate      Rate Cap    Rate Cap    Next Rate    Frequency      Term
    ($)           (%)        (%)         (%)         (%)       Adjustment    (Months)   (Months)
--------------  --------   --------   ---------   ----------   ----------   ----------  ---------
  1,245,060.00    N/A         N/A        N/A         N/A          N/A           N/A        115
     73,940.92    N/A         N/A        N/A         N/A          N/A           N/A          0
    281,066.99    N/A         N/A        N/A         N/A          N/A           N/A          0
  4,524,825.29    N/A         N/A        N/A         N/A          N/A           N/A          0
  1,231,299.09    N/A         N/A        N/A         N/A          N/A           N/A          0
 90,986,612.43   13.718      7.697      2.051       1.468          21            6           0
 56,825,681.26   13.360      7.243      2.287       1.352          21            6          57
  3,244,241.21   13.122      7.122      2.354       1.323          32            6           0
  2,159,649.98   14.221      7.766      1.820       1.476          33            6          57
    426,664.63   14.281      5.685      3.000       1.000          21            6           0
    382,907.33   13.032      5.715      3.000       1.000          19            6          55
     79,220.50   14.750      8.750      3.000       1.000          18            6           0
    398,597.64   14.020      7.419      3.000       1.000          19            6           0
 19,796,815.72   13.921      7.900      2.253       1.371          20            6           0
 28,143,471.73   12.826      6.796      2.480       1.259          20            6          56
    860,000.00   12.218      7.218      3.000       1.000          20            6         116
  4,207,077.83   14.223      8.223      2.435       1.282          20            6           0
  1,257,599.92   13.756      7.756      3.000       1.000          18            6          54
    216,513.28   13.150      7.150      3.000       1.000          21            6           0
    164,523.62   13.728      7.728      3.000       1.000          16            6           0
    574,966.95   14.250      8.250      3.000       1.000          20            6          56
  2,094,589.52   13.240      5.562      3.000       1.000          21            6           0
  1,820,000.00   12.808      5.593      3.000       1.000          21            6          57
    466,233.76   13.568      7.423      2.783       1.072          18            6           0
    261,000.00   14.990      8.990      3.000       1.000          18            6          54
 92,452,282.36   13.747      7.682      2.260       1.366          21            6           0
    876,400.00   14.049      7.049      1.500       1.500          18            6          18
222,024,346.06   12.699      6.639      2.521       1.236          20            6          56
  4,280,316.73   12.099      7.099      3.000       1.000          21            6         117
    439,702.43   13.983      7.983      3.000       1.000          18            6           0
    491,850.00   12.550      6.550      3.000       1.000          18            6          54
    664,988.39   13.400      7.400      2.000       1.500          22            6           0
    576,000.00   13.500      7.500      2.000       1.500          21            6          57
  4,466,597.78   13.511      7.428      2.059       1.470          21            6           0

                 ASSUMED GROUP II MORTGAGE LOAN CHARACTERISTICS

                Remaining
                   Term       Remaining
  Principal         to      Amortization              Mortgage            Gross
   Balance       Maturity       Term         Age        Rate     Index   Margin
     ($)         (Months)     (Months)     (Months)      (%)     Type*     (%)
-------------   ---------   ------------   --------   --------   -----   ------
17,638,332.28      356           356           4        6.451    LIB6M    4.865
   120,000.00      354           354           6        5.990    LIB6M    4.990
 2,892,332.63      355           355           5        5.726    LIB6M    4.973
   345,400.00      353           353           7        8.108    LIB6M    7.108
   304,000.00      357           357           3        6.990    LIB6M    5.550
 4,013,933.16      354           354           6        6.371    LIB6M    5.339
17,405,124.18      355           355           5        6.256    LIB6M    5.337
   360,000.00      353           353           7        5.750    LIB6M    4.750
 1,151,311.21      357           357           3        6.469    LIB6M    4.557
   428,000.00      357           357           3        6.000    LIB6M    5.550
    68,703.07      354           354           6        7.750    LIB6M    6.750
   425,486.51      357           357           3        6.400    LIB6M    5.550
   199,637.07      353           353           7        5.500    LIB6M    4.500
   440,000.00      353           353           7        5.750    LIB6M    4.750
   258,000.00      357           357           3        6.750    LIB6M    5.550
 2,043,470.26      357           357           3        6.842    LIB6M    5.166
 4,460,714.70      354           354           6        6.134    LIB6M    4.990
   880,000.00      356           356           4        6.497    LIB6M    3.585
 1,029,120.53      358           478           2        7.305      FR      N/A
 2,582,884.21      357           477           3        7.380      FR      N/A
31,020,437.19      358           478           2        7.916    LIB6M    5.892
 1,742,503.18      358           478           2        7.509    LIB6M    5.488
   666,672.76      357           477           3        8.000    LIB6M    6.243
10,697,451.01      357           477           3        7.854    LIB6M    5.879
   442,000.65      358           478           2        6.400    LIB6M    4.300
77,228,518.08      357           477           3        7.493    LIB6M    5.617
10,813,237.03      357           477           3        7.181    LIB6M    5.284
   768,849.91      357           477           3        6.050    LIB6M    4.293
   539,641.70      358           478           2        7.500    LIB6M    5.400

                                                                                       Remaining
                Maximum    Minimum    Initial   Subsequent                   Rate       Interest
  Principal    Mortgage   Mortgage   Periodic    Periodic     Months to   Adjustment      Only
   Balance       Rate       Rate     Rate Cap    Rate Cap     Next Rate    Frequency      Term
     ($)          (%)        (%)        (%)         (%)      Adjustment    (Months)     (Months)
-------------  --------   --------   --------   ----------   ----------   ----------   ---------
17,638,332.28   12.451      6.451      2.334       1.333          20            6          56
   120,000.00   11.990      5.990      3.000       1.000          30            6          54
 2,892,332.63   11.726      5.726      2.654       1.173          31            6          55
   345,400.00   14.108      8.108      3.000       1.000          29            6          53
   304,000.00   12.990      5.550      3.000       1.000          33            6          57
 4,013,933.16   12.588      6.371      2.676       1.108          30            6           0
17,405,124.18   12.425      6.256      2.683       1.121          31            6          55
   360,000.00   11.750      5.750      3.000       1.000          41            6          53
 1,151,311.21   12.469      6.469      2.321       1.340          57            6           0
   428,000.00   12.000      5.550      3.000       1.000          57            6          57
    68,703.07   13.750      7.750      3.000       1.000          54            6           0
   425,486.51   12.400      5.550      3.000       1.000          57            6          57
   199,637.07   11.500      5.500      3.000       1.000          53            6           0
   440,000.00   11.750      5.750      3.000       1.000          53            6          53
   258,000.00   12.750      5.750      3.000       1.000          57            6          57
 2,043,470.26   12.842      6.842      2.113       1.443          57            6           0
 4,460,714.70   12.266      6.134      3.000       1.000          54            6          54
   880,000.00   11.719      6.497      5.000       1.000          56            6         116
 1,029,120.53     N/A        N/A        N/A         N/A          N/A          N/A           0
 2,582,884.21     N/A        N/A        N/A         N/A          N/A          N/A           0
31,020,437.19   13.916      7.892      2.032       1.484          22            6           0
 1,742,503.18   13.509      7.509      2.000       1.500          34            6           0
   666,672.76   14.000      8.000      2.000       1.500          21            6           0
10,697,451.01   13.854      7.854      2.038       1.481          21            6           0
   442,000.65   12.400      6.400      2.000       1.500          22            6           0
77,228,518.08   13.496      7.493      2.035       1.482          21            6           0
10,813,237.03   13.181      7.181      2.000       1.500          21            6           0
   768,849.91   12.050      6.050      2.000       1.500          33            6           0
   539,641.70   13.500      7.500      2.000       1.500          58            6           0

*    LIB6M means Six-Month LIBOR. FR means Fixed Rate.

      There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at the Specified Percentages of the Prepayment Assumption. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans will have characteristics that differ from those assumed in preparing the tables and since it is not likely the level of Six-Month LIBOR or One-Month LIBOR will remain constant as assumed, the Offered Certificates may mature earlier or later than indicated by the tables. In addition, as described under "Description of the CertificatesPrincipal Distributions on the Offered Certificates in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the Offered Certificates, affecting the weighted average lives of such certificates. Based on the foregoing assumptions, the tables indicate the weighted average lives of each class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of such certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-1A
                                                                  ----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................      99        84         71         64         54
February 25, 2008 ...........................      98        60         32         17          3
February 25, 2009 ...........................      98        45         13          0          0
February 25, 2010 ...........................      97        33         13          0          0
February 25, 2011 ...........................      96        28         12          0          0
February 25, 2012 ...........................      95        23          8          0          0
February 25, 2013 ...........................      94        19          6          0          0
February 25, 2014 ...........................      93        16          4          0          0
February 25, 2015 ...........................      91        13          3          0          0
February 25, 2016 ...........................      90        11          2          0          0
February 25, 2017 ...........................      88         9          1          0          0
February 25, 2018 ...........................      86         8          1          0          0
February 25, 2019 ...........................      84         6          1          0          0
February 25, 2020 ...........................      81         5          *          0          0
February 25, 2021 ...........................      78         4          *          0          0
February 25, 2022 ...........................      75         3          0          0          0
February 25, 2023 ...........................      71         3          0          0          0
February 25, 2024 ...........................      68         2          0          0          0
February 25, 2025 ...........................      64         2          0          0          0
February 25, 2026 ...........................      59         1          0          0          0
February 25, 2027 ...........................      54         1          0          0          0
February 25, 2028 ...........................      49         1          0          0          0
February 25, 2029 ...........................      43         1          0          0          0
February 25, 2030 ...........................      36         *          0          0          0
February 25, 2031 ...........................      31         *          0          0          0
February 25, 2032 ...........................      27         0          0          0          0
February 25, 2033 ...........................      22         0          0          0          0
February 25, 2034 ...........................      16         0          0          0          0
February 25, 2035 ...........................      10         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              20.47      4.35       2.25       1.38       1.13
Weighted Average Life in Years (1)(2)           20.47      4.05       2.06       1.38       1.13

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-1B1
                                                                  -----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................      99        84         72         65         56
February 25, 2008 ...........................      98        60         32         17          3
February 25, 2009 ...........................      98        45         14          0          0
February 25, 2010 ...........................      97        33         14          0          0
February 25, 2011 ...........................      96        28         12          0          0
February 25, 2012 ...........................      95        23          8          0          0
February 25, 2013 ...........................      94        19          6          0          0
February 25, 2014 ...........................      93        16          4          0          0
February 25, 2015 ...........................      91        13          3          0          0
February 25, 2016 ...........................      90        11          2          0          0
February 25, 2017 ...........................      88         9          1          0          0
February 25, 2018 ...........................      86         8          1          0          0
February 25, 2019 ...........................      84         6          1          0          0
February 25, 2020 ...........................      81         5          *          0          0
February 25, 2021 ...........................      79         4          *          0          0
February 25, 2022 ...........................      76         3          0          0          0
February 25, 2023 ...........................      73         3          0          0          0
February 25, 2024 ...........................      69         2          0          0          0
February 25, 2025 ...........................      65         2          0          0          0
February 25, 2026 ...........................      61         2          0          0          0
February 25, 2027 ...........................      56         1          0          0          0
February 25, 2028 ...........................      51         1          0          0          0
February 25, 2029 ...........................      45         1          0          0          0
February 25, 2030 ...........................      38         *          0          0          0
February 25, 2031 ...........................      33         *          0          0          0
February 25, 2032 ...........................      28         0          0          0          0
February 25, 2033 ...........................      24         0          0          0          0
February 25, 2034 ...........................      19         0          0          0          0
February 25, 2035 ...........................      13         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              20.74      4.37       2.28       1.41       1.16
Weighted Average Life in Years (1)(2)           20.74      4.07       2.09       1.41       1.16

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-1B2
                                                                  -----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................      99        84         72         65         56
February 25, 2008 ...........................      98        60         32         17          3
February 25, 2009 ...........................      98        45         14          0          0
February 25, 2010 ...........................      97        33         14          0          0
February 25, 2011 ...........................      96        28         12          0          0
February 25, 2012 ...........................      95        23          8          0          0
February 25, 2013 ...........................      94        19          6          0          0
February 25, 2014 ...........................      93        16          4          0          0
February 25, 2015 ...........................      91        13          3          0          0
February 25, 2016 ...........................      90        11          2          0          0
February 25, 2017 ...........................      88         9          1          0          0
February 25, 2018 ...........................      86         8          1          0          0
February 25, 2019 ...........................      84         6          1          0          0
February 25, 2020 ...........................      81         5          *          0          0
February 25, 2021 ...........................      79         4          *          0          0
February 25, 2022 ...........................      76         3          0          0          0
February 25, 2023 ...........................      73         3          0          0          0
February 25, 2024 ...........................      69         2          0          0          0
February 25, 2025 ...........................      65         2          0          0          0
February 25, 2026 ...........................      61         2          0          0          0
February 25, 2027 ...........................      56         1          0          0          0
February 25, 2028 ...........................      51         1          0          0          0
February 25, 2029 ...........................      45         1          0          0          0
February 25, 2030 ...........................      38         *          0          0          0
February 25, 2031 ...........................      33         *          0          0          0
February 25, 2032 ...........................      28         0          0          0          0
February 25, 2033 ...........................      24         0          0          0          0
February 25, 2034 ...........................      19         0          0          0          0
February 25, 2035 ...........................      13         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              20.74      4.37       2.28       1.41       1.16
Weighted Average Life in Years (1)(2)           20.74      4.07       2.09       1.41       1.16

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-2A
                                                                  ----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................      99        71         48         35         17
February 25, 2008 ...........................      98        28          0          0          0
February 25, 2009 ...........................      97         1          0          0          0
February 25, 2010 ...........................      96         0          0          0          0
February 25, 2011 ...........................      95         0          0          0          0
February 25, 2012 ...........................      93         0          0          0          0
February 25, 2013 ...........................      91         0          0          0          0
February 25, 2014 ...........................      89         0          0          0          0
February 25, 2015 ...........................      86         0          0          0          0
February 25, 2016 ...........................      83         0          0          0          0
February 25, 2017 ...........................      80         0          0          0          0
February 25, 2018 ...........................      76         0          0          0          0
February 25, 2019 ...........................      72         0          0          0          0
February 25, 2020 ...........................      68         0          0          0          0
February 25, 2021 ...........................      57         0          0          0          0
February 25, 2022 ...........................      51         0          0          0          0
February 25, 2023 ...........................      45         0          0          0          0
February 25, 2024 ...........................      39         0          0          0          0
February 25, 2025 ...........................      32         0          0          0          0
February 25, 2026 ...........................      24         0          0          0          0
February 25, 2027 ...........................      15         0          0          0          0
February 25, 2028 ...........................       6         0          0          0          0
February 25, 2029 ...........................       0         0          0          0          0
February 25, 2030 ...........................       0         0          0          0          0
February 25, 2031 ...........................       0         0          0          0          0
February 25, 2032 ...........................       0         0          0          0          0
February 25, 2033 ...........................       0         0          0          0          0
February 25, 2034 ...........................       0         0          0          0          0
February 25, 2035 ...........................       0         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              15.45      1.57       1.00       0.83       0.67
Weighted Average Life in Years (1)(2)           15.45      1.57       1.00       0.83       0.67

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-2B
                                                                  ----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100         36          0          0
February 25, 2009 ...........................     100       100          0          0          0
February 25, 2010 ...........................     100        42          0          0          0
February 25, 2011 ...........................     100        14          0          0          0
February 25, 2012 ...........................     100         0          0          0          0
February 25, 2013 ...........................     100         0          0          0          0
February 25, 2014 ...........................     100         0          0          0          0
February 25, 2015 ...........................     100         0          0          0          0
February 25, 2016 ...........................     100         0          0          0          0
February 25, 2017 ...........................     100         0          0          0          0
February 25, 2018 ...........................     100         0          0          0          0
February 25, 2019 ...........................     100         0          0          0          0
February 25, 2020 ...........................     100         0          0          0          0
February 25, 2021 ...........................     100         0          0          0          0
February 25, 2022 ...........................     100         0          0          0          0
February 25, 2023 ...........................     100         0          0          0          0
February 25, 2024 ...........................     100         0          0          0          0
February 25, 2025 ...........................     100         0          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................      85         0          0          0          0
February 25, 2030 ...........................      52         0          0          0          0
February 25, 2031 ...........................      29         0          0          0          0
February 25, 2032 ...........................       8         0          0          0          0
February 25, 2033 ...........................       0         0          0          0          0
February 25, 2034 ...........................       0         0          0          0          0
February 25, 2035 ...........................       0         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1) ..........   24.27      4.04       2.00       1.74       1.48
Weighted Average Life in Years (1)(2) .......   24.27      4.04       2.00       1.74       1.48

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-2C
                                                                  ----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100         43          0
February 25, 2009 ...........................     100       100         15          0          0
February 25, 2010 ...........................     100       100         15          0          0
February 25, 2011 ...........................     100       100          0          0          0
February 25, 2012 ...........................     100        85          0          0          0
February 25, 2013 ...........................     100        56          0          0          0
February 25, 2014 ...........................     100        32          0          0          0
February 25, 2015 ...........................     100        12          0          0          0
February 25, 2016 ...........................     100         0          0          0          0
February 25, 2017 ...........................     100         0          0          0          0
February 25, 2018 ...........................     100         0          0          0          0
February 25, 2019 ...........................     100         0          0          0          0
February 25, 2020 ...........................     100         0          0          0          0
February 25, 2021 ...........................     100         0          0          0          0
February 25, 2022 ...........................     100         0          0          0          0
February 25, 2023 ...........................     100         0          0          0          0
February 25, 2024 ...........................     100         0          0          0          0
February 25, 2025 ...........................     100         0          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................     100         0          0          0          0
February 25, 2032 ...........................     100         0          0          0          0
February 25, 2033 ...........................      77         0          0          0          0
February 25, 2034 ...........................      39         0          0          0          0
February 25, 2035 ...........................       0         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.72      7.40       3.00       2.04       1.78
Weighted Average Life in Years (1)(2)           27.72      7.40       3.00       2.04       1.78

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS A-2D
                                                                  ----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100         29
February 25, 2009 ...........................     100       100        100          0          0
February 25, 2010 ...........................     100       100        100          0          0
February 25, 2011 ...........................     100       100        100          0          0
February 25, 2012 ...........................     100       100         71          0          0
February 25, 2013 ...........................     100       100         50          0          0
February 25, 2014 ...........................     100       100         36          0          0
February 25, 2015 ...........................     100       100         25          0          0
February 25, 2016 ...........................     100        94         18          0          0
February 25, 2017 ...........................     100        78         13          0          0
February 25, 2018 ...........................     100        65          9          0          0
February 25, 2019 ...........................     100        54          7          0          0
February 25, 2020 ...........................     100        44          3          0          0
February 25, 2021 ...........................     100        35          *          0          0
February 25, 2022 ...........................     100        28          0          0          0
February 25, 2023 ...........................     100        23          0          0          0
February 25, 2024 ...........................     100        19          0          0          0
February 25, 2025 ...........................     100        15          0          0          0
February 25, 2026 ...........................     100        12          0          0          0
February 25, 2027 ...........................     100        10          0          0          0
February 25, 2028 ...........................     100         8          0          0          0
February 25, 2029 ...........................     100         6          0          0          0
February 25, 2030 ...........................     100         3          0          0          0
February 25, 2031 ...........................     100         1          0          0          0
February 25, 2032 ...........................     100         0          0          0          0
February 25, 2033 ...........................     100         0          0          0          0
February 25, 2034 ...........................     100         0          0          0          0
February 25, 2035 ...........................      97         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              29.60     14.50       7.83       2.65       1.99
Weighted Average Life in Years (1)(2)           29.58     11.98       6.22       2.65       1.99

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-1
                                                                  ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100         95         93
February 25, 2010 ...........................     100        98        100         95         93
February 25, 2011 ...........................     100        82         34         95         64
February 25, 2012 ...........................     100        68         24         94         35
February 25, 2013 ...........................     100        57         17         60         20
February 25, 2014 ...........................     100        47         12         39          6
February 25, 2015 ...........................     100        39          9         25          0
February 25, 2016 ...........................     100        33          6         14          0
February 25, 2017 ...........................     100        27          4          5          0
February 25, 2018 ...........................     100        22          3          0          0
February 25, 2019 ...........................     100        18          1          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         7          0          0          0
February 25, 2025 ...........................     100         5          0          0          0
February 25, 2026 ...........................     100         4          0          0          0
February 25, 2027 ...........................     100         3          0          0          0
February 25, 2028 ...........................     100         3          0          0          0
February 25, 2029 ...........................     100         *          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      9.12       5.53       7.75       5.60
Weighted Average Life in Years (1)(2)           27.78      8.27       5.01       4.89       3.47

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-2
                                                                  ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100        100
February 25, 2010 ...........................     100        98         55        100         41
February 25, 2011 ...........................     100        82         34         76          8
February 25, 2012 ...........................     100        68         24         12          5
February 25, 2013 ...........................     100        57         17          8          *
February 25, 2014 ...........................     100        47         12          5          0
February 25, 2015 ...........................     100        39          9          3          0
February 25, 2016 ...........................     100        33          6          0          0
February 25, 2017 ...........................     100        27          4          0          0
February 25, 2018 ...........................     100        22          3          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         7          0          0          0
February 25, 2025 ...........................     100         5          0          0          0
February 25, 2026 ...........................     100         4          0          0          0
February 25, 2027 ...........................     100         3          0          0          0
February 25, 2028 ...........................     100         1          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      9.10       5.30       5.62       4.11
Weighted Average Life in Years (1)(2)           27.78      8.27       4.79       4.96       3.56

----------
*     Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-3
                                                                  ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100        100
February 25, 2010 ...........................     100        98         49        100         15
February 25, 2011 ...........................     100        82         34         19          8
February 25, 2012 ...........................     100        68         24         12          5
February 25, 2013 ...........................     100        57         17          8          0
February 25, 2014 ...........................     100        47         12          5          0
February 25, 2015 ...........................     100        39          9          2          0
February 25, 2016 ...........................     100        33          6          0          0
February 25, 2017 ...........................     100        27          4          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         7          0          0          0
February 25, 2025 ...........................     100         5          0          0          0
February 25, 2026 ...........................     100         4          0          0          0
February 25, 2027 ...........................     100         3          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      9.08       5.17       4.98       3.63
Weighted Average Life in Years (1)(2)           27.78      8.27       4.68       4.61       3.35

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                               CLASS M-4
                                                               ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         59
February 25, 2010 ...........................     100        98         49         94         15
February 25, 2011 ...........................     100        82         34         19          8
February 25, 2012 ...........................     100        68         24         12          5
February 25, 2013 ...........................     100        57         17          8          0
February 25, 2014 ...........................     100        47         12          5          0
February 25, 2015 ...........................     100        39          9          0          0
February 25, 2016 ...........................     100        33          6          0          0
February 25, 2017 ...........................     100        27          4          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         7          0          0          0
February 25, 2025 ...........................     100         5          0          0          0
February 25, 2026 ...........................     100         4          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      9.05       5.09       4.71       3.42
Weighted Average Life in Years (1)(2)           27.78      8.27       4.62       4.35       3.15

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-5
                                                                  ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         28
February 25, 2010 ...........................     100        98         49         30         15
February 25, 2011 ...........................     100        82         34         19          8
February 25, 2012 ...........................     100        68         24         12          3
February 25, 2013 ...........................     100        57         17          8          0
February 25, 2014 ...........................     100        47         12          5          0
February 25, 2015 ...........................     100        39          9          0          0
February 25, 2016 ...........................     100        33          6          0          0
February 25, 2017 ...........................     100        27          1          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         7          0          0          0
February 25, 2025 ...........................     100         5          0          0          0
February 25, 2026 ...........................     100         1          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      9.03       5.04       4.52       3.28
Weighted Average Life in Years (1)(2)           27.78      8.27       4.58       4.17       3.02

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-6
                                                                  ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         28
February 25, 2010 ...........................     100        98         49         30         15
February 25, 2011 ...........................     100        82         34         19          8
February 25, 2012 ...........................     100        68         24         12          0
February 25, 2013 ...........................     100        57         17          8          0
February 25, 2014 ...........................     100        47         12          2          0
February 25, 2015 ...........................     100        39          9          0          0
February 25, 2016 ...........................     100        33          6          0          0
February 25, 2017 ...........................     100        27          0          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         7          0          0          0
February 25, 2025 ...........................     100         3          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      8.99       4.98       4.37       3.18
Weighted Average Life in Years (1)(2)           27.78      8.27       4.55       4.04       2.93

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                               CLASS M-7
                                                               ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         28
February 25, 2010 ...........................     100        98         49         30         15
February 25, 2011 ...........................     100        82         34         19          8
February 25, 2012 ...........................     100        68         24         12          0
February 25, 2013 ...........................     100        57         17          8          0
February 25, 2014 ...........................     100        47         12          0          0
February 25, 2015 ...........................     100        39          9          0          0
February 25, 2016 ...........................     100        33          2          0          0
February 25, 2017 ...........................     100        27          0          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         8          0          0          0
February 25, 2024 ...........................     100         4          0          0          0
February 25, 2025 ...........................     100         0          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      8.94       4.92       4.24       3.09
Weighted Average Life in Years (1)(2)           27.78      8.27       4.52       3.94       2.85

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-8
                                                                  ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         28
February 25, 2010 ...........................     100        98         49         30         15
February 25, 2011 ...........................     100        82         34         19          6
February 25, 2012 ...........................     100        68         24         12          0
February 25, 2013 ...........................     100        57         17          4          0
February 25, 2014 ...........................     100        47         12          0          0
February 25, 2015 ...........................     100        39          7          0          0
February 25, 2016 ...........................     100        33          0          0          0
February 25, 2017 ...........................     100        27          0          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100        10          0          0          0
February 25, 2023 ...........................     100         5          0          0          0
February 25, 2024 ...........................     100         0          0          0          0
February 25, 2025 ...........................     100         0          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      8.86       4.85       4.14       3.00
Weighted Average Life in Years (1)(2)           27.78      8.27       4.50       3.87       2.80

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                               CLASS M-9
                                                               ---------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         28
February 25, 2010 ...........................     100        98         49         30         15
February 25, 2011 ...........................     100        82         34         19          0
February 25, 2012 ...........................     100        68         24         12          0
February 25, 2013 ...........................     100        57         17          0          0
February 25, 2014 ...........................     100        47         12          0          0
February 25, 2015 ...........................     100        39          0          0          0
February 25, 2016 ...........................     100        33          0          0          0
February 25, 2017 ...........................     100        27          0          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100        12          0          0          0
February 25, 2022 ...........................     100         5          0          0          0
February 25, 2023 ...........................     100         0          0          0          0
February 25, 2024 ...........................     100         0          0          0          0
February 25, 2025 ...........................     100         0          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      8.76       4.77       4.03       2.92
Weighted Average Life in Years (1)(2)           27.78      8.27       4.47       3.81       2.75

---------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                  CLASS M-10
                                                                  ----------
                                                0% PPC   55% PPC   100% PPC   125% PPC   160% PPC
                                                ------   -------   --------   --------   --------
DISTRIBUTION DATE

Initial Percentage ..........................     100%      100%       100%       100%       100%
February 25, 2007 ...........................     100       100        100        100        100
February 25, 2008 ...........................     100       100        100        100        100
February 25, 2009 ...........................     100       100        100        100         28
February 25, 2010 ...........................     100        98         49         30         15
February 25, 2011 ...........................     100        82         34         19          0
February 25, 2012 ...........................     100        68         24          5          0
February 25, 2013 ...........................     100        57         17          0          0
February 25, 2014 ...........................     100        47          4          0          0
February 25, 2015 ...........................     100        39          0          0          0
February 25, 2016 ...........................     100        33          0          0          0
February 25, 2017 ...........................     100        27          0          0          0
February 25, 2018 ...........................     100        22          0          0          0
February 25, 2019 ...........................     100        18          0          0          0
February 25, 2020 ...........................     100        15          0          0          0
February 25, 2021 ...........................     100         4          0          0          0
February 25, 2022 ...........................     100         0          0          0          0
February 25, 2023 ...........................     100         0          0          0          0
February 25, 2024 ...........................     100         0          0          0          0
February 25, 2025 ...........................     100         0          0          0          0
February 25, 2026 ...........................     100         0          0          0          0
February 25, 2027 ...........................     100         0          0          0          0
February 25, 2028 ...........................     100         0          0          0          0
February 25, 2029 ...........................     100         0          0          0          0
February 25, 2030 ...........................     100         0          0          0          0
February 25, 2031 ...........................      92         0          0          0          0
February 25, 2032 ...........................      80         0          0          0          0
February 25, 2033 ...........................      66         0          0          0          0
February 25, 2034 ...........................      50         0          0          0          0
February 25, 2035 ...........................      33         0          0          0          0
February 25, 2036 ...........................       0         0          0          0          0

Weighted Average Life in Years (1)              27.78      8.62       4.68       3.92       2.84
Weighted Average Life in Years (1)(2)           27.78      8.27       4.47       3.77       2.72

----------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the distribution of principal described in clause (a) above.

(2) Assumes that the Master Servicer or a Servicer exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise this option. SEE "POOLING AND SERVICING AGREEMENT--TERMINATION" IN THIS PROSPECTUS SUPPLEMENT.

      There is no assurance that prepayments of the Mortgage Loans included in the Mortgage Pool will conform to any of the levels of the Prepayment Assumption indicated in the immediately preceding tables, or to any other level, or that the actual weighted average lives of the Class A Certificates and the Mezzanine Certificates will conform to any of the weighted average lives set forth in the immediately preceding tables. Furthermore, the information contained in the tables with respect to the weighted average lives of the Class A Certificates and the Mezzanine Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

      The characteristics of the Mortgage Loans will differ from those assumed in preparing the immediately preceding tables. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

      If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-1 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4 and Class M-3 Certificates have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-2 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5 and Class M-4 Certificates have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-3 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7, Class M-6 and Class M-5 Certificates have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-4 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8, Class M-7 and Class M-6 Certificates have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-5 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9, Class M-8 and Class M-7 Certificates have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-6 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10, Class M-9 and Class M-8 Certificates have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest

Rate Swap Agreement and available for that purpose) will be allocated to the Class M-7 Certificates. If the Certificate Principal Balances of the Class CE-1, Class M-10 and Class M-9 Certificates have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-8 Certificates. If the Certificate Principal Balances of the Class CE-1 Certificates and Class M-10 Certificates have been reduced to zero, the yield to maturity on the Class M-9 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-9 Certificates. If the Certificate Principal Balance of the Class CE-1 Certificates has been reduced to zero, the yield to maturity on the Class M-10 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow or by amounts paid under the Interest Rate Swap Agreement and available for that purpose) will be allocated to the Class M-10 Certificates. The initial undivided interests in the trust fund evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates are approximately 4.00%, approximately 3.65%, approximately 2.25%, approximately 1.90%, approximately 1.80%, approximately 1.65%, approximately 1.60%, approximately 1.45%, approximately 1.05%, approximately 1.25% and approximately 3.25%, respectively. Investors in the Mezzanine Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of investors to fully recover their investments. In addition, except as otherwise provided in this prospectus supplement under "Description of the Certificates--Allocation of Losses", once Realized Losses have been allocated to the Mezzanine Certificates, their Certificate Principal Balances will be permanently reduced by the amounts so allocated. Therefore, the amounts of Realized Losses allocated to the Mezzanine Certificates will no longer accrue interest nor will these amounts be reinstated (except in the case of subsequent recoveries as described in this prospectus supplement). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from payments received by the Securities Administrator in respect of the Interest Rate Swap Agreement in the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" and "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement.

      Unless the Certificate Principal Balances of the Class A Certificates have been reduced to zero, principal distributions on the Mezzanine Certificates will only commence on or after the Stepdown Date and during periods in which a Trigger Event is not in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Offered Certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1, Asset Backed Pass-Through Certificates will consist of twenty-one classes of certificates, designated as (i) the Class A-1A, Class A-1B1 and Class A-1B2 Certificates (collectively, the "Class A-1 Certificates"); (ii) the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the "Class A-2 Certificates"; and together with the Class A-1 Certificates, the "Class A Certificates"); (iii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the "Mezzanine Certificates"); (iv) the Class CE-1 Certificates (collectively, with the Mezzanine Certificates, the "Subordinate Certificates");
(v) the Class CE-2 Certificates; (vi) the Class P Certificates; and (vii) the Class R Certificates (also referred to herein as the "Residual Certificates"). Only the Class A Certificates and the Mezzanine Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement.

      Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in March 2006 to the persons in whose names such certificates are registered at the close of business on the Record Date. The "Record Date" for the Class A Certificates and the Mezzanine Certificates and any Distribution Date is the business day immediately preceding such Distribution Date, for so long as such Certificates are held in book-entry form and the last business day of the month immediately preceding the month in which the related Distribution Date occurs if such certificates are held in physical form.

      The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund consisting primarily of the Mortgage Pool of conventional, one- to four-family, first and second lien, fixed-rate and adjustable-rate Mortgage Loans having original terms to maturity of not greater than approximately 30 years. The Mortgage Loans have an aggregate principal balance as of the Cut-off Date of approximately $2,535,701,903, subject to a permitted variance as described under "The Mortgage Pool" in this prospectus supplement.

      The Class A Certificates and the Mezzanine Certificates will have the initial Certificate Principal Balance set forth in the table appearing on the cover of this prospectus supplement. The Pass-Through Rates on the Offered Certificates will be calculated for each Distribution Date as described under "--Pass-Through Rates" below. The Class A Certificates evidence an initial aggregate undivided interest of approximately 76.15% in the trust fund, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates evidence initial undivided interests of approximately 4.00%, approximately 3.65%, approximately 2.25%, approximately 1.90%, approximately 1.80%, approximately 1.65%, approximately 1.60%, approximately 1.45%, approximately 1.05% and approximately 1.25% respectively, in the trust fund and the Class CE-1 Certificates evidence an initial undivided interest of approximately 3.25% in the trust fund.

BOOK-ENTRY CERTIFICATES

      The Offered Certificates will be book-entry Certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold such certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream"), or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems ("Clearstream Participants" or "Euroclear Participants", respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstreams' and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories, names on the books of DTC. Citibank, N.A. will act as depository for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the "Relevant Depository" and collectively the "European Depositories"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC Participants").

      The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

      Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

      Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

      Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositories.

      DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

      Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

      Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

      Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.

      Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

      Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

      Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. SEE "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS REMICS-TAXATION OF CERTAIN FOREIGN INVESTORS" IN THE PROSPECTUS. Because

DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the pooling and servicing agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

      Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the pooling and servicing agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the pooling and servicing agreement.

      In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as

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nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or any transfers thereof.

PASS-THROUGH RATES

      The pass-through rate (the "Pass-Through Rate") on the Class A-1A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.20% in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the trust fund is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the "Optional Termination Date"), or One-Month LIBOR plus 0.40%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class A-1B1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.19% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.38% in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class A-1B2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.19% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.38% in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class A-2A Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.08% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.16% in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class A-2B Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.13% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.26%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class A-2C Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.19% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.38%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class A-2D Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.30% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.60%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-1 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.39% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.585%, in the case of any

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Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-2 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.40% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.60%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-3 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.42% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.63%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-4 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.530% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.795%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-5 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.56% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 0.84%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-6 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.670% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 1.005%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-7 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 1.33% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 1.83%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass-Through Rate on the Class M-8 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 1.57% in the case of each Distribution Date through and including the Optional Termination Date, or One-Month LIBOR plus 2.07%, in the case of any Distribution Date thereafter and
(ii) the applicable Net WAC Pass-Through Rate for the Distribution Date.

      The Pass Through Rate on the Class M-9 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 2.45% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus 2.95%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

      The Pass Through Rate on the Class M-10 Certificates will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 3.00% in the case of each Distribution Date through and including the Optional Termination Date, or One Month LIBOR plus 3.50%, in the case of any

                                     S-119

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Distribution Date thereafter and (ii) the applicable Net WAC Pass Through Rate for the Distribution Date.

GLOSSARY

      "ADMINISTRATION FEE RATE": With respect to each Mortgage Loan, the Administration Fee Rate is equal to the sum of (i) the Servicing Fee Rate and
(ii) the rate at which the fee payable to the Credit Risk Manager is calculated.

      "ALLOCATED REALIZED LOSS AMOUNT": The Allocated Realized Loss Amount with respect to any class of Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Distribution Date.

      "AVAILABLE DISTRIBUTION AMOUNT": The Available Distribution Amount for any Distribution Date is equal to the sum, net of amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Master Servicer, the Securities Administrator, the Custodians, the Credit Risk Manager or the Trustee, of an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including principal prepayments received during the related Prepayment Period, Compensating Interest payments received for such Distribution Date, insurance proceeds, liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans received during the related Prepayment Period); and (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date.

      "CERTIFICATE PRINCIPAL BALANCE": The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder of such certificate is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the trust fund. The Certificate Principal Balance of an Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance of such certificate plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under "Description of the Certificates
- Allocation of Losses; Subordination" in this prospectus supplement and, reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that certificate and (ii) any reductions in the Certificate Principal Balance of any Subordinate Certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement. The Certificate Principal Balance of the Class CE-1 Certificates as of any date of determination is equal to the excess, if any, of (i) the then aggregate principal balance of the Mortgage Loans over (ii) the then aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates. The initial Certificate Principal Balance of the Class P Certificates is equal to $100.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT": The Class A Principal Distribution Amount is an amount equal to the sum of the Class A-1A Principal Distribution Amount, the Class A-1B Principal Distribution Amount and the Class A-2 Principal Distribution Amount.

      "CLASS A-1A ALLOCATION PERCENTAGE": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group IA Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

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      "CLASS A-1A PRINCIPAL DISTRIBUTION AMOUNT": The Class A-1A Principal
Distribution Amount is an amount equal to the excess of (x) the Certificate Principal Balance of the Class A-1A Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 52.30% and (ii) the aggregate principal balance of the Group IA Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group IA Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group IA Mortgage Loans as of the Cut-off Date.

      "CLASS A-1B ALLOCATION PERCENTAGE": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group IB Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

      "CLASS A-1B PRINCIPAL DISTRIBUTION AMOUNT": The Class A-1B Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class A-1B1 Certificates and Class A-1B2 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 52.30% and (ii) the aggregate principal balance of the Group IB Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group IB Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group IB Mortgage Loans as of the Cut-off Date.

      "CLASS A-2 ALLOCATION PERCENTAGE": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

      "CLASS A-2 PRINCIPAL DISTRIBUTION AMOUNT": The Class A-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of the Certificate Principal Balances of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 52.30% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

      "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-1 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal

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Distribution Amount on the Distribution Date and (ii) the Certificate Principal
Balance of the Class M-1 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 60.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-2 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-3 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 72.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-4 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the

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payment of the Class M-3 Principal Distribution Amount on the Distribution Date
and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 75.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of
(i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-5 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 79.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-6 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 82.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and

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unscheduled collections of principal received during the related Prepayment
Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-7 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 86.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-8 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal

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received during the related Prepayment Period) minus the product of (i) 0.50%
and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-9 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CLASS M-10 PRINCIPAL DISTRIBUTION AMOUNT": The Class M-10 Principal Distribution Amount is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the payment of the Class A Principal Distribution Amount on the Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the payment of the Class M-1 Principal Distribution Amount on the Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the payment of the Class M-2 Principal Distribution Amount on the Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the payment of the Class M-3 Principal Distribution Amount on the Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the payment of the Class M-4 Principal Distribution Amount on the Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the payment of the Class M-5 Principal Distribution Amount on the Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the payment of the Class M-6 Principal Distribution Amount on the Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the payment of the Class M-7 Principal Distribution Amount on the Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the payment of the Class M-8 Principal Distribution Amount on the Distribution Date, (x) the Certificate Principal Balance of the Class M-9 Certificates after taking into account the payment of the Class M-9 Principal Distribution Amount on the Distribution Date and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the Distribution Date over (y) the lesser of
(A) the product of (i) approximately 93.50% and (ii) the aggregate principal balance of the Mortgage

                                     S-125

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Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

      "CREDIT ENHANCEMENT PERCENTAGE": The Credit Enhancement Percentage for any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the Subordinate Certificates by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

      "DETERMINATION DATE": With respect to any Distribution Date, (i) with respect to Wells Fargo Bank, National Association, the business day immediately preceding the applicable Servicer Remittance Date, (ii) with respect to Ocwen Loan Servicing, LLC, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a business day, the business day immediately preceding such 15th day and (iii) with respect to Fremont Investment & Loan, (a) for any principal prepayment in full, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a business day, the business day immediately preceding such 18th day, and (b) for any other amounts, the 8th day of the calendar month in which such Distribution Date occurs of, if such 8th day is not a business day, the business day immediately preceding such 8th day.

      "DUE PERIOD": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "GROUP IA ALLOCATION PERCENTAGE": The aggregate principal balance of the Group IA Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and Group II Mortgage Loans.

      "GROUP IA INTEREST REMITTANCE AMOUNT": The Group IA Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group IA Mortgage Loans minus any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

      "GROUP IA PRINCIPAL DISTRIBUTION AMOUNT": The Group IA Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group IA Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group IA Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group IA Mortgage Loans and (iv) the Class A-1A Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-1A Allocation Percentage of the amount of any

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Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodian, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group IA Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Offered Certificates.

      "GROUP IA PRINCIPAL REMITTANCE AMOUNT": The Group IA Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group IA Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

      "GROUP IB ALLOCATION PERCENTAGE": The aggregate principal balance of the Group IB Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, Group IB Mortgage Loans and Group II Mortgage Loans.

      "GROUP IB INTEREST REMITTANCE AMOUNT": The Group IB Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group IB Mortgage Loans minus any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Master Servicer or the Securities Administrator.

      "GROUP IB PRINCIPAL DISTRIBUTION AMOUNT": The Group IB Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group IB Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group IB Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group IB Mortgage Loans and (iv) the Class A-1B Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-1B Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Master Servicer or the Securities Administrator. In no event will the Group IB Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Offered Certificates.

      "GROUP IB PRINCIPAL REMITTANCE AMOUNT": The Group IB Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group IB Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Master Servicer or the Securities Administrator.

      "GROUP II ALLOCATION PERCENTAGE": The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group IA Mortgage Loans, the Group IB Mortgage Loans and the Group II Mortgage Loans.

      "GROUP II INTEREST REMITTANCE AMOUNT": The Group II Interest Remittance Amount for any Distribution Date is that portion of the Available Distribution Amount for such Distribution

                                     S-127

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Date that represents interest received or advanced on the Group II Mortgage
Loans minus any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

      "GROUP II PRINCIPAL DISTRIBUTION AMOUNT": The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date MINUS (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date minus any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator. In no event will the Group II Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the related Offered Certificates.

      "GROUP II PRINCIPAL REMITTANCE AMOUNT": The Group II Principal Remittance Amount for any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount net of any amounts payable or reimbursable therefrom to the Servicers, the Interim Servicer, the Trustee, the Custodians, the Credit Risk Manager, the Master Servicer or the Securities Administrator.

      "INSURER": CIFG North America Assurance, Inc.

      "INSURANCE AGREEMENT": The Insurance and Indemnity Agreement dated as of February 28, 2006, among the Insurer, the Depositor and the Sponsor.

      "INTEREST ACCRUAL PERIOD": The Interest Accrual Period for the Offered Certificates and any Distribution Date is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date), and ending on the day preceding such Distribution Date. All distributions of interest on such certificates will be based on a 360-day year and the actual number of days which have elapsed in the applicable Interest Accrual Period.

      "INTEREST CARRY FORWARD AMOUNT": The Interest Carry Forward Amount with respect to any class of Offered Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class of certificates remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

      "INTEREST DISTRIBUTION AMOUNT": The Interest Distribution Amount for any class of Offered Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the

                                     S-128

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Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicers or the Interim Servicer and shortfalls resulting from the application of the Relief Act or similar state or local laws.

      "INTEREST REMITTANCE AMOUNT": The Interest Remittance Amount for any Distribution Date is the sum of the Group IA Interest Remittance Amount, Group IB Interest Remittance Amount and the Group II Interest Remittance Amount.

      "NET MONTHLY EXCESS CASHFLOW": The Net Monthly Excess Cashflow for any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Class A Certificates, the aggregate of the Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, the Principal Remittance Amount, any Net Swap Payment or Swap Termination Payment (not caused by the occurrence of a Swap Provider Trigger Event) owed to the Swap Provider and the premium payable to the Insurer and any Reimbursement Amounts payable to the Insurer.

      "NET WAC PASS-THROUGH RATE": The Net WAC Pass-Through Rate for any Distribution Date and (A) the Class A-1A Certificates, is a per annum rate (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group IA Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Interim Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group IA Mortgage Loans for such Distribution Date and the Group IA Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group IA Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

      (B) the Class A-1B1 Certificates and Class A-1B2 Certificates, is a per annum rate (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group IB Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Interim Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group IB Mortgage Loans for such Distribution Date, and, with respect to the Class A-1B2 Certificates, the premium payable to the Insurer and the Group IB Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group IB Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

      (C) the Class A-2 Certificates, is a per annum rate (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the fees payable to the Servicers, the Interim Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the

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Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

      (D) the Mezzanine Certificates, is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1A Certificates, (ii) the Net WAC Pass-Through Rate for the Class A-1B1 Certificates and Class A-1B2 Certificates and (iii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

      "NET WAC RATE CARRYOVER AMOUNT": With respect to any class of the Offered Certificates and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such class would have been entitled to receive on such Distribution Date had the applicable Net WAC Pass-Through Rate not been applicable to such certificates on such Distribution Date over (y) the amount of interest paid on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the Pass-Through Rate for such class of certificates for the most recently ended Interest Accrual Period determined without taking into account the applicable Net WAC Pass-Through Rate.

      "OVERCOLLATERALIZATION AMOUNT": The Overcollateralization Amount as of any Distribution Date is equal to the amount by which the sum of the aggregate outstanding principal balance of the Mortgage Loans immediately following the Distribution Date exceeds the sum of the Certificate Principal Balances of the Offered Certificates and the Class P Certificates after taking into account the payment of the Principal Remittance Amount on the related Distribution Date.

      "OVERCOLLATERALIZATION INCREASE AMOUNT": An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the classes of Offered Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

      "OVERCOLLATERALIZATION REDUCTION AMOUNT": An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount, but is limited to the Principal Remittance Amount. The Overcollateralization Reduction Amount is equal to zero when a Trigger Event is in effect.

      "POLICY": The certificate guaranty insurance policy provided by the Insurer with respect to the Class A-1B2 Certificates.

      "PREPAYMENT PERIOD": For any Distribution Date, (i) with respect to Wells Fargo Bank, National Association, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the fourteenth day of the month preceding the related Distribution Date and ending on the thirteenth day of the month of such Distribution Date with respect to prepayments in full, (ii) with respect to Ocwen Loan Servicing, LLC, the period beginning on the 15th day of the month preceding the month in which the related Distribution Date occurs and ending on the 14th of the month in which such

                                     S-130

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Distribution Date occurs with respect to prepayments in full and in part and
(iii) with respect to the Interim Servicer, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date with respect to prepayments in full.

      "Principal Distribution Amount": The Principal Distribution Amount for any Distribution Date is the sum of the Group IA Principal Distribution Amount, the Group IB Principal Distribution Amount and Group II Principal Distribution Amount.

      "PRINCIPAL REMITTANCE AMOUNT": The Principal Remittance Amount for any Distribution Date is the sum of the Group IA Principal Remittance Amount, the Group IB Principal Remittance Amount and Group II Principal Remittance Amount.

      "REIMBURSEMENT AMOUNT": The aggregate of any payments made with respect to the Class A-1B2 Certificates by the Insurer under the Policy to the extent not previously reimbursed, plus interest on that amount at the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, N.A at its principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, N.A.) plus 3%, plus any other amounts owing to the Insurer under the pooling and servicing agreement.

      "REQUIRED OVERCOLLATERALIZATION AMOUNT": Initially, shall mean an amount equal to the product of (i) approximately 3.25% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which may be decreased as described under "--Overcollateralization Provisions" in this prospectus supplement.

      "SCHEDULED PRINCIPAL BALANCE": The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance of the Mortgage Loan as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by (i) the principal portion of all monthly payments due on or before the date of determination, whether or not received; (ii) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (iii) any Bankruptcy Loss occurring as a result of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

      "SENIOR INTEREST DISTRIBUTION AMOUNT": The Senior Interest Distribution Amount for any Distribution Date is equal to the Interest Distribution Amount for such Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

      "SERVICER REMITTANCE DATE": With respect to any Distribution Date, and each Servicer, the 22nd day of each month; provided that if the 22nd day of a given month is not a business day, the Servicer Remittance Date shall be the business day immediately preceding such 22nd day. With respect to any Distribution Date and the Interim Servicer, with respect to (i) any principal prepayment in full, the 20th day of each month, or if such 20th day is not a business day, the first business day immediately following such 20th day, and
(ii) all other amounts, the 10th day of each month, or if such 10th day is not a business day, the first business day immediately following such 10th day.

      "SEQUENTIAL TRIGGER EVENT": A Sequential Trigger Event is in effect on any Distribution Date if, before the 25th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after giving effect to scheduled

                                     S-131

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payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) divided by the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds 1.70%, or if, on or after the 25th Distribution Date, a Trigger Event is in effect.

      "STEPDOWN DATE": The Stepdown Date is the earlier to occur of (i) the later to occur of (x) the Distribution Date occurring in March 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date), is greater than or equal to approximately 47.70% and (ii) the first Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero.

      "SUBSEQUENT RECOVERIES": As of any Distribution Date, amounts received during the related Prepayment Period by the related Servicer or the Interim Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to the related Servicer or the Interim Servicer related to obtaining such Subsequent Recovery.

      "TARGETED CREDIT ENHANCEMENT TEST": With respect to any Distribution Date and (i) the Class A-1A Certificates, shall be satisfied if on such Distribution Date the percentage obtained by dividing the Certificate Principal Balance of the Class A-1A Certificates by the aggregate principal balance of the Group IA Mortgage Loans is equal to or greater than 52.30%, (ii) the Class A-1B1 Certificates and Class A-1B2 Certificates, shall be satisfied if on such Distribution Date the percentage obtained by dividing the sum of the Certificate Principal Balances of the Class A-1B1 Certificates and Class A-1B2 Certificates by the aggregate principal balance of the Group IB Mortgage Loans is equal to or greater than 52.30% and (iii) the Class A-2 Certificates, shall be satisfied if on such Distribution Date the percentage obtained by dividing the sum of the Certificate Principal Balances of the Class A-2 Certificates by the aggregate principal balance of the Group II Mortgage Loans is equal to or greater than 52.30%.

      "TRIGGER EVENT": With respect to any Distribution Date, a Trigger Event is in effect if (x) the percentage obtained by dividing (i) the principal amount of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, bankruptcy and REO) by (ii) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month exceeds 34.00% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

DISTRIBUTION DATE             PERCENTAGE
-----------------             ----------

March 2008 to February 2009 1.70% plus 1/12 of 2.10% for each month thereafter March 2009 to February 2010 3.80% plus 1/12 of 2.15% for each month thereafter March 2010 to February 2011 5.95% plus 1/12 of 1.70% for each month thereafter March 2011 to February 2012 7.65% plus 1/12 of 0.45% for each month thereafter
March 2012 and thereafter     8.10%

THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER

      The Offered Certificates will have the benefit of an interest rate swap agreement. On or before the Closing Date, the Trustee will enter into an interest rate swap agreement (the "Interest

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Rate Swap Agreement") with The Royal Bank of Scotland plc (the "Swap Provider").
A separate trust created under the pooling and servicing agreement (the "Supplemental Interest Trust") will hold the Interest Rate Swap Agreement documented by a Confirmation between the Trustee, on behalf of the Supplemental Interest Trust, and the Swap Provider. The Interest Rate Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

      The significance percentage, as calculated in accordance with Item 1115 of Regulation AB, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced if the significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

      Pursuant to the Interest Rate Swap Agreement, on each Distribution Date,
(i) the Securities Administrator (on behalf of the Supplemental Interest Trust and from funds of such trust) will be obligated to pay to the Swap Provider, a fixed amount equal to the product of (x) 4.76%, (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360 (the "Securities Administrator Swap Payment"); and (ii) the Swap Provider will be obligated to pay to the Supplemental Interest Trust for the benefit of the holders of the Offered Certificates (the "Swap Provider Payment"), a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Distribution Date set forth in the Interest Rate Swap Agreement, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a "Net Swap Payment") (a) by the Securities Administrator to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Securities Administrator, to the extent that the floating amount exceeds the corresponding fixed amount. Payments received by the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement will be available for distributions of Interest Carry Forward Amounts, Net WAC Rate Carryforward Amounts, amounts necessary to maintain or restore the Required Overcollateralization Amount and Allocated Realized Loss Amounts.

      The "Swap Notional Amount" with respect to each Distribution Date commencing in March 2006, is set forth below (which will be substantially the same schedule as set forth in the Interest Rate Swap Agreement). The Interest Rate Swap Agreement will terminate immediately following the Distribution Date in October 2009, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below).

        DISTRIBUTION DATE                       SWAP NOTIONAL AMOUNT
        -----------------                       --------------------
        March 2006                                $  2,534,251,920
        April 2006                                $  2,493,691,324
        May 2006                                  $  2,446,382,042
        June 2006                                 $  2,392,464,043
        July 2006                                 $  2,332,132,382
        August 2006                               $  2,265,639,630
        September 2006                            $  2,193,314,541
        October 2006                              $  2,115,631,836
        November 2006                             $  2,033,420,756
        December 2006                             $  1,948,806,816
        January 2007                              $  1,867,469,262
        February 2007                             $  1,789,533,338
        March 2007                                $  1,714,839,674
        April 2007                                $  1,643,272,213
        May 2007                                  $  1,574,699,471
        June 2007                                 $  1,508,995,570
        July 2007                                 $  1,446,010,937
        August 2007                               $  1,385,265,027
        September 2007                            $  1,325,021,243
        October 2007                              $  1,261,183,478
        November 2007                             $  1,168,982,172
        December 2007                             $    992,391,117
        January 2008                              $    843,921,997
        February 2008                             $    723,404,776
        March 2008                                $    637,341,884
        April 2008                                $    606,763,495
        May 2008                                  $    579,100,322
        June 2008                                 $    552,717,699
        July 2008                                 $    527,573,554
        August 2008                               $    503,590,654
        September 2008                            $    480,714,380
        October 2008                              $    458,893,333
        November 2008                             $    438,078,298
        December 2008                             $    418,222,109
        January 2009                              $    399,280,584
        February 2009                             $    381,210,364
        March 2009                                $    363,970,751
        April 2009                                $    347,523,129
        May 2009                                  $    331,830,635
        June 2009                                 $    316,858,088
        July 2009                                 $    302,572,171
        August 2009                               $    288,940,786
        September 2009                            $    275,933,508
        October 2009                              $    263,521,375

      The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "Early Termination Date" (as defined in the 1992 ISDA Master Agreement (Multicurrency-Cross Border) which terms are incorporated by reference in the Confirmation, has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

      "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master
Agreement:

      o "Failure to Pay or Deliver" (as amended in the Interest Rate Swap Agreement),

      o     "Bankruptcy" (as amended in the Interest Rate Swap Agreement), and

      o     "Merger without Assumption" (only with respect to the Swap
            Provider),

      as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

      "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

      o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

      o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

      o "Tax Event Upon Merger" (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Trust or the Supplemental Interest Trust should terminate or if, pursuant to the terms of the pooling and servicing agreement, the Master Servicer exercises the option to purchase the Mortgage Loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

      Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the "Swap Termination Payment") to the other party (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Supplemental Interest Trust and the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Securities Administrator is required to make a Swap

Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders, in accordance with the priorities set forth in this prospectus supplement.

      Upon a Swap Early Termination, the Securities Administrator (on behalf of the Supplemental Interset Trust), at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Securities Administrator receives a Swap Termination Payment from the Swap Provider, the Securities Administrator on behalf of the Supplemental Interest Trust will apply all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the Securities Administrator is required to pay a Swap Termination Payment to the Swap Provider, the Securities Administrator on behalf of the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

      A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a "Swap Provider Trigger Event."

      If the Swap Provider's short-term credit rating falls below A-1 from Standard & Poor's or its short-term rating falls below P-1 by Moody's as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) post collateral securing its obligations under the Interest Rate Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider's obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the immediately prior credit rating of the Offered Certificates, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions"). If the Swap Provider's long-term credit rating falls below BBB- from Standard & Poor's as specified in the Interest Rate Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Interest Rate Swap Agreement) to (1) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement or (2) obtain a guaranty or contingent agreement of the Swap Provider's obligations under the Interest Rate Swap Agreement from another person acceptable to the Rating Agencies, all as provided in the Downgrade Provisions.

      On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, as described in "--Overcollateralization Provisions" in this prospectus supplement, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

            FIRST, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate SwapAgreement for such Distribution Date;

            SECOND, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

            THIRD, concurrently, to each class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group IA Interest Remittance Amount, Group IB Interest Remittance Amount and Group II Interest Remittance Amount, on a PRO RATA basis based on such respective remaining Senior Interest Distribution Amounts;

            FOURTH, sequentially, to the Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group IA Interest Remittance Amount, Group IB Interest Remittance Amount and Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

            FIFTH, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

            SIXTH, sequentially, to the Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

            SEVENTH, to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first under "--Overcollateralization Provisions;"

            EIGHTH, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

            NINTH, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement; and

            TENTH, to the Class CE-1 Certificates, any remaining amounts.

      In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Securities Administrator, on each subsequent Distribution Date (until the termination date of the original Interest Rate Swap Agreement), will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the pooling and servicing agreement.

      The Interest Rate Swap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Swap Provider are limited to those specifically set forth in the Interest Rate Swap Agreement, as applicable.

      The Swap Provider is The Royal Bank of Scotland plc ("RBS").

      The Swap Provider is a company limited by shares incorporated under the law of Scotland and is the principal operating subsidiary of The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Counterparty are currently rated "AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch. Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

      Holders of the Offered Certificates will be entitled to receive on each Distribution Date, interest distributions in an aggregate amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balances thereof at the then-applicable Pass-Through Rates thereon, in the priorities set forth below.

      (A) On each Distribution Date, the Group IA Interest Remittance Amount will be distributed in the following order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group IA Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

            SECOND, to the holders of the Class A-1A Certificates, the Senior Interest Distribution Amount allocable to the Class A-1A Certificates;

            THIRD, concurrently, to the holders of the Class A-1B1, Class A-1B2, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (including the Insurer as subrogee with respect to the Class A-1B2 Certificates), the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group IB Interest Remittance Amount as set forth in clause (B) below and the Group II Interest Remittance Amount as set forth in clause (C) below, on a pro rata basis, based on the entitlement of each such class; and

            FOURTH, to the Insurer, any premium and unpaid Reimbursement Amounts not repaid from the Group IB Interest Remittance Amount as set forth in clause
(B) below.

      (B) On each Distribution Date, the Group IB Interest Remittance Amount will be distributed in the following order of priority:

            FIRST, to the Insurer, the premium due in connection with the Policy;

            SECOND, to the Supplemental Interest Trust, an amount equal to the Group IB Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

            THIRD, to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates (including the Insurer as subrogee with respect to the Class A-1B2 Certificates), the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class;

            FOURTH, to the Insurer, any unpaid Reimbursement Amount; and

            FIFTH, concurrently, to the holders of the Class A-1A, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group IA Interest Remittance Amount as set forth in clause (A) above and the Group II Interest Remittance Amount as set forth in clause (C) below, on a pro rata basis, based on the entitlement of each such class.

      (C) On each Distribution Date, the Group II Interest Remittance Amount will be distributed in the following order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

            SECOND, concurrently, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such class, on a pro rata basis, based on the entitlement of each such class;

            THIRD, to the holders of the Class A-1A, Class A-1B1 and Class A-1B2 Certificates (including the Insurer as subrogee with respect to the Class A-1B2 Certificates), the Senior Interest Distribution Amount allocable to each such class, to the extent remaining unpaid after distribution of the Group IA Interest Remittance Amount as set forth in clause (A) above and the Group IB Interest Remittance Amount as set forth in clause (B) above, on a pro rata basis, based on the entitlement of each such class; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Group IB Interest Remittance Amount as set forth in clause (B) above.

      (D) On each Distribution Date, following the deposit of the Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Trust as described in clauses (A), (B) and (C) above and the distributions of interest to the holders of the Class A Certificates as described in clauses (A), (B) and (C) above, any Group IA Interest Remittance Amount, Group IB Interest Remittance Amount and Group II Interest Remittance Amount remaining will be distributed sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to the extent of the Interest Distribution Amount allocable to each such class.

      On any Distribution Date, any shortfalls resulting from the application of the Relief Act or any similar state or local law and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicers, the Interim Servicer or the Master Servicer will be allocated FIRST, to Net Monthly Excess Cashflow and payments received under the Interest Rate Swap Agreement according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, SECOND, to the Class M-10 Certificates, THIRD, to the Class M-9 Certificates, FOURTH, to the Class M-8 Certificates, FIFTH, to the Class M-7 Certificates, SIXTH to the Class M-6 Certificates, SEVENTH, to the Class M-5 Certificates, EIGHTH, to the Class M-4 Certificates, NINTH, to the Class M-3 Certificates, TENTH, to the Class M-2 Certificates, ELEVENTH, to the Class M-1 Certificates and TWELFTH, to the Class A Certificates, on a PRO RATA basis, based on their respective Senior Interest Distribution Amounts before such reduction. The holders of the Offered Certificates will be entitled to reimbursement for any of these interest shortfalls, subject to available funds, in the priorities described under "--OVERCOLLATERALIZATION PROVISIONS" in this prospectus supplement.

      With respect to any Distribution Date, to the extent that the aggregate Interest Distribution Amount exceeds the Interest Remittance Amount, a shortfall in interest distributions on one or more classes of Offered Certificates will result and payments of Interest Carry Forward Amounts to such classes of Offered Certificates will be made. The Interest Carry Forward Amount with respect to the Class A Certificates, if any, is distributed as part of the Senior Interest Distribution Amount on each Distribution Date. The Interest Carry Forward Amount with respect to the Mezzanine Certificates, if any, may be carried forward to succeeding Distribution Dates and, subject to available funds, will be distributed in the manner set forth in "--OVERCOLLATERALIZATION PROVISIONS" and "--THE INTEREST RATE SWAP AGREEMENT AND THE SWAP PROVIDER" in this prospectus supplement.

      Except as otherwise described in this prospectus supplement, on any Distribution Date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the certificates of each class.

CALCULATION OF ONE-MONTH LIBOR

      With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Offered Certificates, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date (the related "Interest Determination Date"). "One-Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

      As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and "Reserve Interest Rate" shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

      On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to principal distributions. In no event will the Principal Distribution Amount with respect to any Distribution Date be (i) less than zero or (ii) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

      (A) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group IA Principal Distribution Amount will be made in the following amounts and order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group IA Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;

            SECOND, to the holders of the Class A-1A Certificates, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero;

            THIRD, concurrently, (i) to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates and (ii) to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group IB Principal Distribution Amount and the Group II Principal Distribution Amount each as described below, on a pro rata basis, based on the Certificate Principal Balance of each such class until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the pro rata allocation to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-1B1 Certificates and Class A-1B2 Certificates, but shall be distributed sequentially to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; provided, further that the pro rata allocation to the Class A-2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-2 Certificates, but shall be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Interest Remittance Amount on such Distribution Date.

      (B) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group IB Principal Distribution Amount will be made in the following amounts and order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group IB Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap

Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount in such Distribution Date;

            SECOND, concurrently to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause second shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

            THIRD, concurrently, (i) to the holders of the Class A-1A Certificates and (ii) to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount as described above and the Group II Principal Distribution Amount as described below, on a PRO RATA basis, based on the Certificate Principal Balance of each such class until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that the pro rata allocation to the Class A-2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-2 Certificates, but shall be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Interest Remittance Amount on such Distribution Date.

      (C) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;

            SECOND, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

            THIRD, concurrently, (i) to the holders of the Class A-1A Certificates and (ii) to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount and the Group IB Principal Distribution Amount each as described above, on a pro rata basis, based on the Certificate Principal Balance of each such class until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the pro rata allocation to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be based on the total Certificate Principal Balance of the Class A-1B1 Certificates and Class A-1B2 Certificates, but shall be distributed sequentially to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Interest Remittance Amount on such Distribution Date.

      (D) On each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group IA

Principal Distribution Amount, Group IB Principal Distribution Amount and Group II Principal Distribution Amount remaining undistributed for such Distribution Date will be made sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in each case until the Certificate Principal Balance of each such class has been reduced to zero.

      (E) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group IA Principal Distribution Amount will be made in the following amounts and order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group IA Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

            SECOND, to the holders of the Class A-1A Certificates, the Class A-1A Principal Distribution Amount, until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero;

            THIRD, concurrently, (i) to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates and (ii) to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group IB Principal Distribution Amount and the Group II Principal Distribution Amount on such Distribution Date, on a pro rata basis based on the amount required to satisfy the Targeted Credit Enhancement Test with respect to Class A-1B1 Certificates and Class A-1B2 Certificates on the one hand and the Class A-2 Certificates on the other; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates in that order until the Certificate Principal Balance of each such class has been reduced to zero; provided, further that the distribution to the Class A-2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Interest Remittance Amount on such Distribution Date.

      (F) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group IB Principal Distribution Amount will be made in the following amounts and order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group IB Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

            SECOND, concurrently to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, on a pro rata basis based on the Certificate Principal Balance of each such class, the Class A-1B Principal Distribution Amount until the Certificate Principal Balance of each such class has been reduced to zero; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause second shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

            THIRD, concurrently, (i) to the holders of the Class A-1A Certificates and (ii) to the holders of the Class A-2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount and the Group II Principal Distribution Amount on such Distribution Date, on a pro rata basis based on the amount required to satisfy the Targeted Credit Enhancement Test with respect to Class A-1A Certificates on the one hand and the Class A-2 Certificates on the other; provided, however that the distribution to the Class A-2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Interest Remittance Amount on such Distribution Date.

      (G) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount will be made in the following amounts and order of priority:

            FIRST, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount;

            SECOND, sequentially, to the holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, the Class A-2 Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero;

            THIRD, concurrently, (i) to the holders of the Class A-1A Certificates and (ii) to the holders of the Class A-1B1 Certificates and Class A-1B2 Certificates, after taking into account the distribution of the Group IA Principal Distribution Amount and the Group IB Principal Distribution Amount on such Distribution Date, on a pro rata basis based on the amount required to satisfy the Target Credit Enhancement Test with respect to the A-1A Certificates on the one hand and the Class A-1B1 Certificates and Class A-1B2 Certificates on the other; provided, however that if a Sequential Trigger Event is in effect on such Distribution Date, the distribution to the Class A-1B1 Certificates and Class A-1B2 Certificates pursuant to this clause third shall be made on a sequential basis to the Class A-1B1 Certificates and Class A-1B2 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

            FOURTH, to the Insurer, any premium and Reimbursement Amounts not repaid from the Interest Remittance Amount on such Distribution Date.

      (H) On each Distribution Date (i) on or after the Stepdown Date and (ii) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount remaining undistributed for such Distribution Date will be made in the following amounts and order of priority:

            FIRST, to the holders of the Class M-1 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

            SECOND, to the holders of the Class M-2 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above and to the holders of the Class M-1 Certificates under clause FIRST above, and (y) the Class

M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

            THIRD, to the holders of the Class M-3 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above and to the holders of the Class M-2 Certificates under clause SECOND above, and (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

            FOURTH, to the holders of the Class M-4 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above and to the holders of the Class M-3 Certificates under clause THIRD above, and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

            FIFTH, to the holders of the Class M-5 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above, to the holders of the Class M-3 Certificates under clause THIRD above and to the holders of the Class M-4 Certificates under clause FOURTH above, and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

            SIXTH, to the holders of the Class M-6 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above, to the holders of the Class M-3 Certificates under clause THIRD above, to the holders of the Class M-4 Certificates under clause FOURTH above and to the holders of the Class M-5 Certificates under clause FIFTH above, and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

            SEVENTH, to the holders of the Class M-7 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above, to the holders of the Class M-3 Certificates under clause THIRD above, to the holders of the Class M-4 Certificates under clause FOURTH above, to the holders of the Class M-5 Certificates under clause FIFTH above and to the holders of the Class M-6 Certificates under clause SIXTH above, and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

            EIGHTH, to the holders of the Class M-8 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above, to the holders of the Class M-3 Certificates under clause THIRD above, to the holders of the Class M-4 Certificates under clause FOURTH above, to the holders of the Class M-5 Certificates under clause FIFTH above, to the holders of the Class M-6 Certificates under clause SIXTH above and to the holders of the Class M-7 Certificates under clause SEVENTH above, and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

            NINTH, to the holders of the Class M-9 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above, to the holders of the Class M-3 Certificates under clause THIRD above, to the holders of the Class M-4 Certificates under clause FOURTH above, to the holders of the Class M-5 Certificates under clause FIFTH above, to the holders of the Class M-6 Certificates under clause SIXTH above, to the holders of the Class M-7 Certificates under clause SEVENTH above and to the holders of the Class M-8 Certificates under clause EIGHTH above, and (y) the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero; and

            TENTH, to the holders of the Class M-10 Certificates, the lesser of
(x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amounts distributed to the Supplemental Interest Trust, to the holders of the Class A Certificates and to the Insurer under (E), (F) and (G) above, to the holders of the Class M-1 Certificates under clause FIRST above, to the holders of the Class M-2 Certificates under clause SECOND above, to the holders of the Class M-3 Certificates under clause THIRD above, to the holders of the Class M-4 Certificates under clause FOURTH above, to the holders of the Class M-5 Certificates under clause FIFTH above, to the holders of the Class M-6 Certificates under clause SIXTH above, to the holders of the Class M-7 Certificates under clause SEVENTH above, to the holders of the Class M-8 Certificates under clause EIGHTH above and to the holders of the Class M-9 Certificates under clause NINTH above, and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero.

      The allocation of distributions in respect of principal to the Class A Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Mezzanine Certificates. Increasing the respective percentage interest in the trust fund of the Mezzanine Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Mezzanine Certificates.

      Notwithstanding the priority of distributions described in this section with respect to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, on any Distribution Date which occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero distributions in respect of principal to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will be made on a pro rata basis, based on the Certificate Principal Balance of each such class, until the Certificate Principal Balance of each such class has been reduced to zero.

TABLE OF FEES AND EXPENSES

      The following table indicates the fees and expenses to be paid from the cash flows from the Mortgage Loans and other assets of the trust fund, while the Offered Certificates are outstanding.

      All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the Mortgage Loans.

          Item                 Fee or Expense           Paid To                  Paid From              Frequency
------------------------   ----------------------   ----------------   -----------------------------   -----------
Servicing Fee(1)           0.500% per annum of      Servicer or        Mortgage Loan Interest             Monthly
                           the Scheduled            Interim Servicer   Collections
                           Principal Balance of
                           each Mortgage Loan

Credit Risk Manager        0.0135% per annum of     Credit Risk        Mortgage Loan Interest             Monthly
Fee(2)                     the Scheduled            Manager            Collections
                           Principal Balance of
                           each Mortgage Loan

Insurer Premium            No more than 0.08% per   Insurer            All collections on the             Monthly
                           annum of the Scheduled                      Mortgage Loans
                           Principal Balance of
                           the Class A-1B2
                           Certificates.

P&I Advances and           To the extent of funds   Servicer or        With respect to each Mortgage   Time to Time
Servicing Advances         available, the amount    Master             Loan, late recoveries of the
                           of any advances and      Servicer, as       payments of the costs and
                           servicing advances       applicable         expenses, liquidation
                                                                       proceeds, Subsequent
                                                                       Recoveries, purchase proceeds
                                                                       or repurchase proceeds for
                                                                       that Mortgage Loan

Nonrecoverable Advances    The amount of any        Servicer or        All collections on the          Time to Time
and Servicing Advances     advances and servicing   Master             Mortgage Loans
                           advances deemed          Servicer, as
                           nonrecoverable           applicable

Reimbursement for          The amount of the        Servicer,          All collections on the          Time to Time
certain expenses, costs    expenses, costs and      Master             Mortgage Loans
and liabilities incurred   liabilities incurred     Servicer,
by the Servicer, the                                Securities
Master Servicer, the                                Administrator,
Securities                                          Insurer,
Administrator, the                                  Sponsor or
Insurer, the Sponsor or                             Depositor, as
the Depositor in                                    applicable
connection with any
legal action relating to
the pooling agreement or
the certificates (3)

Reimbursement for          The aggregate of any     Insurer            Available Distribution Amount   Time to Time
amounts paid by the        payments made with
Insurer under the Policy   respect to the Class
and other reimbursement    A-1B2 Certificates by
amounts.                   the Insurer under the
                           Policy to the extent
                           not previously
                           reimbursed, plus
                           interest on that

          Item                 Fee or Expense           Paid To                  Paid From               Frequency
------------------------   ----------------------   ----------------   -----------------------------    -----------
                           amount at a rate equal
                           to the prime rate plus
                           3 percentage points,
                           plus any other amounts
                           owing to the Insurer
                           under the pooling and
                           servicing agreement

Indemnification expenses   Amounts for which the    Servicers,         All collections on the          Time to Time
                           Sponsor,  the Insurer,   Insurer, Master    mortgage loans (or, in the
                           the Servicers, the       Servicer,          case of each Servicer, the
                           Master Servicer, the     Securities         related Mortgage Loans)
                           Securities               Administrator
                           Administrator and the    Sponsor or
                           Depositor are entitled   Depositor, as
                           to indemnification (4)   applicable

Indemnification expenses   Amounts for which the    Trustee or         All collections on the          Time to Time
                           trustee or custodian     Custodian, as      mortgage loans
                           is entitled to           applicable
                           indemnification (5)

Reimbursement for any      The amounts paid by      Trustee            All collections on the          Time to Time
amounts payable by the     the Trustee                                 Mortgage Loans
Trustee for recording of
assignments of mortgages
to the extent not paid
by the related Servicer

Reimbursement for costs    The amount of costs      Trustee or         All collections on the          Time to Time
associated with the        incurred by the Master   Master             Mortgage Loans
transfer of servicing or   Servicer or the          Servicer, as
master servicing in the    Trustee in connection    applicable
event of termination of    with the transfer of
the Master Servicer or     servicing to the
a defaulting Servicer      Master Servicer or  a
                           successor servicer or
                           by the Trustee in the
                           event of termination
                           the Master Servicer,
                           to the extent not paid
                           by the terminated
                           Servicer or Master
                           Servicer

          Item                 Fee or Expense           Paid To                  Paid From              Frequency
------------------------   ----------------------   ----------------   -----------------------------    ---------
Reimbursement for any      The amount incurred by   Trustee and        All collections on the          Time to Time
expenses incurred by the   the trustee in           Securities         mortgage loans
trustee in connection      connection with a tax    Administrator
with a tax audit of the    audit of the trust
trust

(1) For so long as Ocwen Loan Servicing, LLC is servicing the related Mortgage Loans, with respect to each such Mortgage Loan, 0.10% will be paid to Ocwen Loan Servicing, LLC and 0.40% will be paid to the holder of the Class CE-2 Certificate. The servicing fee is paid on a first priority basis from collections allocable to interest on the Mortgage Loans, prior to distributions to the Certificateholders.

(2) The credit risk manager fee is paid on a first priority basis from collection allocable to interest on the Mortgage Loans, prior to distributions to Certificateholders.

(3) The Master Servicer pays trustee fees and ongoing custodial and safekeeping fees out of its compensation.

(4) See "The Securities Administrator, the Master Servicer and the Custodians" herein.

(5)   See "The Trustee" herein.

CREDIT ENHANCEMENT

      The credit enhancement provided for the benefit of the holders of the Class A Certificates consists of subordination, as described in this section, the Interest Rate Swap Agreement, as described under "--The Interest Rate Swap Agreement and the Interest Rate Swap Provider" and overcollateralization, as described under "--Overcollateralization Provisions" in this prospectus supplement and in the case of the Class A-1B2 Certificates, the Policy as described under the "The Policy" in this prospectus supplement.

      The rights of the holders of the Subordinate Certificates to receive distributions will be subordinated, to the extent described in this section, to the rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of interest and principal and to afford holders of the Class A Certificates protection against Realized Losses.

      The protection afforded to the holders of the Class A Certificates by means of the subordination of the Subordinate Certificates will be accomplished by (i) the preferential right of the holders of the Class A Certificates to receive on any Distribution Date, prior to distribution on the Subordinate Certificates, distributions in respect of interest and principal, subject to available funds and (ii) if necessary, the right of the holders of the Class A Certificates to receive future distributions of amounts that would otherwise be payable to the holders of the Subordinate Certificates.

      In addition, (i) the rights of the holders of the Class M-1 Certificates will be senior to the rights of holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (ii) the rights of the holders of the Class M-2 Certificates will be senior to the rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (iii) the rights of the holders of the Class M-3 Certificates will be senior to the rights of the holders of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (iv) the rights of the holders of the Class M-4 Certificates will be senior to the rights of the holders of the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (v) the rights of the holders of the Class M-5 Certificates will be senior to the rights of the holders of the Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (vi) the rights of the holders of the Class M-6 Certificates will be senior to the rights of the holders of the Class M-7, Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (vii) the rights of the holders of the Class M-7 Certificates will be senior to the rights of the holders of the Class M-8, Class M-9, Class M-10 and Class CE-1 Certificates, (viii) the rights of the holders of the Class M-8 Certificates will be senior to the rights of the holders of the Class M-9, Class M-10 and Class CE-1 Certificates, (ix) the rights of the holders of the Class M-9 Certificates will be senior to the rights of the holders of the Class M-10 Certificates and Class CE-1 Certificates and (x) the rights of the holders of the Class M-10 Certificates will be senior to the rights of the holders of the Class CE-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of more senior certificates of distributions in respect of interest and principal and to afford these holders protection against Realized Losses.

OVERCOLLATERALIZATION PROVISIONS

      The weighted average Mortgage Rate for the Mortgage Loans, less the Administration Fee Rate, the amount, expressed as a per annum rate of any Net Swap Payments payable to the Swap Provider and any Swap Termination Payments payable to the Swap Provider not due to a Swap Provider Trigger Event and the premium payable to the Insurer, is expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. Additional excess interest will be generated by the portion of the Mortgage Pool represented by the Overcollateralization Amount. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on the related Distribution Date as an accelerated payment of principal on the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, but only to the limited extent described in this section.

      With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

            FIRST, to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount for such Distribution Date, owed to such holders in accordance with the priorities set forth under "--Principal Distributions on the Offered Certificates" above;

            SECOND, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such class;

            THIRD, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such class;

            FOURTH, concurrently to the holders of the Class A Certificates, in an amount equal to such certificates' allocated share of any Prepayment Interest Shortfalls on the related Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer, the Servicers or the Interim Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the related Mortgage Loans;

            FIFTH, sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in an amount equal to each such certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master

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Servicer, the Servicers or the Interim Servicer and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans;

            SIXTH, to the reserve fund (the "Reserve Fund") established in accordance with the terms of the pooling and servicing agreement, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

            SEVENTH, to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider, due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

            EIGHTH, to the holders of the Class P Certificates and Class CE-1 Certificates as provided in the Pooling and Servicing Agreement; and

            NINTH, to the holders of the Residual Certificates, any remaining amounts.

      On each Distribution Date, after making the distributions required under "Interest Distributions on the Offered Certificates", "Principal Distributions on the Offered Certificates" and after the distribution of the Net Monthly Excess Cashflow as described above, the Securities Administrator will withdraw from the Reserve Fund the amounts on deposit therein and distribute such amounts to the Class A Certificates and the Mezzanine Certificates in respect of any Net WAC Rate Carryover Amounts due to each such class in the following manner and order of priority:

      (A) concurrently, to each class of Class A Certificates, in respect of the related Net WAC Rate Carryover Amount for such Distribution Date, on a pro rata basis, based on the entitlement of each such class; and

      (B) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, in respect of the related Net WAC Rate Carryover Amount for each such class for such Distribution Date.

      As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates by an amount equal to approximately $82,410,903, which is equal to the initial Certificate Principal Balance of the Class CE-1 Certificates. This amount represents approximately 3.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralization Amount is required to be maintained at the "Required Overcollateralization Amount." In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since the Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In the event of an overcollateralization deficiency, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow and any Net Swap Payments received from the Swap Provider in respect of the Interest Rate Swap Agreement, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances of the Offered Certificates. These payments have the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralization Amount.

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      On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralization Amount may be permitted to decrease ("step down"), to a level equal to 3.25% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on the related Distribution Date), subject to a floor equal to the product (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event that the Required Overcollateralization Amount is permitted to step down on any Distribution Date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on the related Distribution Date shall be distributed to the holders of the Class CE-1 Certificates pursuant to the priorities set forth above.

      With respect to each Distribution Date, the Overcollateralization Reduction Amount, after taking into account all other distributions to be made on the related Distribution Date, shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralization Amount. However, if on any Distribution Date a Trigger Event is in effect, the Required Overcollateralization Amount will not be permitted to step down on the related Distribution Date.

ALLOCATION OF LOSSES; SUBORDINATION

      With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale or disposition of the related Mortgaged Property (if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise), the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which the related Mortgage Loan was finally liquidated or charged-off, after application of all amounts recovered (net of amounts reimbursable to the Interim Servicer, the related Servicer or the Master Servicer for P&I Advances, servicing advances and other related expenses, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. The amount of loss realized and any Bankruptcy Losses are referred to in this prospectus supplement as "Realized Losses." In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Interim Servicer, the related Servicer or the Master Servicer for P&I Advances, servicing advances and unpaid servicing fees, these amounts may be reimbursed to the Interim Servicer, the related Servicer or the Master Servicer out of any funds in the related collection account prior to any remittance to the Securities Administrator of funds for distribution on the certificates. In addition, to the extent the Interim Servicer or the related Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any Distribution Date.

      Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date: FIRST, to Net Monthly Excess Cashflow, SECOND, to the Class CE-1 Certificates and to Net Swap Payments received from the Swap Provider under the Interest Rate Swap Agreement for that purpose, THIRD, to the Class M-10 Certificates until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero, FOURTH, to the Class M-9 Certificates until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero, FIFTH, to the Class M-8 Certificates until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero, SIXTH, to the Class M-7 Certificates until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero, SEVENTH, to the Class M-6 Certificates until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero, EIGHTH, to the Class M-5 Certificates until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero, NINTH, to the Class M-4 Certificates until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero, TENTH, to the Class M-3 Certificates until the Certificate

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Principal Balance of the Class M-3 Certificates has been reduced to zero,
ELEVENTH, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero and TWELFTH, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero.

      The pooling and servicing agreement does not permit the allocation of Realized Losses to the Class A Certificates or Class P Certificates. Investors in the Class A Certificates should note that although Realized Losses cannot be allocated to the Class A Certificates, under certain loss scenarios there will not be enough principal and interest on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are then entitled.

      Except as described below, once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest, and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries as described below). However, Allocated Realized Loss Amounts may be paid to the holders of the Mezzanine Certificates from Net Monthly Excess Cashflow and from amounts received by the Securities Administrator under the Interest Rate Swap Agreement, according to the priorities set forth under "--Overcollateralization Provisions" and "--The Interest Rate Swap Agreement and the Swap Provider" above.

      Any allocation of a Realized Loss to a Mezzanine Certificate will be made by reducing the Certificate Principal Balance of that Certificate by the amount so allocated as of the Distribution Date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Mezzanine Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from Net Monthly Excess Cashflow and from amounts on deposit in the Supplemental Interest Trust.

      A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

      In the event that the Interim Servicer or the Servicers receive any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Available Distribution Amount in accordance with the priorities described under "Description of the Certificates" in this prospectus supplement and the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries but only to the extent that such certificate has not been reimbursed for the amount of such Realized Loss (or any portion thereof) allocated to such certificate from Net Monthly Excess Cashflow as described under "Description of the Certificates--Overcollateralization Provisions" and from amounts on deposit in the Supplemental Interest Trust as described under "Description of the Certificates--The Interest Rate Swap Agreement and the Swap Provider" in this prospectus supplement. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

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REPORTS TO CERTIFICATEHOLDERS

      On each Distribution Date, the Securities Administrator will make available to each certificateholder, the Insurer and the Depositor a statement generally setting forth, among other information:

      1.    the applicable Interest Accrual Periods and general Distribution
Dates;

      2. with respect to each loan group, the total cash flows received and the general sources thereof;

      3. the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

      4. with respect to each loan group, the amount of the related distribution to holders of the Offered Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

      5. with respect to each loan group, the amount of such distribution to holders of the Offered Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement in the aggregate;

      6. with respect to each loan group, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Offered Certificates (if any);

      7. with respect to each loan group, the Certificate Principal Balance of the related Offered Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such distribution date;

      8. with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

      9. the Pass-Through Rate for each class of Offered Certificates for such Distribution Date;

      10. the aggregate amount of advances included in the distributions on the Distribution Date (including the general purpose of such advances);

      11. with respect to each loan group, the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the "OTS" method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

      12. the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

      13. with respect to each loan group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

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      14.   with respect to each loan group, whether the Stepdown Date has occurred and whether a Trigger Event is in effect;

      15. with respect to each loan group, the total number and principal balance of any real estate owned, or REO, properties as of the end of the related Prepayment Period;

      16. with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

      17. with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in such loan group;

      18. with respect to each loan group, the amount of the Prepayment Charges remitted by the Interim Servicer and the Servicers; and

      19. the amount of any Net Swap Payment payable to the trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any related Swap Termination Payment payable to the Swap Provider.

      On each Distribution Date, the Securities Administrator will make the monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month via the Securities Administrator's internet website. Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

      The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports in each case, prepared and filed by the Securities Administrator with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the Securities Administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

      In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon written request, prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

      The Insurer shall be subrogated to the rights of each holder of a Class A-1B2 Certificate to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy. The Policy sets forth in full the undertaking of the Insurer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class A 1B2 Certificates (except a contemporaneous or subsequent agreement or instrument given by the Insurer or to which the Insurer has given its written consent). The premiums paid to the Insurer are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class A-1B2 Certificates prior to maturity. The Policy

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may not be cancelled or revoked during its term, including for nonpayment of the premiums due to the Insurer.

                                 THE ORIGINATOR

GENERAL

      The principal originator of the Mortgage Loans is Fremont Investment & Loan, a California state chartered industrial bank, with respect to approximately 75.71% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date. The remainder of the Mortgage Loans were originated by various originators, none of which have originated more than 5% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date.

FREMONT INVESTMENT & LOAN

      The information set forth in the following paragraphs has been provided by Fremont Investment & Loan, referred to in this section as Fremont. None of the Sponsor, the Master Servicer, the Servicers, the Securities Administrator, the Depositor, the Trustee, the Credit Risk Manager or the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

      Fremont is a California industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.

      Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of September 30, 2005, Fremont had approximately $10.81 billion in assets, approximately $9.31 billion in liabilities and approximately $1.50 billion in equity.

      As part of its residential subprime mortgage loan origination program, Fremont either,

            o sells its mortgage loans to third parties in whole loan sales transactions,

            o     transfers such loans in connection with a securitization, or

            o     retains the loans for long term portfolio investment.

      Fremont has been originating sub-prime residential mortgage loans since May 1994 and substantially all of its residential mortgage loan originations consist of sub-prime mortgage loans. Fremont's sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion and $23.91 billion for the years ended 2002, 2003 and 2004, respectively. For the first nine months of 2005, Fremont's sub-prime residential originations totaled approximately $26.62 billion.

      For a description of Fremont's underwriting guidelines, see "The Mortgage Pool--Underwriting Standards" in this prospectus supplement.

                             STATIC POOL INFORMATION

      Static pool information material to this offering may be found at http://regab.db.com.

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      Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                 ISSUING ENTITY

      ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1 is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee, dated as of February 1, 2006 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1 will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates, (iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of the Insurer and holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "The Pooling and Servicing Agreement -- Amendment" in this prospectus supplement.

      The assets of the ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1 will consist of the Mortgage Loans and certain related assets.

      ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1's fiscal year end is December 31.

                                  THE DEPOSITOR

      ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

      The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 1999. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $30 billion.

      After issuance and registration of the securities contemplated in this prospectus supplement, the Depositor will have no duties or responsibilities with respect to the pool assets or securities.

      All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

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                                   THE SPONSOR

      DB Structured Products, Inc. is the Sponsor. The Sponsor was incorporated in the State of Delaware on February 4, 1970 under the name "Sharps Pixley Incorporated". The name of the Sponsor was changed on January 3, 1994 to Deutsche Bank Sharps Pixley Inc., and subsequently changed on January 2, 2002 to DB Structured Products, Inc. The Sponsor maintains its principal office at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-2500.

      Through December 31, 2005, the Sponsor has purchased over $26 billion in residential mortgage loans. This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

      The Sponsor has been securitizing residential mortgage loans since 2004. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                DECEMBER 31, 2004         DECEMBER 31, 2005
                            ------------------------   -------------------------
                                     TOTAL PORTFOLIO             TOTAL PORTFOLIO
                                        OF LOANS                    OF LOANS
        LOAN TYPE           NUMBER         ($)          NUMBER         ($)
-------------------------   ------   ---------------   -------   ---------------
Alt-A ARM ...............    ----         ----           3,466    1,088,327,305
Alt-A Fixed .............    ----         ----          17,892    3,361,707,721
Prime ARM ...............    3,612    1,096,433,033      ----         ----
Prime Fixed .............    5,275      986,186,740      ----         ----
Scratch & Dent/Reperf ...    1,376      135,671,795      4,913      500,710,103
Seconds .................    ----         ----           5,227      258,281,341
SubPrime ................   31,174    5,481,240,453     71,747   13,066,859,416
Seasoned ................    ----         ----           1,827      165,210,069
TOTAL: ..................   41,437    7,699,532,021    105,072   18,441,095,955

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      From the Closing Date until on or about May 15, 2006 (the "Servicing Transfer Date"), Fremont Investment & Loan (the "Interim Servicer") will be the primary servicer with respect to approximately 75.71% of the Mortgage Loans (the "Fremont Mortgage Loans"), by aggregate principal balance as of the Cut-off Date pursuant to a separate servicing agreement as modified by the Assignment Agreement (the "Interim Servicing Agreement") which will be assigned to the Depositor pursuant to an assignment, assumption and recognition agreement (the "Assignment Agreement") among the Interim Servicer, the Sponsor and the Depositor and by the Depositor to the trust pursuant to the Pooling and Servicing Agreement. On and after the Servicing Transfer Date, the primary servicing obligations with respect to the Fremont Mortgage Loans will transfer from the Interim Servicer to Wells Fargo Bank, National Association. Wells Fargo Bank, National Association will service the Fremont Mortgage Loans pursuant to the terms and conditions of the Pooling and Servicing Agreement. Wells Fargo Bank, National Association will have no obligation or liability with respect to the Fremont Mortgage Loans prior to the Servicing Transfer Date and will be entitled to seek indemnification from the Interim Servicer for any loss, damage or liability incurred by Wells Fargo Bank, National Association as a result of the Interim Servicer's failure to service the Fremont Mortgage Loans in accordance with the terms and provisions of the Interim Servicing Agreement or in accordance with applicable laws and regulations. If the Interim Servicer fails to indemnify Wells Fargo Bank, National Association for any such losses, damages or liabilities, Wells Fargo Bank, National Association shall be entitled to seek indemnification from the trust fund from amounts on deposit in the related collection account established by Wells Fargo Bank, National Association under the Pooling and Servicing Agreement.

      Ocwen Loan Servicing, LLC will be the primary servicer with respect to approximately 15.98% of the Mortgage Loans (the "Ocwen Mortgage Loans"), by aggregate principal balance as of the Cut-off Date pursuant to the terms and provisions of the Pooling and Servicing Agreement.

      The Master Servicer will be required to monitor the Interim Servicer's performance under the Interim Servicing Agreement and each Servicer's performance under the Pooling and Servicing Agreement. In the event of a default by the Wells Fargo Bank, National Association as a Servicer under the Pooling and Servicing Agreement, the Master Servicer shall notify the Trustee and the Trustee shall enforce any remedies against such Servicer under the Pooling and Servicing Agreement. In the event of a default by the Interim Servicer under the Interim Servicing Agreement or Ocwen Loan Servicing, LLC under the Pooling and Servicing Agreement, the Master Servicer shall enforce any remedies against the Interim Servicer under the Interim Servicing Agreement or such Servicer under the Pooling and Servicing Agreement.

FREMONT INVESTMENT & LOAN

      The information set forth in the following paragraphs has been provided by Fremont Investment & Loan. None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Originators, the Servicers, the Trustee, the Underwriter, the Credit Risk Manager or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

      Fremont Investment & Loan ("FREMONT") will act as an interim servicer with respect to the Fremont Mortgage Loans.

SERVICING

      Fremont has been servicing sub-prime mortgage loans since 1994 through its nationwide servicing operation, currently located in Ontario, California. As of September 30, 2005, Fremont was servicing 117,386 sub-prime residential mortgage loans with a total principal balance of approximately $22.158 billion. Approximately $16.067 billion of this balance was comprised of recently originated mortgage loans that were either owned by Fremont and held for sale or had been sold to third parties, and Fremont was providing interim servicing until the servicing was transferred. The product types serviced include both fixed and adjustable rate residential sub-prime mortgage loans, which may provide for principal payments that may fully amortize all payments of principal, or provide an initial interest only period of up to 5 years or provide for a balloon payment at maturity.

      Fremont's residential sub-prime servicing operations are currently rated "SQ3+" by Moody's and RPS 3 by Fitch and has been assigned a rating of "average" from S&P.

      Fremont has experienced significant growth in its servicing activities, increasing its servicing portfolio of sub-prime residential mortgage loans by more than 500% since 2002, based on outstanding principal balance.

              [Data below represent bar chart in the printed piece]

         Servicing      Servicing
          Volume          Units         Date
         ---------      ---------     --------
            $4.0         27,223          2002
            $9.0         56,420          2003
           $11.1         86,044          2004
           $14.0        106,000        Jun-05


      In addition, Fremont has only been servicing mortgage loans for third parties for a limited period of time, and most of Fremont's servicing portfolio, approximately 73%, 74%, 80% and 90% as of September 30, 2005 and as of December 31, 2004, 2003 and 2002, respectively, consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days.

                                 LOAN SERVICING

                                                         JUNE 2005     2004       2003       2002
Interim Serviced Outstandings ($ in billions)            $   16.00   $  11.10   $   7.60   $   3.60
Held to Maturity Serviced Outstandings ($ in billions)   $    4.90   $   3.80   $    1.9   $   0.40
Total Serviced Outstandings ($ in billions)              $   20.90   $  14.90   $    9.5   $   4.00
Interim Serviced Units                                      89,209     68,545     46,258     24,734
Held to Maturity Service Units                              24,734     19,669     10,162      2,489
Total Serviced Units                                       113,943     86,044     56,420     27,223
Servicing Employees                                            228        186         89         76

              [Data below represent bar chart in the printed piece]
                              Servicing Employees

                  2001       2002     2003     2004      June 2005
                  ----       ----     ----     ----      ---------
                   60        80        95      190          210

SERVICER'S DELINQUENCY AND FORECLOSURE EXPERIENCE

      The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Fremont at the end of the indicated periods. Fremont's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. In particular, the fact that Fremont has only been servicing mortgage loans for third parties for a limited period of time and that most of Fremont's servicing portfolio consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days may result in significant differences between the historical performance of Fremont's servicing portfolio and the expected performance of the mortgage loans included in this transaction. Therefore, the historical information presented herein may not be indicative of the performance that you will experience with respect to the mortgage loan pool included in the trust. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fremont. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Fremont's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                    FREMONT MORTGAGE LOAN SERVICING PORTFOLIO
      (COMBINED LOANS HELD FOR SALE, INTERIM SERVICED, HELD FOR INVESTMENT
                                AND SECURITIZED)
                         DELINQUENCIES AND FORECLOSURES

                                                    AS OF SEPTEMBER 30, 2005
                                         ---------------------------------------
                                                        PRINCIPAL     PERCENT BY
                                           NUMBER        BALANCE       PRINCIPAL
                                          OF LOANS     (IN THOUSANDS)   BALANCE
                                         ---------   --------------   ----------
Current Loans                             114,022     $ 21,582,209       97.40%
Period of Delinquency
   30 to 59 days                            1,138          199,996        0.90%
   60+ days                                   492           63,601        0.29%
Total Delinquencies                         1,630          263,597        1.19%
                                         ========    =============    --------

Foreclosures/Forebearances                  1,177          231,477        1.05%
Bankruptcies                                  415           60,525        0.27%
Total Foreclosures and
   Bankruptcies                             1,592          292,002        1.32%
                                         ========    =============    ========
Real Estate Owned                             142           19,863        0.09%

Total Portfolio                           117,386     $ 22,157,671      100.00%
                                         ========    =============    ========

                              AS OF DECEMBER 31, 2004              AS OF DECEMBER 31, 2003              AS OF DECEMBER 31, 2002
                        ----------------------------------   ----------------------------------   ----------------------------------
                                                  PERCENT                              PERCENT                              PERCENT
                                    PRINCIPAL       BY                   PRINCIPAL       BY                   PRINCIPAL       BY
                         NUMBER    BALANCE (IN   PRINCIPAL    NUMBER    BALANCE (IN   PRINCIPAL    NUMBER    BALANCE (IN   PRINCIPAL
                        OF LOANS    THOUSANDS)    BALANCE    OF LOANS    THOUSANDS)    BALANCE    OF LOANS    THOUSANDS)    BALANCE
                        --------   -----------   ---------   --------   -----------   ---------   --------   -----------   ---------
Current Loans            84,383    $14,692,643      98.18%    55,691    $ 9,380,221      98.91%    26,953    $ 3,973,672      99.18%
                        -------    -----------   --------    -------    -----------   --------    -------    -----------   --------
Period of Delinquency
30 to 59 days               595         97,995       0.65%       285         43,951       0.46%        37          3,921       0.10%
60+ days                     77         11,262       0.08%        79         11,307       0.12%        10          1,559       0.04%
                        -------    -----------   --------    -------    -----------   --------    -------    -----------   --------
Total Delinquencies         672        109,257       0.73%       364         55,258       0.58%        47          5,480       0.14%

Foreclosures/
Forebearances               784        125,592       0.84%       229         32,357       0.34%       108         15,072       0.37%
Bankruptcies                205         28,772       0.19%       115         13,502       0.14%        78          8,916       0.22%
                        -------    -----------   --------    -------    -----------   --------    -------    -----------   --------
Total Foreclosures
   and Bankruptcies         989        154,364       1.03%       344         45,859       0.48%       186         23,988       0.59%
Real Estate Owned            48          8,575       0.06%        21          2,642       0.03%        37          3,490       0.09%
                        =======    ===========   ========    =======    ===========   ========    =======    ===========   ========

Total Portfolio          86,092    $14,964,838     100.00%    56,420    $ 9,483,980     100.00%    27,223    $ 4,006,630     100.00%
                        =======    ===========   ========    =======    ===========   ========    =======    ===========   ========

                    FREMONT MORTGAGE LOAN SERVICING PORTFOLIO

                  (LOANS HELD TO MATURITY/SERVICED FOR OTHERS)
                         DELINQUENCIES AND FORECLOSURES

                                                AS OF SEPTEMBER 30, 2005
                                         ---------------------------------------
                                                       PRINCIPAL      PERCENT BY
                                         NUMBER OF      BALANCE        PRINCIPAL
                                           LOANS     (IN THOUSANDS)    BALANCE
                                         ---------   --------------   ----------

Current Loans                             27,774       $ 5,750,576       94.41%
Period of Delinquency
   30 to 59 days                             551           100,762        1.65%
   60+ days                                  171            25,738        0.43%
Total Delinquencies                          722           126,500        2.08%
                                          ======       ===========

Foreclosures/Forebearances                   780           150,886        2.14%
Bankruptcies                                 294            46,300        0.76%
Total Foreclosures and
   Bankruptcies                             1074           197,186        2.90%
                                          ======       ===========      ======
Real Estate Owned                            113            16,639        0.27%

Total Portfolio                           29,683       $ 6,090,901      100.00%
                                          ======       ===========      ======

                              AS OF DECEMBER 31, 2004              AS OF DECEMBER 31, 2003              AS OF DECEMBER 31, 2002
                        ----------------------------------   ----------------------------------   ----------------------------------
                                                  PERCENT                              PERCENT                              PERCENT
                                                    BY                                   BY                                   BY
                         NUMBER     PRINCIPAL    PRINCIPAL    NUMBER     PRINCIPAL    PRINCIPAL    NUMBER     PRINCIPAL    PRINCIPAL
                        OF LOANS     BALANCE      BALANCE    OF LOANS     BALANCE      BALANCE    OF LOANS     BALANCE      BALANCE
                        --------   -----------   ---------   --------   -----------   ---------   --------   -----------   ---------
Current Loans            18,746    $ 3,675,608      95.60%     9,915    $ 1,844,818      97.75%     2,403     $ 380,873       96.87%
                        -------    -----------   --------    -------    -----------   --------    -------    ----------    --------
Period of Delinquency
30 to 59 days               253         45,603       1.19%       104         18,650       0.99%        22         3,582        0.91%
60+ days                     36          5,743       0.15%        21          4,476       0.23%         6           520        0.13%
                        -------    -----------   --------    -------    -----------   --------    -------    ----------    --------
Total Delinquencies         289         51,347       1.34%       125         23,126       1.22%        28         4,102        1.04%

Foreclosures/
Forebearances               490         88,871       2.31%        66         11,753       0.62%        21         4,139        1.05%
Bankruptcies                144         22,967       0.60%        50          6,975       0.37%        33         3,767        0.96%
                        -------    -----------   --------    -------    -----------   --------    -------    ----------    --------
Total Foreclosures
   and Bankruptcies         634        111,838       2.91%       116         18,728       0.99%        54         7,906        2.01%
Real Estate Owned            34          5,977       0.16%         6            668       0.04%         4           311        0.08%
                        =======    ===========   ========    =======    ===========   ========    =======    ==========    ========

Total Portfolio          19,703    $ 3,844,769     100.00%    10,162    $ 1,887,340     100.00%     2,489     $ 393,192      100.00%
                        =======    ===========   ========    =======    ===========   ========    =======    ==========    ========

      The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. For example, a payment on a mortgage loan that was due on January 1 is not considered delinquent unless it is not received by the close of business on February 1 and such delinquency will not be reported as delinquent unless the mortgage loans remains delinquent until the related delinquency report is generated, at the end of the month.

SERVICING PROCESSES AND PROCEDURES

      Fremont will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement and current market standards, follow such collection procedures as it follows with respect to sub-prime residential mortgage loans held for its own account which are comparable to the mortgage loans. Upon receipt of collections on the mortgage loans included in the mortgage pool and prior to the deposit of such collections into the segregated collections account established for this transaction, Fremont deposits such amounts into a joint collection account that includes collections on its entire residential sub-prime mortgage loan portfolio. Fremont transfers collections to the appropriate segregated collection account as soon as proper allocation can be determined, generally within two business days after receipt.

      Fremont will be required to act with respect to mortgage loans in default, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. Consistent with the above, Fremont may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans; however, such actions may result in delays or reductions in amounts payable with respect to one or more classes of securities, and may be adverse to the interest of such classes of certificates.

      Fremont will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

      If Fremont acquires knowledge that a mortgaged property has been or is about to be conveyed and/or transferred by the mortgagor, Fremont will be obligated to accelerate the maturity of the mortgage loan, unless Fremont, in its sole business judgment, believes that applicable law precludes it from accelerating the debt pursuant to the "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from accelerating the debt pursuant to the "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, Fremont may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by Fremont for entering into an assumption or modification agreement will be retained by Fremont as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan.

      Fremont will not have custodial responsibility for the mortgage notes or other items constituting the mortgage file, other than in limited instances necessary to effect the servicing and collection of the related mortgage loan. For example, certain states require that the servicer produce an original meeting note upon the commencement of a foreclosure action. The Custodian is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.

      ADVANCES. Fremont is required to make P&I Advances on the servicer remittance date with respect to each mortgage loan it services, subject to it's determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by Fremont are reimbursable to Fremont, subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. The master servicer, as successor servicer, will be required to make, no later than the next Distribution Date, any P&I Advance which Fremont, as the servicer, was required to make but failed to so make, subject to its own determination as to recoverability. Notwithstanding Fremont's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, Fremont or master servicer, as applicable, will be entitled to reimbursement for that advance from the trust fund.

      Fremont is also required to advance amounts with respect to the mortgage loans serviced by it, subject to it's determination that such advance would be recoverable, constituting reasonable "out-of-pocket" costs and expenses relating to:

      o the preservation, restoration and protection of the mortgaged property,

      o defense or enforcement of judicial proceedings, including, but not limited to, bankruptcies, foreclosures and other litigation relating to the mortgaged property, and

      o certain other customary amounts described in the pooling and servicing agreement.

      These servicing advances by Fremont are reimbursable to Fremont subject to certain conditions and restrictions. In the event that, notwithstanding it's good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, Fremont will be entitled to reimbursement for that advance from the trust fund.

      Fremont may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by Fremont from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, Fremont or master servicer, as applicable, may be reimbursed for such advance from any amounts in the collection account or distribution account, as applicable.

      Fremont or master servicer, as applicable, will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "NONRECOVERABLE" if in the good faith business judgment of Fremont or master servicer, as applicable (as stated in an officer's certificate of Fremont or master servicer, as applicable, delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.

      The following chart indicates the aggregate amount of advances that Fremont had made on prior securitizations for which it was acting as servicer, and the percentage that such advance amounts represent of the total amount of loans being serviced in securitization transactions. in each case as of the end of the related calendar quarter.

               [Data below represent bar chart in the printed piece]

                                    Outstanding
                   Advances            Balance                % of Outstanding
                   --------            -------                ----------------


9/30/2003            174,000             556,074                     0.031%

12/31/2003           720,056           1,148,047                     0.063%

3/31/2004          1,290,683           1,902,748                     0.068%

6/30/2004          2,420,620           2,497,425                     0.097%

9/30/2004          4,487,293           3,513,726                     0.128%

12/31/2004         6,149,613           3,809,653                     0.161%

3/31/2005          7,368,212           4,555,156                     0.162%

6/30/2005          9,323,317           4,888,972                     0.191%

9/30/2005          12,829,942          6,090,901                     0.211%

12/31/2005         16,966,656          8,462,705                     0.200%



      PRIOR SECURITIZATIONS. Since 2003, there has not been a servicing event of default, servicer termination or early amortization event (or any event that would result in the forgoing) with respect to any residential sub-prime mortgage loan portfolio serviced by Fremont for 3rd parties. In addition, Fremont has not been terminated under any such portfolio due to a servicer default or application of a servicing performance test or trigger. During such time, Fremont has neither failed to make any required advance with respect to any residential sub-prime mortgage loan portfolio nor disclosed any material noncompliance with the servicing criteria applicable to any such securitization.

WELLS FARGO BANK, NATIONAL ASSOCIATION

      The information set forth in the following paragraphs has been provided by Wells Fargo Bank, National Association. None of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Originators, Ocwen Loan Servicing, LLC, the Trustee, the Underwriter, the Credit Risk Manager or any of their respective affiliates (other than with respect to the Master Servicer and the Securities Administrator) has made or will make any representation as to the accuracy or completeness of this information.

      Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as a Custodian, the Securities Administrator, the Master Servicer and a Servicer with respect to the Wells Fargo Mortgage Loans. Even though Wells Fargo Bank will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, National Association, acting through different personnel, will be performing these respective functions.

SERVICING EXPERIENCE AND PROCEDURES OF WELLS FARGO BANK

      SERVICING EXPERIENCE. Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974 and has been servicing subprime residential mortgage loans since 1996. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.

      Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Fixed Rate First Lien Subprime Loans, Adjustable Rate First Lien Subprime Loans and Second Lien Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Subprime Loans and Second Lien Subprime Loans:

                                       AS OF                     AS OF                        AS OF
                                 DECEMBER 31, 2002          DECEMBER 31, 2003            DECEMBER 31, 2004
                             ------------------------   -------------------------   --------------------------
                                         AGGREGATE                   AGGREGATE                    AGGREGATE
                                          ORIGINAL                   ORIGINAL                     ORIGINAL
                                         PRINCIPAL                   PRINCIPAL                    PRINCIPAL
                             NO. OF      BALANCE OF     NO. OF      BALANCE OF       NO. OF      BALANCE OF
       ASSET TYPE             LOANS        LOANS         LOANS        LOANS          LOANS         LOANS
--------------------------   ------   ---------------   ------   ----------------   -------   ----------------
FIRST LIEN SUBPRIME LOANS    46,437   $ 5,951,628,366   91,490   $ 12,527,192,204   136,813   $ 19,729,895,239

SECOND LIEN SUBPRIME LOANS        *                 *        *                  *         *                  *

----------
* Wells Fargo Bank does not have a material servicing portfolio of Second Lien Subprime Loans for the periods indicated.

      SERVICING PROCEDURES. Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

      Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 5th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

      When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

      Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

      Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis. In the case of second lien loans for which Wells Fargo Bank does not also service the related first lien loans for the same lienholder, Wells Fargo Bank performs a net present value analysis to determine whether to refer the second lien loan to foreclosure or to charge it off.

      If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

      Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

OCWEN LOAN SERVICING, LLC

      The information set forth in the following paragraphs has been provided by Ocwen Loan Servicing, LLC. None of the Depositor, the Sponsor, the Originators, Wells Fargo Bank, National Association, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter, the Credit Risk Manager or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

      Ocwen Loan Servicing, LLC ("Ocwen"), a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      As of September 30, 2005, OCN had approximately $1.312 billion in assets, approximately $966 million in liabilities and approximately $346 million in equity. For the quarter ended September 30, 2005, OCN's net income was approximately $7.9 million, as compared to an approximate net income of $2.9 million reported for the quarter ended June 30, 2005. OCN reported approximately $188.7 million of cash as of September 30, 2005.

      The servicing of the mortgage loans in Ocwen's servicing portfolio was transferred to Ocwen by its affiliate Ocwen Federal Bank FSB ("OFB"), effective on June 30, 2005. This service transfer was the result of OFB's voluntary dissolution, sale of its branch facility and deposits in Fort Lee, New Jersey to another bank, and cessation of operations as a federal savings bank. Upon OFB's dissolution and sale of the branch facility and deposits, all of OFB's remaining assets and liabilities, including its mortgage loan servicing business, were transferred to and assumed by Ocwen. Ocwen's management, servicing portfolio and platform was not changed as a result of the foregoing transactions.

      Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by Standard & Poor's and has an "RPS2" rating as a subprime servicer and an "RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2-" ("Above Average") as a primary servicer of subprime loans and "SQ2" ("Above Average") as a special servicer by Moody's Investors Service, Inc. On April 23, 2004, Standard & Poor's placed its "Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications." Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

      The liabilities assumed by Ocwen from OFB include contingent liabilities resulting from it having been named as a defendant in several potential class action lawsuits challenging its mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United

States District Court for the District of Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements. Ocwen intends to defend against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

      On November 29, 2005, a jury in a Galveston, Texas county court returned a verdict of $11.5 million in compensatory and punitive damages and attorneys' fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. On February 9, 2006, the trial court entered its final judgment reducing the total jury award to approximately $1.8 million for actual damages and attorneys' fees and denying the punitive damages award. Ocwen believes the jury verdict is against the weight of evidence and contrary to law and intends to appeal the decision and continue to vigorously defend this matter.

      Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen's servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

      As of September 30, 2005, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $36.5 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

                                      OCWEN
                          SUBPRIME SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

  AGGREGATE       AGGREGATE       AGGREGATE       AGGREGATE       AGGREGATE
  PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL       PRINCIPAL
BALANCE AS OF   BALANCE AS OF   BALANCE AS OF   BALANCE AS OF   BALANCE AS OF
 DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
    2001            2002             2003           2004            2005
-------------   -------------   -------------   -------------   -------------
 $ 17,422,016    $ 26,356,007    $ 30,551,242    $ 28,367,753    $ 31,194,838

OCWEN'S DELINQUENCY AND FORECLOSURE EXPERIENCE

      The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                                      OCWEN
                         DELINQUENCIES AND FORECLOSURES
                             (DOLLARS IN THOUSANDS)

                                              AS OF                                              AS OF
                                        DECEMBER 31, 2002                                  DECEMBER 31, 2003
                           ---------------------------------------------   -----------------------------------------------
                                                    PERCENT
                            BY NO.                    BY      PERCENT BY    BY NO.                 PERCENT BY   PERCENT BY
                              OF       BY DOLLAR    NO. OF      DOLLAR        OF      BY DOLLAR      NO. OF       DOLLAR
                            LOANS       AMOUNT       LOANS      AMOUNT      LOANS       AMOUNT        LOANS       AMOUNT
                           -------   ------------   -------   ----------   -------   -----------   ----------   ----------
Total Portfolio            229,335   $26,356,007    100.00%     100.00%    256,891   $30,551,242     100.00%      100.00%
Period of Delinquency(1)
    30-59 days               8,483   $   858,552      3.70%       3.26%     10,662   $ 1,117,125       4.15%        3.66%
    60-89 days               3,718   $   393,762      1.62%       1.49%      4,595   $   488,900       1.79%        1.60%
    90 days or more         19,823   $ 1,820,509      8.64%       6.91%     24,050   $ 2,341,837       9.36%        7.67%
Total Delinquent Loans      32,024   $ 3,072,823     13.96%      11.66%     39,307   $ 3,947,862      15.30%       12.92%
Loans in Foreclosure(2)      8,323   $   849,266      3.63%       3.22%      9,800   $ 1,057,710       3.81%        3.46%

                                              AS OF                                              AS OF
                                        DECEMBER 31, 2004                                  SEPTEMBER 30, 2005
                          ----------------------------------------------   -----------------------------------------------
                                                    PERCENT
                            BY NO.                    BY      PERCENT BY    BY NO.                 PERCENT BY   PERCENT BY
                              OF       BY DOLLAR    NO. OF      DOLLAR        OF      BY DOLLAR      NO. OF       DOLLAR
                            LOANS       AMOUNT       LOANS      AMOUNT      LOANS       AMOUNT        LOANS       AMOUNT
                           -------   ------------   -------   ----------   -------   -----------   ----------   ----------
Total Portfolio            237,985   $ 28,367,753   100.00%     100.00%    268,381   $31,194,838     100.00%      100.00%
Period of Delinquency(1)
    30-59 days              11,251   $  1,127,427     4.73%       3.97%     13,234   $ 1,301,837       4.93%        4.17%
    60-89 days               5,066   $    515,826     2.13%       1.82%      6,833   $   674,387       2.55%        2.16%
    90 days or more         26,459   $  2,545,313    11.12%       8.97%     31,261   $ 2,967,766      11.65%        9.51%
Total Delinquent Loans      42,776   $  4,188,566    17.97%      14.77%     51,328   $ 4,943,989      19.13%       15.85%
Loans in Foreclosure(2)      9,599   $    975,961     4.03%       3.44%      9,333   $   966,173       3.48%        3.10%

----------
(1) Includes 23,740 loans totaling $2,078,945 for September 30, 2005, which were delinquent at the time of transfer to Ocwen.

(2) Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                      OCWEN
                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                  AT                         AT                          AT                         AT
                           DECEMBER 31, 2002          DECEMBER 31, 2003          DECEMBER 31, 2004         SEPTEMBER 30, 2005
                       ------------------------   ------------------------   ------------------------   ------------------------
                       BY NO. OF     BY DOLLAR    BY NO. OF    BY DOLLAR     BY NO. OF     BY DOLLAR    BY NO. OF     BY DOLLAR
                         LOANS        AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT
                       ---------   ------------   ---------   ------------   ---------   ------------   ---------   ------------
Total Portfolio         229,335    $26,356,007     256,891    $30,551,242     237,985    $28,367,753     268,381    $31,194,838
Foreclosed Loans(1)       3,484    $   285,598       4,849    $   437,510       4,858    $   439,890       4,511    $   390,138
Foreclosure Ratio(2)       1.52%          1.08%       1.89%          1.43%       2.04%          1.55%       1.68%          1.25%

----------
(1) For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2) The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                      OCWEN
                           LOAN GAIN/(LOSS) EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                  AS OF          AS OF            AS OF           AS OF
                                              DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                  2002            2003            2004            2005
                                              ------------    ------------    ------------    ------------
Total Portfolio(1)                            $26,356,007     $30,551,242     $28,367,753     $31,194,838
Net Gains/(Losses)(2)(3)                      $  (275,036)    $  (249,516)    $  (348,145)    $  (392,477)
Net Gains/(Losses) as a Percentage of
   Total Portfolio                                  (1.04)%         (0.82)%         (1.23)%         (1.26)%

----------
(1) "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3) Includes ($114,683) as of September 30, 2005 of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

PRIOR SECURITIZATIONS

      In the past three years, Ocwen has been notified of servicer defaults due to certain performance triggers on approximately 9 residential mortgage backed securities transactions, of which approximately 8 remained outstanding as of September 30, 2005. Ocwen assumed servicing from another servicer on a significant majority of these transactions by means of a servicing transfer, at which point the performance triggers were either already in existence or the probability of hitting such performance triggers was anticipated at the time of servicing transfer. In each case, a cure period was granted which provided time for Ocwen to improve the overall performance of the related pool of mortgage loans. As of September 30, 2005, a cure period remained in existence for approximately 8 of these transactions. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

OCWEN'S POLICIES AND PROCEDURES

      Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen's mortgage loan servicing system
("REALServicing"). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

      Ocwen's collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies, and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date. All borrowers can obtain loan information and make payments via web access (www.ocwen.com), as well as direct dial customer service.

      Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner. The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements. If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

      Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

      If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds 100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

      If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

      Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

      Over the past three years, there has been no material changes in Ocwen's servicing policies and procedures.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Interim Servicer and each Servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by the Interim Servicer or such Servicer. Among other things, the Interim Servicer and each Servicer is obligated under some circumstances to make P&I Advances with respect to the related Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Interim Servicer or the related Servicer, as applicable, will have sole discretion to take such action in maximizing recoveries to the certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the Interim Servicing Agreement or the Pooling and Servicing Agreement, as applicable.

      The Sponsor has the right to transfer the servicing of the Mortgage Loans serviced by the Ocwen to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and the receipt of confirmation from the Rating Agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the Offered Certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See "Risk Factors--The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates" in this prospectus supplement.

      The principal compensation to be paid to the Inteirm Servicer and each Servicer in respect of the servicing activities performed by each such Servicer will be a servicing fee (the "Servicing Fee"), as set forth under "Description of the Certificates--Table of Fees and Expenses", calculated using a per annum rate multiplied by the Scheduled Principal Balance of each Mortgage Loan serviced by the Interim Servicer and each such Servicer, in this prospectus supplement. Amounts collected or advanced in respect of interest on the Mortgage Loans each month will be remitted by the Interim Servicer and each Servicer to the Master Servicer net of the Servicing Fee payable to the Interim Servicer or the related Servicer for such month. As a result of the Sponsor's continued ownership of the servicing rights with respect to the Ocwen Mortgage Loans, Ocwen's net compensation for performing the servicing activities for the Ocwen Mortgage Loans will resemble that of a subservicer. Since the Servicing Fee payable to Ocwen is less than 1/12 of 0.50% multiplied by the Scheduled Principal Balance of each Ocwen Mortgage Loan, the amount of such excess Servicing Fee will be distributed to the Class CE-2 Certificateholder on each Distribution Date. If Ocwen and the Sponsor agree to terminate the side letter or if the servicing is transferred from Ocwen to a qualified successor pursuant to the Pooling and Servicing Agreement, the Servicing Fee payable to any successor to Ocwen shall be calculated using a per annum rate equal to 0.50%. Notwithstanding the existence of the side letter, Ocwen has agreed to service and administer the Ocwen Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

      As additional servicing compensation, the Interim Servicer and the Servicers are entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, non-sufficient funds fees, late payment charges and other ancillary fees and charges in respect of the related Mortgage Loans (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related collection account and any related escrow account. The Servicers are entitled to retain any Prepayment Interest Excess (as defined in the Pooling and Servicing Agreement) with respect to the related Mortgage Loans.

      The Interim Servicer and the Servicers are obligated to pay insurance premiums and other ongoing expenses associated with the related Mortgage Loans in connection with their responsibilities under the Interim Servicing Agreement and the Pooling and Servicing Agreement, and are entitled to reimbursement for these expenses as provided in the Interim Servicing

Agreement and the Pooling and Servicing Agreement. See "Description of the Agreement-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the Interim Servicer and the Servicers.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNTS

      The Interim Servicer and each Servicer will establish and maintain or cause to be maintained a separate trust account (each, a "Collection Account") for the benefit of the certificateholders. Each Collection Account will be an Eligible Account (as defined in the Interim Servicing Agreement or the Pooling and Servicing Agreement, as applicable). Upon receipt by the Interim Servicer or a Servicer of amounts in respect of the related Mortgage Loans (excluding amounts representing the related Servicing Fees or other servicing compensation, reimbursement for P&I Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Interim Servicer or such Servicer will deposit such amounts in the related Collection Account. Amounts so deposited by the Interim Servicer and the Servicers may be invested in Permitted Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator. All investment income on funds in a Collection Account shall be for the benefit of the Interim Servicer or the related Servicer, as applicable.

      Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the certificateholders will be considered a Permitted Investment:

      (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

      (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

      (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating such paper, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

      (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

      (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

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      (vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

      (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody's, such rating will be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

      (viii) interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

      (ix) short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

      (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

PREPAYMENT INTEREST SHORTFALLS AND COMPENSATING INTEREST

      When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Servicemembers Civil Relief Act (the "Relief Act") and similar state or local laws to any Mortgage Loan could adversely affect, for an indeterminate period of time, the ability of the Interim Servicer or the related Servicer to collect full amounts of interest on such Mortgage Loans. The Interim Servicer or the related Servicer is obligated to pay from its own funds only those interest shortfalls attributable to voluntary principal prepayments in full by the mortgagors on the Mortgage Loans received (i) from the 16th day, with respect to the Interim Servicer, the 15th day, with respect to Ocwen or the 14th day, with respect to Wells Fargo Bank, National Association of the month prior to the month of the related Distribution Date to the last day of such prior month provided, however that the obligation of the Interim Servicer or the related Servicer to remit the amount of any shortfall in interest resulting from a principal prepayment in full on a Mortgage Loan shall be limited to the aggregate Servicing Fee (as defined herein) payable to the Interim Servicer or the related Servicer for the related Due Period. Neither the Interim Servicer not the Servicers will remit any shortfalls in interest attributable to the application of the Relief Act or any similar state or local laws. Any interest shortfalls attributable to voluntary principal prepayments in full required to be funded but not funded by the Interim Servicer or the related Servicer are required to be paid by the

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Master Servicer, but only to the extent that such amount does not exceed the master servicing fee payable to the Master Servicer for the applicable Distribution Date. Accordingly, the effect of interest shortfalls resulting from principal prepayments in full or in part on the Mortgage Loans (each, a "Prepayment Interest Shortfall") to the extent that they exceed any payments by the Master Servicer, the Servicers or the Interim Servicer ("Compensating Interest") or any shortfalls resulting from the application of the Relief Act or similar state or local laws, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders. Any such shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions on the Offered Certificates" and "-- Overcollateralization Provisions" in this prospectus supplement. See "Certain Legal Aspects of the Mortgage Loans--Servicemembers Civil Relief Act" in the prospectus.

P&I ADVANCES

      Subject to the limitations set forth in the following paragraph, the Interim Servicer and Servicers will be obligated to advance or cause to be advanced on or before each Servicer Remittance Date its own funds, or funds in the related Collection account that are not included in the Available Distribution Amount for the Distribution Date. The amount of the related advance will be equal to the aggregate of all scheduled payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the related Mortgage Loans and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (net of the related Servicing Fees). These advances are referred to in this prospectus supplement as "P&I Advances".

      P&I Advances are required to be made only to the extent they are deemed by the Interim Servicer or the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on the related Mortgage Loan. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The Interim Servicer and the Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws. All P&I Advances will be reimbursable to the Interim Servicer, related Servicer or the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Interim Servicer, the related Servicer or the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Interim Servicer, the related Servicer or the Master Servicer out of any funds in the collection account prior to the distributions on the certificates. In the event that the Interim Servicer or the related Servicer fails in its obligation to make any required P&I Advance, a successor servicer will be obligated to make the P&I Advance on the Distribution Date for which the Interim Servicer or the related Servicer was required to make such P&I Advance, to the extent required in the Pooling and Servicing Agreement.

      In the event that a Balloon Loan is not paid in full on its maturity date, the Interim Servicer or the related Servicer will also be obligated to make advances with respect to the assumed monthly payments that would have been due on such Balloon Loan based upon the original amortization schedule for the loan, unless the Interim Servicer or such Servicer determines that the advance would not be recoverable. In no event will the Interim Servicer or any Servicer be obligated to advance the balloon payment due on any Balloon Loan.

      Upon an Event of Default by Wells Fargo Bank, National Association as a Servicer under the Pooling and Servicing Agreement, the Trustee may terminate such Servicer and appoint a successor servicer to service the related Mortgage Loans. Any such successor servicer must meet

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the requirements for successor servicers under the Pooling and Servicing
Agreement (including receipt of confirmation from each Rating Agency that the appointment of such successor servicer would not lead to a qualification, downgrade or withdrawal of the ratings then assigned to the Offered Certificates in accordance with the terms and conditions of the Pooling and Servicing Agreement).

      Upon an Event of Default by the Interim Servicer under the Interim Servicing Agreement or Ocwen, as a Servicer under the Pooling and Servicing Agreement, the Master Servicer may, with the consent of the Insurer, which consent shall not be unreasonably withheld, terminate the Interim Servicer or Ocwen, as applicable, and appoint, or under certain circumstances, Ocwen or its designee may, with the consent of the Insurer, which consent shall not be unreasonably withheld, appoint a successor servicer. In any event, the successor servicer must be an approved servicer as described in this prospectus supplement under "Certain Matters Regarding Ocwen Loan Servicing, LLC as a Servicer".

      The Pooling and Servicing Agreement also provides that each Servicer may enter into a facility with any person which provides that such person may fund P&I Advances or servicing advances, although no such facility shall reduce or otherwise affect the obligations of such Servicer to fund such P&I Advances or servicing advances. Any P&I Advances or servicing advances funded by an advancing person will be reimbursed to the advancing person in the same manner as reimbursements would be made to Interim Servicer or such Servicer. The Pooling and Servicing Agreement also provides that each Servicer may pledge its servicing rights under the Pooling and Servicing Agreement to one or more lenders.

MODIFICATIONS

      In instances in which a Mortgage Loan is in default or if default is reasonably foreseeable, and if determined by the Interim Servicer or the related Servicer to be in the best interest of the certificateholders, the Interim Servicer or the related Servicer may permit servicing modifications of the Mortgage Loan rather than proceeding with foreclosure. However, the Interim Servicer's or the related Servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Any amounts added to the principal balance of the Mortgage Loan, or capitalized amounts added to the Mortgage Loan, will be required to be fully amortized over the remaining term, or the extended term, of the Mortgage Loan. All capitalizations are to be implemented in accordance with the Interim Servicer's or the related Servicer's standards and may be implemented only by the Interim Servicer or the related Servicer for that purpose. The final maturity of any Mortgage Loan will not be extended beyond the assumed final distribution date. No servicing modification with respect to a Mortgage Loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the Cut off Date, but not less than the servicing fee rate. Further, with respect to each Servicer, the aggregate current principal balance of all Mortgage Loans serviced by such servicer and subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the Mortgage Loans serviced by such Servicer as of the Cut-off Date, but this limit may increase from time to time with the consent of the Rating Agencies; provided, that with respect to Wells Fargo Bank, National Association, the determination of the percentage of Mortgage Loans which can be modified will be based on the aggregate principal balance of the Fremont Mortgage Loans as of the Cut-off Date.

      Any advances made on any Mortgage Loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and net mortgage rate as to any Mortgage Loan will be deemed not reduced by any servicing modification, so that the calculation of the Interest Distribution Amount (as defined in this prospectus supplement) payable on the Offered Certificates will not be affected by the servicing modification.

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EVIDENCE AS TO COMPLIANCE

      The Pooling and Servicing Agreement will provide that each year on or before the date set forth in the Pooling and Servicing Agreement, beginning with the first year after the year in which the Cut-off Date occurs, each party responsible for the servicing function will provide to the Depositor, the Master Servicer and the Trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

      The Pooling and Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

      The Pooling and Servicing Agreement will also provide for delivery to the Master Servicer, the Securities Administrator and the Trustee, on or before March 1 of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement.

      Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth under "The Securities Administrator, the Master Servicer and the Custodians" in this prospectus supplement. These items will be filed with the Issuing Entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING OCWEN AS A SERVICER

      The Pooling and Servicing Agreement provides that Ocwen Loan Servicing, LLC ("Ocwen"), in its capacity as a Servicer under the Pooling and Servicing Agreement, may not resign from its obligations and duties under the Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless (1) these duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee or (2) upon the satisfaction of the following conditions:

      (a) Ocwen has proposed a successor servicer to the Depositor, the Sponsor and the Master Servicer in writing and the proposed successor servicer is reasonably acceptable to each of them;

      (b) the proposed successor servicer is (1) an affiliate of the Master Servicer that services mortgage loans similar to the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located or (2) the proposed successor servicer has a rating of at least "Above Average" by S&P and either a rating of at least "RPS2" by Fitch or a rating of at least "SQ2" by Moody's;

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      (c) the Rating Agencies have confirmed to the Trustee that the appointment of the proposed successor servicer as the servicer under the Pooling and Servicing Agreement will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and

      (d) the proposed successor servicer has a net worth of at least
$25,000,000.

      A servicer that satisfies each of these conditions is referred to in this prospectus supplement as an "approved servicer."

      THE SECURITIES ADMINISTRATOR, THE MASTER SERVICER AND THE CUSTODIANS

WELLS FARGO BANK, NATIONAL ASSOCIATION

GENERAL

      The information set forth in the following five paragraphs has been provided by Wells Fargo Bank, National Association. None of the Depositor, the Sponsor, the Servicer, the Trustee, Deutsche Bank National Trust Company, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Securities Administrator, Master Servicer and a Custodian under the Pooling and Servicing Agreement and the applicable custodial agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

      SECURITIES ADMINISTRATOR. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D in regards to distribution and Mortgage Pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

      MASTER SERVICER. Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms

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of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and against the defaulting Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

      CUSTODIAN. Wells Fargo Bank is acting as a custodian of certain of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the related mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo Bank was acting as custodian on more than nine million files.

      Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

      Approximately 99.92% of the mortgage loan files with respect to the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, will be held by Wells Fargo Bank pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, Wells Fargo Bank, as a custodian, and the Servicers.

DEUTSCHE BANK NATIONAL TRUST COMPANY

GENERAL

      The information set forth in the following paragraph has been provided by Deutsche Bank National Trust Company ("DBNTC"). None of the Depositor, the Sponsor, the Servicers, the Trustee, Wells Fargo Bank, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

      DBNTC has performed a custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but will be kept in shared facilities. However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as a custodian on behalf of the Holders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under its custodial agreement. DBNTC is an affiliate of the Issuer, the Sponsor and the Depositor.

      DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the

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SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      Approximately 0.08% of the mortgage loan files with respect to the Mortgage Loans by aggregate principal balance as of the Cut-off Date, will be held by DBNTC pursuant to a custodial agreement to be entered into among HSBC Bank USA, National Association, as Trustee, DBNTC, as a custodian, and the Servicers.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the certificates will be an amount equal to any interest or other income earned on funds held in the Distribution Account.

      In the event that the Interim Servicer or a Servicer fails to pay the amount of any Prepayment Interest Shortfall required to be paid on any Distribution Date, the Master Servicer shall pay such amount up to the master servicing compensation payable to the Master Servicer on such Distribution Date.

THE DISTRIBUTION ACCOUNT

      The Securities Administrator will establish an account (the "Distribution Account") into which will be deposited amounts remitted to it by the Servicer for distribution to certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Permitted Investments (as defined under "Servicing of the Mortgage Loans -- Payments on Mortgage Loans; Deposits to Collection Accounts" in this prospectus supplement) maturing on or before the Business Day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Permitted investments may mature on the related Distribution Date.

TRANSFER OF MASTER SERVICING

      The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer under the Pooling and Servicing Agreement (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer's certificate and an opinion of independent counsel, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

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INDEMNIFICATION

      The Master Servicer and any director, officer, employee or agent of the Master Servicer will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

      The Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

      The Custodians and any director, officer, employee or agent of the Custodians will be indemnified and held harmless by the trust against any loss, liability or expense as set forth in the Custodial Agreements.

                                   THE TRUSTEE

      HSBC Bank USA, National Association will be the Trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, ACE Securities Corp., Home Equity Loan Trust, Series 2006-HE1 or at such other address as the Trustee may designate from time to time.

      As of January 24, 2006, HSBC Bank USA, National Association is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

      The Trustee, prior to the occurrence of an Event of Default with respect to the Master Servicer and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee, including:

1. Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to the Pooling and Servicing Agreement, the Trustee (or the applicable Custodian) shall examine them to determine whether they are in the required form; provided, however, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2. The Trustee shall promptly remit to the related Servicer any complaint, claim, demand, notice or other document (collectively, the "Notices") delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property (as defined in the Pooling and Servicing Agreement). The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

3. Except for those actions that the Trustee is required to take under the Pooling and Servicing Agreement, the Trustee shall not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

      If an Event of Default with respect to the Master Servicer has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

      Without limiting the generality of the foregoing, if an Event of Default shall occur, the Trustee shall, at the direction of at least 51% of the Voting Rights, by notice in writing to the Master Servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under the Pooling and Servicing Agreement, shall pass to and be vested in the Trustee, and, without limitation, the Trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Notwithstanding the foregoing, The Trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement. In addition, if an Event of Default shall occur with respect to Wells Fargo Bank, National Association, in its capacity as a Servicer under the Pooling and Servicing Agreement, the Trustee may terminate such Servicer and appoint a successor to such Servicer in accordance with the terms and provisions of the Pooling and Servicing Agreement.

      To the extent that the costs and expenses of the Trustee related to the termination of Wells Fargo Bank, National Association, in its capacity as a Servicer under the Pooling and Servicing Agreement or the Master Servicer, appointment of a successor servicer or master servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of Wells Fargo Bank, National Association, in its capacity as a Servicer under the Pooling and Servicing Agreement or the Master Servicer as a result of an Event of Default and (ii) all costs and expenses associated with the complete transfer of the servicing or the master servicing, as applicable, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer or master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to service or master service the related Mortgage Loans in accordance with the Pooling and Servicing Agreement) are not fully and timely reimbursed by the terminated master servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

      FOR FURTHER DISCUSSION OF THE DUTIES OF THE TRUSTEE, PLEASE SEE "DESCRIPTION OF THE AGREEMENTS--MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS--DUTIES OF THE TRUSTEE" IN THE PROSPECTUS.

      The Master Servicer will pay the Trustee the trustee's fee in respect of its obligations under the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the trust and will be held harmless against any loss, liability, expense or cost including, without limitation,

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attorneys fees and expenses (not including expenses and disbursements incurred or made by the Trustee in the ordinary course of the Trustee's performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the Trustee in connection with any pending or threatened legal action or arising out of or in connection with the acceptance or administration of its obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements, other than any loss, liability or expense (i) resulting from a breach of the obligations and duties of a Servicer under the Pooling and Servicing Agreement (for which the Trustee receives indemnity from such Servicer) or (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements or by reason of reckless disregard, of the Trustee's obligations and duties under the Pooling and Servicing Agreement, the Certificates or the Custodial Agreements.

      The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of the certificates evidencing not less a majority of the voting rights in the trust fund. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the Trustee resigns or is removed by the Depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account. If the Trustee is removed by holders of certificates, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

      The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.

                             THE CREDIT RISK MANAGER

      Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), as credit risk manager for the trust (the "Credit Risk Manager") will monitor the performance of the Servicers, and make recommendations to the Servicers and/or Master Servicer regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of the Mortgage Loans, pursuant to a Credit Risk Management Agreement to be entered into by the Credit Risk Manager and each Servicer and/or Master Servicer on or prior to the Closing Date. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicers and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "Credit Risk Manager's Fee" until the termination of the trust or until its removal by a vote of at least 66 2/3% of the Certificateholders. Such fee will be paid by the trust and will be equal to one-twelfth of the product of 0.0135% multiplied by the then current aggregate principal balance of the Mortgage Loans.

                                   THE POLICY

      The following summary of terms of the Class A-1B2 guaranty insurance policy, referred to in this prospectus supplement as the Policy to be issued by CIFG Assurance North America, Inc. (referred to in this prospectus supplement as the "Insurer" or "CIFG") does not purport to be complete and is qualified in its entirety by reference to the Policy.

      Simultaneously with the issuance of the Class A-1B2 Certificates, the Insurer will deliver the Policy to the Trustee for the benefit of the holders of the Class A-1B2 Certificates. Under the

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Policy, the Insurer will unconditionally and irrevocably guarantee to the holders of the Class A-1B2 Certificates the full and complete payment by or on behalf of the trust of Regular Payments (as defined below) on the Class A-1B2 Certificates. the Insurer's obligations under the Policy in respect of Regular Payments will be discharged to the extent funds are disbursed by the Insurer as provided in the Policy whether or not such funds are properly applied by the Securities Administrator. Regular Payments will be made only at the time set forth in the Policy, and payments under the Policy may not be accelerated except at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, the Policy does not cover any amounts due in respect of the Class A-1B2 Certificates attributable to any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the holders of the Class A-1B2 Certificates. The Policy will not provide credit enhancement for any class of certificates other than the Class A-1B Certificates. The Policy does not cover any Net WAC Rate Carryover Amounts, Prepayment Interest Shortfalls, or shortfalls resulting from the Relief Act.

      Following Receipt by the Insurer of a notice of claim and certificate from the Securities Administrator in the form attached to the Policy, the Insurer will pay any amount payable under the Policy in respect of Regular Payments on the Class A-1B2 Certificates on the later to occur of (a) 12:00 p.m., New York City time, on the second Business Day following such receipt and (b) 12:00 p.m., New York City time, on the distribution date on which such payment is due on such Class A-1B2 Certificates. Payments due hereunder in respect of Regular Payments will be disbursed to the Securities Administrator for the benefit of the holders of the Class A-1B2 Certificates by wire transfer of immediately available funds to such account as the Securities Administrator shall specify in writing at the time of or prior to the delivery of the notice of claim and certificate in respect of such Regular Payment.

      If any Regular Payment paid in respect of the Class A-1B2 Certificates during the term of the Policy is avoided as a preferential transfer or similar payment (a "Preference Payment") under applicable bankruptcy, insolvency, receivership or similar law ("Insolvency Law"), the Insurer will pay such amount out of the funds of the Insurer on the later of (a) the date when due to be paid pursuant to the order referred to below or (b) the first to occur of (i) the fourth business day following receipt by the Insurer from the Securities Administrator of (A) a certified copy of the order, referred to in this prospectus supplement as the Order, of the court or other governmental body of competent jurisdiction to the effect that the holder of the Class A1B2 Certificate is required to return all or part of such payment because such payment was avoidable as a Preference Payment under applicable insolvency law,
(B) a certificate of the holder of the Class A-1B2 Certificate that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder of the Class A-1B2 Certificate in such form as is reasonably required by the Insurer, and provided to the holder of the Class A-1B2 Certificate by the Insurer, irrevocably assigning to the Insurer all rights and claims of the holder of the Class A-1B2 Certificate relating to or arising under the Class A-1B2 Certificates against the trust or otherwise with respect to such Preference Payment, or (ii) the date of receipt by the Insurer from the Securities Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, the Insurer shall have received written notice from the Securities Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not the Securities Administrator or any holder of a Class A-1B2 Certificate, as applicable, directly (unless a holder of a Class A1B2 Certificate has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Securities Administrator upon proof of such payment reasonably satisfactory to the Insurer).

      At any time during the term of the Policy, the Insurer may appoint a fiscal agent, referred to in this prospectus supplement as the Fiscal Agent, for purposes of the Policy by written notice to the Trustee and the Securities Administrator at the notice addresses specified in the Pooling and Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Securities Administrator, (i) copies of all notices and documents required to be delivered to the Insurer pursuant to the Policy shall be simultaneously delivered to the Fiscal Agent and the Insurer and shall not be deemed received until received by each, and (ii) all payments required to be made by the Insurer under the Policy may be made directly by the Insurer or by the Fiscal Agent on behalf of the Insurer. The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to any holder of a Class A-1B2 Certificate for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

      The Policy does not protect investors against changes in market value of the Class A-1B2 Certificates, which market value may be impaired as a result of changes in prevailing interest rates, changes in applicable ratings or other causes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified by Article 76 of the New York Insurance Law, the Florida Insurance Guaranty Association created under part II of Chapter 631, Florida Statutes or similar funds or arrangements in any other state. the Insurer makes no representation regarding the Class A-1B2 Certificates or the advisability of investing in the Class A-1B2 Certificates.

      As used in this section, the following terms shall have the following meanings:

      "Receipt" and "Received" mean actual delivery to each of the Insurer and the Fiscal Agent, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Securities Administrator or a holder of a Class A-1B2 Certificate is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and the Insurer or its Fiscal Agent shall promptly so advise the Securities Administrator or holder of a Class A-1B2 Certificate, which may submit an amended notice.

      "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York or Paris, France, or any other location in which the principal office of the trustee or the principal office of the Insurer or the Fiscal Agent in which it conducts the business provided hereunder is located.

      "Regular Payments" means any and all regularly scheduled payments of interest and the final payment of principal on the Class A-1B2 Certificates required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which the Insurer has given its prior written consent. Regular Payments shall include (i) with respect to any distribution date, the amount, if any, by which the amount available to be paid as interest to the Class A-1B2 Certificates, pursuant to the priority of payments set forth in the Pooling and Servicing Agreement, is less than the Interest Distribution Amount plus any Interest Carry Forward Amounts payable to the Class A-1B2 Certificates and (ii) to the extent unpaid on the last scheduled distribution date, after taking into account all distributions to be made on such date, any remaining Certificate Principal Balance of the Class A-1B2 Certificates. Regular Payments shall not include, nor shall coverage be provided under the Policy in respect of: (1) payments which become due on an accelerated basis as a result of (a) a default by the Depositor or any other person, (b) an election by the depositor to make payment on an accelerated basis, (c) early or rapid amortization of the Class A-1B2 Certificates, (d) redemption for any reason other than exercise of the optional termination right under the Pooling and Servicing Agreement, or (e) any other cause, unless the Insurer shall elect, in its sole discretion, to pay any amount due upon such acceleration together with any accrued interest to the date of acceleration; (2) any amounts due in respect of the Class A-1B2 Certificates attributable to any increase in interest rate, penalty or other sum payable by the trust fund (i) by reason of any default or event of default in respect of the Class A-1B2 Certificates, whether by the Depositor or any other person; (ii) by reason of any deterioration of the creditworthiness of any person, or (iii) due to the occurrence of an increase in the margin applicable to the calculation of the Pass-Through Rate on the Class A-1B2 Certificates after the first possible Optional Termination Date; (3) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the holder of Class A-1B2 Certificates or (4) any amounts due in respect of the Class A-1B2 Certificates but unpaid as a result of any Prepayment Interest Shortfalls, any shortfalls resulting from the application of the Relief Act or Net WAC Rate Carryover Amounts.

      The Insurer shall be subrogated to the rights of the holder of a Class A-1B2 Certificate to receive payments of principal and interest to the extent of any payment by the Insurer under the Class A-1B2 Policy.

      The Policy sets forth in full the undertaking of the Insurer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class A-1B2 Certificates (except a contemporaneous or subsequent agreement or instrument given by the Insurer or to which the Insurer has given its written consent). The premiums paid to the Insurer are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class A-1B2 Certificates prior to maturity. The Policy may not be cancelled or revoked during its term, including for nonpayment of the premiums due to the Insurer.

                                   THE INSURER

      The information set forth in the following paragraphs has been provided by CIFG Assurance North America, Inc., referred to in this section as the "Insurer" or "CIFG" for inclusion in this prospectus supplement.

GENERAL

      CIFG is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The address of the principal executive offices of CIFG is 825 Third Avenue, Sixth Floor, New York, New York 10022; its toll-free telephone number is (866) CIFG-212 and its general telephone number is
(212) 909-3939; and its website is located at www.cifg.com.

      CIFG is a member of the CIFG Group of financial guaranty companies, which also includes CIFG Europe, a French insurance company licensed to do business in the European Union, and CIFG Guaranty, a dedicated French reinsurance corporation. In addition to its capital and surplus as set forth below, CIFG is supported by a net worth maintenance agreement from CIFG Guaranty, which provides that CIFG Guaranty will maintain CIFG's New York statutory capital and surplus at no less than $80 million, and may cede a substantial portion (not to exceed 90%) of its exposure on each transaction to CIFG Guaranty through a facultative reinsurance agreement.

      Each of CIFG, CIFG Europe and CIFG Guaranty has received an insurer financial strength rating of "AAA" from Fitch, an insurer financial strength rating of "Aaa" from Moody's, and an insurer financial enhancement rating of "AAA" from Standard and Poor's, the highest rating assigned by each rating agency. Each such rating should be evaluated independently. The ratings reflect the respective rating agency's current assessment of each company's capacity to pay claims on a timely basis and are not recommendations to buy, sell or hold the Class II-A-2 Certificates. Such ratings may be subject to revision or withdrawal at any time.

      CIFG is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile, and is licensed to do business in 44 jurisdictions.

      CIFG is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of such insurers to financial guaranty insurance and related lines, requires that such insurers maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for such insurers, and limits the size of individual transactions and the volume of transactions that may be underwritten by such insurers. Other provisions of the New York Insurance Law applicable to non-life insurance companies such as CIFG regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

      CAPITALIZATION. The following tables set forth the capitalization of CIFG on the basis of accounting principles generally accepted in the United States ("US GAAP") and statutory accounting practices prescribed or permitted by the New York State Insurance Department, respectively.

                                                       US GAAP
                                                  DECEMBER 31, 2004
                                            (IN THOUSANDS OF US DOLLARS)
                                           ------------------------------
      Total Assets .....................            $   246,767
      Total Liabilities ................            $   117,368
      Shareholder's Equity .............            $   129,399

                                           STATUTORY ACCOUNTING PRACTICES
                                                  DECEMBER 31, 2004
                                            (IN THOUSANDS OF US DOLLARS)
                                           ------------------------------
      Admitted Assets ..................            $   152,361
      Liabilities ......................            $    38,733
      Capital and Surplus ..............            $   133,628

      The following table sets forth the capitalization of CIFG Guaranty on the basis of US GAAP.

                                                      US GAAP
                                                DECEMBER 31, 2004
                                  ----------------------------------------------
                                  (in thousands of (in thousands of US dollars) euros) (1)

      Assets ..................          (euro)  621,431       $ 847,632
      Liabilities .............          (euro)  107,816       $ 147,061
      Shareholder's Equity ....          (euro)  513,615       $ 700,571

(1) The translation of euros into dollars is presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2004 of $1.364 to (euro) 1.00.

      For further information concerning CIFG and CIFG Guaranty, see the audited financial statements of CIFG, including the respective notes thereto, prepared in accordance with US GAAP as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and the audited consolidated financial statements of CIFG Guaranty, including the respective notes thereto, prepared in accordance with US GAAP as of December 31, 2004 and for each of the three years in the period ending December 31, 2004 and the unaudited interim financial statements of CIFG as of September 30, 2005 and for the nine month period ended September 30, 2005, which are included as Exhibit 23 to the Current Report on Form 8-K to be filed by the

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Depositor on February 24, 2006 (SEC File Number 333-123741) in connection with the registration statement of which this prospectus supplement is a part, which are hereby incorporated by reference in this prospectus supplement. Such financial statements of CIFG and CIFG Guaranty are also available on the CIFG Group's website at www.cifg.com. Copies of the most recent interim unaudited US GAAP financial statements of CIFG, as well as audited annual and unaudited interim financial statements of CIFG prepared in accordance with accounting principles prescribed or permitted by the New York State Insurance Department, are also available on the website and may be obtained, without charge, upon request to CIFG at its address above, Attention: Finance Department.

                         POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission ("SEC") following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds of the Mortgage Loans;
(iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement;
(v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, the Assignment Agreement and the Interim Servicing Agreement; (vi) the Reserve Fund and any amounts on deposit in the Reserve Fund from time to time and any proceeds thereof; (vii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider; and (viii) with respect to the Class A-1B2 Certificates, the Policy. For the avoidance of doubt, the trust fund does not include the Supplemental Interest Trust. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Depositor will provide to a prospective or actual certificate holder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211.

ASSIGNMENT OF THE MORTGAGE LOANS

      On the Closing Date, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "Related Documents"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee, the Interim Servicer and the Servicers pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-off Date, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

      The Pooling and Servicing Agreement will require that, prior to the closing date, the Depositor will deliver or cause to be delivered to the Trustee (or the related Custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the certificateholders and the Related Documents. In lieu of delivery of original mortgages or

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mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Sponsor, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

      On or prior to the Closing Date, the Trustee or the related Custodian on its behalf will review the Mortgage Loans and the Related Documents pursuant to the related Custodial Agreement and, if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee or the Servicer, the Sponsor will be obligated either to (i) substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Code; or (ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unpaid Servicing Fees or unreimbursed P&I Advances and servicing advances made by the Interim Servicer or the related Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price will be required to be remitted to the related Servicer for deposit in the related Collection Account (as defined herein) for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises. The obligation of the Sponsor to repurchase or substitute for a Deleted Mortgage Loan (as defined herein) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the certificateholders.

      In connection with the substitution of a Qualified Substitute Mortgage Loan, the Sponsor will be required to remit to the Interim Servicer or the related Servicer for deposit in the related Collection Account for remittance to the Securities Administrator prior to the next succeeding Distribution Date after such obligation arises an amount (the "Substitution Shortfall Amount") equal to the excess of the principal balance of the related Deleted Mortgage Loan over the principal balance of such Qualified Substitute Mortgage Loan.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan substituted for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan;
(iii) if such mortgage loan is an adjustable-rate mortgage loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan and have a Gross Margin equal to or greater than the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan;
(v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) be of the same or better credit quality as the Mortgage Loan being replaced; (viii) have the same lien priority on the related mortgaged property as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

      The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Sponsor will represent and warrant, as of the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Sponsor has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws including, but not limited to, predatory lending laws; (iii) the Mortgage Loans are not subject to the requirements of the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is classified and/or defined as a "high cost", "covered" or "predatory" loan under any other federal, state or local law or ordinance or regulation including, but not limited to, the States of Georgia, Arkansas, Kentucky, New Jersey, New Mexico or Illinois; and (iv) no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders or the Insurer in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after the earlier of discovery or receipt of written notice of the breach to effect a cure; provided, however that any breach of the representations and warranties set forth in clauses (ii), (iii) or (iv) above (or certain other representations and warranties made by the Sponsor with respect to any Group IA Mortgage Loan or Group IB Mortgage Loan), shall be deemed to materially and adversely affect the interests of the certificateholders in the related Group IA Mortgage Loan or Group IB Mortgage Loan, as applicable. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to (i) substitute for such Deleted Mortgage Loan a Qualified Substitute Mortgage Loan or (ii) purchase such Deleted Mortgage Loan from the trust. The same procedure and limitations that are set forth above for the substitution or purchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. The Depositor will file the Mortgage Loan Purchase Agreement as an exhibit to the Pooling and Servicing Agreement with the Securities and Exchange Commission in a Current Report on Form 8-K.

      Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Deleted Mortgage Loans."

EVENTS OF DEFAULT

      Events of default with respect to the servicers under the Pooling and Servicing Agreement include, without limitation:

            o any failure by a servicer (or any successor servicer) to remit to the securities administrator any payment, (other than a P&I Advance required to be made by such servicer (or any successor servicer) under the terms of the Pooling and Servicing Agreement), which continues unremedied for a period of one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such servicer by the depositor or the trustee, or to such servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

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            o     any failure by a servicer (or any successor servicer) to remit a P&I Advance required to be made by such servicer (or any successor servicer) under the terms of the Pooling and Servicing Agreement which continues unremedied until 3:00 p.m. New York time on the business day immediately following the servicer remittance date;

            o any failure by a servicer (or any successor servicer) to observe or perform in any material respect any other of its covenants or agreements, the breach of which has a material adverse effect and which continues unremedied for 30 days after the giving of written notice of such failure to such servicer (or any successor servicer) by the trustee or the depositor, or to the servicer (or any successor servicer) and the trustee by the Insurer or the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

            o a servicer (or any successor servicer) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            o a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against a servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            o a servicer fails to deliver the annual compliance statements, assessment of compliance and attestations reports and annual certifications as required pursuant to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

      Events of default with respect to the master servicer under the Pooling and Servicing Agreement include, without limitation:

            o (any failure on the part of the master servicer to observe or perform in any material respect any of the covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement, or the breach by the master servicer of any representation and warranty contained in the Pooling and Servicing Agreement, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the depositor or the trustee or to the master servicer, the depositor and the trustee by the Insurer or the holders of certificates entitled to at least twenty-five percent (25%) of the voting rights evidenced by the certificates; or

            o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

            o the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            o the master servicer fails to deliver the annual compliance statements, assessment of compliance and attestations reports and annual certifications as required pursuant to the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

      Upon the occurrence and continuance of an event of default with respect to a servicer under the Pooling and Servicing Agreement, with respect to the payment obligations of such servicer, the master servicer or, with respect to Wells Fargo Bank, National Association as a servicer, the trustee shall terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement, and in and to the related Mortgage Loans. In addition, upon the occurrence and continuance of any other event of default with respect to a servicer under the Pooling and Servicing Agreement, the master servicer or, with respect to Wells Fargo Bank, National Association as a servicer, the trustee may, and at the direction of the holders of certificates representing not less than 25% of the voting rights shall, terminate all the rights and obligations of such servicer under the Pooling and Servicing Agreement, and in and to the related Mortgage Loans. Upon the termination of a servicer under the Pooling and Servicing Agreement, the master servicer or a successor servicer apponted by the trustee, as applicable, shall succeed to all of the responsibilities and duties of such servicer under the Pooling and Servicing Agreement, including the obligation to make any P&I Advance required to be made by such servicer on the Distribution Date immediately following the occurrence of such event of default with respect to such servicer subject to the master servicer's or such successor servicer's determination of recoverability thereof; PROVIDED, HOWEVER, that the master servicer such successor servicer, as applicable, shall have no obligation whatsoever with respect to any liability incurred by such servicer at or prior to the termination of such servicer with respect to any default and there will be a period of transition, not to exceed 90 days before the servicing functions can be transferred to a successor servicer. As compensation therefor, the successor servicer shall be entitled to all funds relating to the related Mortgage Loans which the terminated servicer would have been entitled to retain if the terminated servicer had continued to act as such, except for those amounts due the terminated servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the master servicer may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (with the prior written consent of the Insurer, which consent shall not be unreasonably withheld) as the successor to the terminated servicer under the Pooling and Servicing Agreement, in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the terminated servicer under the Pooling and Servicing Agreement, the master servicer shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the master servicer may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of the Servicing Fee payable to the terminated servicer. No assurance can be given that termination of the rights and obligations of the terminated servicer under the Pooling and Servicing Agreement, would not adversely affect the servicing of the related Mortgage Loans, including the delinquency experience of the related Mortgage Loans. The costs and expenses of the trustee and the master servicer in connection with the termination of the terminated servicer, appointment of a successor servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated servicer, will be paid by the trust fund from amounts available in the Distribution Account as provided in the Pooling and Servicing Agreement.

      Upon the occurrence and continuance of an event of default with respect to the master servicer, the depositor or the trustee may, and at the written direction of the holders of certificates evidencing ownership of not less than 51% of the trust, the trustee shall terminate all of the rights and obligations of the master servicer in its capacity as master servicer under the Pooling and Servicing Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. The trustee shall automatically succeed to all of the responsibilities and duties of the master servicer under the Pooling and Servicing agreement. The trustee may, if is shall be unwilling to so to act, or shall, if it is legally unable to act, appoint, or petition a court of competent jurisdiction to appoint, a successor master servicer in accordance with the terms of the Pooling and Servicing Agreement. The costs and expenses of the trustee in connection with the termination of the terminated master servicer, will be paid by the trust fund from amount available in the Distribution Account as provided in the Pooling and Servicing Agreement.

      No certificateholder, solely by virtue of such holder's status as a certificateholder, or the Insurer will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the Insurer or holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee indemnity satisfactory to it and the trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

      The Pooling and Servicing Agreement may be amended by the seller, the depositor, the servicers (or any successor to a servicer under the Pooling and Servicing Agreement), the master servicer, the securities administrator and the trustee, with the consent of the Insurer but without the consent of certificateholders,

            o     to cure any ambiguity,

            o     to correct or supplement any provision therein, or

            o to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof;

            provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates (such determination to be without regard to the certificate guaranty insurance policy issued by the Insurer in connection with the Class A-1B2 Certificates).

      In addition, the Pooling and Servicing Agreement may be amended with the consent of the Insurer but without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund's REMIC elections, provided that the trustee and the Insurer have received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the seller, the master servicer, the securities administrator, the depositor, the servicers (or any successor to a servicer under the Pooling and Servicing Agreement) and the trustee with the consent of the Insurer and the holders of a majority in interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may

      o reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

      o cause any trust fund REMIC to fail to qualify as a REMIC for federal tax purposes;

      o reduce the percentage of the holders of the certificates the affected class which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

      The trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (a copy of which shall be addressed and delivered to the Insurer) to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund's REMIC elections to fail to qualify as REMICs for federal tax purposes.

      In addition, the Pooling and Servicing Agreement may be amended from time to time by the parties thereto with the consent of the Insurer, but without the consent of the certificateholders to comply with the provisions of Regulation AB.

      So long as there is not a continuing default by the Insurer of its obligations under the Policy, the Insurer has, and may exercise without the consent of the holders of the Class A-1B2 Certificates, all of the rights of the holders of the Class A-1B2 Certificates under the Pooling and Servicing Agreement.

VOTING RIGHTS

      At all times, 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE-1 Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, 1% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The initial owner of the Residual Certificates is Deutsche Bank Securities Inc. The Class CE-2 Certificates will not be allocated to any voting rights. Pursuant to the terms of the Pooling and Servicing Agreement, unless the Insurer has defaulted on its obligations under the Policy and such default is continuing, the Class A-1B2 certificateholders agree that the Insurer will be treated by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Sponsor as if the Insurer were the holder of the Class A-1B2 Certificates for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Class A-1B2 certificateholders thereunder without any further consent of the holders of the Class A-1B2 Certificates.

      The Insurer shall be subrogated to the rights of the holder of the Class A-1B2 Certificates to the extent of any payment by the Insurer under the Policy.

TERMINATION

      The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in "Description of the Securities-Termination" in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; provided that the Master Servicer will be required to obtain the consent of the Insurer if the exercise of such right would cause a claim under the Policy. In the event the Master Servicer does not exercise such right to purchase, each Servicer may exercise such right to purchase, subject to the conditions set forth in the Pooling and Servicing Agreement. In the event the Master Servicer or a Servicer (in each case, the "Terminator") exercises its option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer, the Securities Administrator and the Swap Provider as of the termination date and pursuant to the Interest Rate Swap Agreement and unless the Insurer consents to such termination, an amount sufficient to prevent any additional draws under the Policy and shall include all unpaid Reimbursement Amounts payable to the Insurer under the Pooling and Servicing Agreement and the Insurance Agreement (including with respect to any draws resulting from such optional termination), which amounts shall be payable directly to the Insurer. In the event the Terminator exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus
(ii) one month's interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable Pass-Through Rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE-1 Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See "Description of the Securities-Termination" in the prospectus.

      The Securities Administrator shall give notice of any termination to the Insurer and the Certificateholders, upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator therein specified.

      In the event such notice is given in connection with the purchase of all of the Mortgage Loans by the Terminator, the Terminator shall deliver to the Securities Administrator for deposit in

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the Distribution Account not later than the Business Day prior to the
Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicers, the Master Servicer, the Trustee and the Custodians from such funds deposited in the Distribution Account (i) any amounts which the Servicers would be permitted to withdraw and retain from the Collection Accounts as if such funds had been deposited therein (including all unpaid Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the Custodians, the Servicers, the Swap Provider and the Insurer from amounts on deposit in the Distribution Account pursuant to the terms of the Pooling and Servicing Agreement prior to making any final distributions. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Terminator the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

      Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

      In the event that the Terminator purchases all the Mortgage Loans or the final payment on or other liquidation of the last Mortgage Loan, the Trust Fund shall be terminated in accordance with the following additional requirements:

      (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an opinion of counsel obtained by and at the expense of the Terminator;

      (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to Terminator for cash; and

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      (iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

      At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the Last Scheduled Distribution Date, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC.

      By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor
Certificateholders.

CONTROL RIGHTS OF THE INSURER

      The Insurer shall be subrogated to the rights of each holder of a Class A-1B2 Certificate to receive distributions on the Class A-1B2 Certificates to the extent of any payment by the Insurer under the Policy. Unless it is in default under the terms of the Policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Insurer, pursuant to the terms of the Pooling and Servicing Agreement, each Class A-1B2 Certificateholder agrees that the Insurer shall be treated by the depositor and the trustee as if the Insurer were the holder of all Class A-1B2 Certificates and the Insurer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class A-1B2 Certificateholders under the Pooling and Servicing Agreement and other transaction documents thereunder without any further consent of the holders of the Class A-1B2 Certificates and the holders of the Class A-1B2 Certificates will not exercise any of such rights without the prior written consent of the Insurer. Once the Class A-1B2 Certificates have been paid in full, and any Reimbursement Amount owed to the Insurer has been paid, these rights will terminate. In addition, the Insurer shall have the right to participate in, to direct the enforcement or defense of and, at the Insurer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the Class A-1B2 Certificates or the rights or obligations of the Insurer under the Pooling and Servicing Agreement and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the originators, the sponsor, the servicers, the depositor or any affiliate thereof. Following written notice to the trustee, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class A-1B2 Certificateholders. The Insurer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class A-1B2 Certificates have been paid in full and all amounts owing to the Insurer have been paid in full, or (ii) if the Insurer is in default, the control rights of the Insurer will terminate.

                         FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

      For federal income tax purposes (i) the Residual Certificates will represent the "residual interests" in each REMIC elected by the trust and (ii) the Offered Certificates (exclusive of any right of the holder of such certificates to receive payments from the Reserve Fund in respect of Net WAC Rate Carryover Amounts or from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust), the Class P Certificates, the Class CE-1 Certificates and Class CE-2 Certificates will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Considerations-REMICs" in the prospectus.

      For federal income tax purposes, the Offered Certificates (other than the Class M-10 Certificates) may, and the Class M-10 Certificates will, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the adjustable-rate Mortgage Loans will prepay at a rate equal to 100% PPC (calculated based on the assumed prepayment rates set forth under "Yield on the Certificates--Weighted Average Lives" in this prospectus supplement) and the fixed-rate Mortgage Loans will prepay at a rate equal to 100% PPC calculated based on the assumed prepayment rates set forth under "Yield on the Certificates--Weighted Average Lives" in this prospectus supplement). No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consideration-General" and "-REMICs-Taxation of Owners of Regular Securities" in the prospectus.

      The holders of the Offered Certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

      The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Offered Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

      In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the certificateholders and the IRS.

      If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

      Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholders purchase price and the

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distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations-REMICs--Taxation of Owners of Regular Securities" in the Prospectus.

      Each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount or the obligation to make payments to the Supplemental Interest Trust. The Reserve Fund, the Interest Rate Swap Agreement and the Supplemental Interest Trust are not assets of any REMIC. The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Interest Rate Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

      The treatment of amounts received by a holder of an Offered Certificate under such holder's right to receive any Net WAC Rate Carryover Amount, will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC Regulations, each holder of an Offered Certificate must allocate its purchase price for the Offered Certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The Securities Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to any Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The OID Regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. For tax reporting purposes, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of Net WAC Rate Carryover Amount with respect to the Offered Certificates may be treated as having more than a DE MINIMIS value as provided in the pooling and servicing agreement. Upon request, the Securities Administrator will make available information regarding such amounts as has been provided to it. Under the REMIC Regulations, the Securities Administrator is required to account for the REMIC regular interest, the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount as discrete property rights. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Securities Administrator's treatment of payments of any Net WAC Rate Carryover Amount is respected, ownership of the right to any Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to any Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations.

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      Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Net WAC Rate Carryover Amount, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Interest Rate Swap Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to any Net WAC Rate Carryover Amount for such taxable year. Although not clear, net income or a net deduction with respect to any Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

      Because a beneficial owner of any Net WAC Rate Carryover Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amount would be subject to the limitations described above.

      Upon the sale of an Offered Certificate, the amount of the sale allocated to the selling certificateholder's right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount.

      Gain or loss realized upon the termination of the right to receive payments from the Reserve Fund and the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

      It is possible that the right to receive payments in respect of any Net WAC Rate Carryover Amount could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

      The REMIC regular interest component of each Offered Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of

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the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in
Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code. As a result, the Offered Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

      Because any Net WAC Rate Carryover Amount is treated as separate rights of the Offered Certificates not payable by any REMIC elected by the Trust, such rights will not be treated as qualifying assets for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or REMIC. In addition, any amounts received from the Reserve Fund and the Supplemental Interest Trust will not be qualifying real estate income for real estate investment trusts or qualifying income for REMICs.

      For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Considerations--REMICs" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the second amended and restated underwriting agreement, dated as of June 24, 1999, as amended and restated to and including, January 25, 2006 and a terms agreement dated as of February 24, 2006 (collectively, the "Underwriting Agreement"), between the Underwriter and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

      Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.81% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC, Clearstream and the Euroclear System on or about the Closing Date. The Offered Certificates will be offered in Europe and the United States of America.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET

      There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it

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is not obligated to do so. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be available on an ongoing basis. The limited nature of the information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed herein under "Description of the Certificates-Reports to Certificateholders" which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement.

                                     EXPERTS

      The audited financial statements of CIFG Assurance North America, Inc. and the audited consolidated financial statements of CIFG Guaranty are incorporated by reference in this free writing prospectus, the prospectus and the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

      Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the certificates that the Offered Certificates receive at least the following ratings from Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Ratings ("Fitch"):

                Offered Certificates    S&P   Moody's   Fitch
                --------------------   ----   -------   -----
                    Class A-1A          AAA     Aaa      AAA
                    Class A-1B1         AAA     Aaa      AAA
                    Class A-1B2         AAA     Aaa      AAA
                    Class A-2A          AAA     Aaa      AAA
                    Class A-2B          AAA     Aaa      AAA
                    Class A-2C          AAA     Aaa      AAA
                    Class A-2D          AAA     Aaa      AAA
                     Class M-1          AA+     Aa1      AA+
                     Class M-2          AA+     Aa2      AA+
                     Class M-3          AA      Aa3      AA
                     Class M-4          AA       A1      AA
                     Class M-5          AA-      A2      AA-
                     Class M-6          A+       A3      A+
                     Class M-7           A      Baa1      A
                     Class M-8          A-      Baa2     A-
                     Class M-9         BBB+     Baa3    BBB+
                    Class M-10          BBB     Ba1      BBB

      The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Offered Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in respect of Net WAC Rate Carryover Amounts from amounts received or advanced on the Mortgage Loans.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

      The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated in this section.

      The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of Offered Certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                LEGAL PROCEEDINGS

      There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE1, the Master Servicer, the Servicers, Fremont Investment & Loan, the Insurer, the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.

              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

      There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, the Servicers, the Trustee, the Insurer, Fremont Investment & Loan, the Securities Administrator or Wells Fargo Bank, National Association in its capacity as Custodian. There are no affiliations among the Master Servicer, the Servicers, Fremont Investment & Loan, the Insurer or Deutsche Bank National Trust Company. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and
(b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or

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that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

      For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

      The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

      TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security"

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includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates. See "ERISA Considerations" in the prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan

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which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

      The U.S. Department of Labor has issued an Exemption, as described under "ERISA Considerations" in the prospectus, to the Underwriters. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by S&P, Fitch Ratings or Moody's at the time of purchase and underwritten by the Underwriters and the servicing and operation of asset pools consisting of certain types of secured obligations, such as mortgage loans, provided that the conditions of the Exemption are satisfied. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of Certificates be "BBB-" or higher at the time of purchase. As noted in the prospectus, one requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

      For so long as the holder of an Offered Certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under PTCE 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or
(ii) (A) it is an accredited investor within the meaning of the Exemption and
(B) the acquisition and holding of such Certificate and the separate

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right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

      A fiduciary of or other investor of Plan assets contemplating purchasing an Offered Certificate should consult their legal counsel concerning the availability of, and the scope of relief provided by, the Exemption and the enumerated class Exemptions.

      Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust (which holds the Interest Rate Swap Agreement) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

      Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The sale of any class of Offered Certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer, the Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                              AVAILABLE INFORMATION

      The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).

Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

      The Issuing Entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Certificates -- Reports to Certificateholders" and "Servicing of the Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the Securities Administrator's internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com

                          REPORTS TO CERTIFICATEHOLDERS

      So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

      If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator's website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Servicing of the Mortgage Loans -- EVIDENCE AS TO COMPLIANCE" and "DESCRIPTION OF THE CERTIFICATES -- REPORTS TO CERTIFICATEHOLDERS."

                    INCORPORATION OF INFORMATION BY REFERENCE

      There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the Depositor with respect to the trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of the offering prior to the termination of the offering of the Offered Certificates will also be deemed incorporated by reference into this prospectus supplement.

      The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement by reference, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to ACE Securities Corp., 6525 Morrison Blvd., Suite 318, Charlotte, North Carolina 28211, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

      TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC

Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of

Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

      EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS SUBJECT TO SPECIAL U.S. FEDERAL INCOME TAX RULES (FORM W-8EXP). A non-U.S. Person that is a foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession may obtain an exemption or reduced tax rate on certain income by filing Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding).

      EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                              ACE SECURITIES CORP.,
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by ACE Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

         o    mortgage  loans  secured  by  one-  to   four-family   residential
              properties, commercial properties, multifamily properties, mixed-use residential and commercial properties or unimproved land;

         o    unsecured home improvement loans;

         o    manufactured housing installment sale contracts;

         o mortgage pass-through notes or certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

         o    previously  issued   asset-backed  or  mortgage-backed   notes  or
              certificates backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

         ACE Securities Corp. will sell the notes or certificates, as applicable, pursuant to a prospectus supplement. The notes or certificates, as applicable, will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is June 23, 2005

                                TABLE OF CONTENTS

Description of the Trust Funds.................................................1
Use of Proceeds...............................................................19
Yield Considerations..........................................................19
The Depositor.................................................................26
Description of the Securities.................................................26
Description of the Agreements.................................................42
Description of Credit Support.................................................67
Certain Legal Aspects of Mortgage Loans.......................................71
Certain Legal Aspects of the Contracts........................................88
Material Federal Income Tax Considerations....................................92
State and Other Tax Considerations...........................................131
ERISA Considerations.........................................................131
Legal Investment.............................................................139
Methods of Distribution......................................................140
Additional Information.......................................................141
Incorporation of Certain Documents by Reference..............................142
Legal Matters................................................................143
Financial Information........................................................143
Rating.......................................................................143
Index of Defined Terms.......................................................144

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

         o mortgage loans on single family and multifamily residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus), commercial properties, unimproved land and mixed-use residential and commercial properties;

         o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

         o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

         o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

         o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

         o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

         The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

         o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

         o    "Adjustable   Rate   Assets,"   which  may  provide  for  periodic
              adjustments to their rates of interest to equal the sum of a fixed margin and an index;

         o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

         o    "Increasing Payment Assets," as described below;

         o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

         o "GEM Assets" which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

         o "GPM Assets" which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

         o "Step-up Rate Assets" which provide for interest rates that increase over time;

         o    "Balloon Payment Assets;"

         o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

         o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable (as defined in this prospectus), will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property"), (2) a primarily residential rental property that consists of five or more residential dwelling units ("Multifamily Property"), (3) a retail, office, agricultural or other commercial property, including but not limited to partially improved or unimproved ("Commercial Property"), (4) a mixed residential/commercial property ("Mixed-Use Property" and together with Single Family Property, Multifamily Property and Commercial Property, the "Mortgaged
Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

         o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

         o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The mortgage loans may include:

         o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

         o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

         o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         PRIMARY MORTGAGE INSURANCE

         Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Primary Mortgage Insurance Policies".

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

         o    the type of property securing the mortgage loans;

         o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

         o    the range of maturity dates of the mortgage loans;

         o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

         o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

         o the state or states in which most of the Mortgaged Properties are located;

         o information regarding the prepayment provisions, if any, of the mortgage loans;

         o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

         o    information regarding the payment  characteristics of the mortgage
              loans,   including   balloon   payment   and  other   amortization
              provisions;

         o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

         o    the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any

Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         REVOLVING CREDIT LINE LOANS

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         UNSECURED HOME IMPROVEMENT LOANS

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

         o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

         o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

         o    the  state  or  states  in  which  most  of  the  unsecured   home
              improvement loans were originated.

         o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

         o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

         o information regarding the payment characteristics of the unsecured home improvement loans;

         o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

         o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the unsecured home improvement loans included in a trust fund will not vary by more than five percent, by total principal balance as of the cut-off date, from the characteristics thereof that are described in the prospectus supplement.

         COMMERCIAL, MULTIFAMILY AND MIXED-USE MORTGAGE LOANS

         The mortgage loans may include mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts for the sale of, fee simple or leasehold interests in commercial real property ("Commercial Mortgage Loans" ), multifamily residential property ("Multifamily Mortgage Loans" ), and/or mixed residential and commercial property ("Mixed-Use Mortgage Loans" ), and related property and interests.

         Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may be simple interest loans, and other mortgage loans may provide for payment of interest in advance rather than in arrears.

         Commercial, Multifamily and Mixed-Use Mortgage Loans also may be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both, and/or other collateral. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the borrower. State law may limit the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans -- Leases and Rents."

         Certain of the Commercial, Multifamily and Mixed-Use Mortgage Loans may require the borrower to make an initial escrow deposit and/or an ongoing monthly deposit to fund a reserve for any of a variety of purposes, including repairs to the Mortgaged Property or replacement of fixtures or equipment, tenant improvements, and payment in the event of certain lease contingencies. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit. These amounts may be held in a custodial account by the applicable servicer or an agent. The loan documents will generally provide for release of the reserve amounts to the borrowers from time to time upon the satisfaction of certain conditions.

         Such amounts may not continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly reserve upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events. In the event of default by a borrower, amounts in a related reserve account may generally be applied to pay amounts owed on the mortgage loan.

         Originators of Commercial, Multifamily and Mixed-Use Mortgage Loans may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers, which may apply varying underwriting criteria in connection with originating mortgage loans.

         Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, that affect the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

         A borrower (or the borrowers) under a Commercial, Multifamily or Mixed-Use Mortgage Loan may be one or more individuals or may be a corporation or other registered organization. In some cases a borrower, such as a special purpose entity, will have no material assets other than the mortgaged property. In addition, in some cases the loans will have been made on a non-recourse basis -- in the event of default by the borrower, the only source of repayment will be the proceeds of liquidation of the related property.

         There are various risks associated with different types of commercial, multifamily and mixed-use loans. For example, the performance of a multifamily loan and the value of the related mortgaged property may be affected by many factors, including:

         o    local and regional economic conditions;

         o    the physical condition of the property;

         o    the types of services and amenities provided;

         o the tenant population -- i.e., predominantly students or elderly persons, or workers in a particular industry;

         o    availability of alternative rental properties;

         o    changes in the surrounding neighborhood;

         o    management;

         o    the level of mortgage interest rates;

         o    dependence upon government rent subsidies;

         o    any applicable rent control laws; and

         o    state and local regulations.

The performance of a commercial loan secured by one or more retail properties and the value of the related mortgaged property may be affected by many factors, including:

         o    the quality and success of a retail property's tenants;

         o closing of a major store in the shopping center where the related property is located;

         o    changes in consumer preferences;

         o    declines in consumer spending;

         o competition from local merchants and from catalog and internet retailers; and

         o    product obsolescence.

The performance of a commercial loan secured by one or more office properties and the value of the related mortgaged property may be affected by many factors, including:

         o    quality and nature of tenants;

         o tenant concentration -- i.e., predominantly high tech firms, law firms, government agencies, etc.;

         o    the physical condition of the property;

         o    the types of services and amenities provided;

         o    changes in the surrounding neighborhood; and

         o    availability of alternative office space.

The performance of a commercial loan secured by one or more industrial properties and the value of the related mortgaged property may be affected by many factors, including:

         o    the design and adaptability of the building;

         o success or failure of the business of the tenant, which is frequently the sole tenant of the property;

         o    availability of alternative space; and

         o    quality of the local and regional transportation system.

         The value of a commercial, multifamily or mixed-use property may also be affected by a variety of other factors. In general, such factors as location, changing demographics or traffic patterns, increases in operating expenses, competitive factors and economic conditions generally, among others, may affect the value of a commercial property.

         Hospitals, nursing homes and other health care properties may receive a substantial portion of their revenues from government programs, which are subject to statutory and regulatory changes and funding limitations. With respect to commercial, multifamily and mixed-use loans generally, such factors as the management skill, experience and financial resources of the operator (which may be other than the borrower), national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

         Unimproved land generates no current income to support payment of the related mortgage loan and other expenses, may prove to be unsuitable for its intended purpose and may be difficult to sell for an amount at least equal to the unpaid principal balance of the related loan.

         Leasehold mortgages are subject to risks not associated with mortgage loans secured by a lien on the fee estate of a borrower. If the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, such leases generally require the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, and permit the leasehold estate to be assigned to and by the leasehold mortgagee.

         The risk that a mortgaged property may be, or become, contaminated with hazardous materials is greater with respect to commercial and mixed-use loans than with respect to residential mortgage loans. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Considerations." A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a mortgaged property would adversely affect the value of that mortgaged property and could make impracticable the foreclosure on that mortgaged property in the event of a default by the related borrower. In addition, certain environmental laws impose liability for releases of asbestos into the air. Third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to asbestos, lead paint, radon or other hazardous substances. Property owners in some areas have been subject to liability claims associated with mold.

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

         o whether the manufactured homes were new or used as of the origination of the related contracts;

         o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

         o    the range of maturity dates of the contracts;

         o the range of the Loan-to-Value Ratios at origination of the contracts;

         o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

         o the state or states in which most of the manufactured homes are located at origination;

         o information regarding the prepayment provisions, if any, of the contracts;

         o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

         o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

         o    information   regarding   the  payment   characteristics   of  the
              contracts; and

         o    the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates.
Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans secured by Single Family Property or Multifamily Property, FHA loans, or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1) foreclosure sale;

                  (2) payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the
Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as
described   in   the   prospectus   supplement.    See

"Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Certificates, as applicable, of that series and the percentage of the initial Security

Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF LOAN

         Mortgage Loans secured by Multifamily Properties may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. There can be no assurance as to the respective rates of prepayment of these mortgage loans in either stable or changing interest rate environments.

         TYPE OF ASSET

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         TERMINATION

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement
(generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

         DEFAULTS

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         REFINANCING

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         DUE-ON-SALE CLAUSES

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                                  THE DEPOSITOR

         ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities issued in each series will include either asset-backed certificates (the "Certificates") or asset-backed notes (the "Notes", and together with the Certificates, the "Securities"). The Certificates of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The "Notes" of each series will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more classes of Notes or Certificates, as applicable, that may:

         o    provide  for the  accrual  of  interest  on the series of Notes or
              Certificates,   as  applicable,   based  on  fixed,   variable  or
              adjustable rates;

         o be senior (collectively, "Senior Notes" or "Senior Certificates," or subordinate (collectively, "Subordinate Notes" or "Subordinate Certificates," and collectively,

              "Subordinate Securities") to one or more other classes of Notes or Certificates, as applicable, in respect of distributions on the Notes or Certificates, as applicable,;

         o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or
              (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

         o provide for distributions of accrued interest on the series of Notes or Certificates, as applicable, which begin only following the occurrence of specific events, that as the retirement of one or more other classes of Notes or Certificates, as applicable, of that series (collectively, "Accrual Securities");

         o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

         o provide for distributions based on a combination of two or more components of the Notes or Certificates, as applicable, with one or more of the characteristics described in this paragraph including a Strip Security component.

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the

"Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                  (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period " for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
            Date),

                  (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                  (c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                  (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

            (2)   if  the  prospectus   supplement  so  provides,   interest  or
      investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

            (3)   all advances made by a servicer or the master  servicer or any
      other  entity  as  specified  in  the   prospectus   supplement  for  that
      Distribution Date;

            (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

      As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable (including any Notes or
Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

      The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate), may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

      Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

      For  each  class  of  Notes  or  Certificates,  as  applicable,  and  each
Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip

Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

      o to the extent of distributions of principal on that Security from time to time and

      o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

      The outstanding Security Balance of a Security:

      o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

      o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

      If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

      If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

      The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans or asset-backed or mortgage backed securities during a specified period rather than used to distribute payments of principal to noteholders or certificateholders, as applicable, during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

      To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

      If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

      If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate
Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

      If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

      If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

            (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable,;

            (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

            (3)   the  amount  of  that  distribution  allocable  to  Prepayment
      Premiums;

            (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

            (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

            (6) the total principal balance of the Assets at the close of business on that Distribution Date;

            (7) the number and total principal balance of mortgage loans in respect of which

                  (a)   one scheduled payment is delinquent,

                  (b)   two scheduled payments are delinquent,

                  (c)   three or more scheduled payments are delinquent and

                  (d)   foreclosure proceedings have begun;

            (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

            (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

            (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                  (a)   the book value,

                  (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                  (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                  (d)   if applicable,  the total amount of interest accrued and
                        payable  on  related  servicing   expenses  and  related
                        advances;

            (11)  for any REO Property sold during the related Due Period

                  (a)   the total amount of sale proceeds,

                  (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                  (c) the amount of any loss to securityholders in respect of the related mortgage loan;

            (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

            (13) the total amount of principal prepayments made during the related Due Period;

            (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

            (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

            (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

            (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

            (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

            (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

            (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

            (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

            (22)  the total amount of payments by the borrowers of

                  (a)   default interest,

                  (b)   late charges and

                  (c) assumption and modification fees collected during the related Due Period.

      Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

      If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or

Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

      Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      GENERAL

      If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

      No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

      Beneficial   Owners  will  hold  their   Book-Entry  Notes  or  Book-Entry
Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      DTC

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      CLEARSTREAM LUXEMBOURG

      Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

      Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

      On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

      Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

      EUROCLEAR

      Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

      Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for
Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

      BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

      Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

      The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

      Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

      Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

      Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

      Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry
Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

      Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

      Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

      Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

      Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

      None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

      DEFINITIVE SECURITIES

      Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

            (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

            (2) if the depositor, at its option, in writing, with the consent of the applicable Participants, elects to end the book-entry system through DTC or

            (3) in accordance with any other provisions described in the prospectus supplement.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC SECURITIES AND GRANTOR TRUST SECURITIES

      Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Code ("REMIC Securities"), or Grantor Trust Securities (as defined in this prospectus), will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

      SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

      Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

      A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

      GENERAL

      The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or

Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Evelyn Echevarria.

      The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

      ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

            (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

            (2) in respect of each contract included in the related trust fund, including the outstanding principal amount and the contract rate; and

            (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

      For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

      The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

      This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

      Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

      For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

      While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

      Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

      REPRESENTATIONS AND WARRANTIES; REPURCHASES

      To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

      o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

      o     the authority of the Warranting Party to sell the Asset;

      o     the payment status of the Asset;

      o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

      Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

      Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

      Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

      Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

      A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default under the Agreement" and "Rights Upon Event of Default under the Agreements."

      COLLECTION ACCOUNT AND RELATED ACCOUNTS

      GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

      o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

      o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

      Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

      DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

            (1) all payments on account of principal, including principal prepayments, on the Assets;

            (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

            (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

            (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

            (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

            (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

            (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

            (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

            (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

            (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

            (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

            (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

      WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

            (1)   to  make   distributions  to  the   securityholders   on  each
      Distribution Date;

            (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

            (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

            (4)   to reimburse a servicer  for any advances  described in clause
      (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

            (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

            (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

            (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

            (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

            (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

            (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

            (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

            (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

            (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

            (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

            (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

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


            (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

            (17) to make any other withdrawals permitted by the related Agreement; and

            (18)  to  clear  and  terminate  the   Collection   Account  at  the
      termination of the trust fund.

      OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

      The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

      COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

            (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

            (2)   applicable law and

            (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

      Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

      The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

      In the case of Multifamily, Commercial or Mixed-Use Mortgage Loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a Multifamily, Commercial or Mixed-Use Mortgage Loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any Multifamily, Commercial or Mixed-Use Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily, Commercial or Mixed-Use Mortgage Loan, the related Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.

      REALIZATION UPON DEFAULTED ASSETS

      Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

      Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

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


      If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered.

      If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

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


      With respect to a Multifamily Mortgage Loan, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Multifamily Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the mortgage loan, it can be anticipated that the market value of the property will be less than anticipated when the mortgage loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund.

      If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

      As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

      If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

      HAZARD INSURANCE POLICIES

      MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

      The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

      Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

      Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

      OTHER HAZARD-RELATED INSURANCE; LIABILITY INSURANCE

      With respect to Multifamily Loans, certain additional insurance policies may be required with respect to the related Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Multifamily Loans are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

      CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

      The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

      FHA INSURANCE AND VA GUARANTEES

      FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

      The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

      Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

      The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

      ENVIRONMENTAL INSURANCE

      If specified in the applicable prospectus supplement, the trust or trustee will be the beneficiary, for the benefit of the securityholders, of insurance policies ("Environmental Policies") providing limited coverage against certain environmental risks with respect to the mortgaged properties securing certain Commercial, Multifamily and Mixed-Use Mortgage Loans. Subject to various exceptions and exclusions (including asbestos and lead paint), Environmental Policies will generally cover losses, clean-up costs, third-party claims and legal expenses up to pre-determined limits. Subject to the terms of the applicable policy, if a Mortgaged Property securing a covered loan is subject to environmental contamination, in the event of default by the borrower the outstanding principal balance of the loan, plus accrued interest, will be payable under the applicable Environmental Policy.

      FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

      DUE-ON-SALE CLAUSES

      The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

      o     adversely  affect  or  jeopardize   coverage  under  any  applicable
            insurance policy or

      o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

      The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

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      RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

      The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

      The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

      If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

      EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets that include mortgage loans or contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

      Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an officer's certificate of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

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


      CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

      The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

      o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

      o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

      o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

            (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the
                  Agreement,   including,   in  the  case  of  a  servicer,  the
                  prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

            (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

            (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

            (4) incurred in connection with any violation of any state or federal securities law; or

            (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

      SPECIAL SERVICERS

      If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

      EVENTS OF DEFAULT UNDER THE AGREEMENT

      Events of default under the related Agreement will generally include:

      o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

      o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

      o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

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


      o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

      Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

      RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

      So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

      The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

      No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that

Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

      The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

      AMENDMENT

      In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to cure any ambiguity or mistake;

            (1) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

            (2) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

            (3) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

      In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of independent counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

      THE TRUSTEE

      The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

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      DUTIES OF THE TRUSTEE

      The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

      CERTAIN MATTERS REGARDING THE TRUSTEE

      The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

            (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

            (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

            (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

            (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

      RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice of its resignation to the depositor, the servicer, if any, each rating agency, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

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      If at any time the trustee  ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Notes or Certificates, as applicable, then the depositor and/or a party specified in the related Agreement may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any, according to the terms of the related Agreement. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

      GENERAL

      The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211,
Attention: Evelyn Echevarria.

      EVENTS OF DEFAULT

      Events of default under the indenture for each series of Notes will generally include:

      o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

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


      o     specified   events  of  bankruptcy,   insolvency,   receivership  or
            liquidation of the trust fund; or

      o any other event of default provided with respect to Notes of that series.

      If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

      If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

            (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

            (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

            (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

      If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

      If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

      To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

      DISCHARGE OF INDENTURE

      The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

      With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      INDENTURE TRUSTEE'S ANNUAL REPORT

      The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

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


      THE INDENTURE TRUSTEE

      The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

      The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

      o the subordination of one or more classes of Notes or Certificates, as applicable;

      o     letters of credit;

      o     insurance policies;

      o     guarantees;

      o     the establishment of one or more reserve funds; or

      o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

      Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

      The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

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


      If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

      (a)   the nature and amount of coverage under that credit support,

      (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

      (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

      (d)   the material provisions relating to that credit support.

      Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

      (1)   a brief description of its principal business activities,

      (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

      One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate
Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

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


LIMITED GUARANTEE

      If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

      Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

      Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

      If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

      A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

      Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

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RESERVE FUNDS

      If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

      Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

      Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

      If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

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PRIMARY MORTGAGE INSURANCE POLICIES

      The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

      As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

      o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

      o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

      o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

      All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

      Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

      In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers' Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

      The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

      If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued

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by a  cooperative  housing  corporation  (a  "Cooperative")  and in the  related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the
Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease

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or   occupancy   agreement   and  the   pledge  of   Cooperative   shares.   See
"--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

      Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

      In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

      GENERAL

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

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      JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

      In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

      NON-JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

      In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses

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incurred in  enforcing  the  obligation.  In other  states,  the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

      PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

      RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been

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sold in accordance with a properly  conducted  foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

      COOPERATIVE LOANS

      The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not

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monitor,  could  reduce  the  value  of the  collateral  below  the  outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

      Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

      Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

      Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

      If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

      Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon

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mortgage  lenders  in  connection  with the  origination  and the  servicing  of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      FEDERAL BANKRUPTCY LAWS RELATING TO MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTY

      Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in- possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, if the mortgagor is the other party or parties to the executory contract or unexpired lease, such as a lessor under a lease, the mortgagor would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

         Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

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      Under  Sections  363(b) and (f) of the  Bankruptcy  Code,  a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

ENVIRONMENTAL CONSIDERATIONS

      A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

      Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

      Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various

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circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

      The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

      A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

      Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

      On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

      If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or

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state  laws that may  impose  liability  on  "owners  or  operators"  but do not incorporate the secured-creditor exemption.

      Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

      The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES AND LATE FEES; DEBT-ACCELERATION CLAUSES

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The related servicer or another

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entity identified in the accompanying  prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

      Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans included in a trust will include a "debt-acceleration " clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

SUBORDINATE FINANCING

      Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

      o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

      o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

      o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected,

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any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SERVICEMEMBERS' CIVIL RELIEF ACT

      Under the terms of the Servicemembers' Civil Relief Act and similar state and local laws (the "Relief Act"), a borrower who enters military service after the origination of the borrower's

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mortgage loan  (including a borrower who was in reserve  status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

COMMERCIAL, MULTIFAMILY AND MIXED USE LOANS

      The market value of any Commercial, Multifamily or Mixed-Use Mortgaged Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units, the sale price, the value of any alternative uses, or such other factors as are considered by the originator. Because a default on a Commercial, Multifamily or Mixed-Use Mortgage Loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit enhancement, a loss may be experienced. With respect to any Multifamily Mortgaged Property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the

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tenant-stockholders.  The cooperative's  ability to pay the principal balance of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage.

      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower without a hearing or the lender's consent, or unless the lender's interest in the room rates is given adequate protection.

      For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use.

LEASES AND RENTS

      Some of the Commercial, Multifamily and Mixed-Use Mortgage Loans are secured by an assignment of leases (each , a "lease") and rents of one or more lessees (each, a "lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds that otherwise could serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to

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the maximum extent feasible, such altered portions are readily accessible to and useable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing secured party who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

GENERAL

      As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

            (a) the obligation of the borrower to repay the loan evidenced thereby, and

            (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

      The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

      The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As

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manufactured  homes have  become  larger and often have been  attached  to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

      To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

      The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

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      If the owner of a  manufactured  home  moves it to a state  other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to
relocate  a  manufactured   home  to  another  state  and  not  re-register  the
manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

      Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN THE MANUFACTURED HOMES

      The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency

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


judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SERVICEMEMBERS' CIVIL RELIEF ACT

      The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans-Civil Act."

CONSUMER PROTECTION LAWS

      The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

      The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

      In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

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      Title V authorized  any state to re-impose  limitations  on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following discussion represents the opinions of McKee Nelson LLP and Thacher Proffitt & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus. These opinions assume compliance with all provisions of the Agreements pursuant to which the Notes or Certificates, as applicable, are issued. This discussion is directed solely to securityholders that hold the Notes or Certificates, as applicable, as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

      In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of the Notes or Certificates, as applicable. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes or Certificates, as applicable, offered under this prospectus.

      The following discussion addresses securities of four general types:

      o securities ("REMIC Securities") representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

      o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

      o     securities   ("Partnership    Certificates")   representing   equity
            interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

      o     securities  ("Debt  Securities")   representing  indebtedness  of  a
            Partnership Trust Fund or a trust fund which is disregarded as a separate entity for federal income tax purposes.

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            The prospectus  supplement for each series of Notes or Certificates, as applicable, will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion,

            1. references to a "securityholder" or a "holder" are to the beneficial owner of a Security,

            2. references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and

            3.    to  the  extent   specified  in  the  prospectus   supplement,
            references to "mortgage loans" include Contracts.

      The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1275 of the Code and in the Treasury regulations promulgated thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations promulgated thereunder (the "REMIC Regulations"). In addition, the OID Regulations do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, prepayable securities such as the Notes or Certificates, as applicable.

      TAXABLE MORTGAGE POOLS

      Corporate income tax can be imposed on the net income of some entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC will be considered a Taxable Mortgage Pool if

            (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations (determined by adjusted tax basis) consist of "real estate mortgages,"

            (2) that entity is the borrower under debt obligations with two or more maturities, and

            (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity.

Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

      CLASSIFICATION OF REMICS

      For each series of REMIC Securities, McKee Nelson LLP or Thacher Proffitt & Wood LLP (as applicable, "Federal Tax Counsel") will deliver an opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust fund (or each applicable portion of the trust fund) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular

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


Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents of "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code
Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

            (1) in exchange for any qualified mortgage within a three-month period from the Startup Day; or

            (2) in exchange for a "defective obligation" within a two-year period from the Startup Day.

      A "defective obligation" includes:

            (1) a mortgage in default or as to which default is reasonably foreseeable;

            (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

            (3)   a mortgage that was fraudulently procured by the borrower; and

            (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

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


      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" to the extent no longer reasonably required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

      In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet specific requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

      o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

      o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

      An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, except as disclosed in a related prospectus supplement, in the opinion of Federal Tax Counsel, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

      CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

      The REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Notes or Certificates, as applicable, would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

      Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Notes or Certificates, as applicable, are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

      TIERED REMIC STRUCTURES

      For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective interests issued by each Tiered REMIC will be considered to evidence ownership of regular interests or residual interests in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Notes or Certificates, as applicable, is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

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


      TAXATION OF OWNERS OF REGULAR SECURITIES

(1)   General

      Except as otherwise indicated herein, the Regular Securities will be treated for federal income tax purposes as debt instruments that are issued by the REMIC and not as beneficial interests in the REMIC or the REMIC's assets. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

      Payments of interest on Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in the OID Regulations, with certain modifications and permissible variations. See "--Variable Rate Regular Securities" below for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

(2)   Original Issue Discount

      Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address some of the issues relevant to, and in some instances provide that they are not applicable to, securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue

Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount for the Regular Securities.

      Each Regular Security will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

      The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on the Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions

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


should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will generally be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

            (1)   the sum of:

                  (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

                  (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

            (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

            (1) the yield to maturity of the Regular Security at the issue date; and

            (2)   the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account

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


prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for some Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

(3)   Acquisition Premium

      A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)   Variable Rate Regular Securities

      Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount, (2) it does not provide for any principal payments that are contingent, within the meaning of the OID Regulations, except as provided in (1), and (3) the interest compounds or is payable at least annually at current values of

            (a)   one or more "qualified floating rates,"

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d) single fixed rate and a single objective rate that is a "qualified inverse floating rate."

A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than
1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. However, an objective rate does not include a rate if it is reasonably expected that the average value of such rate during the first half of the Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Regular Security's term. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the qualified floating rate; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a qualified variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or qualified variable rate as described in this paragraph.

      The amount of original issue discount for a Regular Security bearing a qualified variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class, if the Class bears interest at a qualified floating rate or qualified inverse floating rate, or based on a fixed rate which reflects the reasonably expected yield for the relevant Class, if the Class bears interest at an objective rate (other than a qualified inverse floating rate). Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat interest, other than variable interest on an interest-only or super-premium Class, as qualified stated interest at the qualified variable rate. However, the qualified stated interest allocable to an accrual period will be increased (or decreased) if the interest actually paid during the accrual period exceed (or is less than) the interest assumed to be paid under the rate just described.

(5)   Market Discount

      A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity of the Regular Security are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the

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


interest distributable on the Regular Security. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

      As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

      Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (presumably determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities and the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)   Amortizable Premium

      A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

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


(7)   Election to Treat All Interest Under the Constant Yield Method

      A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)   Treatment of Losses

      Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on

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


some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that may be deductible only against future positive original issue discount or otherwise upon termination of the Class.

      Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules may be applicable to banks and thrift institutions. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)   Sale or Exchange of Regular Securities

      If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

      Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

            (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

            (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

            (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security (the "110% yield rule").

      In addition, gain or loss recognized from the sale of a Regular Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for property held for more than one year, with further

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


rate reductions for property held for more than five years. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

      TAXATION OF OWNERS OF RESIDUAL SECURITIES

(1)   Taxation of REMIC Income

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

            (1)   the  limitations  on  deductibility  of  investment   interest
      expense and expenses for the production of income do not apply;

            (2)   all bad loans will be deductible as business bad debts; and

            (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Notes or Certificates, as applicable, of any class of the related series outstanding.

      The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and the discount on the mortgage loans that is includible in income may exceed the original issue discount deductions allowed with respect to the Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

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


      Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Notes or Certificates, as applicable, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

      A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

            (1) it may not be offset by current or net operating loss deductions;

            (2) it will be considered unrelated business taxable income to tax-exempt entities; and

            (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during some periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)   Basis and Losses

      The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

      A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, if, in any year, cash distributions to a Residual Holder exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its Residual Security. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the Residual Holder (but not below zero). If a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

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


      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

      Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)   Treatment of Certain Items of REMIC Income and Expense

      Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

      ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

      MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The market discount must be recognized currently as an item of ordinary income as it accrues, rather than being included in income upon the sale of mortgage loans or as principal on the mortgage loans is paid. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is generally the fair market value of the mortgage loans and is based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985,

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under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of those mortgage loans. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)   Limitations on Offset or Exemption of REMIC Income

      A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period.

      The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to persons who are not U.S. Persons.

      Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions, (ii) a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year, and (iii) the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the Residual Securities is not considered to be "significant," then the entire share of REMIC taxable income of a Residual Holder may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

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(5)   Tax-Related Restrictions on Transfer of Residual Securities

      DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code
Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

      "Disqualified Organization" means the United States, any state or political subdivision of the United States, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

      In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if (1) it has received an affidavit from the record holder stating, under penalties of perjury, that it is not a Disqualified Organization, or providing the holder's taxpayer identification number and stating, under penalties of perjury, that the social security number is that of the record owner, and (2) during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

      If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed

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


upon a Pass-Through Entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a Pass-Through Entity that is furnished particular affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

      The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership of the Residual Security, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

      NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations disregard transfers of Residual Securities under certain circumstances, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and (3) either the formula test or the asset test (each as described below) is satisfied.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the Residual Security does not exceed the sum of the present values of (1) any consideration given to the transferee to the acquire the Residual Security, (2) the expected future distributions on the Residual Security, and (3) the anticipated tax savings associated with holding

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the  Residual  Security  as the REMIC  generates  losses.  For  purposes of this calculation, the present values generally are calculated using a discount rate equal to the applicable federal rate, and the transferee is assumed to pay tax at the highest corporate rate of tax.

      The asset test is satisfied if

      1. at the time of the transfer of the Residual Security, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million,

      2. the transferee is a taxable domestic C corporation, other than a RIC, REIT, REMIC or Subchapter T cooperative (an "Eligible Corporation"), that makes a written agreement that any subsequent transfer of the Residual Security will be to another Eligible Corporation in a transaction that satisfies the safe harbor described above, and the transferor does not know, or have reason to know, that the transferee will not honor such agreement, and

      3.    the facts and circumstances known to the transferor on or before the
            date  of  transfer  do  not  reasonably   indicate  that  the  taxes
            associated with the Residual Security will not be paid.

For purposes of requirement (1), the gross and net assets of a transferee do not include any obligations of a person related to the transferee or any other asset if a principal purpose for holding or acquiring the asset is to permit the transferee to satisfy the asset test. Further, the formula test will not be treated as satisfied in the case of any transfer or assignment of the Residual Security to a foreign branch of an Eligible Corporation or any other arrangement by which the Residual Security is at any time subject to net tax by a foreign country or possession of the United States.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the Residual Security will equal at least 30% of the anticipated excess inclusions after the transfer, and (2) such amounts will be distributed at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the mortgage loans from 50 percent to 200 percent of the Prepayment Assumption. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (or other entity properly treated as a partnership or as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, trusts in existence on August 20, 1996, which are eligible to elect and do elect to be treated as U.S. Persons).

(6)   Sale or Exchange of a Residual Security

      Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange.

      Further, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses", if a Residual Security's basis is reduced to zero, any cash distributions with respect to that Residual Security in any taxable year in excess of its share of the REMIC's income for that year would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC. If a Residual Holder has an adjusted basis in its Residual Security when its interest in the REMIC Pool terminates, then it will recognize a capital loss (assuming the Residual Security was held as a capital asset) at that time in an amount equal to the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by some banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

      Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)   Mark to Market Regulations

      Treasury regulations provide that a Residual Security acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market pursuant to Section 475 of the Code.

(8)   Inducement Fees

      Regulations have been adopted regarding the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Certificates should consult their tax advisors regarding the effect of these regulations and the tax consequences of receiving any inducement fee.

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      TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

(1)   Prohibited Transactions

      Income from transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

            (1)   the disposition of a qualified mortgages other than for

                  (a) substitution for a defective (including a defaulted) obligation within two years of the Startup Day (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

                  (b) foreclosure, default, or imminent default of a qualified mortgage;

                  (c)   bankruptcy or insolvency of the REMIC Pool; or

                  (d)   a qualified (complete) liquidation;

            (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

            (3)   the receipt of compensation for services; or

            (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Notes or Certificates, as applicable, is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition for this purpose if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)   Contributions to the REMIC Pool After the Startup Day

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

            (1)   during the three months following the Startup Day,

            (2)   made to a qualified reserve fund by a Residual Holder,

            (3)   in the nature of a guarantee,

            (4) made to facilitate a qualified liquidation or clean-up call, and

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


            (5) as otherwise permitted in Treasury regulations yet to be issued.

It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)   Net Income from Foreclosure Property

      The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)   Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)   Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)   Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to some itemized deductions described in Code Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed,

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although the remaining  deductions  will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners. In addition, Code Section 68, provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess of adjusted gross income in excess of a specified threshold amount (which is adjusted annually for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

      TAXATION OF CERTAIN FOREIGN INVESTORS

(1)   Regular Securities

      Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is a Non-U.S. person. Each Regular Securityholder should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Regular Security by a Non-U.S. Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

      If the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person, the Non-U.S. Person, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

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(2)   Residual Securities

      The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. See "--Tax-Related Restrictions on Transfer of Residual
Securities--Foreign Investors" above concerning the disregard of transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)   Backup Withholding

      Distributions made on the REMIC Securities, and proceeds from the sale of the REMIC Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) if the Holder fails to comply with certain identification procedures, unless the Holder is otherwise an exempt recipient under applicable provisions of the Code, and, if necessary, demonstrates such status. Any amounts to be withheld from distribution on the REMIC Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

GRANTOR TRUST FUNDS

      CHARACTERIZATION. For each series of Grantor Trust Securities, Federal Tax Counsel will deliver its opinion that the Grantor Trust Fund will not be classified as an association taxable as a corporation and that the Grantor Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, beneficial owners of Grantor Trust Securities (referred to in this Prospectus as "Grantor Trust Securityholders") will be treated for federal income tax purposes as owners of a portion of the Grantor Trust Fund's assets as described below.

      TAXATION OF GRANTOR TRUST SECURITYHOLDERS. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates," each Grantor Trust Securityholder will be treated as the owner of a pro rata undivided interest in the assets of the Grantor Trust Fund. Accordingly, and subject to the discussion below of the recharacterization of the servicing fee, each Grantor Trust Securityholder must include in income its pro rata share of the interest and other income from the assets of the Grantor Trust Fund, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of

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


the fees and other deductible expenses paid by the Grantor Trust Fund, at the same time and to the same extent as these items would be included or deducted by the Grantor Trust Securityholder if the Grantor Trust Securityholder held directly a pro rata interest in the assets of the Grantor Trust Fund and received and paid directly the amounts received and paid by the Grantor Trust Fund. Any amounts received by a Grantor Trust Securityholder in lieu of amounts due with respect to any asset of the Grantor Trust Fund because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Securityholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that these amounts are reasonable compensation for services rendered to the Grantor Trust Fund. Grantor Trust Securityholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Securityholder's adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code, subject to a phased elimination that is scheduled to expire after 2010, provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount (adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of the partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

      The servicing compensation to be received by the servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the servicer or other party in a portion of the interest payments to be made with respect to the Grantor Trust Fund's assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code, and either the original issue discount or the market discount rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "Stripped Certificates" or "--Subordinated Certificates," this discussion assumes that the servicing fees paid to the servicer do not exceed reasonable servicing compensation.

      A purchaser of a Grantor Trust Security will be treated as purchasing an interest in each asset in the Grantor Trust Fund at a price determined by allocating the purchase price paid for the certificate among all asset of the Grantor Trust Fund in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a Grantor Trust Security allocated to an asset of the Grantor Trust Fund is less than or greater than the stated redemption price at maturity of the asset, the interest in the asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium," below.

      The treatment of any discount on an asset of the Grantor Trust Fund will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any asset of the Grantor Trust Fund (other than a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond) will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules

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


governing original issue discount, see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

      The information provided to Grantor Trust Securityholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each asset of the Grantor Trust Fund is acquired.

      MARKET DISCOUNT. A Grantor Trust Securityholder that acquires an undivided interest in the Grantor Trust Fund's assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in an asset of the Grantor Trust Fund is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "REMICs--Taxation of Owners of Regular Securities--Market Discount" above. As discussed above, to the extent an asset of the Grantor Trust Fund is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

      PREMIUM. To the extent a Grantor Trust Securityholder is considered to have purchased an undivided interest in an asset of the Grantor Trust Fund for an amount that is greater than the stated redemption price at maturity of the interest, the Grantor Trust Securityholder will be considered to have purchased the interest in the asset with "amortizable bond premium" equal in amount to the excess. For a discussion of the rules applicable to amortizable bond premium, see "REMICs--Taxation of Owners of Regular Securities--Amortizable Premium" above.

      STATUS OF THE GRANTOR TRUST SECURITIES. Except for that portion of a trust fund consisting of unsecured home improvement loans and except as qualified below, a Grantor Trust Security owned by a:

      o     "domestic building and loan association"  within the meaning of Code
            Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code
            Section 7701(a)(19)(C)(v), to the extent assets of the Trust consist of mortgage loans and other assets of the type described in that section of the Code.

      o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      It is not clear whether Grantor Trust Certificates that are Stripped Certificates (as described below under "Stripped Certificates") should be treated as qualifying under the Code provisions cited in the first two bullet points above to the same extent as Grantor Trust Certificates that are not Stripped Certificate. Grantor Trust Securityholders are urged to consult their own tax advisors concerning the characterization of the securityholder's investment for federal income tax purposes.

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


      STRIPPED CERTIFICATES. Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a mortgage loan held by the Grantor Trust Fund from ownership of the right to receive some or all of the related interest payments. Generally, where a separation has occurred, under the stripped bond rules of
Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount"), the difference between the holder's initial purchase price for the right to receive principal or interest, and the principal or interest payment to be received with respect to that right. However, a holder of a Stripped Certificate will account for any discount on the Stripped Certificate (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Stripped Certificate was treated as zero under the original issue discount de minimis rule when the Stripped Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped from the mortgage assets.

      Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

      o if any servicing compensation is deemed to exceed a reasonable amount;

      o if the company or any other party retains a retained yield with respect to the assets held by the Grantor Trust Fund;

      o if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Grantor Trust Fund's assets; or

      o     if   certificates   are  issued   which   represent   the  right  to
            interest-only payments or principal-only payments.

      The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could read literally to require that OID computations be made for each payment from each mortgage loan. However, based on IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be

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


included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

      Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. The Code provides that a prepayment assumption must be used to accrue income on any pool of debt instruments the yield on which can be affected by prepayments. There is no guidance as to whether a Stripped Coupon Certificate or a Stripped Bond Certificate would represent an interest in a pool of debt instruments for purposes of this Code provision. In addition, the manner in which to take prepayments into account is uncertain. It is possible that no loss may be available as a result of any particular prepayment, except perhaps to the extent that even if no further prepayments were received a Certificateholder would be unable to recover its basis. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefor (that is treated the same as obligations issued by corporations). This change could affect the character of any loss.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

      SUBORDINATED CERTIFICATES. In the event the Grantor Trust Fund issues two classes of Grantor Trust Securities that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this Prospectus as the "Subordinate Certificates" and "Senior Certificates", respectively), the Grantor Trust Securityholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each mortgage loan plus a portion of the interest due on each mortgage loan (the "Grantor Trust Fund Stripped Bond"), and (2) a portion of the interest due on each mortgage loan equal to the difference between the Interest Rate on the Subordinate Certificates and the Interest Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Grantor Trust Fund Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

      The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Grantor Trust Fund Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Grantor Trust Fund Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Grantor Trust Fund Stripped Bond plus 100% of the Grantor Trust Fund Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Grantor Trust Fund Stripped Bond will be treated as a "stripped bond" and the Grantor Trust Fund Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code.

      Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the servicing fee allocable to such certificates that does not constitute excess servicing will be treated by the Grantor Trust Fund as qualified stated interest, assuming the interest with respect to the mortgage loans held by the Grantor Trust Fund would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

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      If the Subordinate  Certificateholders  receive  distribution of less than their share of the Grantor  Trust Fund's  receipts of principal or interest (the
"Shortfall   Amount")   because  of  the   subordination   of  the   Subordinate
Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had

      o     received as distributions their full share of receipts;

      o paid over to the Senior Certificateholders an amount equal to the Shortfall Amount; and

      o retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the mortgage loans or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis,

      o Subordinate Certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Grantor Trust Fund) accrued market discount of the Grantor Trust Fund that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

      o a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

      o     reimbursement   of  the  Shortfall   Amount  prior  to  a  claim  of
            worthlessness would not be taxable income to Subordinate Certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

      ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The Treasury Regulations relating to original issue discount permit a Grantor Trust Securityholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a mortgage loan with market discount, the Grantor Trust Securityholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the Grantor Trust Securityholder acquires during the year of the election or afterward. See "--Market Discount" above. Similarly, a Grantor Trust Securityholder that makes this election for an interest in a mortgage loan that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the Grantor Trust Securityholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See "--

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Premium"  above.  The  election to accrue  interest,  discount  and premium on a constant yield method with respect to a Grantor Trust Security is irrevocable.

      PREPAYMENTS. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments.

      SALE OR  EXCHANGE  OF A GRANTOR  TRUST  SECURITY.  Sale or  exchange  of a
Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest (which will be treated as ordinary income allocable to the related asset of the Grantor Trust Fund), and the owner's adjusted basis in the Grantor Trust Security. The adjusted basis generally will equal the seller's cost for the Grantor Trust Security, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Security, and reduced, but not below zero, by any premium amortized by the seller and by principal payments on the Grantor Trust Security previously received by the seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the assets of the Grantor Trust Fund represented by a Grantor Trust Security are "capital assets" within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Security has been owned for the long-term capital gain holding period, currently more than one year.

      Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Security will be ordinary income to the extent of the seller's interest in accrued market discount on Grantor Trust Fund assets not previously taken into income. See "--Market Discount," above. Further, Grantor Trust Securities will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) to the extent the assets of the grantor trust would be so treated. Accordingly, gain or loss recognized from the sale of a Grantor Trust Security by a bank or thrift institution to which such section applied will be treated as ordinary gain or loss to the extent selling the assets of the grantor trust directly would be so treated.

      FOREIGN INVESTORS IN GRANTOR TRUST SECURITIES. A holder of a Grantor Trust Security who is not a "U.S. person" (as defined above at "REMICs--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors") and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Grantor Trust Security generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its Grantor Trust Security to the extent attributable to debt obligations held by the Grantor Trust Fund that were originated after July 18, 1984, provided that the Grantor Trust Securityholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a U.S. person. Interest or original issue discount on a Grantor Trust Security attributable to debt obligations held by the Grantor Trust Fund that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of Grantor Trust Securities should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

      Any capital gain realized on the sale or other taxable disposition of a Grantor Trust Security by a Non-U.S. Person (as defined above at "REMICs--Taxation of Certain Foreign Investors--Regular Securities") generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (ii) in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

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


      If the interest, gain or income with respect to a Grantor Trust Security held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In this regard, real estate acquired by a Grantor Trust as a result of foreclosure or in lieu of foreclosure could cause a foreign holder to have "effectively connected income" or a U.S. tax filing obligation even in the absence of such income. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

      BACKUP WITHHOLDING. Distributions made on the Grantor Trust Securities and proceeds from the sale of the Grantor Trust Securities will be subject to a "backup" withholding tax if, in general, the Grantor Trust Securityholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Grantor Trust Securityholder's federal income tax.

PARTNERSHIP TRUST FUNDS AND DISREGARDED TRUST FUNDS

      CLASSIFICATION OF TRUST FUNDS

      For each series of Partnership Certificates or Debt Securities, Federal Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the parties to the related Agreement and related documents will comply with the terms of those documents.

      TAXATION OF DEBT SECURITYHOLDERS

      The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Federal Tax Counsel will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the trust fund. If so treated, the trust fund might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Debt Securities recharacterized as equity. Treatment of the Debt Securities as equity interests in a partnership could have adverse tax consequences to some holders, even if the trust fund were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute "unrelated business taxable income" (if some, but not all, of the Debt Securities were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of trust fund expenses, and income from the trust fund's assets would be taxable to owners of Debt Securities without

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


regard to whether cash distributions are made to such owners and without regard to the owners' method of tax accounting.

      Except for the treatment of the allocation of Realized Losses, Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special 110% yield rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

      ALLOCATIONS OF REALIZED LOSSES.

      The manner in which losses are claimed on the Notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the issuer of the Notes for federal tax purposes. Whether the Notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the Notes are considered issued by a corporation. If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the Notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers). If the Notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g., if some Certificateholders are natural persons or partnerships and some are corporations, losses on the Notes would be governed in part by Code Section 166 and in part by Code Section 165). If the Notes are considered issued by a partnership then they would be governed by the rules under Code Section 166 the same as a REMIC. Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a Note.

      Further, for federal income tax purposes, (i) Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; (iv) Debt Securities held by a regulated investment company will not constitute "Government securities" within the meaning of
Section 851(b)(3)(A)(i) of the Code; and (v) Debt Securities will not constitute "qualified mortgages" with in the meaning of Section 860G(a)(3) of the Code for REMICs.

      TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

(1)   Treatment of the Trust Fund as a Partnership

      The correct characterization of a Trust Fund that has issued debt and is not otherwise taxed as a corporation is uncertain. If the Trust Fund has only a single class of equity and the Trustee does not have the authority to accept any additional assets after the initial acquisition of receivables (except within a certain prescribed pre-funding period not exceeding three months) and has very limited powers of investment (for example does not hold any reserve fund that could ultimately flow to the Certificateholders if not needed to pay the Noteholders) the Trust Fund could qualify as a grantor trust with an interest expense. As a consequence, each Certificateholder would be treated as owning a pro rata share of the Trust Fund's assets, earning income thereon

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and incurring the expenses of the Trust Fund (including the interest  expense on the Notes). See "Grantor Trusts." If a Trust Fund that issues Notes intends to take the position that Certificateholders hold interests in a grantor trust it will be disclosed in the related prospectus supplement. In addition, it is possible that a Trust Fund that issued Notes could qualify as a partnership eligible to make an election under Section 761 to not be taxed under the main partnership provisions of the Code (although certain ancillary provisions, including the rules relating to audits of partnerships, would continue to apply). Such an election would cause Certificateholders to be treated as essentially the same as holding an interest in a grantor trust. However, the IRS has recently taken a narrow interpretation of the type of entities that qualify for this election, which may not include a Trust Fund. If a Trust Fund that is treated as a partnership has made an election under Section 761 to be excluded from the main partnership provisions of the Code this will be disclosed in the related prospectus supplement along with a description of the consequences of making such an election. If there is only one Certificateholder in a Trust Fund that represents all of the equity of the Trust Fund for federal income tax purposes, the separate existence of the Trust Fund is disregarded, and the Certificateholder is treated as the owner of all of the assets of the Trust Fund and as the issuer of the Notes of the Trust Fund for federal income tax purposes. For all other Trust Funds that issue Notes, the Partnership Trust Fund will agree, and the related owners of Partnership Certificates ("Partnership
Certificate Owners") will agree by their purchase of Partnership Certificates, if there is more than one Partnership Certificate Owner, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership
Trust Fund, the partners of the partnership being the Partnership Certificate Owners, including, to the extent relevant, the depositor in its capacity as recipient of distributions from any reserve fund, and the Debt Securities, if any, being debt of the partnership, and if there is one Partnership Certificate Owner, to treat the Partnership Certificate Owner as the owner of the assets of the Partnership Trust Fund and to treat the Partnership Trust Fund as a disregarded entity. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Securities and the depositor is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

      A variety of alternative characterizations are possible. For example, because the Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Partnership Trust Fund. Generally, provided such Partnership Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Partnership Certificates as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Partnership
Certificates  are  denominated  in  U.S.   dollars,   none  of  the  Partnership
Certificates have Interest Rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of Partnership Certificates. If these conditions are not satisfied with respect to any given series of Partnership Certificates, additional tax considerations with respect to such Partnership Certificates will be disclosed in the applicable prospectus supplement.

(2)   Partnership Taxation

      As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Partnership Certificate Owner will be required to take into account separately the Partnership Certificate Owner's allocable share of income, gains, losses, deductions and credits of the Partnership Trust Fund, whether or not there is a corresponding cash distribution. The Trust will generally be required to use an accrual method of accounting and a tax year based on the tax year of its Certificateholders. Thus, cash basis holders will in effect be required to report income

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


from the Partnership Certificates on the accrual basis and Partnership Certificate Owners may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay the taxes. The Partnership Trust Fund's income will consist primarily of interest and finance charges earned on the related mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the mortgage loans.

      The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of mortgage loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Agreement and related documents). To the extent that there is more than one class of equity (or potentially more than one class of equity) the related prospectus supplement will describe the manner in which income from the assets of the Trust Fund will be allocated.

      Assuming Debt Securities are also issued, all or substantially all of the taxable income allocated to a Partnership Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the Partnership Trust Fund, including fees to the servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Partnership Trust Fund, other than interest, in determining his liability for alternative minimum tax. In addition,
Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount
(adjusted annually for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Partnership Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund. In the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70% of that partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

      The Partnership Trust Fund intends to make all tax calculations relating to income and allocations to Partnership Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each mortgage loan, the calculations may result in some timing and character differences under some circumstances.

(3)   Discount and Premium

      The purchase price paid by the Partnership Trust Fund for the related mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or market discount, as the case may be. See "REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "-- Market Discount" above. As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be

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recomputed on a mortgage  loan-by-mortgage  loan basis. Further, with respect to any asset of the Partnership Trust Fund that is a Stripped Agency Security or other instrument evidencing ownership of specific interest and/or principal of a particular bond, it will be subject to the rules relating to original issue discount with respect to such security or instrument (in lieu of the rules relating to market discount). See "REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" above.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any market discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to Partnership Certificate Owners.

(4)   Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Partnership Trust Fund will be considered to contribute its assets to a new Partnership Trust Fund, which would be treated as a new partnership, in exchange for Partnership Certificates in the new Partnership Trust Fund. The original Partnership Trust Fund will then be deemed to distribute the Partnership Certificates in the new Partnership Trust Fund to each of the owners of Partnership Certificates in the original Partnership Trust Fund in liquidation of the original Partnership Trust Fund. The Partnership Trust Fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply with these requirements due to lack of data.

(5)   Disposition of Partnership Certificates

      Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. Any gain or loss would be long-term capital gain or loss if the Partnership Certificate Owner's holding period exceeded one year. A Partnership Certificate Owner's tax basis in a Partnership Certificate will generally equal its cost, increased by its share of Partnership Trust Fund income allocable to the Partnership Certificate Owner and decreased by any distributions received or losses allocated with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the Partnership Certificate Owner's share, determined under Treasury Regulations, of the Debt Securities and other liabilities of the Partnership Trust Fund. A Partnership Certificate Owner acquiring Partnership Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates and, upon a sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate. A portion holding rule is applied, however, if a Certificateholder has held some of its interest in the Partnership Trust Fund for one year or less and some of its interest for more than one year and a "by lot" identification is not permitted.

      If a Partnership Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect to the

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Partnership Certificates,  the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

(6)   Allocations Between Transferors and Transferees

      In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Partnership Certificate Owners in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of that Due Period. As a result, a Partnership Certificate Owner purchasing Partnership Certificates may be allocated tax items, which will affect the purchaser's tax liability and tax basis, attributable to periods before the actual transaction.

      The use of a Due Period convention may not be permitted by existing Treasury regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the Partnership Certificate Owners. The Partnership Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

(7)   Section 731 Distributions

      In the case of any distribution to a Partnership Certificate Owner, no gain will be recognized to that Partnership Certificate Owner to the extent that the amount of any money distributed for that Partnership Certificate exceeds the adjusted basis of that Partnership Certificate Owner's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds that Partnership Certificate Owner's adjusted basis, gain will be currently recognized. In the case of any distribution to a Partnership Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Partnership Certificate Owner's interest. Any gain or loss recognized by a Partnership Certificate Owner generally will be capital gain or loss.

(8)   Section 754 Election

      In the event that a Partnership Certificate Owner sells its Partnership Certificates at a profit (or loss), the purchasing Partnership Certificate Owner will have a higher (or lower) basis in the Partnership Certificates than the selling Partnership Certificate Owner had. The tax basis of the Partnership Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless there is a "substantial basis reduction" within the meaning of Section 734 of the Code or unless the trust were to file an election under Section 754 of the Code. Because the trust will most likely qualify as a "securitization partnership" within the meaning of Section 743(f) of the Code, there will not be a substantial basis reduction with respect to the sale of the certificates. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund current does not intend to make an election under Section 754 of the Code. As a result, Partnership Certificate Owners might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

(9)   Administrative Matters

      The trustee is required to keep or cause to be kept complete and accurate books of the Partnership Trust Fund. Except as disclosed in the related prospectus supplement, the trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Partnership Certificate Owner's allocable share of items of Partnership Trust Fund income and expense to Partnership Certificate Owners and the IRS

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on Schedule  K-1.  The  Partnership  Trust Fund will  provide the  Schedule  K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to
forward  this   information  to  the  beneficial   owners  of  the   Partnership
Certificates.   Generally,  holders  must  timely  file  tax  returns  that  are consistent with the information return filed by the Partnership Trust Fund or be
subject  to   penalties   unless  the  holder   notifies  the  IRS  of  all  the
inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing specific information on the nominee, the beneficial owners and the Partnership Certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner

      o     the name, address and identification number of such person,

      o whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

      o particular information on Partnership Certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Partnership Trust Fund information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      Unless another designation is made, the depositor will be designated as the tax matters partner for each Partnership Trust Fund in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the Partnership Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Partnership Certificate Owners, and, under some circumstances, a Partnership Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Partnership Certificate Owner's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. Unless otherwise specified in the applicable prospectus supplement, a Partnership Trust Fund will not elect to apply the simplified flow-through reporting system.

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(10)  Taxation of Certain Foreign Partnership Certificate Owners

      As used below, the term "Non-United States Owner" means a Partnership Certificate Owner that is not a U.S. Person, as defined under "REMICs--Taxation of Owners of Residual Securities--Tax Related Restrictions on Transfer of Residual Securities--Foreign Investors," above.

      It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this Prospectus. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other Non-United States Owners.

      Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures.

      Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the income of the Partnership Trust Fund including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Partnership Trust Fund is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Partnership Trust Fund if, in particular, the Owner's allocable share of interest from the Partnership Trust Fund constituted "portfolio interest" under the Code.

      The interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Partnership Trust Fund, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Partnership Trust Fund's gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

(11)  Backup Withholding

      Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax if, in general, the Partnership Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Non-United States Owner's federal income tax.

(12)  Reportable Transactions

      Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case in imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a "reportable transaction" (as defined in Section

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6011 of the Code). The rules defining "reportable transactions" are complex, but generally include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of the same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

CONSEQUENCES FOR PARTICULAR INVESTORS

      The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Certificates and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Notes or Certificates, as applicable, offered under this prospectus. In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

                              ERISA CONSIDERATIONS

GENERAL

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

      In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exemption applies. The depositor, underwriter, each master servicer or other servicer, any insurer,

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


the trustee, the indenture trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

ERISA CONSIDERATIONS RELATING TO CERTIFICATES

      PLAN ASSETS

      In 29 C.R.F ss.2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor ("DOL") has defined what constitutes "plan assets" for purposes of ERISA and Section 4975 of the Code. The Plan Asset Regulations provide that if a Plan makes an investment in an "equity interest" in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply. The Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the depositor can give no assurance that the Certificates will qualify for any of the exceptions under the Plan Asset Regulations. As a result,
(i) a Plan may be deemed to have acquired an interest in the Assets of the trust fund and not merely an interest in the Certificates, (ii) the fiduciary investment standards of ERISA could apply to such Assets and (iii) transactions occurring in the course of managing, operating and servicing the trust fund and its Assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

      The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust fund, together with all funds inuring to its benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the depositor, the insurer, the master servicer or other servicer or the trustee is a party in interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan

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


investors. In the case of any Plan with respect to which the depositor, the master servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the depositor, the trustee, the master servicer and the insurer. Before purchasing Certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

      UNDERWRITER EXEMPTION

      The DOL has granted to Deutsche Bank Securities Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34 ("PTE 97-34"), Prohibited Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") (collectively, the "Exemption") which is applicable to Certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed
(generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans, guaranteed governmental mortgage pool certificates and previously issued securities eligible under the Exemption and the purchase, sale and holding of Certificates which represent beneficial ownership interests in the assets of such trusts.

      GENERAL CONDITIONS OF EXEMPTION

      The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans and home equity loans or receivables backing certain types of Certificates, as described below). (Mortgage loans, loans, obligations and receivables will be collectively referred to herein as "loans."). Third, unless the Certificates are backed by fully-secured loans, they may not be subordinated. Fourth, except as described below, the Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc. (each, a "Rating Agency"). Fifth, the trustee and the indenture trustee generally cannot be affiliates of any member of the "Restricted Group" other than any underwriter as defined in the Exemption. The "Restricted Group" consists of any (i) underwriter as defined in the Exemption,
(ii) the  depositor,  (iii)

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the master servicer,  (iv) each servicer, (v) the insurer, (vi) the counterparty of any "interest rate swap" (as described below) held as an Asset of the trust fund and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the Certificates. Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to, and retained by, the depositor pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of Certificates; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of Certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. If Securities are being sold under the Exemptions, the depositor assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

      Residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by Certificates issued in such transactions are: (a) not subordinated to the rights and interests evidenced by Securities of the same trust fund; (b) such Certificates acquired by the Plan have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories; and (c) any loan included in the corpus or Assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of: (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

      TYPES OF TRUST FUNDS

      The Exemption permits the issuer to be an owner-trust, a REMIC or a grantor trust. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their Assets may not be reached by the creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

      INSURANCE COMPANY GENERAL ACCOUNTS

      In the event that Certificates do not meet the requirements of the Exemption solely because they are Subordinate Certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase Certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      PERMITTED ASSETS

      The Amendment permits an interest-rate swap agreement and a yield supplement agreement to be Assets of a trust fund which issues Certificates acquired by Plans in an initial offering or in the secondary market. An interest-rate swap (or if purchased by or on behalf of the

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


trust fund) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund Asset if it: (a) is an "eligible Swap;"
(b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust fund to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or depositor.

      An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (E.G., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (I.E., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14") (see below), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") (see below) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "ratings dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan

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certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an Asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      PRE-FUNDING ACCOUNTS

      If Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the trust fund within a specified period following the closing date ("DOL Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. Exemptive relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date. Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the Prospectus, Prospectus
Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no

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


later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments"). Eighth, certain disclosure requirements must be met.

      REVOLVING POOL FEATURES

      The Exemption only covers Certificates backed by "fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, Certificates issued by trust funds which feature revolving pools of Assets will not be eligible for a purchase by Plans. However, Securities which are Notes backed by revolving pools of Assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "ERISA Considerations Relating to Notes."

      LIMITATIONS ON SCOPE OF THE EXEMPTION

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the Loans in the trust fund provided that: (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA CONSIDERATIONS RELATING TO NOTES

      Under the Plan Asset Regulations, the Assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the Notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Notes will be eligible for purchase by Plans. However, without regard to whether the Notes are treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange

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


between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes.

      The Amendment to the Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue Notes, as well as Certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's Assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its Assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust fund. However, with respect to the acquisition, holding or transfer of Notes between a Plan and a party in interest, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to Certificates are met with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of Certificates by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein in "Limitations on Scope of the Exemption."

      In the event that the Exemption is not applicable to the Notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

      Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in
Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

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


                                LEGAL INVESTMENT

      The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

      Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular,  insurance  companies)  to invest  in  mortgage  related  securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

      All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal

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


Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

      The  foregoing  does not take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

      Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered
Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

      The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBS") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In

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


that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

      Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

      The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

      In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBS performs management services for the depositor.

      The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable Securityholders should consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

      As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

      The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices in the following locations:

      o Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

      o     New York Regional Office, 233 Broadway, New York, New York 10279.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

      Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

      Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C., Sidley Austin Brown & Wood LLP, New York, NY and Thacher Proffitt & Wood LLP, New York, NY.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

      As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

      Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS


110% yield rule...................................104     Definitive Securities..............................27
1986 Act.......................................... 97     Determination Date.................................28
1997 Act..........................................122     Disqualified Organization.........................109
1998 Policy Statement.............................139     disqualified persons..............................131
Acceptable Investments............................137     Distribution Date..................................20
Accrual Period.....................................20     DOL...............................................132
Accrual Securities.................................27     DOL Pre-Funding Period............................136
ADA................................................87     DTC................................................36
Agency Securities...................................1     EDGAR.............................................142
Agreement..........................................42     Eligible Corporation..............................111
Allowable Interest Rate...........................135     Environmental Policies.............................57
Allowable Notional Amount.........................135     ERISA.............................................131
ARM Loans...........................................4     Euroclear..........................................36
Asset Conservation Act.............................82     Euroclear Operator.................................38
Asset Group........................................27     European Depositaries..............................38
Asset Seller........................................1     Exchange Act.......................................37
Assets..............................................1     Exemption.........................................133
Bankruptcy Code....................................79     EYS Agreement.....................................136
Beneficial Owner...................................36     Fannie Mae..........................................1
Book-Entry Certificates............................27     FDIC...............................................47
Book-Entry Notes...................................27     Federal Tax Counsel................................93
Book-Entry Securities..............................27     FFIEC.............................................139
Buydown Mortgage Loans.............................23     FHA.................................................3
Buydown Period.....................................23     Financial Intermediary.............................39
Capitalized Interest Account.......................18     Freddie Mac.........................................1
Cash Flow Agreement................................19     Freddie Mac Act....................................15
CERCLA..........................................10,81     Freddie Mac Certificate Group......................15
Certificates.......................................26     Garn-St. Germain Act...............................83
Charter Act........................................13     Ginnie Mae..........................................1
CI ................................................37     Grantor Trust Fund.................................92
Clearstream Luxembourg.............................36     Grantor Trust Fund Stripped Bond..................120
Clearstream, Luxembourg............................37     Grantor Trust Fund Stripped Coupon................120
Clearstream, Luxembourg Participants...............37     Grantor Trust Securities...........................92
Code............................................35,92     Grantor Trust Securityholders.....................116
Collection Account.................................47     Home Equity Loans...................................3
Commercial Mortgage Loans...........................7     Housing Act........................................12
Commercial Property.................................3     HUD................................................56
Commission..........................................5     Increasing Payment Asset............................2
contract borrower..................................74     Indirect Participants..............................36
contract lender....................................74     Insurance Proceeds.................................28
Cooperative........................................73     Interest Rate......................................29
Cooperative Corporation............................38     land sale contract.................................74
Cooperative Loans..................................72     Land Sale Contracts.................................3
Cooperatives........................................3     lease..............................................87
Covered Trust......................................67     lessee.............................................87
CPR................................................22     Leveraged.........................................135
Crime Control Act..................................86     Liquidation Proceeds...............................28
Cut-off Date........................................4     Loan-to-Value Ratio.................................4
DBC................................................37     Lock-out Date.......................................5
DBS...............................................140
Debt Securities....................................92
Definitive Certificates............................27
Definitive Notes...................................27

Lock-out Period.....................................5     Record Date........................................27
Mixed Use Mortgage Loans............................7     Refinance Loans.....................................4
Mixed-Use Property..................................3     Registration Statement............................141
Mortgage Securities.................................1     Regular Securities.................................94
Mortgaged Properties................................3     Regular Securityholder.............................97
Mortgages...........................................3     Relevant Depositary................................38
Multifamily Mortgage Loans..........................7     Relief Act.........................................85
Multifamily Properties.............................23     REMIC...........................................42,92
Multifamily Property................................3     REMIC Provisions...................................92
NCUA..............................................139     REMIC qualified floating rate......................97
New CI.............................................37     REMIC Regulations..................................93
noneconomic residual interest.....................110     REMIC Securities................................42,92
Nonrecoverable Advance.............................32     REO Property.......................................33
Notes..............................................26     Residual Holders..................................105
OCC...............................................139     Residual Securities................................94
Offered Certificates...............................27     Revolving Credit Line Loans.........................6
Offered Notes......................................27     RICO...............................................86
Offered Securities.................................27     Rules..............................................39
Offering Documents................................136     Securities.........................................26
OID Regulations....................................93     Senior Certificates................................26
OTS............................................84,139     Senior Notes.......................................26
Parity Act.........................................83     Servicemen's Readjustment Act......................17
Participants.......................................36     Shortfall Amount..................................121
parties in interest...............................131     Similar Law.......................................138
Partnership Certificate Owners....................125     Single Family Property..............................3
Partnership Certificates...........................92     SMMEA.............................................139
Pass-Through Entity...............................109     SPA................................................22
PCBs...............................................81     Special servicer...................................60
Permitted Investments..............................47     Strip Securities...................................27
Plan..............................................131     Stripped Agency Securities.........................16
Plan Asset Regulations............................132     Subordinate Notes..................................26
Pre-Funded Amount..................................18     Subordinate Securities.............................27
Pre-Funding Account................................18     Subsequent Assets..................................18
Pre-Funding Limit.................................136     Superliens.........................................81
Pre-Funding Period.................................18     Swap..............................................135
Prepayment Assumption..............................99     Swap Agreement....................................135
Prepayment Premium..................................5     Taxable Mortgage Pools.............................93
PTCE 83-1.........................................132     Terms and Conditions...............................38
PTCE 84-14........................................135     Tiered REMICs......................................96
PTCE 95-60........................................134     Title V............................................84
PTCE 96-23........................................135     Title VIII.........................................85
PTE 2000-58.......................................133     U.S. Person.......................................111
PTE 2002-41.......................................133     UCC................................................37
PTE 97-34.........................................133     UST................................................82
Purchase Price.....................................44     VA..................................................3
QPAM..............................................135     VA Guaranty Policy.................................56
Rating Agency.....................................133     Value...............................................4
RCRA...............................................87     Warranting Party...................................45

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

                          $2,453,286,000 (APPROXIMATE)

                              ACE SECURITIES CORP.
                                    DEPOSITOR

                      ACE SECURITIES CORP. HOME EQUITY LOAN
                             TRUST, SERIES 2006-HE1
                     ASSET BACKED PASS-THROUGH CERTIFICATES

                              PROSPECTUS SUPPLEMENT
                             DATED FEBRUARY 24, 2006

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            OCWEN LOAN SERVICING, LLC
                                    SERVICERS

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 MASTER SERVICER

                            DEUTSCHE BANK SECURITIES
                                   UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.

                                FEBRUARY 24, 2006